UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Amendment No. 1)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Hemisphere Media Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
Hemisphere Media Group, Inc.
4000 Ponce de Leon Boulevard, Suite 650
Coral Gables, FL 33146
      , 2022
Dear Stockholders:
You are cordially invited to attend a special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of Hemisphere Media Group, Inc., (the “Company” or “Hemisphere”), to be held on       , 2022, at 11:00 a.m. Eastern time at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, located at 1285 Avenue of the Americas, New York, NY 10019. Details regarding the business to be conducted at the Special Meeting are described in the accompanying proxy statement and the accompanying notice of Special Meeting (the “Notice of Special Meeting”).
At the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 9, 2022 (as amended from time to time, the “Merger Agreement”), by and among Hemisphere, Hemisphere Media Holdings, LLC, a limited liability company organized under the laws of Delaware and a wholly owned, indirect subsidiary of Hemisphere (“Holdings LLC”), HWK Parent, LLC, a limited liability company organized under the laws of Delaware (“Parent”), HWK Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 1”), and HWK Merger Sub 2, LLC, a limited liability company organized under the laws of Delaware and a wholly owned subsidiary of Merger Sub 1 (“Merger Sub 2”) pursuant to which (a) Merger Sub 1 will merge with and into Hemisphere, with Hemisphere surviving such merger as the surviving corporation (the “Merger”) and (b) simultaneously with the Merger, Merger Sub 2 will merge with and into Holdings LLC, with Holdings LLC surviving such merger as the surviving company (the “LLC Merger” and, together with the Merger, the “Mergers”). Parent is a subsidiary of Gato Investments LP (“Gato”), a portfolio investment of Searchlight Capital Partners, L.P. (“Searchlight”), a private equity investment firm.
If the Merger is completed, each share of Hemisphere’s Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Hemisphere Common Stock”), issued and outstanding immediately prior to the effective time of the Mergers, other than certain excluded shares pursuant to the terms of the Merger Agreement, shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $7.00 per share of Hemisphere Common Stock (“Merger Consideration”), payable to the holder thereof, without interest, subject to and in accordance with the terms and conditions of the Merger Agreement. Upon completion of the transaction, Hemisphere will become a private company and Hemisphere will no longer be required to file periodic and other reports with the SEC with respect to the Hemisphere Common Stock. After the completion of the Merger, you will no longer have an equity interest in Hemisphere and will not participate in any potential future earnings of Hemisphere. The Merger Agreement and the transactions contemplated thereby, including the Mergers are described further in the accompanying proxy statement.
Your vote is very important.   Whether or not you plan to attend the Special Meeting, you are urged to submit a proxy to vote your shares as promptly as possible to ensure your representation at the Special Meeting. Please review the instructions in the accompanying Notice of Special Meeting and proxy statement regarding the submission of proxies and voting.
The proposed transactions constitute a “going-private transaction” under the rules of the SEC. Peter M. Kern, the chairman of the Hemisphere Board of Directors (the “Hemisphere Board”), and Gato, an entity affiliated with Searchlight and Mr. Kern, hold approximately 75% of the voting power of Hemisphere’s outstanding capital stock.
The Hemisphere Board formed a special committee (the “Special Committee”) consisting solely of independent and disinterested directors of Hemisphere to, among other things, review, evaluate and negotiate the Merger Agreement and the transactions contemplated thereby, including the Mergers, and other alternatives available to Hemisphere. After careful consideration, the Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on May 7, 2022, unanimously recommended that the Hemisphere Board (i) determine that the Merger Agreement, the Voting and Support Agreement, the Searchlight Letter Agreement and the transactions contemplated thereby, including the Mergers, are advisable and fair to, and in the best interests of, Hemisphere and the Disinterested Stockholders, (ii) approve, adopt and declare advisable the Merger Agreement, the Voting and Support Agreement, the Searchlight Letter Agreement and the transactions contemplated thereby, including the Mergers, (iii) resolve to recommend that the Hemisphere stockholders adopt the Merger Agreement and (iv) direct that the Merger Agreement be submitted to the Hemisphere stockholders for adoption. As part of its evaluation of the Mergers, the Special Committee received advice from the Special Committee’s independent legal and financial advisors, consulted with Hemisphere’s management and considered various material factors, including those summarized in the accompanying proxy statement.
Based on the unanimous recommendation of the Special Committee, the Hemisphere Board, pursuant to resolutions adopted at a meeting of the Hemisphere Board held on May 7, 2022, (i) approved, adopted and declared advisable the Merger Agreement, the Voting and Support Agreement, the Searchlight Letter Agreement, and the transactions contemplated thereby, including the Mergers, (ii) resolved to recommend that the Hemisphere stockholders approve the adoption of the Merger Agreement and (iii) directed that the Merger Agreement be submitted to the Hemisphere stockholders for adoption.
The Hemisphere Board recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Mergers.
Your vote is very important, regardless of the number of shares of Hemisphere Common Stock you own. The approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock held by the Disinterested Stockholders. The holders of the outstanding shares of Class A Common Stock and Class B Common Stock vote together as a single class. Each record holder of Class A Common Stock is entitled one (1) vote for each share of Class A Common Stock owned of record on the Record Date and each record holder of Class B Common Stock is entitled to ten (10) votes for each share of Class B Common Stock owned of record on the Record Date. If you fail to vote on the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Mergers, the effect will be the same as a vote against the proposal.
Pursuant to rules of the SEC, you will also be asked to vote at the Special Meeting on (i) a non-binding, advisory proposal to approve certain compensation arrangements for Hemisphere’s named executive officers in connection with the Mergers, which requires the affirmative vote of the holders of a majority of the voting power of the shares of Hemisphere Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon and (ii) one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, which requires the affirmative vote of the holders of a majority of the voting power of the shares of Hemisphere Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present.
For each of the foregoing proposals, the holders of the outstanding shares of Class A Common Stock and Class B Common Stock vote together as a single class. Each record holder of Class A Common Stock is entitled to one (1) vote for each outstanding share of Class A Common Stock owned of record on the Record Date and each record holder of Class B Common Stock is entitled to ten (10) votes for each outstanding share of Class B Common Stock owned of record on the Record Date.

The Hemisphere Board recommends that you vote “FOR” the advisory, non-binding, proposal regarding certain Merger-related executive compensation arrangements, and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate.
In considering the recommendations of the Hemisphere Board, Hemisphere’s stockholders should be aware that the executive officers and directors have certain interests in the Mergers that may be different from, or in addition to, the interests of Hemisphere’s stockholders generally. Those interests are more fully described in the accompanying proxy statement. The Special Committee and the Hemisphere Board were aware of these interests and considered them, among other matters, in making their recommendations.
Gato, which holds approximately 72.3% of the voting power of Hemisphere’s outstanding capital stock, and Parent, whom Gato expects to transfer all of its shares of Hemisphere Common Stock to prior to the Closing, entered into a Voting and Support Agreement with Hemisphere. Under the Voting and Support Agreement, Gato and Parent have agreed to take certain actions required by Hemisphere subject to the terms, conditions and limitations set forth therein, including to (i) vote all shares of Hemisphere Common Stock beneficially owned by them in favor of the Mergers and the Merger Agreement; (ii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal (other than as described below) or other action that would reasonably be expected to prevent or delay the Mergers; and (iii) not enter into any contract, option or other arrangement or understanding with respect to the transfer of any shares of Hemisphere Common Stock held by Gato, other than as provided under certain customary exceptions. In the event Hemisphere terminates the Merger Agreement pursuant to Section 8.01(h) thereof and enters into an alternative acquisition agreement with respect to a Superior Proposal, in compliance with the Merger Agreement, prior to Hemisphere’s receipt of the Required Stockholder Approval, Gato has agreed to vote its shares of Hemisphere Common Stock in proportion to the other Hemisphere stockholders with respect to such alternative acquisition agreement providing for a Superior Proposal, subject to the terms and conditions set forth in the Voting and Support Agreement. A copy of the Voting and Support Agreement is attached as Annex B to the accompanying proxy statement.
Completion of the Mergers is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement. The accompanying proxy statement provides you with more detailed information about the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Mergers. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in the accompanying proxy statement in their entirety. You may also obtain additional information about Hemisphere from other documents we have filed with the Securities and Exchange Commission (the “SEC”). In particular, you should read the “Risk Factors” section beginning on page 26 in our annual report on Form 10-K for the fiscal year ended December 31, 2021 and other risk factors detailed from time to time in Hemisphere’s reports filed with the SEC and incorporated by reference in the accompanying proxy statement in their entirety, for risks relating to our business and for a discussion of the risks you should consider in evaluating the proposed transactions and how they may affect you.

If you have any questions or need assistance voting your shares of Hemisphere Common Stock, please contact Hemisphere’s proxy solicitor in connection with the Special Meeting:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll free: (877) 717-3923
Banks and Brokers may call collect: (212) 750-5833
Thank you in advance for your cooperation and continued support.
Sincerely,
Alan J. Sokol
Chief Executive Officer and President
The accompanying proxy statement is dated June       , 2022, and is first being mailed to Hemisphere’s stockholders on or about June       , 2022. Capitalized terms used, but not defined, in this letter to stockholders have the meanings given to such terms in the accompanying proxy statement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGERS, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGERS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT OR THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Hemisphere Media Group, Inc.
4000 Ponce de Leon Boulevard, Suite 650
Coral Gables, FL 33146
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
Dear Stockholders:
You are cordially invited to attend a special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of Hemisphere Media Group, Inc., which we refer to as the Company or Hemisphere, to be held on       , 2022, at 11:00 a.m. Eastern time at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, located at 1285 Avenue of the Americas, New York, NY 10019. The Special Meeting is being held to consider and vote on the following proposals:
1.
a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 9, 2022 (as amended from time to time, the “Merger Agreement”) by and among Hemisphere, Hemisphere Media Holdings, LLC, a limited liability company organized under the laws of Delaware and a wholly owned, indirect subsidiary of Hemisphere (“Holdings LLC”), HWK Parent, LLC, a limited liability company organized under the laws of Delaware (“Parent”), HWK Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 1”), and HWK Merger Sub 2, LLC, a limited liability company organized under the laws of Delaware and a wholly owned subsidiary of Merger Sub 1 (“Merger Sub 2”), pursuant to which (a) Merger Sub 1 will merge with and into Hemisphere, with Hemisphere surviving such merger as the surviving corporation (the “Merger”) and (b) simultaneously with the Merger, Merger Sub 2 will merge with and into Holdings LLC, with Holdings LLC surviving such merger as the surviving company (the “LLC Merger” and, together with the Merger, the “Mergers”) and approve the transactions contemplated thereby, including the Mergers (the “Merger Agreement Proposal”) (a copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement);

2.
a non-binding, advisory proposal to approve certain compensation arrangements for Hemisphere’s named executive officers in connection with the Mergers (the “Golden Parachute Proposal”); and

3.
a proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”).

Parent is a subsidiary of Gato Investments LP (“Gato”), a portfolio investment of Searchlight Capital Partners, L.P. (“Searchlight”), a private equity investment firm.
These items of business are more fully described in the proxy statement accompanying this Notice of Special Meeting.
The record date for the Special Meeting is       , 2022 (the “Record Date”). Only stockholders of record at the close of business on that date are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. Any stockholder entitled to attend and vote at the Special Meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf. Such proxy need not be a stockholder of Hemisphere. You may submit a proxy to vote your shares on the Internet, by telephone or by mail or you may attend the Special Meeting and vote in person.

The Hemisphere Board of Directors has approved the Merger Agreement and the transactions contemplated thereby, including the Mergers, and recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal.
The proposed transactions constitute a “going-private transaction” under the rules of the SEC. Peter M. Kern, the chairman of the Hemisphere Board of Directors (the “Hemisphere Board”), and Gato, an entity affiliated with Searchlight and Mr. Kern, hold approximately 75% of the voting power of Hemisphere’s outstanding capital stock.
Your vote is very important, regardless of the number of shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and together with Class A Common Stock, the “Hemisphere Common Stock”), you own. The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock held by the Disinterested Stockholders, as described in the accompanying proxy statement. If you fail to vote on the Merger Agreement Proposal, the effect will be the same as a vote against the Merger Agreement Proposal.
The approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Hemisphere Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Hemisphere Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present.
For each of the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal, the holders of the outstanding shares of Class A Common Stock and Class B Common Stock vote together as a single class. Each record holder of Class A Common Stock is entitled to one (1) vote for each outstanding share of Class A Common Stock owned of record on the Record Date and each record holder of Class B Common Stock is entitled to ten (10) votes for each outstanding share of Class B Common Stock owned of record on the Record Date.
Your vote is very important. To ensure your representation at the Special Meeting, it is important that you submit a proxy for your shares of Hemisphere Common Stock promptly, whether or not you plan to attend the Special Meeting in person. As promptly as possible, please complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy over the Internet or by telephone by following the instructions set forth on the enclosed proxy card. Stockholders who attend the Special Meeting may revoke their proxies and vote in person.
By Order of the Hemisphere Board of Directors,
Alex J. Tolston Executive Vice President, Chief Legal Officer and Corporate Secretary
4000 Ponce de Leon Boulevard, Suite 650 Coral Gables, FL 33146 Dated: June , 2022

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DEFINED TERMS
Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:
Acquisition Proposal has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Adjournment Proposal means the proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal.
Adverse Recommendation Change has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Affiliate has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Applicable Law means, with respect to any Person, any Law or Governmental Order, in each case, of any Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.
Business Day means any day that is not a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is closed.
Cancelled Shares means shares of Hemisphere Common Stock (other than the Gato Shares) that are owned directly by Parent (or its equityholders), either Merger Sub or any of their wholly owned Subsidiaries immediately prior to the Effective Time or held in treasury of the Company.
CBA has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Centroamerica TV means HMTV Centroamerica TV, LLC.
Certificate of Merger means a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL.
Cinelatino means Cine Latino, Inc.
Class A Common Stock means the Company’s Class A Common Stock, par value $0.0001.
Class B Common Stock means the Company’s Class B Common Stock, par value $0.0001.
Closing means closing of the Mergers, subject to and in accordance with the terms and conditions of the Merger Agreement.
Closing Date means (i) the date which is three (3) Business Days after the date on which all conditions set forth in Sections 7.01, 7.02 and 7.03 of the Merger Agreement have been satisfied or waived (if such waiver is permitted under Applicable Law) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and the Company may mutually agree in writing; provided, that, unless otherwise agreed by the parties thereto, if the Marketing Period has not ended at the time of the satisfaction or waiver of the closing conditions set forth in Section 7.01, Section 7.02 and Section 7.03 of the Merger Agreement, the parties shall not be required to effect the Closing until the earlier of (i) a Business Day during the Marketing Period specified by Parent on no less than three (3) Business Days’ prior written notice to the Company and (ii) the third (3rd) Business Day after the final day of the Marketing Period, see “Special Factors — Effective Time of the Mergers.”
Code means the Internal Revenue Code of 1986, as amended, or any successor statute, rules or regulations thereto.

Company means Hemisphere Media Group, Inc. (which also includes references to “Hemisphere,”
“our,” “us” and “we”).
Company Compensatory Award has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Company Disclosure Letter means the disclosure letter delivered by the Company to Parent and Merger Subs in connection with the execution of the Merger Agreement.
Company Material Adverse Effect has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Company Material Contract has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Company Termination Fee means a cash amount equal to $10,600,000; provided, that, if the Company terminates the Merger Agreement pursuant to Section 8.01(h) thereof and enters into a definitive agreement with respect to a Superior Proposal (i) on or prior to the Go-Shop End Date or (ii) to the extent a Notice of Adverse Recommendation Change has been delivered to Parent on or prior to the Go-Shop End Date with respect to a Superior Proposal related to such definitive agreement (such Superior Proposal, the “Specified Superior Proposal”), within forty-eight (48) hours following the earlier of (A) the expiration of any relevant notice periods pursuant to Section 6.02(e)(i) of the Merger Agreement with respect to the Specified Superior Proposal and (B) such time that Parent irrevocably indicates in writing that it will not adjust the terms and conditions of the Merger Agreement in light of the Specified Superior Proposal (and waives the remainder of any relevant notice periods pursuant to Section 6.02(e)(i) of the Merger Agreement), then the Company Termination Fee means a cash amount equal to $5,700,000.
Continuing Employee has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
COVID-19 means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof.
COVID-19 Measures means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shutdown, closure, sequester, safety or any other Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act, or any other COVID-19 Reasonable Action.
COVID-19 Reasonable Actions means any commercially reasonable actions taken by any of the Company or its Subsidiaries (after determination by the Company that such actions are necessary and prudent), to the extent that such actions would have been taken by a reasonable Person similarly situated as the Company and its Subsidiaries in connection with (i) mitigating the adverse effects relating to COVID-19 or the public health emergency resulting therefrom and (ii) ensuring compliance by the Company and its Subsidiaries with any applicable COVID-19 Measures.
DGCL means the General Corporation Law of the State of Delaware.
Director Interim Awards means each Hemisphere RS Award that is outstanding as of immediately prior to the Effective Time and is granted to one of our non-employee directors in the ordinary course of business in connection with our 2022 annual shareholder meeting.
Disinterested Stockholders means the holders of Hemisphere Common Stock, other than, as applicable, Gato (and the equityholders thereof), the Guarantors (as defined below), any member of the Hemisphere Board, any Person that Hemisphere has determined to be an “officer” of Hemisphere within the meaning of Rule 16a-1(f) of the Exchange Act (collectively, “Officers”), Parent, each Merger Sub or any other Person having any equity interest in, or any right to acquire any equity interest in, either Merger Sub or any Person of which either Merger Sub is a direct or indirect Subsidiary or any “immediate family member” (as

v

defined in Item 404 of Regulation SK) or “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of Gato, the Guarantors or any equityholder or subsidiary (excluding the Company and its Subsidiaries) of Gato or the Guarantors or any Officer. For the avoidance of doubt, any Person who agrees to have any equity interest in, or any right to acquire any equity interest in, any Person of which either Merger Sub is a direct or indirect Subsidiary following the execution of the Merger Agreement shall be deemed not to be a Disinterested Stockholder thereunder.
Dissenting Shares means shares of Hemisphere Common Stock whose holders are entitled to demand and have properly exercised and validly perfected appraisal rights with respect to such shares of Hemisphere Common Stock in accordance with Section 262 of the DGCL.
Effective Time means the time at which the Merger becomes effective, being the time at which the Certificate of Merger is filed with the Office of the Secretary of State of the State of Delaware, or at such later time and date as may be agreed upon in writing by the Company and Parent and stated in the Certificate of Merger, as described in “Special Factors — Effective Time of the Mergers” and “The Merger Agreement — Effective Time of the Mergers.”
Equity Commitment Letter means the equity commitment letter, dated as of May 9, 2022, entered into by and among Searchlight Capital II, L.P., Searchlight Capital II PV, L.P. and Parent.
Equity Securities means, with respect to any Person, (i) any shares of capital stock (including any ordinary shares) or other voting securities of, or other ownership interest in, such Person, (ii) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, (iii) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries or (iv) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person or any of its Subsidiaries.
Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.
Excluded Shares means the Cancelled Shares, the Dissenting Shares, the Gato Shares and the portion of the Hemisphere RS Awards subject to Director Interim Awards that are forfeited at the Effective Time.
FCC means the Federal Communications Commission or any successor commission or agency of the U.S. having jurisdiction over the use of radio spectrum or the provision of communications, telecommunications, information, broadcast or video services.
Financing has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Financing Related Persons means (i) the Debt Financing Sources, (ii) any Affiliates of the Debt Financing Sources and (iii) the respective current, former and future officers, directors, employees, controlling persons, attorneys, advisors, agents, general or limited partners, shareholders, stockholders, equityholders, members, managers, accountants, consultants and Representatives of each Person identified in clauses (i) and (ii) of this definition and their respective successors and permitted assign.
GAAP means U.S. generally accepted accounting principles.
Golden Parachute Proposal means the non-binding, advisory proposal to approve certain compensation arrangements for the Company’s named executive officers in connection with the Mergers, as disclosed in the section captioned “Special Factors — Interests of Executive Officers and Directors of the Company in the Mergers — Golden Parachute Compensation.”

Governmental Authority means any federal, state, territory, commonwealth, provincial, municipal, local or foreign government, governmental authority, regulatory, tax or administrative agency (including the FCC), governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal or any self-regulatory organization (including Nasdaq).
Governmental Order means any order, settlement, stipulation, judgment, injunction, decree, stipulation or writ, in each case, issued, promulgated, made, rendered or entered by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent).
Guarantee means the Guarantee, dated as of May 9, 2022, entered into by Searchlight Capital II, L.P. and Searchlight Capital II PV, L.P.in favor of Hemisphere.
Hemisphere Board means board of directors of Hemisphere Media Group, Inc.
Hemisphere Common Stock means the Class A Common Stock and the Class B Common Stock (including, for the avoidance of doubt, the Underlying Restricted Shares).
HMTV DTC means HMTV DTC, LLC, a Delaware limited liability company.
HSR Act means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.
Intervening Event has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Law means any and all domestic (federal, state, territory, commonwealth or local) or national, supranational or foreign laws (whether statutory, common law or otherwise), statutes, rules, regulations, orders, injunctions, rulings, writs, acts, codes, ordinances, judgments, decrees or similar requirements promulgated, issued, entered into or applied by any Governmental Authority.
LLC Act means the Limited Liability Company Act of the State of Delaware.
LLC Certificate of Merger means a certificate of merger in such form as required by and in accordance with the applicable provisions of the LLC Act.
LLC Merger means the proposed merger of Merger Sub 2 with and into Holdings LLC pursuant to the Merger Agreement in accordance with the applicable provisions of the DGCL, with Holdings LLC surviving the Merger as the Surviving LLC and a direct, wholly owned subsidiary of HMTV LLC.
LLC Merger Effective Time means the time at which the LLC Merger becomes effective, being the time at which the LLC Certificate of Merger is filed with the Office of the Secretary of State of the State of Delaware, or at such later time and date as may be agreed upon in writing by the Company and Parent and stated in the LLC Certificate of Merger, as described in “Special Factors — Effective Time of the Mergers” and “The Merger Agreement — Effective Time of the Mergers.”
Marketing Period has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Merger means the proposed merger of Merger Sub 1 with and into the Company pursuant to the Merger Agreement in accordance with the applicable provisions of the DGCL, with the Company surviving the Merger as the Surviving Corporation and a direct, wholly owned subsidiary of Parent.
Merger Agreement means the Agreement and Plan of Merger, dated as of May 9, 2022, by and among the Company, Holdings LLC, Parent, Merger Sub 1 and Merger Sub 2, as it may be amended from time to time.
Merger Agreement Proposal means the proposal to approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the Mergers. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
Merger Consideration means $7.00 per share of Hemisphere Common Stock in cash, without interest, less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement.

Merger Sub 1 means HWK Merger Sub 1, a Delaware corporation.
Merger Sub 2 means HWK Merger Sub 2, a Delaware limited liability company.
Merger Subs means, together, Merger Sub 1 and Merger Sub 2.
Mergers means, together, the Merger and the LLC Merger.
Nasdaq means NASDAQ Global Market.
New Plan has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Old Plan has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Pantaya means Pantaya, LLC, a Delaware limited liability company.
Pantaya Purchase Agreement means that certain Membership Interest Purchase Agreement, dated as of May 9, 2022, by and among Univision Puerto Rico Station, Pantaya, HMTV DTC and, solely for purposes of Section 11.4 thereof, Holdings LLC.
Pantaya Transaction means the transactions contemplated by the Pantaya Purchase Agreement.
Parent means HWK Parent, LLC, a Delaware limited liability company.
Parent Entities means Merger Sub 1, Merger Sub 2, Parent, Gato, Gemini Latin Holdings, LLC and Peter M. Kern.
Parent Parties means, collectively, Parent, Merger Sub 1, Merger Sub 2, Searchlight, Searchlight Capital II, L.P. or any of their respective former, current or future general or limited partners, stockholders, financing sources, managers, members, representatives or affiliates.
Parent Termination Fee means a cash amount equal to $15,600,000.
Pasiones means HMTV Pasiones US, LLC and HMTV Pasiones LatAm, LLC.
Person means any individual, group (within the meaning of Section 13(d)(3) of the Exchange Act), firm, corporation, partnership (limited or general), limited liability company, incorporated or unincorporated association, joint venture, joint stock company, association, trust, Governmental Authority or instrumentality or other entity of any kind.
Plan has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Radio Purchase Agreement means that certain Share Purchase Agreement, dated as of May 9, 2022, by and among HMTV DTC, Univision of Puerto Rico, Univision Puerto Rico Station and, solely for purposes of Section 11.14 thereof, TelevisaUnivision.
Radio Transaction means the transactions contemplated by the Radio Purchase Agreement.
Real Property Lease has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Record Date means       , 2022, being the record date for the Special Meeting.
Representatives means, with respect to any Person, (i) such Person’s Affiliates and (ii) such Person’s and each such Affiliate’s respective officers, directors, employees, agents, attorneys, accountants, advisors, consultants and other authorized representatives.
Required Information means:
(i)
the audited consolidated balance sheet, statement of cash flows and statement of income (or operations) of the Company as of and for fiscal year ended December 31, 2021; and

(ii)
an unaudited balance sheet and related statements of income (or operations) and cash flows of the company as of the end of each fiscal quarter ended on or after the most recent financial statements delivered pursuant to the forgoing clause (i) and at least forty-five (45) days prior to the Closing Date.

SCP Person(s) means (in each case other than Parent and each Merger Sub) (a) any direct or indirect equity holder, partner, member or manager of Searchlight, Searchlight Capital II, L.P. and Searchlight Capital II PV, L.P., (b) each of the respective Affiliates of the foregoing from time to time and (c) any portfolio company invested in by the Person described in clauses (a) and (b).
Searchlight means Searchlight Capital Partners, L.P., a Delaware limited partnership.
Searchlight Capital II, L.P. means Searchlight Capital II, L.P., a Delaware limited partnership.
Searchlight Letter Agreement has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.
Software means any and all computer programs, operating systems, applications systems, firmware or software code of any nature, in any form or medium, including Source Code and executable or object code and any derivations, updates, enhancements and customizations of any of the foregoing, and all documentation, including user manuals, build scripts, test scripts and training materials, related to the foregoing.
Source Code means computer code, in form other than object code form, including related programmer comments and annotations, help text, data and data structures, instructions, which may be printed out or displayed in human readable form.
Special Committee means a committee established by the Hemisphere Board comprising of the independent and disinterested members of the Hemisphere Board.
Special Meeting means the special meeting of the stockholders of the Company to be held on       , 2022, at 11:00 a.m. Eastern time at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, located at 1285 Avenue of the Americas, New York, NY 10019, including any adjournment or postponement thereof.
Subsidiary of a Person means any other Person with respect to which the first Person (i) has the right to elect a majority of the board of directors or other Persons performing similar functions or (ii) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly, through one or more other Persons.
Superior Proposal has the meaning set forth in the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Surviving Corporation means the surviving corporation in the Merger in accordance with the Merger Agreement, as described in “The Merger Agreement — The Mergers.”
Surviving LLC means the surviving limited liability company in the LLC Merger in accordance with the Merger Agreement, as described in “The Merger Agreement — The Mergers.”
Tax means any and all U.S. federal, state, territory, commonwealth or local or non-U.S. taxes, levies, duties and other similar charges and fees in the nature of a tax, whether disputed or not, including any net income, alternative or add-on minimum, gross income, gross receipts, volume of business, municipal license (“patente”), sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, estimated or other tax, together with any interest, penalty, surcharge or addition thereto, and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of another Person by Law, by contract or otherwise.

TelevisaUnivision means TelevisaUnivision, Inc., a Delaware corporation.
Television Dominicana means HMTV TV Dominicana, LLC.
Third Party means any Person other than the Company, Holdings LLC, Parent, either Merger Sub and their respective Affiliates.
Underlying Restricted Shares means any shares of Class A Common Stock underlying Hemisphere RS Awards.
Univision means Univision Communications Inc., a Delaware corporation.
Univision of Puerto Rico means Univision of Puerto Rico, Inc., a Delaware corporation.
Univision Puerto Rico Station means Univision Puerto Rico Station Operating Company, a Delaware corporation.
Voting and Support Agreement means the voting and support agreement dated May 9, 2022, by and among the Company, Gato and Parent, as it may be amended from time to time. A copy of the Voting and Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in the proxy statement in its entirety.
WAPA America means WAPA America, Inc.

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SUMMARY TERM SHEET
The following summary term sheet highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information.”
Since the transactions contemplated by the Merger Agreement, including the Mergers, constitute a “going-private” transaction under SEC rules, Hemisphere, the Parent Entities and their affiliates have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the transactions contemplated by the Merger Agreement, including the Mergers. You may obtain any additional information about the Schedule 13E-3 under the caption “Where You Can Find More Information.”
Special Factors (page 23)

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Certain Effects of the Mergers; Treatment of Hemisphere Common Stock.   At the Effective Time, each share of Hemisphere Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $7.00 per share of Hemisphere Common Stock, payable to the holder thereof, without interest. For a further description of certain effects of the Mergers, see “Special Factors — Certain Effects of the Mergers” and “The Merger Agreement — The Merger Consideration.”

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Background of the Mergers.   For a description of the background of the Mergers see “Special Factors — Background of the Mergers.”

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Purpose and Reasons of Hemisphere for the Mergers; Recommendation of the Hemisphere Board and the Special Committee; Fairness of the Mergers.   After careful consideration, the Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on May 7, 2022, unanimously recommended that the Hemisphere Board (i) determine that the Merger Agreement, the Voting and Support Agreement, the Searchlight Letter Agreement and the transactions contemplated thereby, including the Mergers, are advisable and fair to, and in the best interests of, Hemisphere and the Disinterested Stockholders, (ii) approve, adopt and declare advisable the Merger Agreement, the Voting and Support Agreement, the Searchlight Letter Agreement and the transactions contemplated thereby, including the Mergers, (iii) resolve to recommend that the Hemisphere stockholders adopt the Merger Agreement and (iv) direct that the Merger Agreement be submitted to the Hemisphere stockholders for adoption. As part of its evaluation of the Mergers, the Special Committee received the advice of the Special Committee’s independent legal and financial advisors, consulted with Hemisphere’s management and considered various material factors, including those summarized herein.

Based on the unanimous recommendation of the Special Committee, the Hemisphere Board, pursuant to resolutions adopted at a meeting of the Hemisphere Board held on May 7, 2022, (i) approved, adopted and declared advisable the Merger Agreement, the Voting and Support Agreement, the Searchlight Letter Agreement, and the transactions contemplated thereby, including the Mergers, (ii) resolved to recommend that the Hemisphere stockholders approve the adoption of the Merger Agreement and (iii) directed that the Merger Agreement be submitted to the Hemisphere stockholders for adoption.
Accordingly, the Hemisphere Board recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal.
For a description of the material factors considered by the Special Committee and the Hemisphere Board in evaluating the Merger Agreement and the transactions contemplated thereby, including the Mergers, and making the decisions, determinations and recommendations above, see “Special Factors — Purpose and Reasons of Hemisphere for the Mergers; Recommendation of the Hemisphere Board and the Special Committee; Fairness of the Mergers.”

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Opinion of Moelis & Company LLC.   Moelis & Company LLC (“Moelis”) was retained by the Special Committee to act as one of its financial advisors in connection with a possible transaction, including a sale or business combination involving all or substantially all of Hemisphere’s businesses, assets or securities, and, upon the Special Committee’s request, to render a fairness opinion to the Special Committee in connection with any such transaction. At a meeting of the Special Committee held on May 7, 2022 to evaluate and approve the Merger, Moelis rendered its oral opinion to the Special Committee, confirmed by the delivery of a written opinion dated May 9, 2022, addressed to the Special Committee to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken, the Merger Consideration to be received in the Merger by the holders of Hemisphere Common Stock (other than Gato, Parent, Merger Sub 1 or Merger Sub 2 or any of their respective affiliates (collectively, the “Excluded Holders”)) was fair, from a financial point of view, to such holders.

The full text of Moelis’s written opinion dated May 9, 2022, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Moelis’s opinion was provided for the use and benefit of the Special Committee (solely in its capacity as such) in its evaluation of the Merger. Moelis’s opinion is limited solely to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Hemisphere Common Stock (other than the Excluded Holders) in the Merger and does not address Hemisphere’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to Hemisphere. Moelis’s opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Merger or any other matter.
For more information, see the section of this proxy statement captioned “Special Factors — Opinion of Moelis & Company LLC.”

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Opinion of PJT Partners LP.   PJT Partners LP (“PJT Partners”) was retained by the Special Committee to act as one of its financial advisors in connection with a possible transaction, including a sale or business combination involving all or substantially all of Hemisphere’s businesses, assets or securities, and, upon the Special Committee’s request, to render a fairness opinion to the Special Committee in connection with any such transaction. At a meeting of the Special Committee held on May 7, 2022, PJT Partners rendered its oral opinion, subsequently confirmed in its written opinion dated May 7, 2022, to the Special Committee that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the consideration to be received by the Disinterested Stockholders in the Merger was fair to such holders from a financial point of view.

The full text of PJT Partners’ written opinion delivered to the Special Committee, dated May 7, 2022, is attached as Annex D and incorporated into this proxy statement by reference in its entirety. PJT Partners’ written opinion has been provided by PJT Partners at the request of the Special Committee and is subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated therein). You are encouraged to read the opinion carefully in its entirety. PJT Partners provided its opinion to the Special Committee, in its capacity as such, in connection with and for purposes of its evaluation of the Transactions (as defined herein) only, and PJT Partners’ opinion does not constitute a recommendation as to any action the Special Committee or the Board of Directors should take with respect to the Transactions or how any holder of shares of Hemisphere Common Stock should vote or act with respect to the Transactions or any other matter. The summary of the PJT Partners opinion contained in this proxy statement is qualified in its entirety by reference to the full text of PJT Partners’ written opinion.
For a summary of PJT Partners’ opinion and the methodology that PJT Partners used to render its opinion, see “Special Factors — Opinion of PJT Partners LP.”

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Position of the Parent Entities as to the Fairness of the Mergers.   The Parent Entities are affiliates of Hemisphere and engaged in a “going private” transaction and, therefore, may be required to express their beliefs as to the fairness of the Mergers to the Disinterested Stockholders. For a description of the Parent Entities’ beliefs as to the fairness of the Mergers to the Disinterested Stockholders, see “Special Factors — Position of the Parent Entities as to the Fairness of the Mergers.”

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Purpose and Reasons of the Parent Entities for the Mergers.   The Parent Entities are affiliates of Hemisphere and, therefore, may be required to express their reasons for the Mergers to the Disinterested Stockholders. For a description of the Parent Entities’ purposes and reasons for the Mergers, see “Special Factors — Purpose and Reasons of the Parent Entities for the Mergers.”

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Interests of Executive Officers and Directors of Hemisphere in the Mergers.   In considering the recommendations of the Hemisphere Board with respect to the Mergers, the Hemisphere stockholders should be aware that the executive officers and directors have certain interests in the Mergers that may be different from, or in addition to, the interests of the Hemisphere stockholders generally. The Special Committee, consisting entirely of independent directors, and the Hemisphere Board were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby, including the Mergers, and in making their recommendations.

For a more detailed description of the interests of executive officers and directors of Hemisphere in the Mergers, see “Special Factors — Interests of Executive Officers and Directors of Hemisphere in the Mergers.”
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Intent of the Directors and Executive Officers to Vote in Favor of the Mergers.   Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the shares of Hemisphere Common Stock owned directly by them in favor of the approval of the Merger Agreement Proposal and each of the other proposals. As of the Record Date, our directors and executive officers directly owned, in the aggregate,        outstanding shares of Class A Common Stock and        outstanding shares of Class B Common Stock entitled to vote at the Special Meeting, or collectively approximately       % of the total voting power entitled to vote at the Special Meeting. For a further description of the voting intentions of Hemisphere’s directors and executive officers, see “Special Factors — Intent of the Directors and Executive Officers to Vote in Favor of the Mergers.”

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Intent of Gato and Parent to Vote in Favor of the Mergers.   Gato, which holds approximately 72.3% of the voting power of Hemisphere’s outstanding capital stock, and Parent, which Gato expects to transfer all of its shares of Hemisphere Common Stock to prior to the Closing, have duly executed and entered into a Voting and Support Agreement, pursuant to which they have agreed to vote their Hemisphere Common Stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Mergers, subject to and in accordance with the terms and conditions of the Voting and Support Agreement. A copy of the Voting and Support Agreement is attached as Annex B to the proxy statement and is incorporated by reference in the proxy statement in its entirety. For more information about the Voting and Support Agreement and the voting intentions of Gato and Parent, see “Special Factors — Intent of Gato and Parent to Vote in Favor of the Mergers” and “Special Factors — Voting and Support Agreement.”

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Material U.S. Federal Income Tax Consequences of the Mergers.   The exchange of the shares of Hemisphere Common Stock for cash in the Merger will be a taxable transaction to U.S. Holders (as defined below in “Special Factors — Material U.S. Federal Income Tax Consequences of the Mergers”) for U.S. federal income tax purposes and may also be taxable under state, local, and non-U.S. tax laws. A U.S. Holder that solely receives cash in exchange for shares of Hemisphere Common Stock pursuant to the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received by such holder in the Merger and the adjusted tax basis in the shares of Hemisphere Common Stock surrendered in exchange therefor. Stockholders that are Non-U.S. Holders (as defined below in “Special Factors — Material U.S. Federal Income Tax Consequences of Mergers”) will generally not be subject to U.S. federal income tax on any gain recognized in connection with the Merger unless such Non-U.S. Holder has certain connections to the United States. However, the tax consequences of the Merger to a stockholder will depend on the stockholder’s particular circumstances, and stockholders should consult their own tax advisors to determine the particular tax consequences to them (including the application of any U.S. federal non- income, state, local and

non-U.S. tax laws) of the Merger. For further information about the material U.S. federal income tax consequences of the Mergers, see “Special Factors — Material U.S. Federal Income Tax Consequences of the Mergers.”
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Financing of the Mergers.   The Merger Agreement does not contain any financing-related contingencies or financing conditions to consummation of the Mergers. In connection with the Merger, Parent delivered to Hemisphere the Equity Commitment Letter, dated as of May 9, 2022, entered into by and among Searchlight Capital II, L.P. and Searchlight Capital II PV, L.P. (each, an “Equity Investor” and collectively, the “Equity Investors”) and Parent. Pursuant to the Equity Commitment Letter, each Equity Investor has committed, subject to the terms and conditions contained therein, to purchase, or cause to be purchased, directly or indirectly, its pro rata percentage of the equity interests of Parent (or one or more affiliates of Parent who are assigned Parent’s rights, interests and obligations under the Merger Agreement as permitted by the Merger Agreement) in an aggregate amount of up to $115,000,000 (the “Commitment”) on or prior to the Closing of the Merger solely for the purpose of providing the financing for the transactions contemplated by the Merger Agreement at the Closing of the Mergers, including the fees and expenses related thereto. Hemisphere is a third-party beneficiary of the rights granted to Parent under the Equity Commitment Letter (if and only if Hemisphere is entitled to specific performance of Parent’s obligation to consummate the Mergers) solely for the purpose of seeking specific performance of Parent’s right to cause the Equity Investors to fund the Commitment pursuant to the terms of the Equity Commitment Letter. Parent expects that it will fund a portion of the Merger Consideration and fees and expenses with debt financing. For further information about the financing of the Mergers, see “Special Factors — Financing of the Mergers.”

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Limited Guarantee.   Concurrently with the execution of the Merger Agreement, Parent delivered to Hemisphere a Limited Guarantee, dated as of May 9, 2022 (the “Limited Guarantee”), entered into by each of the Equity Investors (each, a “Guarantor” and together, the “Guarantors”) in favor of Hemisphere. Pursuant to the terms of the Limited Guarantee and subject to the terms and conditions set forth therein, the Guarantors agreed to guarantee Parent’s obligations under the Merger Agreement, subject to a maximum aggregate cap of $20,600,000, with respect to payment of the Parent Termination Fee and certain enforcement expenses and reimbursement obligations of Parent. For a further description of the Limited Guarantee, see “Special Factors — Limited Guarantee.”

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Litigation Relating to the Mergers.   As of the date of this proxy statement, there are no pending lawsuits challenging the Mergers. However, potential plaintiffs may file lawsuits challenging the Mergers and the outcome of any future litigation is uncertain.

Hemisphere has received six (6) books and records demands from purported stockholders. For a further description of litigation relating to the Mergers, see “Special Factors — Litigation Relating to the Mergers.”
The Merger Agreement (page 81)
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A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety, is included in “The Merger Agreement.”

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The Mergers.   Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, (i) Merger Sub 1 will merge with and into Hemisphere, with Hemisphere surviving as a wholly owned subsidiary of Parent, and (ii) simultaneously with the Merger, Merger Sub 2 will merge with and into Holdings LLC, with Holdings LLC surviving as a wholly owned subsidiary of HMTV LLC.

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Conditions to the Completion of the Mergers.   The Closing of the Mergers depends on a number of conditions being satisfied or waived. These conditions, which are described more fully in “The Merger Agreement — Conditions to the Completion of the Mergers,” include, among other things:

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the adoption of the Merger Agreement by the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock held by the Disinterested Stockholders (the approval described in this clause (ii), the “Disinterested Stockholder Approval”) (clauses (i) and (ii), together, the “Required Stockholder Approval”);

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the receipt of specified regulatory approvals, including the granting of the FCC Application; and

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the closing of the Pantaya Transaction in accordance with the terms of the Pantaya Purchase Agreement.

For more information about the conditions to completion of the Merger, see “The Merger Agreement — Conditions to the Completion of the Mergers.”

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Solicitation of Acquisition Proposals.   During the period beginning on the May 9, 2022 and continuing until 11:59 p.m. Eastern time on June 8, 2022 (the “Go-Shop End Date”), Hemisphere, its Subsidiaries and their respective directors, officers, employees, and other Representatives had the right to, directly or indirectly (i) solicit, initiate, encourage or facilitate any Acquisition Proposals (as defined below) or the making thereof, including by way of furnishing nonpublic information and other access to any Person pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements (as defined below); provided, that Hemisphere provides Parent, substantially concurrently with providing it to any such other Person, any material nonpublic information with respect to Hemisphere or its Subsidiaries furnished to such other Person which was not previously furnished to Parent, except to the extent providing Parent with such information would violate any applicable law to which Hemisphere or any of its Subsidiaries is subject and (ii) enter into, continue or otherwise participate in any discussions or negotiations with respect to any Acquisition Proposal or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any Acquisition Proposal.

Hemisphere has agreed that, from and after the Go-Shop End Date until the earlier of the date on which the Required Stockholder Approval has been obtained or the date, if any, on which the Merger Agreement is validly terminated, and subject to certain exceptions, Hemisphere will not, and will cause its Subsidiaries and each of its and their respective directors, officers and employees not to, and will instruct and direct and use its reasonable best efforts to cause their other Representatives not to, directly or indirectly, (i) solicit, initiate, seek, propose or knowingly facilitate or engage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue, initiate or otherwise participate in any discussions or negotiations with, or furnish any nonpublic information or data relating to Hemisphere or each of its Subsidiaries (collectively, the “Acquired Companies”) to, or afford access to the properties, books, records, officers or personnel of the Acquired Companies to, any Third Party or its Representatives with respect to an Acquisition Proposal or any inquiry, discussion, offer, announcement or request that would reasonably be expected to lead to an Acquisition Proposal, (iii) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement or contract with respect to or relating to any Acquisition Proposal (other than a customary confidentiality agreement with such Third Party that contains provisions that in the aggregate are no less favorable to Hemisphere than those contained in the Confidentiality Agreement and that does not contain any provision that would prevent Hemisphere from complying with its obligation to provide any disclosure to Parent required pursuant to the Merger Agreement (each, an “Acceptable Confidentiality Agreement”)) or require Hemisphere to abandon, terminate, breach or fail to consummate the transactions contemplated by the Merger Agreement or (iv) resolve, commit or agree to do any of the foregoing.
Notwithstanding the foregoing, if Hemisphere receives a bona fide Acquisition Proposal after May 9, 2022 and before the receipt of the Required Stockholder Approval (which Acquisition Proposal did not result from a breach of Hemisphere’s non-solicitation obligations under the Merger Agreement), and the Hemisphere Board (upon recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial and outside legal advisors (including Moelis & Company LLC and PJT Partners (together, the “Special Committee Financial Advisors”)), that (i) such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined below) and (ii) the Special Committee determines in good faith, after consultation with outside counsel, that failure to (A) furnish nonpublic information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and (B) engage in discussions and negotiations with such Third Party with respect to the Acquisition Proposal, in each case, would be inconsistent with the directors’ fiduciary duties under applicable law, then Hemisphere and its Representatives may furnish certain nonpublic information to and engage in discussions and negotiations with such Third Party in respect of the Acquisition Proposal as set forth in the Merger Agreement.
For more information about the restrictions on Hemisphere’s solicitation of Acquisition Proposals and Adverse Recommendation Changes, see “The Merger Agreement — No Solicitation by Hemisphere.”
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Termination.   The Merger Agreement contains certain termination rights, including, but not limited to, the right of (i) Hemisphere to terminate the Merger Agreement to accept a Superior Proposal or (ii) Parent to terminate the Merger Agreement upon an Adverse Recommendation Change, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement, and provides that, upon termination of the Merger Agreement by Hemisphere or Parent as set forth above, Hemisphere will be required to pay Parent (or one or more of its designees) a Company Termination Fee of $10,600,000 in cash; provided, that, if Hemisphere terminates the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (i) on or prior to the Go-Shop End Date or (ii) to the extent a Notice of Adverse Recommendation Change has been delivered to Parent on or prior to the Go-Shop End Date with respect to a Superior Proposal related to such definitive agreement (such Superior Proposal, the “Specified Superior Proposal”), within forty-eight (48) hours following the earlier of (A) the expiration of any relevant notice periods pursuant to provisions described in this proxy statement under the heading “The Merger Agreement — No Solicitation by Hemisphere” with respect to the Specified Superior Proposal and (B) such time that Parent irrevocably indicates in writing that it will not adjust the terms and conditions of the Merger Agreement in light of the Specified Superior Proposal (and waives the remainder of any relevant notice periods pursuant provisions described in this proxy statement under the heading “The Merger Agreement — No Solicitation by Hemisphere”), then the Company Termination Fee will be $5,700,000 in cash. Upon termination of the Merger Agreement by Hemisphere or Parent under specified conditions, Parent will be required to pay Hemisphere a Parent Termination Fee of $15,600,000 in cash. In addition, subject to specified exceptions and limitations, either Hemisphere or Parent may terminate the Merger Agreement if the Merger is not consummated by November 9, 2022. We refer to November 9, 2022 as the End Date (the “End Date”). For more information about the termination rights and terminations fees payable under the Merger Agreement, see “The Merger Agreement —  Termination” and “The Merger Agreement — Termination Fees.”

Parties to the Mergers (page 113)
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Hemisphere Media Group, Inc.   Hemisphere was incorporated in Delaware on January 16, 2013. Hemisphere is a leading U.S. Spanish-language media company serving the fast growing and highly attractive U.S. Hispanic and Latin American markets with a premium Spanish-language streaming platform distributed in the U.S., five Spanish-language cable television networks distributed in the U.S., two Spanish-language cable television networks distributed in Latin America, the #1-rated broadcast television network in Puerto Rico, a 40% interest in the #3-rated broadcast television network in Colombia and a leading distributor of content to television and digital media platforms in Latin America. Hemisphere’s principal executive office is located at 4000 Ponce de Leon Blvd., Suite 650, Coral Gables, Florida, 33146 and the telephone number of the principal executive office is (305) 421-6364. For more information about Hemisphere, see “Parties to the Mergers — The Company and Holdings LLC.”

•
Hemisphere Media Holdings, LLC.   Holdings LLC is a wholly-owned subsidiary of Hemisphere. For more information about Holdings LLC, see “Parties to the Mergers — The Company and Holdings LLC.”

•
HWK Parent, LLC.   Parent was formed on April 19, 2022, solely for the purpose of completing the Mergers and has conducted no business activities other than those related to the structuring and negotiation of the Mergers and arranging financing therefor. Parent is a direct, wholly owned subsidiary of Gato and has not engaged in any business except as contemplated by the Merger Agreement. For more information about Parent, see “Parties to the Mergers — The Parent Entities.”

•
HWK Merger Sub 1, Inc.   Merger Sub 1 was formed on April 19, 2022, solely for the purpose of completing the Mergers and has conducted no business activities other than those related to the structuring and negotiation of the Mergers and arranging financing therefor. Merger Sub 1 is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. For more information about Merger Sub 1, see “Parties to the Mergers — The Parent Entities.”

•
HWK Merger Sub 2, LLC.   Merger Sub 2 was formed on April 19, 2022, solely for the purpose of completing the Mergers and has conducted no business activities other than those related to the structuring and negotiation of the Mergers and arranging financing therefor. Merger Sub 2 is a direct, wholly owned subsidiary of Merger Sub 1 and has not engaged in any business except as contemplated by the Merger Agreement. For more information about Merger Sub 2, see “Parties to the Mergers — The Parent Entities.”

The Special Meeting (page 114)

•
Date, Time, Place and Purpose of the Special Meeting.   The Special Meeting of Hemisphere stockholders will be held on       , at 11:00 a.m. Eastern time at the offices of Paul, Weiss, Rifkind, Wharton & Garrison located at 1285 Avenue of the Americas, New York, NY 10019.

For more information about the Special Meeting, including the record date, quorum and the vote required to approve each of the proposals, see “The Special Meeting — Date, Time, Place and Purpose of the Special Meeting,” “The Special Meeting — Record Date and Quorum” and “The Special Meeting — Vote Required.”
Other Important Information Regarding Hemisphere (page 132)
•
Market Price of Shares of Class A Common Stock and Dividends.   On       , the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the shares of Class A Common Stock on Nasdaq was $       per share of Class A Common Stock. You are encouraged to obtain current market quotations for the shares of Hemisphere Common Stock in connection with voting your shares of Hemisphere Common Stock. For more information about the market price of shares of Hemisphere Common Stock and dividends, see “Other Important Information Regarding Hemisphere — Market Price of Shares of Class A Common Stock and Dividends.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE SPECIAL MEETING
The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of Hemisphere. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully in their entirety. See “Where You Can Find More Information.”
Q.
Why am I receiving this document?

A.
You are receiving this proxy statement because you own shares of Hemisphere Common Stock and Hemisphere is soliciting proxies for the Special Meeting. Hemisphere is holding the Special Meeting so that our stockholders may vote to approve the Merger Agreement Proposal, the Golden Parachute Proposal, and the Adjournment Proposal.

This proxy statement contains important information about the Mergers and the Special Meeting, and you should read it carefully. The enclosed proxy card allows you to submit a proxy to vote your shares of Hemisphere Common Stock without attending the Special Meeting in person.
Your vote is extremely important, and we encourage you to submit your proxy as soon as possible.   For more information on how to vote your shares of Hemisphere Common Stock, please see the section of this proxy statement entitled “The Special Meeting.”
Q.
What is the proposed transaction and what effects will it have on Hemisphere?

A.
On May 9, 2022, Hemisphere entered into the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated herein by reference in its entirety. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, (i) Merger Sub 1 will merge with and into Hemisphere with Hemisphere surviving the Merger as a wholly owned subsidiary of Parent and (ii) Merger Sub 2 will merge with and into Holdings LLC with Holdings LLC surviving the LLC Merger as a wholly owned subsidiary of HMTV LLC. If the Mergers are completed, the holders of shares of Hemisphere Common Stock as of immediately prior to the Mergers, other than the Excluded Shares, will have the right to receive the Merger Consideration of $7.00 per share of Hemisphere Common Stock in cash, without interest, less any applicable withholding taxes, subject to and in accordance with the terms and conditions set forth in the Merger Agreement.

In addition, following completion of the Mergers, there will be no further market for the shares of Hemisphere Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, Hemisphere’s securities will be delisted from Nasdaq and deregistered under the Exchange Act, upon application to the SEC. As a result of the Mergers, Hemisphere will no longer be an independent public company, the shares of Hemisphere Common Stock will no longer be listed on any exchange or quotation system, price quotations will no longer be available and Hemisphere’s registration and reporting obligation under the Exchange Act will cease.
Following completion of the Mergers, your shares of Hemisphere Common Stock will represent only the right to receive the Merger Consideration and the right to receive dividends and other distributions, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement, and you will no longer have any interest in Hemisphere’s future earnings, growth or value.
For more information about the Merger Agreement and the transactions contemplated thereby, including the Mergers, see “The Merger Agreement.”
Q.
What happens if the Mergers are not completed?

A.
If the Merger Agreement Proposal is not approved by Hemisphere’s stockholders or if the Mergers are not completed for any other reason, Hemisphere’s stockholders will not receive any payment for their shares of Hemisphere Common Stock in connection with the Mergers. Instead, unless Hemisphere is sold to a third party, Hemisphere will remain an independent public company, and shares of

Hemisphere Common Stock will continue to be listed and traded on Nasdaq, so long as Hemisphere continues to meet the applicable listing requirements. In addition, if the Mergers are not completed, Hemisphere expects that management will operate Hemisphere’s business in a manner similar to that in which it is being operated today and that Hemisphere’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. There is no assurance as to the effect of these risks and opportunities on the future value of your shares of Hemisphere Common Stock, including the risk that the market price of Hemisphere Common Stock may decline to the extent that the current market price of Hemisphere Common Stock reflects a market assumption that the Mergers will be completed. For more information about what happens if the Mergers are not completed, see “Special Factors — Certain Effects on Hemisphere if the Mergers are Not Completed.”
Under certain circumstances, if the Mergers are not completed, Hemisphere would be required to pay Parent a Company Termination Fee of $10,600,000 (or, in certain circumstances, $5,700,000) in cash, or Parent would be required to pay Hemisphere a Parent Termination Fee of $15,600,000. For more information about termination fees, see “The Merger Agreement — Termination Fees.”
Q.
When and where is the Special Meeting?

A.
The Special Meeting of stockholders of Hemisphere will be held on       , 2022 at 11:00 a.m. Eastern time at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, located at 1285 Avenue of the Americas, New York, NY 10019. For more information about the Special Meeting, see “The Special Meeting.”

Q.
Who can vote at the Special Meeting?

A.
All record holders of the shares of Hemisphere Common Stock as of the close of business on     , 2022, the Record Date for the Special Meeting, are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to receive notice of, and to attend and vote at, the Special Meeting if you are a record holder of the shares of Hemisphere Common Stock at the close of business on the Record Date.

The holders of the outstanding shares of Class A Common Stock and Class B Common Stock vote together as a single class. Each record holder of Class A Common Stock is entitled to one (1) vote for each outstanding share of Class A Common Stock owned of record on the Record Date and each record holder of Class B Common Stock is entitled to ten (10) votes for each outstanding share of Class B Common Stock owned of record on the Record Date on each matter properly brought before the Special Meeting.
For more information about who can vote at the Special Meeting, see “The Special Meeting — Voting.”
Q.
What is the difference between being a “stockholder of record” and a “beneficial owner” of shares of Hemisphere Common Stock held in “street name”?

A.
If your shares of Hemisphere Common Stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares of Hemisphere Common Stock, the stockholder of record or record holder. This proxy statement and proxy card have been sent directly to you by Hemisphere. As the stockholder of record, you have the right to grant your voting proxy directly to us or to another proxyholder to vote in person at the Special Meeting.

If your shares of Hemisphere Common Stock are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares of Hemisphere Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares of Hemisphere Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of Hemisphere Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares of Hemisphere Common Stock in person at the Special Meeting unless you provide a legal proxy from your broker, bank or other nominee.

For more information about the stockholders of record and beneficial owners of shares held “in street name,” see “The Special Meeting — Voting.”
Q.
What am I being asked to vote on at the Special Meeting?

A.
You are being asked to consider and vote on the following:

•
Merger Agreement Proposal:   A proposal to approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the Mergers. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety;

•
Golden Parachute Proposal:   A non-binding, advisory proposal to approve certain compensation arrangements for Hemisphere’s named executive officers in connection with the Mergers, as disclosed in the section captioned “Special Factors — Interests of Executive Officers and Directors of Hemisphere in the Merger — Golden Parachute Compensation;” and

•
Adjournment Proposal:   One or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal.

For more information each of these proposals, see “The Merger (The Merger Agreement Proposal —  Proposal 1),” “Merger-Related Executive Compensation Arrangements (The Golden Parachute Proposal — Proposal 2)” and “Adjournment of the Special Meeting (The Adjournment Proposal — Proposal 3).”
Q.
What is a quorum?

A.
The representation of the holders of a majority of the voting power of outstanding shares of Hemisphere Common Stock as of the Record Date must be present, in person or represented by proxy, at the Special Meeting in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business. For more information about the quorum of the Special Meeting, see “The Special Meeting — Record Date and Quorum.”

Q.
What vote is required for Hemisphere’s stockholders to approve the Merger Agreement Proposal?

A.
The approval of the Merger Agreement Proposal, requires the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock held by the Disinterested Stockholders.

Gato, which holds approximately 72.3% of the voting power of Hemisphere’s outstanding capital stock, and Parent, whom Gato expects to transfer all of its shares of Hemisphere Common Stock to prior to the Closing, entered into a Voting and Support Agreement with Hemisphere, pursuant to which, among other things, Gato and Parent have agreed to vote all shares of Hemisphere Common Stock beneficially owned by them in favor of the Mergers and the Merger Agreement. A copy of the Voting and Support Agreement is attached as Annex B to the accompanying proxy statement.
For more information on the Merger Agreement Proposal, see “The Mergers (The Merger Agreement Proposal — Proposal 1).”
Q.
What vote is required for Hemisphere’s stockholders to approve the Golden Parachute Proposal?

A.
Approval of the non-binding, advisory proposal to approve certain compensation arrangements for Hemisphere’s named executive officers in connection with the Mergers requires the affirmative vote of the holders of a majority of the voting power of the shares of Hemisphere Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.

Approval of the Golden Parachute Proposal is not a condition to consummation of the Mergers. The vote on the Golden Parachute Proposal is an advisory vote and will not be binding on Hemisphere or Parent. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

For more information on the Golden Parachute Proposal, see “Merger-Related Executive Compensation Arrangements (The Golden Parachute Proposal — Proposal 2).”
Q.
What vote is required for Hemisphere’s stockholders to approve the Adjournment Proposal?

A.
Approval of one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal, requires the affirmative vote of the holders of a majority of the voting power of the shares of Hemisphere Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present.

For more information on The Adjournment Proposal, see “Adjournment of the Special meeting (The Adjournment Proposal — Proposal 3).”

Q.
How many votes do I have?

A.
The holders of the outstanding Class A Common Stock and Class B Common Stock vote together as a single class. Each record holder of Class A Common Stock is entitled to one (1) vote for each outstanding share of Class A Common Stock owned of record on the Record Date and each record holder of Class B Common Stock is entitled to ten (10) votes for each outstanding share of Class B Common Stock owned of record on the Record Date.

Q.
How are the votes counted?

A.
For each of the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” An abstention will have the same effect as an “AGAINST” vote for these proposals and will count for purposes of determining if a quorum is present at the Special Meeting. For more information, see “The Special Meeting.”

Q.
How does the Hemisphere Board recommend that I vote?

A.
Based in part on the unanimous recommendation of the Special Committee, the Hemisphere Board, recommends that you vote:

•
“FOR” the Merger Agreement Proposal;

•
“FOR” the Golden Parachute Proposal; and

•
“FOR” the Adjournment Proposal.

For more information, you should read “Special Factors — Purpose and Reasons of Hemisphere for the Mergers; Recommendation of the Hemisphere Board and the Special Committee; Fairness of the Mergers” for a discussion of the factors that the Special Committee and the Hemisphere Board considered in deciding to recommend the approval of the Merger Agreement. See also “Special Factors — Interests of Executive Officers and Directors of Hemisphere in the Mergers.”
Q.
How will Gato and Parent vote on the Merger Agreement Proposal?

A.
Concurrently with the execution and delivery of the Merger Agreement, Gato, which holds approximately 72.3% of the voting power of Hemisphere’s outstanding capital stock, and Parent, whom Gato expects to transfer all of its shares of Hemisphere Common Stock to prior to the Closing, entered into a Voting and Support Agreement with Hemisphere. Under the Voting and Support Agreement, Gato and Parent have agreed to take certain actions required by Hemisphere subject to the terms, conditions and limitations set forth therein, including to (i) vote all shares of Hemisphere Common Stock beneficially owned by them in favor of the Mergers and the Merger Agreement; (ii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal (other than as described below) or other action that would reasonably be expected to prevent or delay the Mergers; and (iii) not enter into any contract, option or other arrangement or understanding with respect to the transfer of, any shares of Hemisphere held by Gato, other than as provided under certain customary exceptions.

A copy of the Voting and Support Agreement is attached as Annex B to the proxy statement and is incorporated by reference in the proxy statement in its entirety.
For more information about the voting intentions of Gato and Parent, see “Special Factors — Intent of Gato and Parent to Vote in Favor of the Mergers” and “Special Factors — Voting and Support Agreement.”
Q.
How do I vote?

A.
If you are a stockholder of record as of the Record Date, you may vote your shares of Hemisphere Common Stock on matters presented at the Special Meeting in any of the following ways:

•
in person, by attending the Special Meeting and casting your vote in person;

•
by proxy (stockholders of record have a choice of voting by proxy):

•
on the Internet, by following the Internet proxy instructions printed on the enclosed proxy card;

•
by telephone, using the telephone number printed on the enclosed proxy card; or

•
by mail, by marking the enclosed proxy card, dating and signing it, and returning it in the accompanying prepaid reply envelope.

If, as of the Record Date, you are the beneficial owner of shares of Hemisphere Common Stock held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Hemisphere Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Hemisphere Common Stock voted. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must have a legal proxy from your broker, bank or other nominee naming you as the proxy. You should allow yourself enough time prior to the Special Meeting to obtain this proxy from the holder of record.
The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of Hemisphere Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Please refer to the instructions on your proxy card or voting instruction form to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Corporate Secretary by the time the Special Meeting begins.
Please note that if you attend the Special Meeting in person, cameras, recording devices and certain other electronic devices will not be permitted at the Special Meeting.
For more information about voting, see “The Special Meeting — How to Vote.”
Q.
What is a proxy?

A.
A proxy is your legal designation of another person to vote your shares of Hemisphere Common Stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a proxy statement. The document used to designate a proxy to vote your shares of Hemisphere Common Stock is called a proxy card. For more information about voting by proxy, see “The Special Meeting — How to Vote.”

Q.
If I am a stockholder of record, what happens if I do not vote or submit a proxy card?

A.
If you do not attend the Special Meeting and fail to vote, either in person or by proxy, your shares of Hemisphere Common Stock will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

Additionally, if you do not attend the Special Meeting and fail to vote, either in person or by proxy, your failure to vote will (a) have the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock held by the Disinterested Stockholders and (b) have no effect on the Golden Parachute Proposal or the Adjournment Proposal (so long as a quorum is present). For more information, see “The Special Meeting.”
Q.
If my shares of Hemisphere Common Stock are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares of Hemisphere Common Stock for me?

A.
No. Your broker, bank or other nominee will only be permitted to vote your shares of Hemisphere Common Stock if you instruct your broker, bank or other nominee as to how to vote. As a result, absent specific instructions from the beneficial owner of such shares of Hemisphere Common Stock, your broker, bank or other nominee is not empowered to vote such shares of Hemisphere Common Stock.

If you instruct your broker, bank or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your shares of Hemisphere Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your broker, bank or other nominee.
A failure to provide instructions with respect to any of the proposals, and a broker non-vote with respect to the following proposals, will have (a) the effect of a vote “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock held by the Disinterested Stockholders, and (b) no effect on the Golden Parachute Proposal or the Adjournment Proposal (so long as a quorum is present). For more information, see “The Special Meeting — Voting.”
Q.
If a stockholder gives a proxy, how are the shares of Hemisphere Common Stock voted?

A.
If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your shares of Hemisphere Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of Hemisphere Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly execute your proxy card but do not mark the boxes indicating how your shares of Hemisphere Common Stock should be voted on a matter, the shares of Hemisphere Common Stock represented by your properly execute proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal. For more information, see “The Special Meeting — How to Vote.”
Q.
Can I change or revoke my vote?

A.
Yes. You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by (1) submitting another proxy, including a proxy card, at a later date by telephone or on the Internet or by timely delivery of a validly executed, later-dated proxy, (2) giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary before the Special Meeting begins or (3) attending the Special Meeting and voting in person. If, as of the Record Date, you are the beneficial owner of shares of Hemisphere Common Stock held in “street name” by your broker, bank or other nominee, please refer to the information forwarded by your broker, bank or other nominee for procedures on revoking your proxy.

Only your last submitted proxy with respect to any shares will be considered. Please cast your vote “FOR” each of the proposals, following the instructions set forth on your enclosed proxy card or voting instruction form provided by your broker, bank or other nominee, as promptly as possible. For more information, see “The Special Meeting — Proxies and Revocation.”
Q.
What do I do if I receive more than one proxy or set of voting instructions?

A.
If, as of the Record Date, you hold shares of Hemisphere Common Stock as the beneficial owner of shares of Hemisphere Common Stock held in “street name,” or through more than one broker, bank or other nominee, and also directly as the stockholder of record or otherwise, you may receive more than one proxy card or voting instruction forms relating to the Special Meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Hemisphere Common Stock are voted.

Q.
Should I send in my stock certificates or other evidence of ownership now?

A.
No. After the Mergers are completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Hemisphere Common Stock for the Merger Consideration. If you are the beneficial owner of shares of Hemisphere Common Stock held in “street name” by your broker, bank or other nominee immediately prior to the Mergers, you may receive instructions from your broker, bank or other Nominee as to what action, if any, you need to take to effect the surrender of your shares of Hemisphere Common Stock in exchange for the Merger Consideration. Please do not send in your certificates now.

Q.
What happens if I sell my shares of Hemisphere Common Stock before the Special Meeting?

A.
The Record Date for stockholders entitled to vote at the Special Meeting is prior to both the date of the Special Meeting and the consummation of the Mergers. If you transfer your shares of Hemisphere Common Stock before the Record Date, you will not be entitled to vote at the Special Meeting and will not be entitled to receive the Merger Consideration. If you transfer your shares of Hemisphere Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting, but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares of Hemisphere Common Stock. Unless special arrangements are made, the person to whom you transfer your shares of Hemisphere Common Stock after the Record Date will not have a right to vote those shares of Hemisphere Common Stock at the Special Meeting. For more information, see “The Special Meeting — How to Vote.” If you demand appraisal for any of your shares of Hemisphere Common Stock in connection with the Merger and subsequently transfer any such shares, you will lose your right to appraisal with respect to the shares that you have so transferred. For more information about appraisal rights, see “The Special Meeting — Appraisal Rights” and Annex E to this proxy statement.

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
Hemisphere has engaged Innisfree M&A Incorporated (“Innisfree”) to assist in the solicitation of proxies for the Special Meeting. Hemisphere has agreed to pay Innisfree a fee of approximately $30,000, and to reimburse Innisfree for certain out-of-pocket fees, charges and expenses. Hemisphere will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages and expenses. Hemisphere also will reimburse brokers, banks, other nominees, custodians and fiduciaries representing beneficial owners of the shares of Hemisphere Common Stock for their expenses in forwarding soliciting materials to beneficial owners of our shares of Hemisphere Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies. For more information, see “The Special Meeting — Solicitation of Proxies; Payment of Solicitation Expenses.”

Q.
What is householding and how does it affect me?

A.
The SEC rules permit companies and intermediaries such as brokers, banks and other nominees to satisfy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement. This process is commonly referred to as “householding” and can result in significant cost savings for Hemisphere. To take advantage of this opportunity, Hemisphere, brokers, banks and other nominees who hold your shares of Hemisphere Common Stock may deliver only one proxy statement to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. Hemisphere will deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. For more information, see “The Special Meeting — Questions and Additional Information” or “Where You Can Find More Information.”
Q:
What rights do I have to seek an appraisal of my shares of Hemisphere Common Stock?

A.
Each holder of shares of Hemisphere Common Stock will have the right to seek appraisal of the fair value of such holder’s shares of Hemisphere Common Stock as determined by the Delaware Chancery Court if the Mergers are completed, but only if such holder does not vote such shares of Hemisphere Common Stock in favor of the Merger Agreement Proposal and otherwise complies with the statutory requirements and procedures for demanding and perfecting appraisal rights set forth in Section 262 of the DGCL, which is the appraisal rights statute applicable to Delaware corporations. Failure to follow precisely any of the statutory requirements and procedures may result in the loss of appraisal rights. A copy of Section 262 of the DGCL is included as Annex E to this proxy statement and is incorporated by reference in its entirety. The requirements and procedures are also summarized in this proxy statement. For more information about appraisal rights, see “The Special Meeting — Appraisal Rights” and Annex E to this proxy statement.

Q.
What are the material U.S. federal income tax consequences of the Mergers to me if I am a U.S. Holder?

A.
If you are a U.S. Holder (as defined below in “Special Factors — Material U.S. Federal Income Tax Consequences of the Mergers”), receipt of cash in exchange for shares of Hemisphere Common Stock pursuant to the Mergers generally will be a taxable transaction for U.S. federal income tax purposes. Generally, you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive and the adjusted tax basis of your shares of Hemisphere Common Stock. However, the tax consequences of the Mergers to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the Mergers will affect you. For a more detailed summary of the tax consequences of the Mergers, see the section below, “Special Factors — Material U.S. Federal Income Tax Considerations of the Mergers.”

Q.
What do I need to do now?

A.
We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, as well as the related Schedule 13E-3, including the exhibits thereto, filed with the SEC, and to consider how the Mergers affect you. For more information, see “Where You Can Find More Information.”

Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares of Hemisphere Common Stock are represented at the Special Meeting.
If you are a stockholder of record, please submit your proxy for your shares of Hemisphere Common Stock:
•
on the Internet, by following the Internet proxy instructions printed on the enclosed proxy card;

•
by telephone, using the telephone number printed on the enclosed proxy card; or

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by mail, by marking the enclosed proxy card, dating and signing it, and returning it in the accompanying prepaid reply envelope.

If you decide to attend the Special Meeting and vote in person, your vote in person at the Special Meeting will revoke any proxy previously submitted.
If, as of the Record Date, you are the beneficial owner of shares of Hemisphere Common Stock held in “street name” by your broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee to see which of the above choices are available to you in order to have your shares of Hemisphere Common Stock voted.

For more information, see “The Special Meeting” and “Where You Can Find More Information.”
Q.
Who can help answer my other questions?

A.
If you have additional questions about the Special Meeting, the Mergers or this proxy statement, need assistance in submitting your proxy or voting your shares of Hemisphere Common Stock, or need additional copies of the proxy statement or the enclosed proxy card or voting instructions, please contact Hemisphere’s proxy solicitor in connection with the Special Meeting:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll free: (877) 717-3923
Banks and Brokers may call collect: (212) 750-5833

SPECIAL FACTORS
The following, together with the summary of the Merger Agreement set forth under the section titled “The Merger Agreement,” is a description of the material aspects of the Mergers. While we believe that the following description covers the material aspects of the Mergers, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Merger Agreement attached to this proxy statement as Annex A, for a more complete understanding of the Mergers. The following description is subject to, and is qualified in its entirety by reference to, the Merger Agreement. You may obtain additional information without charge as described in the section titled “Where You Can Find More Information.”
We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Mergers. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, (i) Merger Sub 1 will merge with and into Hemisphere, with Hemisphere surviving as a wholly owned subsidiary of Parent, and (ii) simultaneously with the Merger, Merger Sub 2 will merge with and into Holdings LLC, with Holdings LLC surviving as a wholly owned subsidiary of HMTV LLC. If the Mergers are completed, the holders of shares of Hemisphere Common Stock immediately prior to the Mergers (other than the Excluded Holders) will have the right to receive the Merger Consideration of $7.00 per share of Hemisphere Common Stock in cash, without interest, subject to and in accordance with the terms and conditions set forth in the Merger Agreement.
Background of the Mergers
As part of the ongoing evaluation of Hemisphere, the Hemisphere Board and management of Hemisphere regularly evaluate Hemisphere’s historical performance, competitive position, future growth prospects and overall strategic positioning in light of the then-current business and economic environments, as well as developments in the industry in which Hemisphere operates, and the opportunities and challenges facing participants in its industry. This review has included consideration of, and discussions with other companies from time to time regarding, industry developments and potential strategic alternatives, including business combinations and other strategic transactions.
In May of 2021, Hemisphere received an unsolicited in-bound call from a representative of Univision about a potential transaction with Hemisphere. As a result, on May 25, 2021, the Hemisphere Board formed a special committee of the Hemisphere Board (the “2021 Special Committee”) consisting of independent directors Sonia Dulá, Eric C. Neuman and John Engelman, each of whom is unaffiliated with Searchlight, Univision and their respective affiliates, to consider a potential transaction with Univision or an alternative transaction. Thereafter, in June of 2021, the 2021 Special Committee retained Davis Polk & Wardwell LLP (“Davis Polk”), as its legal advisor, and PJT Partners, as its financial advisor. Prior to retaining PJT Partners, the 2021 Special Committee reviewed the relationship disclosure letter provided by PJT Partners in order to inform the 2021 Special Committee of any material relationships relevant to the engagement.
On June 30, 2021, Hemisphere and an affiliate of Univision entered into a confidentiality agreement which included a customary twelve month standstill provision.
Throughout July and early August 2021, Univision conducted due diligence on Hemisphere.
Also in July of 2021, representatives of Company X, Company Y and Company Z contacted management of Hemisphere to express their interest in a potential transaction with the Company.
Thereafter, at the direction of the 2021 Special Committee, PJT Partners had conversations with Company X, a leading U.S. entertainment company, to better understand its interest in an acquisition of Hemisphere and Company X informed PJT Partners that they were not interested in an acquisition of all of Hemisphere. In response to the inquiry from Company Y, a leading multinational mass media and entertainment company, at the direction of the 2021 Special Committee, PJT Partners engaged in several conversations with Company Y and PJT Partners and members of Hemisphere management met with representatives of Company Y to discuss a potential transaction between Company Y and Hemisphere. Thereafter, Company Y informed Hemisphere that they were not interested in pursuing a transaction with Hemisphere. At the direction of the 2021 Special Committee, PJT Partners also responded to Company Z, a U.S. media company, which indicated that it might be interested in being acquired by Hemisphere but it was not likely that Company Z would be interested in an acquisition of Hemisphere.
In late August 2021, representatives of Univision informed PJT Partners that Univision was no longer interested in a potential transaction with Hemisphere.
During the Hemisphere Board’s January 6, 2022 meeting, the Searchlight directors on the Hemisphere Board disclosed that Searchlight intended to send to the Hemisphere Board a non-binding indication of interest to acquire all of the outstanding shares of Hemisphere Common Stock for $8.00 per share. At the meeting, given Searchlight’s indirect ownership interest in Hemisphere Common Stock, the Hemisphere Board decided to form the Special Committee.
Acting by unanimous written consent, which was executed on January 21, 2022, the Hemisphere Board approved resolutions authorizing the creation of the Special Committee, and vested it with the full power and authority of the Hemisphere Board to evaluate and determine whether or not Hemisphere should pursue a potential strategic transaction with Searchlight (or an affiliate thereof) or any alternative transaction and to, among other things, (i) review, evaluate and negotiate the terms and conditions, and determine the advisability, of a potential transaction with Searchlight or any alternative transaction that the Special Committee deemed appropriate, including, but not limited to, the authority to approve or disapprove a potential transaction with Searchlight (or an affiliate thereof) or alternative transaction that the Special Committee deemed appropriate (and make such investigations as the Special Committee deemed appropriate with respect thereto), (ii) establish, approve, modify, monitor and direct the process and procedures related to the review, evaluation and negotiation of a potential transaction with Searchlight (or an affiliate thereof) or alternative transaction, including, but not limited to, the authority to determine to proceed with any such process, procedures, review or evaluation, or to recommend any of the foregoing to the Hemisphere Board, (iii) make or accept, reject, negotiate or seek to modify the price, structure, form, terms and conditions of a potential transaction with Searchlight (or an affiliate thereof) or alternative transaction, and the form, terms and conditions of any definitive agreements in connection therewith, (iv) determine whether a potential transaction with Searchlight (or an affiliate thereof) or alternative transaction negotiated by the Special Committee was fair to, and in the best interests of, Hemisphere and its stockholders (other than, in the case of potential transaction with Searchlight (or an affiliate thereof), Searchlight), (v) interact with Searchlight, its representatives and its affiliates concerning a potential transaction or with any third party, its representatives and its affiliates with respect to any alternative transaction that the Special Committee deemed appropriate, and (vi) supervise and direct Hemisphere’s management with respect to its involvement in a potential transaction with Searchlight (or an affiliate thereof) or alternative transaction that the Special Committee deemed appropriate. The Hemisphere Board also (i) resolved not to recommend or approve a potential transaction with Searchlight (or an affiliate thereof) or alternative transaction that the Special Committee deemed appropriate without a prior favorable recommendation from the Special Committee, (ii) empowered the Special Committee to select and retain legal counsel, financial advisors, accountants and other advisors as the Special Committee deemed necessary to assist in discharging its responsibilities and (iii) ratified all actions taken by the Special Committee prior to such date. The Hemisphere Board appointed Sonia Dulá, Eric C. Neuman and John Engelman to serve as the members of the Special Committee, each of whom was determined by the Hemisphere Board to (i) not be members of Hemisphere management, (ii) not be directly or indirectly affiliated or associated with, and to be independent of, Searchlight and its affiliates and (iii) not have an interest in a potential transaction other than an interest by virtue of owning Hemisphere Common Stock or other securities of Hemisphere. The Special Committee determined to continue to engage Davis Polk as its legal advisor.
On January 8, 2022, the Hemisphere Board received a non-binding indication of interest from Searchlight to acquire all of the outstanding shares of Hemisphere Common Stock for $8.00 per share. The non-binding indication of interest also proposed that Searchlight would cause Hemisphere to divest Pantaya to Univision (or another party) in a transaction that would close concurrently with Searchlight’s acquisition of Hemisphere. Searchlight’s proposal also stated that the completion of its acquisition of Hemisphere would be conditioned on the approval of (i) a special committee of the Hemisphere Board comprised solely of disinterested and independent directors and (ii) a majority of the stockholders of Hemisphere who are not affiliated with Searchlight.

On January 10, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk. At the meeting, the Special Committee and the representatives of Davis Polk discussed the terms of Searchlight’s proposal, and the representatives of Davis Polk provided an overview of the duties of the Special Committee, the Special Committee’s role in the transaction, and the parameters that the Special Committee should take into consideration when the Special Committee engages one or more financial advisors. Following a discussion, the Special Committee determined that its next step should be to interview potential financial advisors that could assist the Special Committee in evaluating Searchlight’s proposal.
On January 14, 2022, the Special Committee and representatives of Davis Polk met with potential financial advisors regarding assisting the Special Committee in its evaluation of Searchlight’s proposal.
On January 16, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk. At the meeting, the Special Committee discussed the meetings that the Special Committee held on January 14, 2022 with potential financial advisors (including Moelis). Representatives of Davis Polk also led a review of the relationship disclosures provided by each potential financial advisor that presented to the Special Committee.
On January 18, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk. At the meeting, the Special Committee and the representatives of Davis Polk again discussed the relationship disclosures provided by Moelis in order to inform the Special Committee of any relationships between Moelis and other potential participants in a possible transaction, including Searchlight and Gato. The Special Committee and the representatives of Davis Polk also discussed the potential advantages of engaging more than one financial advisor.
On January 19, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the Special Committee disclosed Searchlight’s proposal to Moelis and a discussion ensued. Following discussion, the Special Committee excused Moelis from the meeting. After Moelis had left the meeting, the Special Committee and Davis Polk discussed whether to also continue to retain PJT Partners, which had been engaged by Hemisphere under an existing engagement letter, to serve as a financial advisor in connection with the potential transaction with Searchlight. A discussion ensued during which the Special Committee discussed the benefits of retaining more than one financial advisor. Following discussion, the Special Committee determined to retain both Moelis and PJT Partners as its financial advisors in connection with the potential transaction with Searchlight.
On January 24, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Davis Polk and Moelis led a discussion regarding the procedures the Special Committee and Hemisphere should follow whenever engaging with Searchlight or any other potential buyers of Hemisphere.
On January 26, 2022, at the request of the Special Committee, Moelis reached out to representatives of Searchlight to discuss Searchlight’s proposal. During the call, Searchlight verbally provided additional details about its proposal, including what Searchlight believed Univision would be willing to pay for Pantaya —  $115 million in cash and certain tax assets and radio assets of Univision.
On February 1, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk. At the meeting, the Special Committee led a discussion regarding, among other things, the fee arrangements of Moelis and PJT Partners. After discussion, the Special Committee determined that it was advisable and in the best interests of Hemisphere and its stockholders to confirm its engagement with Moelis.
Also on February 1, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Moelis reviewed with the Special Committee its preliminary financial analysis of Searchlight’s proposal. The representatives of Moelis also provided an update to the Special Committee on their conversations with Searchlight. Moelis noted that Searchlight had stated that (i) Searchlight was not interested in a stand-alone divestiture of Pantaya without a sale of the remaining business of Hemisphere and (ii) Searchlight would consider agreeing to a “go-shop.” A discussion ensued, during which the Special Committee and its advisors discussed, among other things, how a go-shop would be structured and whether Univision would agree to a go-shop in connection with a potential transaction involving the sale of Pantaya. Following discussion, the Special Committee directed its advisors to negotiate non-disclosure agreements with Searchlight and Univision and work with Hemisphere management to assemble the necessary diligence materials for a potential sale of Pantaya.
On February 15, 2022, the Special Committee held a video conference meeting, which was attended by members of Hemisphere management and representatives of Moelis and Davis Polk. At the meeting, members of Hemisphere management and representatives of Moelis led a discussion regarding the business due diligence request list received from Univision. A discussion ensued regarding the scope and timing of content that would be provided to Univision during the diligence process. After discussion, the Special Committee directed Hemisphere management to proceed with management’s stated approach to due diligence, which involved providing information to Searchlight. The Special Committee also directed Hemisphere management to continue to refine their financial projections for Hemisphere.
Also on February 15, 2022, Hemisphere and Searchlight entered into a confidentiality agreement regarding information to be disclosed in connection with a potential sale of Hemisphere, and Hemisphere and Univision entered into a confidentiality agreement regarding information to be disclosed in connection with a potential sale of Pantaya.
On February 24, 2022, representatives of Davis Polk and representatives of Latham & Watkins LLP, legal counsel to Searchlight (“Latham & Watkins”), held an initial legal process call, during which Latham & Watkins proposed a revised structure for the transaction. Under the revised structure, instead of Searchlight causing Hemisphere to divest Pantaya concurrently with Searchlight’s acquisition of Hemisphere, Hemisphere would sell Pantaya to Univision, with the Univision transaction closing within three to four weeks from the signing date. The sale of the remaining Hemisphere business to Searchlight (or one of its affiliates) would occur whenever stockholder and regulatory approval was received. Latham & Watkins explained that the reason for the proposed structure was a concern that Univision would not be willing to wait until the take private transaction closing to close on the sale of Pantaya.
On February 28, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Moelis provided an update on (i) the status of the preparation by management of certain financial projections, (ii) the due diligence processes being conducted by Searchlight and Univision and (iii) the status of reverse diligence with Univision in connection with the proposed sale of Pantaya. The representatives of Davis Polk then provided a summary of their conversation with Latham & Watkins regarding the structural changes to Searchlight’s proposal. A discussion ensued, during which the Special Committee also discussed whether Hemisphere should consider a sale of Pantaya to a buyer other than Univision.
Also on February 28, 2022, Latham & Watkins delivered an initial draft merger agreement for the proposed transaction to Davis Polk.
In late February 2022, a member of Hemisphere management received an unsolicited in-bound call from a representative of Company B, a multimedia communications group, regarding Company B’s interest in buying Pantaya.
On March 1, 2022, the representatives of Moelis received an unsolicited in-bound call from Company A, a leading multinational mass media and entertainment company, regarding Company A’s interest in buying Pantaya. On the call, the representatives of Moelis and Company A discussed whether Company A had a perspective on the value of Pantaya, and Company A responded that they would need to perform diligence before forming such a view.
On March 2, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Moelis led a discussion with the Special Committee regarding the unsolicited in-bound calls received from Company A and Company B. After discussion with the representatives of Moelis and Davis Polk, the Special Committee determined that Company B’s inquiry was not actionable at this time due to, among other things, certain concerns with Company B’s financial standing. The representatives of Moelis then provided the Special Committee with an update on their conversations with Searchlight and Searchlight’s concern that Univision was going to terminate discussions regarding a purchase of Pantaya if the signing of the transaction did not occur quickly. Moelis informed the Special Committee that the representatives of Searchlight also stated that Univision would not agree to a go-shop in connection with its potential purchase of Pantaya. A discussion ensued, during which the representatives of Davis Polk noted that the Special Committee had not received any documentation with respect to the proposed sale of Pantaya to Univision. Following discussion, the Special Committee determined to defer further consideration of Searchlight’s proposal and a sale of Pantaya to Univision until Moelis was able to complete its initial valuation work with respect to Hemisphere. The Special Committee also directed the representatives of Moelis to engage in further discussions with Company A and to let them know that they would need to proceed quickly if they wanted to pursue a potential transaction with Hemisphere.
On March 3, 2022, on a call between Moelis and Searchlight, Searchlight verbally indicated that in light of Hemisphere’s declining share price, cash burn and the overall economic environment, including the debt financing markets and associated pricing, the price it was willing to pay for Hemisphere was now less than $8.00, and referenced $7.75 as a potential revised offer price. Searchlight also stated that it was prepared to submit an offer to acquire the entire company, without a contingent sale of Pantaya to Univision, and that Searchlight would also include a go-shop for the entire company in the merger documentation. However, under that proposed structure, Searchlight was unwilling to enter into an agreement that required it to support a superior proposal.
On March 4, 2022, the Special Committee held a video conference meeting, which was attended by members of Hemisphere management and representatives of Moelis and Davis Polk. At the meeting, the members of Hemisphere’s management led a discussion with the Special Committee regarding a review of Hemisphere’s financial projections. Following discussion, the members of Hemisphere’s management were excused from the meeting and the representatives of Moelis then provided the Special Committee with an update on their recent conversations with Searchlight.
On March 7, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Moelis led a discussion with the Special Committee regarding, among other things, Moelis’ preliminary financial analysis of Hemisphere. Following discussion, the Special Committee then led a discussion with its advisors on the appropriate response to Searchlight’s proposal to acquire Hemisphere. The Special Committee noted that since Hemisphere acquired Pantaya, Hemisphere’s share price appeared to be tied to the stock prices of other streaming service companies (which had experienced greater losses during the resultant period) rather than tied to the stock prices of other broadcasters. Following discussion, the Special Committee determined that it was advisable and in the best interests of Hemisphere and its stockholders to deliver a counter-proposal to Searchlight proposing an offer price of $10.00 in cash for Searchlight to acquire all of the outstanding shares of Hemisphere Common Stock, or, as an alternative, an offer to sell Pantaya to Univision in the event that Searchlight declined the Special Committee’s proposal to acquire the entire Company for $10.00 per share. The Special Committee then directed Moelis to orally deliver the Special Committee’s counter-proposal to Searchlight.
On March 8, Moelis communicated the Special Committee’s counter-proposal to Searchlight, which Searchlight rejected. Searchlight told Moelis that they did not have an interest in pursuing a separate, independent sale of Pantaya to Univision and that they were not prepared to provide a go-shop in connection with the proposed Univision transaction. Searchlight also told Moelis that they were reducing their offer price to $7.75 per share.
On March 9, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Moelis relayed to the Special Committee Searchlight’s response to the Special Committee’s proposal, including that it was rejecting the Special Committee’s proposal and that Searchlight was reducing their offer price to $7.75 per share. Following discussion, the Special Committee determined that it was advisable and in the best interests of Hemisphere’s stockholders not to provide a specific counter-proposal at this time.
On March 10, 2022, the Hemisphere Board held its regularly scheduled board meeting, after which the Special Committee and certain of Searchlight’s representatives on the Hemisphere Board discussed Searchlight’s revised proposal. During the conversation, the Searchlight representatives told the Special Committee that they would like to move quickly and were concerned that any delay would result in Univision revising the terms upon which it was willing to acquire Pantaya. The Special Committee told the Searchlight representatives that it was not prepared to accept Searchlight’s revised proposal to acquire Hemisphere for $7.75 per share.
On March 11, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the Special Committee, Moelis and Davis Polk discussed, among other things, the financial condition of Hemisphere and the relative advantages and disadvantages of responding to Searchlight with a counter-proposal. Following discussion, the Special Committee determined that it was advisable and in the best interests of Hemisphere and its stockholders to deliver a counter-proposal to Searchlight proposing (i) an offer price of $8.00 in cash for Searchlight to acquire all of the outstanding shares of Hemisphere Common Stock and (ii) that Searchlight agree to (a) a go-shop for the entire company and (b) a separate agreement to support a superior proposal if such a proposal was presented to Hemisphere. The Special Committee then directed Moelis to discuss the counter-proposal with Searchlight, which Moelis did following the meeting.
On March 14, 2022, the representatives of Moelis and Searchlight held a discussion, during which Searchlight indicated that it was prepared to move forward with a potential acquisition of Hemisphere on the basis of the Special Committee’s March 11 proposal to acquire Hemisphere at $8.00 per share in cash, subject to a go-shop and Searchlight’s support if there was a superior proposal for Hemisphere.
Later that day, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Moelis informed the Special Committee of its conversation with Searchlight. Following discussion, the Special Committee directed the representatives from Davis Polk to continue its discussions with Latham & Watkins and to revise the draft merger agreement to reflect the Special Committee’s counter-proposal. The Special Committee also directed the representatives from Davis Polk to request from Latham & Watkins all documentation that was being prepared with respect to a potential sale of Pantaya to Univision. The Special Committee then asked the representatives of Moelis to provide an update on their discussions with Company A. The representatives of Moelis informed the Special Committee that Davis Polk was in the process of negotiating a confidentiality agreement with Company A and that they would be ready to share confidential materials with Company A once that agreement was executed.
On March 18, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Davis Polk led a discussion regarding the revised draft merger agreement received from Latham & Watkins. The representatives of Davis Polk first reviewed with the members of the Special Committee the revised structure of the sale of Pantaya proposed by Searchlight. Under Searchlight’s revised structure, Searchlight would enter into an agreement to sell Pantaya to Univision at the same time that Searchlight entered into a merger agreement with Hemisphere, and the sale of Pantaya would occur immediately following the closing of Searchlight’s acquisition of Hemisphere. Following discussion, the representatives of Davis Polk then reviewed with the members of the Special Committee certain provisions in the draft merger agreement, including, among other things, (i) the go-shop, (ii) the termination fee and the reverse termination fee and (iii) the regulatory undertakings of each party. A discussion ensued, during which the members of the Special Committee provided guidance to Davis Polk on how to respond on the key issues.
Following discussion, the Special Committee directed the representatives from Davis Polk to share the revised draft merger agreement with Hemisphere management and engage in further discussions with the representatives of Latham & Watkins regarding the proposed structure of the Pantaya Transaction.
Also on March 18, 2022, Hemisphere and Company A entered into a confidentiality agreement which included a customary six-month standstill provision, which fell away when Hemisphere entered into the Merger Agreement.
On March 21, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Davis Polk. At the meeting, Davis Polk reviewed with the members of the Special Committee their fiduciary duties in connection with a potential sale of Hemisphere and with respect to Searchlight’s proposal to acquire Hemisphere.

On March 22, 2022, Davis Polk delivered a revised draft of the merger agreement to Latham & Watkins.
On March 23, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. Mr. Neuman opened the meeting by recounting to the other members of the Special Committee and to the representatives of Davis Polk and Moelis a conversation that Mr. Neuman had with another director of Hemisphere. During the conversation, the director suggested that the Special Committee reach out to Company C (a global conglomerate operator) regarding a possible sale of Pantaya, given the competitive dynamics between Company C and Univision. Ms. Dulá noted that she had a similar conversation with another director of Hemisphere. A discussion ensued during which the Special Committee noted that there had been no concrete outreach from Company C to Hemisphere and that any interest on the part of Company C in Pantaya was speculative. The Special Committee also discussed with its advisors the risks associated with contacting Company C independently (including the risk of such contact becoming public) and the timing associated with executing a transaction with Company C against the current proposal the Special Committee was considering with Searchlight and Univision. Following further discussion, the Special Committee determined to defer any decision with respect to Company C. The Special Committee then asked the representatives of Moelis to provide an update on their discussions with Company A. The representatives of Moelis informed the Special Committee that Company A had executed a confidentiality agreement with Hemisphere and that Hemisphere was providing Company A with confidential information on Pantaya. Following discussion, the Special Committee directed Moelis to inform Company A that, if they were interested in a potential acquisition of Pantaya, they would need to accelerate their review process, which Moelis communicated to Company A on the following day.
Also on March 23, 2022, Hogan Lovells US LLP, legal counsel to Univision (“Hogan Lovells”), delivered to Davis Polk an initial draft of the Pantaya purchase agreement, the terms of which were based on the purchase agreement used by Hemisphere to acquire Pantaya from Lions Gate Entertainment Corporation in 2021.
On March 25, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Davis Polk led a discussion regarding the key issues in the draft Pantaya purchase agreement, including, among other things, (i) the contemplation of a separate agreement to purchase certain of Univision’s radio stations, (ii) the non-compete and non-solicit provisions, (iii) the indemnification provision and (iv) the contemplation of a programming services agreement, pursuant to which Univision would provide radio programming services to Hemisphere for an unspecified annual fee. A discussion ensued, during which the members of the Special Committee and the representatives of Davis Polk discussed, among other things, how the draft Pantaya purchase agreement would affect Hemisphere’s go-shop provision under the proposed draft merger agreement with Searchlight.
On March 27, 2022, Latham & Watkins delivered a revised draft of the merger agreement to Davis Polk.
On March 29, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Davis Polk led a discussion regarding certain provisions and key issues in the revised draft of the merger agreement, including, among other things, (i) the timing of the closing of the proposed acquisition of Pantaya by Univision in relation to the closing of the Mergers, (ii) the terms of the go-shop, including the duration of the go-shop and size of the termination fee payable if the Company was to accept a superior proposal during the go-shop period, (iii) the termination fee payable by Searchlight if it was not able to close as a result of a failure of its debt financing, (iv) expense reimbursement payable to Searchlight if the Company’s stockholders vote against the Mergers and (v) Searchlight’s undertaking with respect to the efforts it would expend to obtain all applicable regulatory approvals required to close the Mergers. A discussion ensued, during which the members of the Special Committee and the representatives of Davis Polk discussed the open issues and agreed upon an appropriate response.
On April 1, 2022, Latham & Watkins communicated to Davis Polk that Searchlight’s intention was for the go-shop to apply only to Hemisphere’s broadcast assets (and not to Pantaya).

On April 4, 2022, Moelis held a call with Company A during which Company A expressed its continued interest in a potential transaction with Hemisphere to acquire Pantaya and potential next steps in its diligence process.
Also on April 4, 2022, Davis Polk delivered a revised draft of the merger agreement to Latham & Watkins, reflecting the positions discussed with the Special Committee at its March 29 meeting.
On April 5, 2022, Latham & Watkins delivered an initial draft of the radio purchase agreement to Davis Polk.
On April 6, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Moelis provided an update to the Special Committee on their discussions with Company A. The representatives of Moelis informed the Special Committee that Company A had been provided with a financial model and presentation materials with respect to Pantaya and that management meetings had been scheduled for the following week. Following discussion, the Special Committee directed Moelis to continue their discussions with Company A about a potential sale of Pantaya. The Special Committee then discussed with its advisors the current status of negotiations with Gato/Searchlight and Univision.
On April 7, 2022, Latham & Watkins delivered a revised draft of the merger agreement to Davis Polk, which included language added to indicate that a subsidiary of Gato would be the purchaser.
On April 10, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Davis Polk reviewed with the Special Committee members certain provisions and key issues in the revised draft merger agreement, including (i) the Hemisphere termination fee, (ii) the go-shop provision, (iii) the reverse termination fee, (iv) Searchlight’s request for expense reimbursement and (v) compensation and benefits protection for Hemisphere’s employees. A discussion ensued, during which the members of the Special Committee and the representatives of Davis Polk discussed the open issues and agreed upon an appropriate response.
On April 11, 2022, Davis Polk delivered a revised draft of the merger agreement to Latham & Watkins, reflecting the positions discussed with the Special Committee at its April 10 meeting.
From April 15, 2022 through May 9, 2022, representatives of Searchlight, Univision, Latham & Watkins, Hogan Lovells, Paul, Weiss, Rifkind, Wharton & Garrison LLP, legal counsel to Hemisphere (“Paul Weiss”), and Davis Polk held several telephonic discussions and continued to exchange drafts of the merger agreement and the purchase agreements relating to the Pantaya Transaction and the Radio Transaction, and finalized the remaining terms of the merger agreement and related documents.
On April 20, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Moelis discussed with the Special Committee the go-shop process that would be run in the event that Hemisphere entered into the proposed merger agreement with Gato. The representatives of Moelis also discussed with the Special Committee the materials that would need to be provided to a potential go-shop bidder during the go-shop period and the potential go-shop participants that would be approached during the go-shop period.
On April 21, 2022, Searchlight informed Moelis that it was lowering its proposed purchase price to $7.00 per share due to several factors, including Univision revising certain economic terms upon which it would acquire Pantaya, increased financing costs and general market deterioration. Shortly thereafter, Moelis communicated Searchlight’s revised proposal to the members of the Special Committee and a meeting of the Special Committee was scheduled to be held on April 24, 2022, to formally discuss the revised proposal.
On April 22, 2022, Company A delivered to Hemisphere a preliminary, non-binding indication of interest proposal to acquire Pantaya for $200 million in cash, subject to completion of financial and legal due diligence.
On April 24, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Moelis led a discussion regarding Company A’s preliminary, non-binding indication of interest proposal to acquire Pantaya for $200 million in cash. The representatives of Moelis informed the Special Committee that they spoke with a representative of Company A, during which conversation it became clear that there was a significant amount of due diligence that would need to be done before Company A would be in a position to finalize a transaction. A discussion ensued among the Special Committee and its advisors regarding the timing of a potential transaction with Company A and whether the Special Committee could delay further negotiations with Searchlight and Univision without risking that Searchlight and/or Univision would walk away from their respective proposed transactions. Following discussion, the Special Committee directed Moelis to continue their discussions with Company A on a potential sale of Pantaya and to urge Company A to move as quickly as possible with their due diligence. The representatives of Moelis then discussed with the Special Committee Searchlight’s revised proposal for Hemisphere, which reduced Searchlight’s offer price from $8.00 per share to $7.00 per share. Moelis informed the Special Committee that they spoke with Searchlight about the reduction in price and that Searchlight stated that the reduction was a result of several factors, including Univision revising certain economic terms upon which it would acquire Pantaya, increased financing costs and general market deterioration. The representatives of Moelis then led a discussion regarding Univision’s revised offer for Pantaya. Following discussion, the Special Committee members asked the representatives from Davis Polk for an update regarding the status of the draft transaction agreements for the Gato/Searchlight transaction and the Pantaya Transaction. The representatives of Davis Polk reviewed with the Special Committee certain key open issues in the agreements, including, among other things, (i) Searchlight’s obligations to support a superior proposal under the draft voting and support agreement and (ii) the right of first offer covenant in the draft Pantaya purchase agreement. Following discussion, the Special Committee determined that it was advisable and in the best interests of Hemisphere’s stockholders not to respond to Searchlight’s revised proposal until the Special Committee was sure that all open items in the transaction documents had been identified so that the Special Committee could be more comfortable that Searchlight would not again revise the terms of its proposal.
On April 27, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Davis Polk and Moelis led a discussion regarding the key open issues related to the proposed Gato/Searchlight transaction and the proposed sale of Pantaya to Univision. The key open issues that the Special Committee discussed included, among other things, (i) the voting and support agreement that would require Gato to support a superior proposal being limited to superior proposals that could be closed within six months of the end of the go-shop, (ii) the non-compete and right of first offer covenants under the Pantaya purchase agreement, (iii) the indemnity under the Pantaya transaction agreement for any stockholder litigation that involved Univision and (iv) control of programming under the programming term sheet. The members of the Special Committee, Moelis and Davis Polk discussed the open issues and agreed upon an appropriate response for each item. Following discussion, the Special Committee determined to ask Searchlight (i) for a go-shop with respect to a sale of the whole company, (ii) to remove the time limitation on Gato’s support of a superior proposal, (iii) to limit the Pantaya non-compete and right of first offer covenants to Searchlight (and not a different buyer of Hemisphere), (iv) to limit the radio stations programming term sheet to Searchlight (and not a different buyer of Hemisphere) and (v) to remove Univision’s indemnity under the Pantaya transaction agreement for any stockholder litigation that involved Univision. The Special Committee then directed Moelis to deliver their response to Searchlight.
On April 28, 2022, the Special Committee and certain disinterested members of the Hemisphere Board held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, representatives of Davis Polk and Moelis reviewed with the disinterested members of the Hemisphere Board the current status of the Gato/Searchlight transaction and the sale process with respect to Pantaya, including Moelis’ conversations with Company A.
On April 29, 2022, the representatives of Moelis and Searchlight held a call, during which Searchlight indicated that it would be agreeable to an obligation to support a go-shop bid if the Special Committee determined that such bid was a superior proposal and it would not time limit its support obligations under the draft voting and support agreement, subject to Gato’s acceptance of this obligation. During the call, Searchlight rejected the Special Committee’s other proposals and made a counter-proposal, under which Univision would agree to (i) reduce the duration of the non-compete for a go-shop bidder from three years to one year, (ii) exempt a go-shop bidder’s existing competing business from the non-compete, (iii) reduce the duration of the right of first offer for a go-shop buyer from three years to two years and (iv) limit the scope of the right of first offer to only apply to Hemisphere and its subsidiaries. Searchlight also confirmed that Univision was still unwilling to agree to a go-shop in connection with a sale of the whole company (including Pantaya) and told Moelis that Searchlight believed that, in light of the instability of the financing markets, it was critical that the proposed transaction be executed soon.
On May 1, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Moelis reviewed with the Special Committee feedback they had received from Searchlight. Following discussion, the Special Committee determined to defer their response to the key legal issues until Gato/Searchlight and Univision had provided the Special Committee with near final drafts of the transaction agreements. The representatives of Moelis then provided an update to the Special Committee on their discussions with Company A. The representatives of Moelis informed the Special Committee that Company A reported that they had not seen any significant issues in their due diligence to date and that they would be able to update Moelis on whether they had continued interest in Pantaya in the next week. The Special Committee discussed with Moelis whether Company A was a serious bidder for Pantaya and whether Company A would be able to submit an updated proposal for Pantaya in the next week. Following discussion, the Special Committee directed Moelis to continue its discussions with Company A and to provide Company A with whatever information that Company A needed to be in a position to submit an updated proposal in the next week.
On May 2, 2022, Moelis received a letter from a representative of Company D, a production company, inquiring about an opportunity to acquire Hemisphere.
On May 4, 2022, Moelis held a call with a representative from Company D to discuss Company D’s potential interest in a transaction. Given the lack of financing and Company D’s inability to communicate any view on valuation, among other considerations, after discussion with the representatives of Moelis and Davis Polk, the Special Committee determined that Company D’s interest was not an actionable bid at present and that Company D could always participate in the go-shop process.
Also on May 4, 2022, Moelis held a call with Company A during which Company A said that while they appreciated the opportunity to meet with management and conduct due diligence on Pantaya, they would be unable to reach agreement on a transaction on an expedited basis and would need at least another month to complete their due diligence and finalize transaction documents. Company A also noted that, even with another month, they could ultimately decide to pass on the opportunity to acquire Pantaya.
On May 5, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Moelis provided an update to the Special Committee on their discussions with Company A. The representatives of Moelis then provided the Special Committee with an update of a recent conversation they had with Searchlight. On the call, the representatives of Moelis had asked Searchlight for assurances that, if the Special Committee agreed to Searchlight’s proposal of $7.00 per share, Searchlight would not raise additional issues between the time the parties agreed on price and the time the parties signed the transaction agreements. Moelis also asked Searchlight to reconsider Searchlight’s position on not providing a go-shop in connection with a sale of the whole company (including Pantaya). Searchlight told the representatives of Moelis that Searchlight was committed to the transaction and was doing everything it could to finalize a transaction, however, Searchlight understood that Univision was not willing to agree to a go-shop with respect to Pantaya. The Special Committee and its advisors then discussed the key open issues related to the proposed transactions with Searchlight and Univision and whether to drop the Special Committee’s request for a go-shop on a sale of the whole company. Following discussion, the Special Committee determined to move forward with the proposed transactions.
On May 6, 2022, the Special Committee and certain disinterested members of the Hemisphere Board held a video conference meeting, which was attended by representatives of Moelis and Davis Polk. At the meeting, the representatives of Moelis provided an update to the Special Committee and the disinterested members of the Hemisphere Board on the current status of the Gato/Searchlight transaction and the sale process with respect to Pantaya, including Moelis’ conversations with Company A.
Also on May 6, 2022, PJT Partners confirmed with Hemisphere that PJT Partners had no updates to the 2021 relationship disclosure letter with respect to the relevant transaction parties to the Merger Agreement.

During the period between January 19, 2022, and the Special Committee meeting held on May 7, 2022, PJT Partners had reviewed drafts of the transaction documents and other materials relating to the proposed transactions (as further described in its written opinion), and had been apprised regularly by Hemisphere and Moelis on the status of the discussions between Hemisphere, Moelis and Davis Polk, on the one hand, and Searchlight, Univision and Company A (and their respective advisors), on the other hand, regarding the transactions and the transaction documents.
On May 7, 2022, the Special Committee held a video conference meeting, which was attended by representatives of Moelis, Davis Polk and PJT Partners. At the meeting, Davis Polk led a discussion with the Special Committee regarding the fiduciary duties of the Special Committee members in connection with the proposed transaction. Davis Polk then provided the Special Committee with a summary of the key terms and conditions of the Merger Agreement, the Voting and Support Agreement, the Pantaya Purchase Agreement and the Radio Purchase Agreement. Moelis and PJT Partners then separately reviewed with the Special Committee their respective analyses with respect to the proposed transactions. Representatives of Moelis rendered to the Special Committee an oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 9, 2022, that, as of such date, and based upon and subject to the assumptions, limitations, qualifications and conditions set forth in Moelis’ written opinion, the consideration to be received by holders of shares of Hemisphere Common Stock in the transaction was fair from a financial point of view to such holders (other than the Excluded Holders). For a detailed discussion of Moelis’ opinion, please see “Special Factors — Opinion of Moelis & Company LLC.” Representatives of PJT Partners rendered to the Special Committee an oral opinion, which was subsequently confirmed by delivery of a written opinion dated May 7, 2022, that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated therein), the consideration to be received by the Disinterested Stockholders in the transaction was fair to such holders from a financial point of view. For a detailed discussion of PJT Partners’ opinion, please see “Special Factors — Opinion of PJT Partners LP.” After discussion, the Special Committee unanimously recommended that the Hemisphere Board (i) determine that the Merger Agreement, the Voting and Support Agreement, the Searchlight Letter Agreement and the transactions contemplated thereby, including the Mergers, are advisable and fair to, and in the best interests of, Hemisphere and the Disinterested Stockholders, (ii) approve, adopt and declare advisable the Merger Agreement, the Voting and Support Agreement, the Searchlight Letter Agreement and the transactions contemplated thereby, including the Mergers, (iii) resolve to recommend that the Hemisphere stockholders adopt the Merger Agreement and (iv) direct that the Merger Agreement be submitted to the Hemisphere stockholders for adoption.
On May 7, 2022, following the meeting of the Special Committee, the Hemisphere Board held a video conference meeting, which was attended by representatives of Moelis, Davis Polk, PJT Partners and Paul Weiss. At the meeting, Davis Polk provided the Hemisphere Board (excluding the members of the Hemisphere Board affiliated with Searchlight and its affiliates) with a summary of the key terms and conditions of the Merger Agreement, the Voting and Support Agreement, the Pantaya Purchase Agreement and the Radio Purchase Agreement. Moelis and PJT Partners then separately presented the Hemisphere Board (excluding the members of the Hemisphere Board affiliated with Searchlight and its affiliates) with their respective analyses with respect to the proposed transactions. Paul Weiss then led a discussion with the Hemisphere Board regarding the fiduciary duties of the Hemisphere Board members in connection with the proposed transactions. After discussion and based on the unanimous recommendation of the Special Committee, the Hemisphere Board then unanimously (i) approved, adopted and declared advisable the Merger Agreement, the Voting and Support Agreement, the Searchlight Letter Agreement, and the transactions contemplated thereby, including the Mergers, (ii) resolved to recommend that the Hemisphere stockholders approve the adoption of the Merger Agreement and (iii) directed that the Merger Agreement be submitted to the Hemisphere stockholders for adoption.
On May 9, 2022, before the markets opened, Hemisphere announced that it had entered into the Merger Agreement, the Pantaya Purchase Agreement and the Radio Purchase Agreement.
Beginning on May 9, 2022, representatives of Moelis reached out to 25 parties to invite such parties to participate in Hemisphere’s go-shop process, which were the parties discussed by the Special Committee at its meeting dated April 20, 2022. Moelis identified such parties based upon their potential strategic interest in acquiring Hemisphere and their financial capability to complete an acquisition. Sixteen of the contacted parties were strategic parties, and the remaining nine parties were potential private equity bidders.
On June 3, 2022, the Special Committee received an Acquisition Proposal from a representative of Company E to acquire all of the Hemisphere Common Stock for $9.00 per share in cash.
On June 7, 2022, the Special Committee received an Acquisition Proposal from a representative of Company F to acquire all of the Hemisphere Common Stock for $8.00 per share in cash.
Hemisphere did not receive any other Acquisition Proposals during the go-shop period, which ended at 11:59 p.m. Eastern time on June 8, 2022. Starting at 12:00 a.m. Eastern time on June 9, 2022, Hemisphere became subject to customary no-shop provisions that limit its ability to solicit Acquisition Proposals from third parties or to provide confidential information to third parties, subject to customary fiduciary out provisions.
During the months of June 2022 and July 2022, representatives of Company E continued to conduct due diligence on Hemisphere and to show an interest in pursuing a potential transaction with Hemisphere.
On July 20, 2022, Hemisphere and Company E entered into a confidentiality agreement for the sharing of Company E’s confidential information.
As of the date of this proxy statement, Moelis and Davis Polk have not held initial substantive negotiations with the representatives of Company E and Company F and there can be no assurance that the Acquisition Proposals will lead to a Superior Proposal.
Purpose and Reasons of Hemisphere for the Mergers; Recommendation of the Hemisphere Board and the Special Committee; Fairness of the Mergers
On January 21, 2022, the Hemisphere Board acting by unanimous written consent approved resolutions establishing the Special Committee, consisting of independent directors Sonia Dulá, Eric C. Neuman and John Engelman, each of whom is unaffiliated with Searchlight and its affiliates. Pursuant to the resolutions, the Special Committee was delegated the full power and authority of the Hemisphere Board to the fullest extent permitted by law to, among other things, (i) review, evaluate and, if appropriate, negotiate the terms of a possible take-private transaction with Searchlight (or alternative thereto) and to make recommendations to the Hemisphere Board with respect thereto and (ii) determine whether a potential transaction with Searchlight (or an affiliate thereof) or alternative transaction negotiated by the Special Committee was fair to, and in the best interests of, Hemisphere and its stockholders (other than, in the case of potential transaction with Searchlight (or an affiliate thereof), Searchlight).
On May 7, 2022, the Special Committee unanimously recommended that the Hemisphere Board (i) determine that the Merger Agreement, the Voting and Support Agreement, the Searchlight Letter Agreement and the transactions contemplated thereby, including the Mergers, are advisable and fair to, and in the best interests of, Hemisphere and the Disinterested Stockholders, (ii) approve, adopt and declare advisable the Merger Agreement, the Voting and Support Agreement, the Searchlight Letter Agreement and the transactions contemplated thereby, including the Mergers, (iii) resolve to recommend that the Hemisphere stockholders adopt the Merger Agreement and (iv) direct that the Merger Agreement be submitted to the Hemisphere stockholders for adoption.
Also on May 7, 2022, the Hemisphere Board unanimously (i) approved, adopted and declared advisable the Merger Agreement, the Voting and Support Agreement, the Searchlight Letter Agreement, and the transactions contemplated thereby, including the Mergers, (ii) resolved to recommend that the Hemisphere stockholders approve the adoption of the Merger Agreement and (iii) directed that the Merger Agreement be submitted to the Hemisphere stockholders for adoption.
Accordingly, the Hemisphere Board recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal.
In reaching its recommendation, the Special Committee consulted with and received the advice of its independent financial and legal advisors and discussed certain matters with Hemisphere’s management team. The following are the material factors that supported the Special Committee’s recommendation that the Hemisphere Board approve the Merger Agreement, the Voting and Support Agreement, the Searchlight Letter Agreement and the transactions contemplated thereby, including the Mergers (which are not necessarily presented in order of relative importance):

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the consideration of $7.00 per share to be received by Hemisphere stockholders in the Hemisphere Merger represents a significant premium over the market prices at which shares of Class A Common Stock had previously traded prior to the announcement and execution of the Merger Agreement, including the fact that the consideration of $7.00 per share represented a premium of approximately 86% over Hemisphere’s closing share price of Class A Common Stock on May 6, 2022, the last trading day prior to the announcement of the Merger Agreement and a premium of approximately 63% over the 30-day volume weighted average share price of Class A Common Stock for the period ended May 6, 2022;

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the proposed Merger Consideration is all cash, so that the transaction provides stockholders of Hemisphere certainty of value for their shares of Hemisphere Common Stock, especially when viewed against Hemisphere’s competitive positioning and prospects as a standalone company, taking into account the costs, risks and uncertainties associated with continuing to operate independently as a public company, including:

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the competitive nature of the industry in which Hemisphere operates, including the increasing competition faced by Hemisphere from significantly larger competitors with significantly greater resources than Hemisphere;

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the large amount of capital required to grow the subscription video-on-demand business, which, given Hemisphere’s cash position, may lead to significant increases in Hemisphere’s net debt if Hemisphere chooses to incur additional indebtedness to obtain capital;

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the collapse of market valuations in the subscription video-on-demand industry since Hemisphere acquired Pantaya in April 2021, which may result in a significant reduction in the valuation of Pantaya;

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Hemisphere’s relatively small size as compared to its competitors, which places Hemisphere at a significant scale disadvantage;

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continued decline in U.S. pay television subscribers, which would reduce affiliate fees Hemisphere receives related to carriage of its cable networks;

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the inherent uncertainty of attaining management’s financial projections, including the fact that Hemisphere’s actual financial results in future periods could differ materially from the projected results described in “Certain Unaudited Prospective Financial Information;”

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the current and projected financial condition and results of operations of Hemisphere on a stand-alone basis, including the risks to achieving its projections and long-term results amid greater industry consolidation;

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the likelihood of a recession and the associated risk to revenue from television advertising and accelerated subscriber base declines;

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absent the consummation of the transactions contemplated by the Merger Agreement, the risk that Hemisphere would not have a sufficient cash or cash equivalents balance or available financing to achieve management’s strategic plan and thus could face a further decrease in Hemisphere’s stock price and near-term liquidity pressure; and

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continued losses in Hemisphere’s broadcast television network joint venture in Colombia, referred to as “Canal 1”, which continues to incur losses and consume cash and for which, for the years ending December 31, 2021 and 2020, Hemisphere recorded $12.4 million and $22.1 million, respectively, equity investment loss, due in part to the precipitous decline in the Colombian advertising market in 2022, a significant weakening of the Colombian Peso and political uncertainty following recent elections in Colombia;

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the fact that, as is required by the certificate of incorporation of Hemisphere, all holders of Hemisphere Common Stock, including the holders of Class B Common Stock, would receive the same consideration;

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during a more than two (2)-year period leading up to the execution of the Merger Agreement, the Hemisphere Board, with the assistance of its financial and legal advisors, had explored and evaluated various potential strategic alternatives, including a sale of Hemisphere and remaining as a standalone public company;

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Moelis and Davis Polk assisted the Special Committee throughout the process and negotiations and updated the Special Committee directly and regularly;

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Hemisphere’s management directly and regularly provided the Special Committee with their perspectives on the proposed transactions, Hemisphere’s business and current industry developments;

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the financial presentation of Moelis and its oral opinion rendered to the Special Committee on May 7, 2022, subsequently confirmed in its written opinion dated May 9, 2022, which opinion the Special Committee adopted as its own, that, and based upon and subject to the assumptions, limitations, qualifications and conditions set forth in Moelis’ written opinion, the consideration to be received by holders of shares of Hemisphere Common Stock in the transaction was fair from a financial point of view to such holders (other than the Excluded Holders), as more fully described in the section titled “Special Factors — Opinion of Moelis & Company LLC”; and

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the financial presentation of PJT Partners and its oral opinion rendered to the Special Committee on May 7, 2022, subsequently confirmed in its written opinion dated May 7, 2022, which opinion the Special Committee adopted as its own, that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated therein), the consideration to be received by the Disinterested Stockholders in the Merger was fair to such holders from a financial point of view, as more fully described in the section titled “Special Factors — Opinion of PJT Partners LP”.

The Special Committee, in consultation with its legal, financial and other advisors, also considered the following specific aspects of the Merger Agreement (which are not necessarily presented in order of relative importance):
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the Special Committee’s belief that the terms of the Merger Agreement, including Hemisphere’s representations, warranties and covenants and the conditions to each party’s obligations, are reasonable in the circumstances and include the most favorable terms to Hemisphere, in the aggregate, to which Searchlight was willing to agree and included a go-shop provision (i.e., the right to actively solicit alternative acquisition proposals for a specified period following execution of a definitive agreement);

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if the Mergers are not completed on or before the outside date under the circumstances described in this proxy statement, Parent will be required to pay Hemisphere a reverse termination fee of $15,600,000;

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Hemisphere’s ability, under certain circumstances, and subject to certain conditions, to furnish information to and to conduct negotiations with a third party that makes an unsolicited bona fide written proposal for a business combination or acquisition of Hemisphere that is reasonably likely to lead to a superior proposal;

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the Special Committee, subject to certain conditions, has the right to (i) change its recommendation of the Mergers in response to a proposal to acquire Hemisphere that is superior to the Mergers or an intervening event with respect to Hemisphere or (ii) terminate the Merger Agreement to enter into a definitive agreement providing for an acquisition of Hemisphere that is superior to the Mergers, in each case, if the Special Committee determines that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to Hemisphere’s stockholders; and

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the outside date under the Merger Agreement of November 9, 2022 allows for sufficient time to complete the Mergers.

In the course of its deliberations, the Special Committee also considered a variety of risks, uncertainties and other potentially negative factors, including the following (which are not necessarily presented in order of relative importance):
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the risk that the Mergers may not be completed despite the parties’ efforts or that completion of the Mergers may be delayed, even if the requisite approvals are obtained from Hemisphere stockholders, including the possibility that conditions to the parties’ obligations to complete the Mergers may not be satisfied, and the potential resulting disruptions to Hemisphere’s businesses;

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the risk that the parties might not receive the necessary regulatory approvals, contractual consents and clearances to complete the Mergers or that governmental authorities could attempt to condition their approval or clearance of the Mergers on compliance with certain burdensome conditions;

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the amount of time it could take to complete the regulatory process for the Mergers, the potential for diversion of management focus for an extended period and employee attrition, the potential inability to hire new employees and the possible adverse effects of the announcement and pendency of the transactions on customers, providers, vendors, regulators and other business relationships, and the communities in which Hemisphere operates, in particular if the Mergers are not completed;

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the fact that certain of Hemisphere’s directors and executive officers may receive certain benefits that are different from, and in addition to, those of Hemisphere’s other stockholders (see “Interests of Executive Officers and Directors of Hemisphere in the Merger”); and

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the risks of the type and nature described in the sections entitled “Cautionary Statement Concerning Forward-Looking Information.”

The Special Committee considered all of these factors as a whole and concluded that the uncertainties, risks and potentially negative factors relevant to the transactions were outweighed by the potential benefits that it expected Hemisphere stockholders would achieve as a result of the Mergers. The foregoing discussion of the information and factors considered by the Special Committee is not exhaustive. In view of the wide variety of factors considered by the Special Committee in connection with its evaluation of the Mergers and the complexity of these matters, the Special Committee did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above and any other factors, the individual members of the Special Committee may have viewed factors differently or given different weight or merit to different factors.
The Special Committee did not specifically consider the liquidation value or the net book value of Hemisphere in its evaluation of the Mergers, because of its belief that neither liquidation value nor net book value presents a meaningful valuation for Hemisphere and its business, as Hemisphere’s value is derived from the cash flows to be generated from its continuing operations rather than from the value of assets that might be realized in a liquidation or from net book value which is significantly influenced by historical costs. In addition, the Special Committee did not conduct a separate going-concern valuation of Hemisphere because the financial analyses presented by Moelis and PJT Partners, as more fully described in the sections titled “Special Factors — Opinion of Moelis & Company LLC” and “Special Factors — Opinion of PJT Partners LP”, contained financial analyses of the cash flows to be generated by Hemisphere’s continuing operations and the Special Committee believed these analyses to be a form of a going concern valuation.
In considering the recommendation of the Hemisphere Board that the Hemisphere stockholders vote to approve the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal, Hemisphere stockholders should be aware that the officers, directors and employees of Hemisphere may have certain interests, including financial interests, in the Mergers that may be different from, or in addition to, the interests of Hemisphere stockholders generally. See “Interests of Executive Officers and Directors of Hemisphere in the Mergers.”
The foregoing discussion of the information and factors considered by the Hemisphere Board is forward-looking in nature. This information should be read in light of the factors described in the section entitled “Cautionary Statement Concerning Forward-Looking Information.”
Opinion of PJT Partners LP
PJT Partners was retained by the Special Committee to act as its financial advisor in connection with a possible transaction, including a sale or business combination involving all or substantially all of Hemisphere’s businesses, assets or securities, and, upon the Special Committee’s request, to render a fairness opinion to the Special Committee in connection with any such transaction. The Special Committee selected PJT Partners to act as its financial advisor based on PJT Partners’ qualifications, expertise and reputation, its knowledge of Hemisphere’s industry and its knowledge and understanding of the business and affairs of Hemisphere. At a meeting of the Special Committee held on May 7, 2022, PJT Partners rendered its oral opinion, subsequently confirmed in its written opinion dated May 7, 2022, to the Special Committee that, as of the date thereof and based upon and subject to, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by PJT Partners in connection with the opinion (which are stated in its written opinion), the consideration to be received by the Disinterested Stockholders in the Merger was fair to such holders from a financial point of view.
The full text of PJT Partners’ written opinion delivered to the Special Committee, dated May 7, 2022, is attached as Annex D and incorporated into this proxy statement by reference in its entirety. PJT Partners’ written opinion has been provided by PJT Partners at the request of the Special Committee and is subject to, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by PJT Partners in connection with the opinion (which are stated therein). You are encouraged to read the opinion carefully in its entirety. PJT Partners provided its opinion to the Special Committee, in its capacity as such, in connection with and for purposes of its evaluation of the Transactions only, and PJT Partners’ opinion does not constitute a recommendation as to any action the Special Committee or the Hemisphere Board should take with respect to the Transactions or how any holder of shares of Hemisphere Common Stock should vote or act with respect to the Transactions or any other matter. The following is a summary of PJT Partners’ opinion and the methodology that PJT Partners used to render its opinion. This summary of the PJT Partners opinion contained in this proxy statement is qualified in its entirety by reference to the full text of PJT Partners’ written opinion.
In arriving at its opinion, PJT Partners, among other things:
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reviewed certain publicly available information concerning the business, financial condition and operations of Hemisphere;

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reviewed certain internal information concerning the business, financial condition and operations of Hemisphere prepared and furnished to PJT Partners by the management of Hemisphere;

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reviewed certain internal financial analyses, estimates and forecasts relating to Hemisphere, including projections for fiscal years 2023 through 2026, and extrapolations of such projections for fiscal years 2027 through 2031, that were prepared by or at the direction of and approved for PJT Partners’ use by the management of Hemisphere (as described in the section of this proxy statement captioned “ — Certain Unaudited Prospective Financial Information”) (collectively, the “projections”);

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held discussions with members of senior management of Hemisphere concerning, among other things, their evaluation of the Transactions and Hemisphere’s business, operating and regulatory environment, financial condition, prospects and strategic objectives;

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reviewed the historical market prices and trading activity for shares of Class A Common Stock;

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compared certain publicly available financial and stock market data for Hemisphere with similar information for certain other companies that PJT Partners deemed to be relevant;

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compared the proposed financial terms of the Transactions with publicly available financial terms of certain other business combinations that PJT Partners deemed to be relevant;

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reviewed a draft, dated May 7, 2022, of the Merger Agreement; and

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performed such other financial studies, analyses and investigations, and considered such other matters, as PJT Partners deemed necessary or appropriate for purposes of rendering its opinion.

In preparing its opinion, with the consent of the Special Committee, PJT Partners relied upon and assumed the accuracy and completeness of the foregoing information and all other information discussed with or reviewed by PJT Partners, without independent verification thereof. PJT Partners assumed, with the consent of the Special Committee, that the projections and the assumptions underlying the projections, and all other financial analyses, estimates and forecasts provided to PJT Partners by Hemisphere’s management, were reasonably prepared in accordance with industry practice and represented Hemisphere management’s best then-currently available estimates and judgments as to the business and operations and future financial performance of Hemisphere. PJT Partners assumed no responsibility for and expressed no opinion as to the projections, the assumptions upon which they were based or any other financial analyses, estimates and forecasts provided to PJT Partners by the management of Hemisphere. PJT Partners also assumed, with the consent of the Special Committee, that there were no material changes in the assets, financial condition, results of operations, business or prospects of Hemisphere since the respective dates of the last financial statements made available to PJT Partners. PJT Partners relied, with the consent of the Special Committee, on Hemisphere management’s representations and/or projections regarding taxable income, standalone net operating loss utilization and other tax attributes of Hemisphere. PJT Partners further relied, with the consent of the Special Committee, upon the assurances of the management of Company that they were not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading. In preparing its opinion, with the consent of the Special Committee, PJT Partners also relied on, and assumed the accuracy and completeness of, the information provided to PJT Partners by Hemisphere on behalf of Univision, without independent verification or confirmation thereof, and assumed, with the consent of the Special Committee, that the estimates and forecasts included in that information were reasonably prepared in accordance with industry practice and represented the best then-currently-available estimates and judgments of the management of Univision Puerto Rico Station as to the business and operations and future financial performance of Univision of Puerto Rico.
PJT Partners was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by it, nor was it furnished with any such verification, and it did not assume any responsibility or liability for the accuracy or completeness thereof. PJT Partners did not conduct a physical inspection of any of the properties or assets of Hemisphere or Univision of Puerto Rico. PJT Partners did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of Hemisphere or Univision of Puerto Rico, nor was it furnished with any such evaluations or appraisals, nor did it evaluate the solvency of Hemisphere or Univision of Puerto Rico under any applicable laws.
PJT Partners also assumed, with the consent of the Special Committee, that the final executed form of the Merger Agreement would not differ in any material respects from the draft reviewed by PJT Partners and that the consummation of the Transactions would be effected in accordance with the terms and conditions of the Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third-party consents and approvals (contractual or otherwise) for the Transactions, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Hemisphere or Parent or the contemplated benefits of the Transactions. PJT Partners also assumed that the representations and warranties made by Hemisphere and Parent in the Merger Agreement and any related agreements were and will be true and correct in all respects material to PJT Partners’ analysis. PJT Partners did not express any opinion as to any tax or other consequences that might result from the Transactions, nor did its opinion address any legal, tax, regulatory or accounting matters, as to which PJT Partners understood that Hemisphere obtained such advice as it deemed necessary from qualified professionals. PJT Partners is not a legal, tax or regulatory advisor and relied upon without independent verification the assessment of Hemisphere and its legal, tax and regulatory advisors with respect to such matters.
PJT Partners was not asked to provide, and is not providing, any opinion, assessment or advice regarding the Pantaya Transaction or the transaction contemplated by the Radio Purchase Agreement, including as to the fairness to Hemisphere or any other person, from a financial point of view or otherwise, of the consideration payable to or by Hemisphere (or its Subsidiaries) in either such transaction, the advisability of either such transaction from the viewpoint of Hemisphere, or the financial or other terms, including timing, of either such transaction. PJT Partners’ opinion was limited to the fairness as of the date of the opinion, from a financial point of view, to the Disinterested Stockholders of the consideration to be received by such holders in the Merger, and PJT Partners’ opinion did not address any other aspect or implication of the Transactions, the Merger Agreement, or any other agreement or understanding entered into in connection with the Transactions or otherwise. PJT Partners further expressed no opinion or view as to the fairness of the Transactions to the holders of any other class of securities, creditors or other constituencies of Hemisphere or as to the underlying decision by Hemisphere to engage in the Transactions. PJT Partners also expressed no opinion as to the fairness of the amount or nature of the compensation to any of Hemisphere’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Hemisphere Common Stock or otherwise.
PJT Partners’ opinion was necessarily based upon economic, market, monetary, regulatory and other conditions as they existed and could be evaluated, and the information made available to PJT Partners, as of the date of its opinion. PJT Partners assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of its opinion. PJT Partners expressed no opinion as to the prices or trading ranges at which shares of Hemisphere’s Class A Common Stock would trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Hemisphere or the Transactions or as to the impact of the Transactions on the solvency of Hemisphere or the ability of Hemisphere to pay its obligations when they become due.
PJT Partners’ opinion was approved by a fairness committee of PJT Partners in accordance with established procedures. PJT Partners’ opinion was provided to the Special Committee, in its capacity as such, in connection with and for the purposes of its evaluation of the Transactions only and is not a recommendation as to any action the Special Committee or the Board of Directors should take with respect to the Transactions or any aspect thereof. PJT Partners’ opinion does not constitute a recommendation to any holder of shares of Hemisphere Common Stock as to how any such stockholder should vote or act with respect to the Transactions or any other matter.
Summary of Financial Analyses
In connection with rendering its opinion, PJT Partners performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, PJT Partners did not ascribe a specific range of values to the shares of Hemisphere Common Stock but rather made its determination as to fairness, from a financial point of view, to the Disinterested Stockholders of the consideration to be received by such holders pursuant to the Merger Agreement on the basis of various financial and comparative analyses.
In arriving at its opinion, PJT Partners did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the Transactions. Accordingly, PJT Partners believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.
The following is a summary of the material financial analyses used by PJT Partners in preparing its opinion to the Special Committee. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by PJT Partners, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, PJT Partners made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Hemisphere, Parent or any other parties to the Transactions. None of Hemisphere, Parent, PJT Partners or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold. The financial analyses summarized below were based on the projections and other financial information prepared and furnished to PJT Partners by or on behalf of the management of Hemisphere, and used at the direction of the management of Hemisphere and approved for PJT Partners’ use by the Special Committee. The following summary does not purport to be a complete description of the financial analyses performed by PJT Partners. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed for Hemisphere as of the close of trading on May 6, 2022 (which represented the last trading day for shares of Class A Common Stock prior to the date of PJT Partners’ opinion), and is not necessarily indicative of current or future market conditions. Fully diluted share numbers for Hemisphere used below were provided by, and used at the direction of, Hemisphere management.
Selected Public Market Multiples Analysis
PJT Partners reviewed and compared specific financial, operating and public trading data relating to Hemisphere (excluding Pantaya) (the “Networks”) and Pantaya with selected publicly traded broadcast, diversified media and over-the-top/OTT media companies that PJT Partners deemed comparable to Networks and Pantaya, as applicable, and relevant for purposes of this analysis. The selected comparable companies were Warner Bros. Discovery, Inc., Paramount Global, The E.W. Scripps Company, Gray Television, Inc., Sinclair Broadcast Group, Inc., Twenty-First Century Fox Corporation, Nexstar Media Group, Inc., AMC Networks Inc., Entravision Communications Corporation (the “Network Peers”), Roku, Inc., Netflix, Inc., Chicken Soup for the Soul Entertainment, Inc., Spotify Technology S.A., fuboTV Inc. and CuriosityStream Inc (the “Pantaya Peers” and, together with the Network Peers, the “Peers”). PJT Partners reviewed and compared such data in order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values per share of Hemisphere Common Stock on a standalone basis, in each case by reference to these companies.
As part of its selected public market multiples analysis, PJT Partners calculated and analyzed the following ratios and multiples: (1) total enterprise value (calculated as the equity value based on fully diluted shares outstanding using the treasury stock method, plus debt and less cash and cash equivalents, after giving effect to certain adjustments for non-controlling interests, after-tax pension obligations and equity investments) (“TEV”) as a multiple of 2022E EBITDA adjusted for stock-based compensation (“SBC”) (“TEV/2022E Adjusted EBITDA (Post-SBC)”) and, in certain cases, normalized for political advertising revenue in the case of the Network Peers and (2) TEV as a multiple of 2022E Revenue (“TEV/2022E Revenue”) in the case of the Pantaya Peers. All of these calculations were performed and based on publicly available financial data and market data (including share prices) as of the close of trading on May 6, 2022. The results of this selected public market multiples analysis are summarized below:
	Low	High
TEV/2022E Adjusted EBITDA (Post-SBC) – Network Peers	5.0x	8.8x
TEV/2022E Revenue – Pantaya Peers	0.2x	3.2x
PJT Partners selected the Peers because PJT Partners believed their businesses and operating profiles are reasonably similar to those of Networks and Pantaya, as applicable. However, because of the inherent differences between the business, operations and prospects of Hemisphere and those of the Peers, PJT Partners believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public market multiples analysis. Additionally, although Networks and Pantaya have growth rates broadly in line with the Network Peers and the Pantaya Peers, respectively, the scale of both Networks and Pantaya is significantly below most of the Peers. Accordingly, PJT Partners also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of each of Networks and Pantaya and their respective peers that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Hemisphere and the Peers.
Accordingly, PJT Partners selected (1) a TEV/2022E Adjusted EBITDA (Post-SBC) multiple range of 6.0x to 7.0x for Networks, and (2) a TEV/2022E Revenue multiple range of 0.5x to 2.0x for Pantaya. PJT Partners then applied the applicable ranges to the 2022E Adjusted EBITDA (post-SBC) for Networks and the 2022E Revenue for Pantaya, respectively, included in the projections and added the results of such calculations together to calculate a range of implied prices per share of Hemisphere Common Stock on a standalone basis based on the fully diluted number of shares of Hemisphere Common Stock outstanding as provided by management of Hemisphere as of May 6, 2022 using the treasury stock method as well as

Hemisphere’s net debt, after tax pension liabilities and equity-method investments as of March 31, 2022. The following summarizes the results of these calculations:
Implied prices per share of Hemisphere
Common Stock

$5.34 – $9.76
PJT Partners then compared this range of implied per share equity values of Hemisphere Common Stock to the Merger Consideration of $7.00 per share of Hemisphere Common Stock.
Selected Precedent Transactions Analysis
PJT Partners reviewed, to the extent publicly available, and analyzed the valuation and financial metrics relating to the following twenty five (25) selected transactions since 2016 involving companies in the broadcast, cable network and diversified media industries (the “Networks Selected Transactions”) and the following ten (10) selected transactions since 2016 involving companies in the OTT industry (the “Pantaya Selected Transactions”), which PJT Partners in its professional judgment considered generally relevant for comparative purposes.
The Networks Selected Transactions consisted of:
Announcement Date	Target/Seller	Acquiror
January 27, 2016	Tennis Channel	Sinclair Broadcast Group
January 27, 2016	Media General, Inc.	Nexstar Media Group, Inc.
March 9, 2016	Crown Media Holdings, Inc.	Hallmark Cards, Inc.
June 30, 2016	Starz	Lions Gate Entertainment Corp.
October 22, 2016	Time Warner Inc.	AT&T Inc.
April 21, 2017	Bonten Media Group Holdings, Inc.	Sinclair Broadcast Group, Inc.
July 6, 2017	Liberty Interactive Corp.	HSN Inc.
July 31, 2017	Scripps Networks Interactive, Inc.	Discovery Communications, Inc.
December 14, 2017	Twenty-First Century Fox, Inc.	The Walt Disney Company
December 18, 2017	Midwest Television, Inc. (4 Stations)	Tegna
March 22, 2018	Weather Group	Entertainment Studios, Inc.
June 25, 2018	Raycom Media, Inc.	Gray Television, Inc.
August 20, 2018	Gray Television, Inc. (2 Stations)	TEGNA Inc.
October 29, 2018	Cordillera Communications (15 Stations)	The E.W. Scripps Company
December 3, 2018	Tribune Media Company	Nexstar Media Group, Inc.
March 20, 2019	Nexstar Media Group, Inc. (11 Stations)	TEGNA Inc.
March 20, 2019	Nexstar Media Group, Inc. (8 Stations)	The E.W. Scripps Company
June 11, 2019	Dispatch Broadcast Group (2 Stations)	TEGNA Inc.
August 13, 2019	Viacom Inc.	CBS Corp.
September 24, 2020	Ion Media	The E.W. Scripps Company
December 22, 2020	Harpo, Inc. (OWN: Oprah Winfrey Network)	Discovery, Inc.
March 26, 2021	MSG Networks Inc.	Madison Square Garden Entertainment Corp.
April 13, 2021	Group Televisa, S.A.B.	Univision Holdings II, Inc.
May 3, 2021	Meredith Corporation	Gray Television Inc.
February 22, 2022	TEGNA Inc.	Standard General L.P.

The Pantaya Selected Transactions consisted of:
Announcement Date	Target/Seller	Acquiror
August 3, 2016	Hulu LLC	Time Warner Inc.
July 31, 2017	Funimation Global Group, LLC	Sony Pictures Television Inc.
July 20, 2018	Hulu LLC (via Twenty-First Century Fox, Inc.)	The Walt Disney Company
July 30, 2018	RLJ Entertainment, Inc.	AMC Networks Inc.
January 22, 2019	Pluto TV	Viacom Inc.
April 15, 2019	Hulu LLC (from AT&T Inc./Time Warner Inc.)	Hulu LLC
May 13, 2019	Hulu LLC	The Walt Disney Company
March 17, 2020	Tubi	Fox Corporation
December 9, 2020	Crunchyroll	Sony Pictures Television Inc.
March 31, 2021	Pantaya	Hemisphere Media Group, Inc.
For each precedent transaction, based on publicly available information, PJT Partners calculated and compared the TEV of the target company in the transaction as a multiple of the target company’s (a) EBITDA (post-SBC to the extent such information was available) for the last twelve (12) months prior to the announcement of the applicable transaction (“LTM EBITDA”), in the case of the Networks Selected Transactions and (b) LTM revenue (“LTM Revenue”) in the case of the Pantaya Selected Transactions, as summarized in the following:
	Low	High
TEV/LTM EBITDA (post-SBC) – Networks Selected Transactions	5.8x	16.2x
TEV/LTM Revenue – Pantaya Selected Transactions	1.5x	3.6x
Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.
The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Hemisphere and the companies included in the selected precedent transactions analysis. In addition, certain of the selected precedent transactions involved the purchase and sale of certain assets and businesses rather than transactions involving whole companies, and the selected precedent transactions occurred during periods in which financial, economic and market conditions were different from those in existence as of the date of PJT Partners’ opinion. PJT Partners made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Transactions that would affect the acquisition equity values of the selected target companies and Hemisphere. After reviewing the foregoing analysis, PJT Partners selected, in each case based on PJT Partners’ professional judgment and experience, including PJT Partners’ assessment of the differences and similarities between the scale, strategic value (including from a growth trajectory viewpoint) and prevailing market environment (among other factors) of the Networks Selected Transactions, the Pantaya Selected Transactions and the Merger, a TEV to LTM EBITDA range of 6.0x to 8.0x for Networks and a TEV to LTM Revenue range of 1.5x to 4.0x for Pantaya and applied these ranges to the LTM EBITDA for Networks and the LTM Revenue for Pantaya, respectively, based on the projections to calculate a range of implied prices per share of Hemisphere Common Stock on a standalone basis based on the fully diluted number of shares of Hemisphere Common Stock outstanding as of May 6, 2022 using the treasury stock method as well as Hemisphere’s net debt, after tax pension liabilities and equity-method investments as of March 31, 2022. The following summarizes the result of these calculations:
Implied prices per share of Hemisphere
Common Stock

$6.48 – $12.71

PJT Partners then compared this range of implied per share equity values of Hemisphere Common Stock to the Merger Consideration of $7.00 per share of Hemisphere Common Stock.
Discounted Cash Flow Analysis
In order to estimate the present value of Hemisphere Common Stock, PJT Partners performed a sum-of-the-parts discounted cash flow analysis of Hemisphere. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows generated by the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
To calculate the estimated enterprise value of Hemisphere using a sum-of-the-parts discounted cash flow method, PJT Partners added (a) projected after-tax unlevered free cash flows of Networks and projected after-tax unlevered free cash flows of Pantaya for the period March 31, 2022 through fiscal year ending 2031E based on the projections to (b) ranges of “terminal values” of Networks and of Pantaya as of December 31, 2031, and discounted such amounts to their present values using a range of selected discount rates. The after-tax unlevered free cash flows for Networks and Pantaya were provided by Hemisphere’s management as part of the projections and consisted of Adjusted EBITDA (pre-SBC), less SBC, severance, capital expenditures, changes in net working capital, cash content spend and unlevered cash taxes, with appropriate adjustments for other cash items and plus content amortization.
The residual values of Networks and of Pantaya at the end of the projection period, or “terminal value,” were estimated by applying perpetuity growth rate ranges of (a) -3.00% to 1.00% to the 2031E unlevered free cash flow for Networks (normalized for political ad revenue, agency costs, news coverage costs, depreciation and amortization and taxes) and (b) 1.00% to 4.00% to the 2031E unlevered free cash flow for Pantaya (normalized for cash content spend, depreciation and amortization and taxes), in each case selected by PJT Partners in its professional judgment, which implied terminal LTM / Adjusted EBITDA (post-SBC) multiple ranges of 4.5x to 8.3x in the case of Networks and 4.2x to 7.3x in the case of Pantaya. The unlevered free cash flows and terminal values were then discounted to present value as of March 31, 2022, using discount rate ranges ranging from 8.5% to 10.5% in the case of Networks and 15.0% to 20.0% in the case of Pantaya, in each case, which were selected based on PJT Partners’ analysis of the weighted average cost of capital of Networks and Pantaya, respectively, based on PJT Partners’ professional judgment. The enterprise value of Pantaya derived from the foregoing analysis was increased to reflect estimated tax savings on account of Pantaya’s losses (assuming an 11.0% discount rate, based on the approximate weighted average of the midpoints of Networks and Pantaya weighted average cost of capital ranges). PJT Partners then added the implied terminal values for Networks and Pantaya to determine the estimated enterprise value of Hemisphere as a whole.
PJT Partners then calculated a range of implied equity values per share of Hemisphere Common Stock by subtracting Hemisphere’s estimated net debt, after tax pension liabilities and equity-method investments from the estimated enterprise value derived using the discounted cash flow method as of March 31, 2022 and dividing such amount by the fully diluted number of shares of Hemisphere Common Stock outstanding as of May 6, 2022. The following summarizes the results of these calculations:
Implied prices per share of Hemisphere
Common Stock

$5.49 – $11.25
PJT Partners then compared this range of implied per share equity values of Hemisphere Common Stock to the Merger Consideration of $7.00 per share of Hemisphere Common Stock.
Other Information
PJT Partners also observed the additional factors described below, which were not considered part of its financial analyses in connection with rendering its opinion, but were referenced solely for informational purposes:

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historical trading prices of shares of Class A Common Stock during the 52-week period ending May 6, 2022, which indicated low and high closing prices of Class A Common Stock during such period of $3.77 to $13.28, as compared to the Merger Consideration of $7.00 per share of Hemisphere Common Stock; and

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publicly available Wall Street research analysts’ share price targets in the next 12 months for Hemisphere Common Stock (discounted to March 31, 2022, at a 12.0% cost of equity), which indicated a target share price range for Hemisphere Common Stock of $10.79 to $11.69, as compared to the Merger Consideration of $7.00 per share of Hemisphere Common Stock.

General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying PJT Partners’ opinion. In arriving at its fairness determination, PJT Partners considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, PJT Partners made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Hemisphere or the contemplated transaction. The terms of the Merger Agreement, including the consideration, were determined through arm’s-length negotiations between Hemisphere and Parent, rather than PJT Partners, and the decision to enter into the Merger Agreement was solely that of Hemisphere and Parent.
PJT Partners prepared these analyses for purposes of providing its opinion to the Special Committee as to the fairness from a financial point of view, as of the date of the written opinion of PJT Partners, of the consideration to be received by the Disinterested Stockholders pursuant to the Mergers. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Hemisphere, Parent, PJT Partners or any other person assumes responsibility if future results are materially different from those forecasts.
PJT Partners is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Special Committee selected PJT Partners because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally and in the media industry specifically.
PJT Partners is acting as financial advisor to the Special Committee in connection with the Transactions. As compensation for its services in connection with the Transactions, PJT Partners is entitled to receive from Hemisphere $750,000, which became payable upon execution of the engagement letter between PJT Partners and the Special Committee, an additional $750,000, which became payable promptly upon receipt by Hemisphere of a written acquisition proposal that the Special Committee determined, in its sole discretion, warranted further engagement, and an additional $2 million, which became payable upon the delivery of PJT Partners’ opinion to the Special Committee, in each case, to be offset against any contingent transaction fees which are paid to PJT Partners, as described in the next sentence. Upon the closing of the Merger, PJT Partners is entitled to receive compensation of approximately $7.49 million, which may in the sole and absolute discretion of the Special Committee be increased by an amount of up to approximately $1.25 million, in each case calculated as of May 7, 2022. Hemisphere has agreed to reimburse PJT Partners for out-of-pocket expenses and to indemnify PJT Partners for certain liabilities arising out of the performance of such services (including the rendering of PJT Partners’ opinion).
In the ordinary course of PJT Partners and its affiliates’ businesses, PJT Partners and its affiliates may provide investment banking and other financial services to Hemisphere, Parent or their respective affiliates and may receive compensation for the rendering of these services. During the two years preceding the date of PJT Partners’ opinion, PJT Partners and certain of its affiliates have advised, through its restructuring and special situations group, a group of creditors that included an affiliate of Parent, for which PJT Partners or its affiliates received fees that were paid by the debtor of those creditors.
Opinion of Moelis & Company LLC
At a meeting of the Special Committee held on May 7, 2022 to evaluate and approve the Merger, Moelis rendered its oral opinion to the Special Committee, confirmed by the delivery of a written opinion dated May 9, 2022, addressed to the Special Committee to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken, the Merger Consideration to be received in the Merger by the holders of Hemisphere Common Stock (other than the Excluded Holders) was fair, from a financial point of view, to such holders.
The full text of Moelis’s written opinion dated May 9, 2022, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Moelis’s opinion was provided for the use and benefit of the Special Committee (solely in its capacity as such) in its evaluation of the Merger. Moelis’s opinion is limited solely to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Hemisphere Common Stock (other than the Excluded Holders) in the Merger and does not address Hemisphere’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to Hemisphere. Moelis’s opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Merger or any other matter. Moelis’s opinion was approved by a Moelis fairness opinion committee.
In arriving at its opinion, Moelis, among other things:
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reviewed certain publicly available business and financial information relating to Hemisphere;

•
reviewed the projections (as described in the section of this proxy statement captioned “— Certain Unaudited Prospective Financial Information”);

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reviewed information relating to the capitalization of Hemisphere furnished to Moelis by Hemisphere;

•
conducted discussions with members of the senior management and representatives of Hemisphere concerning the information described in the foregoing three items in this paragraph, as well as the business and prospects of Hemisphere generally;

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reviewed the reported prices and trading activity for the Class A Common Stock;

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reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;

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reviewed the financial terms of certain other transactions that Moelis deemed relevant;

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reviewed an execution version of each of (i) the Merger Agreement, (ii) the Voting and Support Agreement, (iii) the Guarantee, (iv) the Pantaya Purchase Agreement and (v) the Radio Purchase Agreement;

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participated in certain discussions and negotiations among representatives of Hemisphere and Parent and their advisors; and

•
conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.

In connection with its analysis and opinion, at the direction of the Special Committee, Moelis relied on the information supplied to, discussed with or reviewed by it for purposes of its opinion being complete and accurate in all material respects. Moelis did not independently verify any of such information (or assume any responsibility for the independent verification of any of such information). With the consent of the Special Committee, Moelis relied upon, without independent verification, the assessment of Hemisphere and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the projections, Moelis assumed, at the direction of the Special Committee, that they were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Hemisphere management as to the future performance of Hemisphere. Moelis expressed no views as to the reasonableness of the projections and other financial forecasts or the assumptions on which they were based. In addition, with the consent of the Special Committee, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of Hemisphere, nor was Moelis furnished with any such evaluation or appraisal.
Moelis’s opinion did not address Hemisphere’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available to Hemisphere and did not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, nor did it, offer any opinion as to any terms of the Merger Agreement or any aspect or implication of the Merger, except for the fairness of the Merger Consideration from a financial point of view to the holders of Hemisphere Common Stock (other than the Excluded Holders). Without limiting the foregoing, Moelis did not express any opinion as to the allocation of the Merger Consideration between the Class A Common Stock and Class B Common Stock, and Moelis did not express any opinion as to the value of any voting or similar rights of the Class A Common Stock or Class B Common Stock. Moelis did not express any opinion as to any aspects or terms of the Pantaya Transaction or Radio Transaction, and Moelis has assumed, with the consent of the Special Committee, that the Pantaya Transaction and the Radio Transaction would be consummated without any waiver or modification that could be material to Moelis’s analysis. Moelis did not express any opinion as to fair value, viability or the solvency of Hemisphere following the Closing. In rendering its opinion, Moelis assumed, with the consent of the Special Committee, that the Merger would be consummated in accordance with its terms without any waiver or modification that could be material to Moelis’s analysis, that the representations and warranties of each party to the Merger Agreement set forth in the Merger Agreement are accurate and correct, and that the parties to the Merger Agreement would comply with all the material terms of the Merger Agreement. Moelis assumed, with the consent of the Special Committee, that all governmental, regulatory or other consents or approvals necessary for the completion of the Merger would be obtained, except to the extent that could not be material to Moelis’s analysis.
Moelis’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date of its opinion, and Moelis assumed no responsibility to update its opinion for developments after the date of its opinion.
Moelis’s opinion did not address the fairness of the Merger or any aspect or implication of the Merger to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of Hemisphere, other than the fairness of the Merger Consideration from a financial point of view to the holders of Hemisphere Common Stock (other than the Excluded Holders). In addition, Moelis did not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise. Moelis’s opinion was approved by a Moelis fairness opinion committee.
Summary of Financial Analyses
The following is a summary of the material financial analyses prepared by Moelis for the Special Committee in connection with rendering its written opinion, dated May 9, 2022. The complete written presentation delivered to the Special Committee in connection with the meeting, which has been filed as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the Merger, will be made available for inspection and copying at the principal executive offices of Hemisphere during its regular business hours by any interested holder of Hemisphere Common Stock, and may be obtained by requesting it in writing from Hemisphere at the address described in the section captioned “Where You Can Find More Information.” Moelis provided this presentation for the use and benefit of the Special Committee (in its capacity as such) in its evaluation of the Merger.
Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’s analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’s analyses.
Unless the context indicates otherwise, stock prices (i) with respect to Hemisphere, are based on the closing stock price of Class A Common Stock on May 6, 2022 and (ii) with respect to other companies, are also based on closing stock prices on May 6, 2022. For purposes of, among other things, deriving per share implied equity values for Hemisphere, Moelis calculated certain per share amounts for Hemisphere based on the fully diluted Hemisphere Common Stock outstanding as of May 6, 2022 provided by Hemisphere management and approved by Hemisphere management for use by Moelis in rendering its opinion. For purposes of Moelis’s analyses, Moelis also used Hemisphere management’s projected March 31, 2022 balance sheet, as set forth in the projections and provided on May 7, 2022.
For purposes of its analyses, Moelis reviewed a number of financial metrics, including the following:
•
Adjusted EBITDA:   generally calculated as the relevant company’s earnings before interest, taxes, depreciation and amortization, including the burden of stock-based compensation expense, as adjusted to exclude any gain or loss on equity method investments, one-time charges and benefits and to reflect the full-year impact of material corporate transactions. In the case of the Networks and Pantaya’s Spanish-language OTT subscription video-on-demand service featuring movies and series known as “Pantaya” (the “Pantaya Business”), Moelis adjusted their Adjusted EBITDA figures for 75% and 25% of corporate overhead expenses, respectively, as per Hemisphere management.

•
Adjusted EBITDA (excluding SVOD losses):   generally calculated as the relevant company’s Adjusted EBITDA but excluding losses with respect to the relevant company’s subscription video on demand segment.

•
Enterprise Value or EV:   generally calculated as the market value of the relevant company’s fully diluted common equity based on its closing stock price as of May 6, 2022 plus (a) preferred stock, plus (b) debt, less (c) cash and cash equivalents, less (d) unconsolidated assets, plus (e) book value of non-controlling interests and plus (f) after-tax underfunded pension obligation (in each of the foregoing clauses (a) through (f), as of the relevant company’s most recently reported quarter end).

Unless the context indicates otherwise, (i) the estimates of the future financial performance for the selected publicly traded companies listed below were based on certain publicly available research analyst estimates for those companies, and (ii) the financial analysis of Hemisphere described below utilized the projections.
Based on Moelis’s professional judgment and experience, Moelis performed its financial analyses (with respect to its selected publicly traded companies, selected precedent transaction and discounted cash flow analyses as set forth below) on a sum-of-the parts basis. As such, Moelis performed separate analyses for Hemisphere’s networks business (“Networks”) and the Pantaya Business, and summed the results of such analyses to determine the implied share value range for the Hemisphere Common Stock, as further discussed below.
Selected Publicly Traded Companies Analysis
Networks.   Moelis reviewed financial and stock market information of the selected publicly traded companies noted below that have a significant presence in the diversified media and networks industry as well as in the TV broadcasting industry, in each case, with similar operations and financial characteristics and deemed generally relevant by Moelis in certain respects to Networks.
For the selected publicly traded companies in the diversified media and networks industry, Moelis reviewed, among other things, the EV of the selected publicly traded companies as a multiple of estimated Adjusted EBITDA and Adjusted EBITDA (excluding SVOD losses) for calendar year 2022 and estimated Adjusted EBITDA and Adjusted EBITDA (excluding SVOD losses) for calendar year 2023. Financial data for the selected publicly traded companies were based on publicly available consensus research analyst estimates and public filings.
For the selected publicly traded companies in the TV broadcasting industry, Moelis reviewed, among other things, the EV of the selected publicly traded companies as a multiple of the average of Adjusted

EBITDA for calendar years 2021 and 2022, and the average of estimated Adjusted EBITDA for calendar years 2022 and 2023. Financial data for the selected publicly traded companies were based on publicly available consensus research analyst estimates and public filings.
In the case of estimated Adjusted EBITDA figures for Networks, Moelis reviewed the projections.
The selected publicly traded companies in the diversified media and networks industry used in this analysis and their EV to estimated Adjusted EBITDA and Adjusted EBITDA (excluding SVOD losses) (as applicable) for calendar year 2022 and estimated Adjusted EBITDA and Adjusted EBITDA (excluding SVOD losses) for calendar year 2023 multiples are summarized in the following table:
Diversified Media & Networks	Equity Value	EV	EV / Adj EBITDA 2022E	EV / Adj. EBITDA ex. SVOD 2022E	EV / Adj. EBITDA 2023E	EV / Adj. EBITDA ex. SVOD 2023E
	($ in millions)	($ in millions)
Warner Bros. Discovery, Inc.	$43,072	$93,433	8.8x	7.6x	6.7x	6.7x
Paramount Global	$18,426	$30,688	8.3x	5.9x	9.4x	6.1x
Fox Corporation	$19,050	$20,959	6.3x	6.3x	6.1x	6.1x
AMC Networks, Inc.	$1,452	$3,727	6.0x	5.8x	6.2x	5.9x
The selected publicly traded companies in the TV broadcasting industry used in this analysis and their EV to the average of estimated Adjusted EBITDA for calendar years 2021 and 2022 and calendar years 2022 and 2023 multiples are summarized in the following table:
Broadcasters	Equity Value	EV	EV / Avg. Adj. EBITDA 2021 – 2022E	EV / Avg. Adj. EBITDA 2022 – 2023E
	($ in millions)	($ in millions)
Nextstar Media Group, Inc.	$6,827	$13,136	6.4x	6.1x
Gray Television, Inc.	$1,808	$8,971	7.7x	7.5x
TEGNA Inc.	$3,861	$7,278	6.8x	6.3x
E.W. Scripps Company	$1,404	$5,203	7.8x	7.8x
Entravision Communication Corp.	$398	$398	5.0x	4.7x
In selecting a reference range for its selected publicly traded companies analysis of Networks, Moelis focused on the diversified media and networks companies listed above. Moelis noted that Fox Corporation (“Fox”) was the most relevant of these companies to Networks given Fox’s broadcast and cable business and its focus on news, sports and general entertainment. Moelis also noted that Networks should trade at a discount to Fox because Fox (1) earns the majority of its revenue from broadcast and cable operations, (2) is a “big four” network and has superior distribution, (3) is carried on basic cable and (4) is projected to have higher growth than Networks. Moelis viewed Paramount Global (“Paramount”) as partially relevant to Networks because of Paramount’s broadcast and cable networks businesses, but viewed Paramount’s film and premium subscription business as less relevant to Networks. Moelis also noted that AMC Networks is less relevant to Networks because it does not operate a traditional broadcast network, and that Warner Discovery is less relevant to Networks given its premium subscription and other assets. Moelis also determined that the analysis with respect to the TV broadcasting companies was less relevant for purposes of the selected publicly traded company analysis, given differences between Networks’ and the selected TV broadcasting companies’ business models.
Based on the foregoing analysis and its professional judgment and experience, Moelis selected reference ranges of 5.75x to 6.75x estimated Adjusted EBITDA for calendar year 2022 and 5.5x to 6.5x estimated Adjusted EBITDA for calendar year 2023. Moelis then applied these multiples to the estimated Networks Adjusted EBITDA for calendar year 2022 and estimated Networks Adjusted EBITDA for calendar year 2023, respectively, from the projections. The analysis indicated an implied EV range for Networks of $354 million to $416 million and $336 million to $397 million, using the estimated Networks Adjusted EBITDA for calendar year 2022 and 2023, respectively.
Pantaya.   Moelis reviewed financial and stock market information of the selected publicly traded companies noted below that have a significant presence in the subscription streaming entertainment industries, with similar operations and financial characteristics and deemed generally relevant by Moelis in certain respects to the Pantaya Business.
Moelis reviewed, among other things, the EV of the selected publicly traded companies as a multiple of estimated revenue and estimated Adjusted EBITDA for calendar year 2022 and estimated revenue and estimated Adjusted EBITDA for calendar year 2023. Financial data for the selected publicly traded companies were based on publicly available median consensus research analyst estimates and public filings.
In the case of estimated revenue figures for the Pantaya Business, Moelis reviewed the projections.
The selected publicly traded companies used in this analysis and their EV to estimated revenue and Adjusted EBITDA for calendar year 2022 and estimated revenue and Adjusted EBITDA for calendar year 2023 multiples are summarized in the following table:
Subscription Streaming Companies	Equity Value	EV	EV / Revenue 2022E	EV / Adj. EBITDA 2022E	EV / Revenue 2023E	EV / Adj. EBITDA 2023E
	($ in millions)	($ in millions)
Netflix Inc.	$80,400	$89,014	2.7x	13.4x	2.5x	11.8x
SiriusXM Holdings Inc.	$24,515	$33,748	3.7x	12.6x	3.6x	11.9x
Spotify Technology S.A.	$20,392	$17,904	1.5x	n/m	1.3x	n/m
Roku, Inc.	$14,038	$11,892	3.2x	n/m	2.5x	n/m
fuboTV Inc.	$516	$539	0.5x	n/m	0.3x	n/m
Chicken Soup for the Soul Entertainment Inc.	$150	$226	1.5x	9.1x	1.2x	6.6x
CuriosityStream Inc.	$111	$20	0.2x	n/m	0.1x	n/m
In selecting a reference range for its selected publicly traded companies analysis for the Pantaya Business, Moelis noted that CuriosityStream Inc. (“CuriosityStream”) was the most relevant subscription streaming company given that its business model derives its revenue from monthly membership fees for streaming video content. Moelis also noted that, while Netflix Inc. (“Netflix”) also derives its revenue from its membership based video content streaming business, Netflix was less relevant because of its superior business and financial profile and its scale, profitability and global subscriber base. Moelis focused less on the other subscription streaming companies listed above because those other companies derive revenue from advertising, stream audio content and/or derive revenue from hardware sales.
Based on the foregoing analysis and its professional judgment and experience, Moelis selected reference ranges of 0.75x to 1.75x estimated revenue for calendar year 2022 and 0.5x to 1.5x estimated revenue for calendar year 2023. Moelis then applied these multiples to the estimated revenue of the Pantaya Business for calendar year 2022 and estimated Pantaya Business revenue for calendar year 2023, respectively, from the projections. The analysis indicated an implied EV range for the Pantaya Business of $59 million to $137 million and $69 million to $207 million, using the estimated Pantaya Business revenue for calendar year 2022 and 2023, respectively.
Combined Networks plus Pantaya.   To determine the implied equity value of Hemisphere based on the foregoing analyses, Moelis added the foregoing EV ranges of Networks and the Pantaya Business, and, from that total, (i) subtracted Hemisphere’s net debt of $214.3 million and after-tax underfunded pension obligations of $1.7 million as of March 31, 2022 and (ii) added the value of Hemisphere’s equity investments of $22.7 million as of March 31, 2022, in each case as provided by Hemisphere management. Moelis utilized this EV amount to calculate implied per share values based on the capitalization information provided by Hemisphere management. This analysis indicated implied per share value ranges for the Hemisphere Common

Stock of $5.44 to $8.90 and $5.25 to $10.17, using the estimated Hemisphere figures for calendar year 2022 and 2023, respectively. Moelis compared the implied per share value ranges to the Merger Consideration of $7.00 per share.
Selected Precedent Transactions Analysis
Networks.   Moelis reviewed financial information for selected precedent transactions announced since 2016 in the diversified media and networks industry and TV broadcasting industry, in each case, that Moelis deemed generally relevant in certain respects to Networks. For the precedent transactions in the diversified media and networks industry, Moelis reviewed, among other things, transaction values of the selected precedent transactions as a multiple of the last 12 month (“LTM”) Adjusted EBITDA of the target company, and transaction values of the selected precedent transactions as a multiple of the average Adjusted EBITDA of the last 8 quarters (“L8Q”) of the target company.
Diversified Media & Networks:
Announced	Target	Acquiror	EV	EV / LTM Adj. EBITDA
			($ in millions)
April 2021	Grupo Televisa S.A.B. (Content Assets)	Univision Communications, Inc.	$4,800	7.8x
March 2021	MSG Networks Inc.	Madison Square Garden Entertainment Corp.	$1,765	5.9x
December 2020	Oprah Winfrey Network	Discovery Communications	$478	5.7x
August 2019	Viacom Inc.	CBS Corporation	$19,552	6.6x
March 2018	The Weather Channel	Allen Media Group	$977	6.9x
July 2017	Scripps Networks	Discovery Communications	$14,260	9.9x
July 2017	Home Shopping Network	QVC	$2,594	9.8x
June 2016	Starz Inc.	Lions Gate Entertainment Corporation	$4,400	10.9x
March 2016	Crown Media Holdings	Hallmark Cards, Inc.	$2,088	10.1x
January 2016	Tennis Channel	Sinclair Broadcast Group, Inc.	$350	16.2x
Mean			$5,126	9.0x
Median			$2,341	8.8x

Broadcasters:
Announced	Target	Acquiror	EV	EV / L8Q Avg. Adj. EBITDA
			($ in millions)
February 2022	TEGNA Inc.	Standard General	$8,605	8.8x
June 2021	Meredith Corporation	Gray Television, Inc.	$2,825	9.9x
September 2020	ION Media	E.W. Scripps Company	$2,650	8.6x
June 2019	Dispatch Broadcast Group (2 Stations)	TEGNA Inc.	$535	7.9x
March 2019	Nexstar Media Group, Inc. (8 Stations)	E.W. Scripps Company	$580	10.4x
March 2019	Nexstar Media Group, Inc. (11 Stations)	TEGNA Inc.	$740	12.0x
December 2018	Tribune Media	Nexstar Media Group	$6,400	9.2x
October 2018	Cordillera Communications (15 Stations)	E.W. Scripps Company	$521	9.8x
August 2018	Gray Television, Inc. (2 Stations)	TEGNA Inc.	$105	5.9x
June 2018	Raycom Media, Inc.	Gray Television, Inc.	$3,660	9.5x
December 2017	Midwest Television, Inc.	TEGNA Inc.	$325	6.6x
April 2017	Bonten Media Group	Sinclair Broadcast Group	$240	6.7x
January 2016	Media General	Nexstar Media Group	$4,115	9.1x
Mean			$2,408	8.8x
Median			$740	9.1x
In selecting a reference range for its selected precedent transactions analysis of Networks, Moelis viewed the diversified media and networks transactions listed above as relevant given Network’s cable networks business. Moelis noted that the MSG Networks Inc. (“MSGN”) / Madison Square Garden Entertainment Corp. transaction was relevant because MSGN was a regional cable network in the United States with a similar growth profile to Networks. While Moelis viewed the broadcasters transactions listed above as relevant given Network’s broadcast business, Moelis noted that all of such broadcasters transactions involved strategic acquirers that expected significant synergies which were unlikely to be present in the Merger.
Based on the foregoing analysis and its professional judgment and experience, Moelis selected a reference range of 6.0x to 8.0x EV / LTM Adjusted EBITDA. Moelis did not utilize Networks’ L8Q average Adjusted EBITDA to perform its selected precedent transactions analysis because, unlike the companies involved in the broadcasters transactions listed above, Networks earns a relatively small portion of its revenue from political advertising. Moelis applied these multiples to Networks’ LTM Adjusted EBITDA from the projections. The analysis indicated an implied EV range for Networks of $361 million to $481 million.
Pantaya.   Moelis reviewed financial information for selected precedent transactions announced since 2016 with an EV less than $350 million in the streaming video industry that Moelis deemed generally relevant in certain respects to the Pantaya Business. Moelis reviewed, among other things, transaction values of the selected precedent transactions as a multiple of the LTM revenue of the target company.

Date Announced	Target	Acquiror	EV	EV / LTM Revenue
			($ in millions)
April 2021	Pantaya	Hemisphere Media Group, Inc.	$165	3.6x
January 2019	PlutoTV	Viacom Inc.	$340	3.4x
July 2018	RLJ Entertainment Inc.	AMC Networks, Inc.	$274	2.9x
July 2017	Funimation Productions, Ltd.	Sony Pictures Television Networks	$151	1.5x
Mean			$232	2.9x
Median			$220	3.2x
Based on the foregoing analysis and its professional judgment and experience, Moelis selected a reference range of 3.0x to 4.0x EV / LTM revenue. Moelis then applied these multiples to Pantaya’s LTM revenue provided by Hemisphere management. The analysis indicated an implied EV range for the Pantaya Business of $169 million to $225 million. Moelis placed less weight on the selected precedent transactions analysis for the Pantaya Business given limited relevant benchmarks and recent market sentiment towards subscription-based companies.
Combined Networks plus Pantaya.   To determine the implied equity value of Hemisphere based on the foregoing analyses, Moelis added the foregoing EV ranges of Networks and the Pantaya Business, and, from that total, (i) subtracted Hemisphere’s net debt of $214.3 million and after-tax underfunded pension obligations of $1.7 million as of March 31, 2022 and (ii) added the value of Hemisphere’s equity investments of $22.7 million as of March 31, 2022, in each case as provided by Hemisphere management. Moelis utilized this EV amount to calculate implied per share values based on the capitalization information provided by Hemisphere management. This analysis indicated an implied per share value range for the Hemisphere Common Stock of $8.31 to $12.55. Moelis compared the implied per share value range to the Merger Consideration of $7.00 per share.
Discounted Cash Flow Analysis
Networks.   Moelis performed a discounted cash flow analysis of Networks using the projections and other information and data provided by Hemisphere management to calculate the present value of estimated future the unlevered after-tax free cash flows projected to be generated by Networks and the present value of Networks’ estimated terminal value. For purposes of the discounted cash flow, Moelis calculated unlevered free cash flow as Adjusted EBITDA, less (i) taxes, (ii) capital expenditures, (iii) changes in net working capital, (iv) cash paid for programming and (v) other miscellaneous adjustments as derived from the projections.
Moelis utilized a range of discount rates of 8.25% to 10.50% based on an estimated range of Networks’ weighted average cost of capital (“WACC”). The estimated WACC range for Networks was calculated by Moelis using the Capital Asset Pricing Model and a size premium based on publicly traded companies with similar equity values to Hemisphere. Moelis used the foregoing range of discount rates to calculate the present values as of March 31, 2022 of (i) Networks’ estimated after-tax unlevered free cash flows for the period from March 31, 2022 to December 31, 2031 and (ii) the estimated terminal values derived using the perpetuity growth method and assuming a range of perpetuity growth rates of (3.0%) to 1.0% (in each case, discounted using the mid-year discounting convention). Moelis also reviewed the terminal value / terminal Adjusted EBITDA multiples implied by the perpetuity growth method, which ranged from 3.9x to 7.4x for Networks. In order to calculate the terminal value, estimated calendar year 2031 EBITDA for Networks was increased, per Hemisphere management, by $1.1 million to reflect a normalized level of contributions from political revenue over a four-year election cycle. Moelis used a cash tax rate of 30.5% during this same period, per the projections.
Based on the foregoing, Moelis derived an implied EV range for Networks of $334 million to $473 million.

Pantaya.   Moelis performed a discounted cash flow analysis of the Pantaya Business using the projections and other information and data provided by Hemisphere management to calculate the present value of estimated future unlevered after-tax free cash flows projected to be generated by the Pantaya Business and the present value of the Pantaya Business’s estimated terminal value, taking into account the present value of tax benefits with respect to the Pantaya Business’s future losses. For purposes of the discounted cash flow, Moelis calculated unlevered free cash flow as Adjusted EBITDA, less (i) taxes, (ii) capital expenditures, (iii) changes in net working capital, (iv) cash paid for content and (v) other miscellaneous adjustments, plus (a) cash flow from the Company’s Pantelion business and (b) amortization of content expenses.
Moelis utilized a range of discount rates of 15.00% to 23.00% based on an estimated range of the Pantaya Business’s WACC. The estimated WACC range for the Pantaya Business was calculated by Moelis using independent public research on the cost of equity capital of privately held businesses and the Capital Asset Pricing Model and a size premium based on publicly traded companies with similar equity values to Hemisphere. Moelis used the foregoing range of discount rates to calculate the present values as of March 31, 2022 of (i) the Pantaya Business’s estimated after-tax unlevered free cash flows for the period from March 31, 2022 to December 31, 2031 and (ii) the estimated terminal values derived using the perpetuity growth method and assuming a range of perpetuity growth rates of 1.0% to 3.0% (in each case, discounted using the mid-year discounting convention). Moelis also reviewed the terminal value / terminal revenue multiples implied by the perpetuity growth method, which ranged from 0.9x to 1.5x for the Pantaya Business. Moelis used a cash tax rate of 24.0% during this same period, per the projections.
In calculating the implied EV of the Pantaya Business, Moelis separately valued the Pantaya Business’s tax attributes, including net operating losses. For purposes of this analysis, Moelis utilized a current net operating loss balance of zero per Hemisphere management, as prior taxable losses of the Pantaya Business were used by Hemisphere to offset taxes owed on income generated by Networks. Per the projections, Moelis based this analysis on the Pantaya Business generating net operating losses equal to its negative Adjusted EBIT, and any net operating losses would be used to offset taxes owed on income generated by Networks. Adjusted EBIT was calculated as Adjusted EBITDA burdened by depreciation, amortization and stock-based compensation expense. Because Hemisphere management expects the tax savings to offset revenues generated at the Networks business, Moelis discounted the tax savings for the net operating losses to March 31, 2022 using the Networks discount rate of 8.25% to 10.5% (discounted using the mid-year discounting convention) to calculate the value of the net operating losses.
Based on the foregoing, Moelis derived an implied EV (including tax attributes) range for the Pantaya Business of $54 million to $178 million.
Combined Networks plus Pantaya plus Net Operating Losses.   To determine the implied equity value of Hemisphere based on the foregoing analyses, Moelis added the foregoing EV ranges of Networks and the Pantaya Business (including tax attributes), and, from that total, (i) subtracted Hemisphere’s net debt of $214.3 million and after-tax underfunded pension obligations of $1.7 million, as of March 31, 2022 and (ii) added the value of Hemisphere’s equity investments of $22.7 million as of March 31, 2022, in each case as provided by Hemisphere management. Moelis utilized this EV amount to calculate implied per share values based on the capitalization information provided by Hemisphere management. This analysis indicated an implied per share value range for the Hemisphere Common Stock of $4.82 to $11.28. Moelis compared the implied per share value range to the Merger Consideration of $7.00 per share.
Other Information
Moelis also noted for the Special Committee additional information that were not considered part of Moelis’s financial analyses with respect to its opinion, but were referenced for informational purposes: (i) an illustrative leveraged buyout analysis for the Hemisphere Common Stock that reviewed Hemisphere using the projections and other information and data provided by Hemisphere management which, based on, among other things, 5.0x LTM Adjusted EBITDA (Hemisphere) leverage and a 17.5% to 22.5% internal rate of return, yielded a range of implied share prices of $5.28 to $13.25 per share, (ii) the historical intraday trading prices for the Class A Common Stock during the 52-week period ended May 6, 2022, which reflected low and high stock prices during such period of $3.58 and $14.04 per share, and (iii) the one-year forward stock price targets for the Class A Common Stock in recently published, publicly available equity research analysts’ reports on Hemisphere, which indicated undiscounted stock price targets of $12.00 and $13.00 per share.
Miscellaneous
The foregoing is a summary of the analyses undertaken by Moelis in connection with Moelis’s opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’s opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described above is identical to Hemisphere or the Mergers. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither Hemisphere nor Moelis or any other person assumes responsibility if future results are materially different from those forecast.
The Merger Consideration was determined through arm’s-length negotiations between the Special Committee (on behalf of Hemisphere) and Parent and was approved by the Special Committee. Moelis did not recommend any specific consideration to the Special Committee, or that any specific amount or type of consideration constituted the only appropriate consideration for the transaction. The Special Committee selected Moelis as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Mergers. Pursuant to a letter agreement dated March 2, 2022, Moelis acted as financial advisor to the Special Committee in connection with the Mergers and will receive a fee from Hemisphere for its services, estimated to be approximately $7.5 million in the aggregate based on the information available as of the date of announcement of the Mergers, $2 million of which was earned in connection with the delivery of Moelis’s opinion dated May 9, 2022, in connection with the Special Committee’s consideration of the Mergers, regardless of the conclusion reached therein, and the remainder of which is contingent upon completion of the Mergers. Furthermore, Hemisphere has agreed to reimburse Moelis for certain expenses and to indemnify Moelis for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.
Moelis’s affiliates, employees, officers and partners may at any time own securities (long or short) of Hemisphere, Parent, TelevisaUnivision and Grupo Televisa S.A.B. (“Televisa”), and their respective affiliates. In the two years prior to the date of its written opinion, Moelis acted as financial advisor to Univision in connection with its sale to a consortium that included Parent in December 2020 and financial advisor to Hemisphere in connection with an acquisition transaction in April 2021. In the two years prior to the date of its written opinion, Moelis received fees from Univision and Hemisphere for investment banking services of approximately $8.4 million and $2.8 million, respectively. Moelis may, in the future, provide investment banking or other services to Hemisphere, Parent, TelevisaUnivision and Televisa, and their respective affiliates and may receive compensation for such services.
Additional Presentations by Moelis
In addition to the financial analysis, dated May 7, 2022, described above, Moelis presented to the Special Committee at the meetings held on March 7, 2022 and April 24, 2022, which were each supplemented by respective written presentations. Copies of such presentations have been filed as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the Merger, will be made available for inspection and copying at the principal executive offices of Hemisphere during its regular business hours by any interested holder of Hemisphere Common Stock, and may be obtained by requesting it in writing from Hemisphere at the address described in the section of this proxy statement captioned “Where You Can Find More Information.” The additional Moelis presentations dated March 7, 2022 and April 24, 2022 did not form the basis of the Moelis fairness opinion described above.

The additional Moelis presentations dated March 7, 2022 and April 24, 2022 were given to the Special Committee to assist in the negotiations with Parent and the evaluation of the proposed Merger and contained, among other things, an outline of the terms of Parent’s bid as of such date, the status of Parent’s due diligence review of Hemisphere, a review of the share price performance of Class A Common Stock over various periods and Moelis’ preliminary financial analysis (the March 7, 2022 presentation included, among other things, a discounted cash flow analysis of Networks and the Pantaya Business, a selected publicly traded companies analysis of Networks and the Pantaya Business and a selected precedent transactions analysis of Networks and the Pantaya Business; the April 24, 2022 presentation included, among other things, an update on the negotiations between TelevisaUnivision and Searchlight with respect to the Radio Transaction, a selected publicly traded companies analysis of Univision of Puerto Rico, a selected precedent transactions analysis of Univision of Puerto Rico and an analysis regarding the net present value of NOLs and other tax assets of Univision of Puerto Rico), in each case subject to further updates reflected in the financial analysis, dated May 7, 2022, described above.
Position of the Parent Entities as to the Fairness of the Mergers
The Parent Entities are affiliates of Hemisphere and engaged in a “going private” transaction and, therefore, may be required to express their beliefs as to the fairness of the Mergers to Hemisphere’s Disinterested Stockholders. The Parent Entities are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Parent Entities as to the fairness of the Mergers should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the proposal to adopt the Merger Agreement. The Parent Entities have interests in the Mergers that are different from, and in addition to, those of the other stockholders of Hemisphere.
The Disinterested Stockholders of the Company were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement on their behalf, with the assistance of the Special Committee’s independent legal and financial advisors. The Parent Entities did not participate in the deliberations of the Special Committee or Hemisphere Board regarding, nor did they receive advice from the respective legal or other advisors to the Special Committee or the Hemisphere Board as to, the fairness of the Mergers. The Parent Entities have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Mergers to Hemisphere’s Disinterested Stockholders. Based on, among other things, the factors considered by, and the analysis and resulting conclusions of, the Hemisphere Board and the Special Committee discussed in “Purpose and Reasons of Hemisphere for the Mergers; Recommendation of the Hemisphere Board and the Special Committee; Fairness of the Mergers” (which analysis and resulting conclusions the Parent Entities adopt), the Parent Entities believe that the Mergers are substantively fair to Hemisphere’s Disinterested Stockholders. In particular, the Parent Entities considered the following:
•
the fact that the Special Committee and the Hemisphere Board unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are advisable, fair to, and in the best interests of, Hemisphere and Hemisphere’s stockholders;

•
the fact that the Merger Consideration is all cash, thus allowing Company stockholders (other than Gato) to immediately realize a certain and fair value for their Shares of Hemisphere Common Stock, which value represents a significant premium over the closing price of the Shares of Hemisphere Common Stock on the last trading day before Hemisphere publicly announced the Mergers;

•
the fact that the Mergers will provide liquidity for Hemisphere’s Disinterested Stockholders without the delays that would otherwise be necessary in order to liquidate the positions of larger holders, and without incurring brokerage and other costs typically associated with market sales; and

•
the fact that the Mergers are not conditioned on any financing being obtained by Parent, increasing the likelihood that the Mergers will be consummated and that the consideration to be paid to Hemisphere’s Disinterested Stockholders in the Mergers will be received.

The Parent Entities further believe that the Mergers are procedurally fair to Hemisphere’s Disinterested Stockholders based upon, among other things, the following factors:

•
the fact that the Special Committee, consisting solely of independent and disinterested directors of the Hemisphere Board who are not officers or employees of Hemisphere and who are not affiliated with the Parent Entities, and who have no financial interest in the Mergers different from, or in addition to, Hemisphere’s Disinterested Stockholders generally, was given exclusive authority to, among other things, review, evaluate and negotiate the terms of the Mergers, to determine the advisability of the Mergers, to decide not to engage in the Mergers, and to consider alternatives to the Mergers;

•
the fact that the Special Committee was formed at the outset of Hemisphere’s consideration of a potential transaction and prior to any consideration of the Merger Agreement and the transactions contemplated thereby, including the Mergers, or any negotiations with respect thereto;

•
the fact that the Special Committee was fully informed about the extent to which the interests of Gato in the Mergers differed from those of Hemisphere’s Disinterested Stockholders;

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the fact that the Special Committee conducted an extensive process, including frequent and extensive deliberations and negotiations, and retained and was advised by independent, nationally recognized financial and legal advisors;

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the fact that the Hemisphere Board was not permitted to recommend any potential transaction or any alternative thereto for approval by Hemisphere’s stockholders or otherwise approve any proposed transaction or any alternative thereto without a prior favorable recommendation of such proposed transaction or alternative thereto by the Special Committee;

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the fact that the Special Committee was deliberate in its process and negotiated for a “go shop” period during which Hemisphere could actively solicit bids from potential financial and strategic acquirors;

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the fact that Gato has agreed to vote its shares of Hemisphere Common Stock in proportion to the other Hemisphere stockholders with respect to an alternative acquisition agreement providing for a Superior Proposal, subject to the terms and conditions set forth in the Voting and Support Agreement;

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the fact that the Special Committee had no obligation to recommend any transaction, including a transaction with Parent, and that the Special Committee had the authority to reject any proposals made by Parent or any other person or entity;

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the fact that the Merger Consideration was the result of the Special Committee’s extensive arm’s-length negotiations with Parent;

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the fact that the closing of the Mergers is conditioned on Hemisphere’s receipt of the Required Stockholder Approval;

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Hemisphere’s ability, under certain circumstances as set out in the Merger Agreement, to provide information to, or participate in discussions or negotiations with, third parties regarding Acquisition Proposals, including during the “go shop” period mentioned above;

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Hemisphere’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a Superior Proposal, subject to paying Parent a Company Termination Fee of $10,600,000 in cash (or, if such termination occurs during or shortly after the “go shop” period, $5,700,000 in cash), subject to and in accordance with the terms and conditions of the Merger Agreement; and

•
the availability of appraisal rights to Hemisphere’s stockholders (other than Gato) who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their Shares of Hemisphere Common Stock.

The Parent Entities also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the Mergers, including:
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that the stockholders of Hemisphere (other than Gato) will not participate in any future earnings or growth of Hemisphere’s business and will not benefit from any potential sale of Hemisphere to a third party in the future, or from any appreciation in Hemisphere’s value;

•
the risk that the Mergers might not be completed in a timely manner or at all;

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that Parent and each Merger Sub are newly formed entities with essentially no assets other than the equity and funding commitments of Gato;

•
the restrictions on the conduct of Hemisphere’s business prior to the completion of the Mergers set forth in the Merger Agreement, which may delay or prevent Hemisphere from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of Hemisphere pending completion of the Mergers;

•
the potential negative effect that the pendency of the Mergers, or a failure to complete the Mergers, could have on Hemisphere’s business and relationships with its employees, distributors and customers;

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that Hemisphere and its subsidiaries, other than during the “go shop” period, are restricted from soliciting, initiating, or encouraging the submission of Acquisition Proposals from third parties or the making of any inquiry, proposal or offer that would reasonably be expected to lead to an Alternative Acquisition Agreement;

•
the possibility that the amounts that may be payable by Hemisphere upon the termination of the Merger Agreement, including payment to Parent of a Company Termination Fee of $5,700,000 or $10,600,000 in cash, and the processes required to terminate the Merger Agreement, including the opportunity for Parent to make revisions to its Merger proposal, could discourage other potential acquirors from making a competing bid to acquire Hemisphere; and

•
the fact that an all cash transaction would be taxable to Hemisphere’s stockholders who receive cash proceeds and are U.S. holders for U.S. federal income tax purposes.

The foregoing discussion of the information and factors considered and given weight by the Parent Entities in connection with the fairness of the Mergers is not intended to be exhaustive but is believed to include all material factors considered by them. The Parent Entities did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Mergers. Rather, the Parent Entities reached their position as to the fairness of the Mergers after considering all of the foregoing as a whole. The Parent Entities believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Mergers to Hemisphere’s Disinterested Stockholders. This position should not, however, be construed as a recommendation to any Company stockholder to approve the Merger Agreement. The Parent Entities make no recommendation as to how stockholders of Hemisphere should vote their Shares of Hemisphere Common Stock relating to the Mergers. The Parent Entities were not aware of any firm offer for a merger, sale of all or a substantial part of Hemisphere’s assets, or a purchase of a controlling amount of Hemisphere securities having been received by Hemisphere from anyone other than a filing person in the two (2) years preceding the signing of the Merger Agreement.
None of the Parent Entities participated in the deliberations of the Special Committee or the Hemisphere Board regarding, nor did they receive advice from the respective legal or other advisors to the Special Committee or the Hemisphere Board as to, the fairness of the Mergers to Hemisphere’s Disinterested Stockholders. Based on the Parent Entities’ knowledge and analysis of available information regarding Hemisphere, the Special Committee and the Hemisphere Board, as well as discussions with members of Hemisphere’s senior management regarding Hemisphere and its business and the factors considered by, and findings of, the Special Committee and the Hemisphere Board and discussed in this proxy statement in the section entitled “Purpose and Reasons of Hemisphere for the Mergers; Recommendation of the Hemisphere Board and the Special Committee; Fairness of the Mergers,” the Parent Entities believe that the Mergers are fair to Hemisphere’s Disinterested Stockholders.
The Parent Entities believe that these factors provide a reasonable basis for their belief that the Mergers are fair to Hemisphere’s Disinterested Stockholders. This belief should not, however, be construed as a recommendation to any of Hemisphere stockholders to approve the Merger Agreement. The Parent Entities do not make any recommendation as to how stockholders of Hemisphere should vote their Shares of Hemisphere Common Stock relating to the Mergers. The Parent Entities attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the stockholders of Hemisphere, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such stockholders.
Purpose and Reasons of the Parent Entities for the Mergers
The Parent Entities are affiliates of Hemisphere and engaged in a “going private” transaction and, therefore, may be required to express their reasons for the Mergers to Hemisphere’s Disinterested Stockholders, as defined in Rule 13e-3 of the Exchange Act. The Parent Entities are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the Parent Entities, the primary purpose of the Mergers is to allow Parent to own equity interests in Hemisphere and to bear the rewards and risks of such ownership after the Mergers are completed and the Shares of Hemisphere Common Stock cease to be publicly traded. The Parent Entities believe that structuring the transaction in such manner is preferable to other transaction structures because it (i) will enable Parent to acquire all of the Shares of Hemisphere Common Stock at the same time, (ii) will allow Hemisphere to cease to be a publicly registered and reporting company, and (iii) represents an opportunity for Hemisphere’s Disinterested Stockholders (other than the holders of Cancelled Shares, Dissenting Shares and the Gato Shares) to receive the Merger Consideration of $7.00 per share of Hemisphere Common Stock in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement. The Parent Entities did not consider any other alternative transaction structures or other alternative means to accomplish the foregoing purposes.
Plans for Hemisphere After the Mergers
Following completion of the Mergers, Merger Sub 1 will have been merged with and into Hemisphere, with Hemisphere surviving the Merger as a wholly owned subsidiary of Parent. The Shares of Hemisphere Common Stock are currently listed on Nasdaq and registered under the Exchange Act. Following completion of the Mergers, there will be no further market for Hemisphere Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, Hemisphere’s securities will be delisted from Nasdaq and deregistered under the Exchange Act.
The Parent Entities currently anticipate that Hemisphere’s operations following completion of the Mergers will initially be conducted substantially as they are currently being conducted (except that Hemisphere will cease to be a public company and will instead be a wholly owned subsidiary of Parent).
From and after the Effective Time, the officers of Hemisphere immediately prior to the Effective Time will be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub 1 immediately prior to the Effective Time will be the directors of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.
Certain Effects of the Mergers
If the Merger Agreement is approved and adopted by the requisite votes of Hemisphere stockholders and all other conditions to the Closing of the Mergers are either satisfied or waived, (i) Merger Sub 1 will merge with and into Hemisphere, with Hemisphere surviving as a wholly owned subsidiary of Parent, and (ii) simultaneously with the Merger, Merger Sub 2 will merge with and into Holdings LLC, with Holdings LLC surviving as a wholly owned subsidiary of HMTV LLC, and the following will occur.
Treatment of the Shares of Hemisphere Common Stock
At the Effective Time, each share of Hemisphere Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be converted into the right to receive the Merger Consideration, without interest, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, whereupon all such shares of Hemisphere Common Stock will cease to be outstanding and shall cease to exist, and the holders of such shares of Hemisphere Common Stock will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration and the right to receive dividends and other distributions, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement.
Treatment of Equity Compensation Awards
Hemisphere Options.   At the Effective Time, each outstanding Hemisphere Option, whether vested or unvested, shall, by virtue of the Mergers, be cancelled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product obtained by multiplying (a) the aggregate number of shares of Hemisphere Common Stock subject to such Hemisphere Option immediately prior to the Effective Time by (b) the excess, if any, of the Merger Consideration over the exercise price per share of such Hemisphere Option (the “Option Consideration”), provided, that any Hemisphere Option with an exercise price per share that is equal to or greater than the Merger Consideration will automatically be canceled at the Effective Time without payment of any consideration.
Hemisphere RS Awards.   At the Effective Time, each outstanding Hemisphere RS Award (other than any Director Interim Awards) will be treated at the Effective Time the same as, and have the same rights and be subject to the same conditions as, an outstanding share of Hemisphere Common Stock not subject to any restrictions and, accordingly, be converted into the right to receive the Merger Consideration at the Effective Time, without interest and less any applicable withholding taxes.
At the Effective Time, each Director Interim Award will vest at the Effective Time on a prorated basis taking into account the portion of the 12-month vesting period that has elapsed from the date of grant until the Effective Time and be treated at the Effective Time as an outstanding share of Hemisphere Common Stock not subject to any restrictions, and the remaining unvested portion of any Director Interim Awards will be forfeited at the Effective Time.
Benefits of the Mergers for Hemisphere’s Disinterested Stockholders
The primary benefit of the Mergers to the Disinterested Stockholders, other than the Excluded Holders, will be their right to receive the Merger Consideration of $7.00 per share of Hemisphere Common Stock in cash, without interest, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, representing a premium of approximately 86% over Hemisphere’s closing share price on May 6, 2022, the last trading day prior to announcement of the Transactions and a premium of approximately 63% over the 30-day volume weighted average share price for the period ended May 6, 2022. Additionally, such security holders will avoid the risk after the Mergers of any possible decrease in our future earnings, growth or value.
Detriments of the Mergers to Hemisphere’s Disinterested Stockholders
The primary detriments of the Mergers to our Disinterested Stockholders include the lack of an interest of such security holders in the potential future earnings, growth or value realized by Hemisphere after the Mergers.
Certain Effects of the Mergers for the Parent Entities
Following the Mergers, all of the equity interests in Hemisphere will be beneficially owned, indirectly through Parent, by the Parent Entities and their affiliates. If the Mergers are completed, the Parent Entities and their other equity investors will be the sole beneficiaries of our future earnings and growth, if any, and they will be the only ones entitled to vote on corporate matters affecting Hemisphere following the Mergers.
Certain Effects on Hemisphere if the Mergers are Not Completed
If the Merger Agreement Proposal is not approved by Hemisphere stockholders or if the Mergers are not completed for any other reason, Hemisphere stockholders will not receive any payment for their shares of Hemisphere Common Stock in connection with the Mergers. Instead, unless Hemisphere is sold to a third party, Hemisphere will remain an independent public company, and the shares of Hemisphere Common

Stock will continue to be listed and traded on Nasdaq, so long as Hemisphere continues to meet the applicable listing requirements. In addition, if the Mergers are not completed, Hemisphere expects that management will operate Hemisphere’s business in a manner similar to that in which it is being operated today and that Hemisphere stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. There is no assurance as to the effect of these risks and opportunities on the future value of your shares of Hemisphere Common Stock, including the risk that the market price of shares of Hemisphere Common Stock may decline to the extent that the current market price of shares of Hemisphere Common Stock reflects a market assumption that the Mergers will be completed.
Under certain circumstances, if the Mergers are not completed, Hemisphere would be required to pay Parent a Company Termination Fee of $10,600,000 in cash ($5,700,00 in cash prior to the end of the go-shop period), or Parent would be required to pay Hemisphere a Parent Termination Fee of $15,600,000. See “The Merger Agreement — Termination Fees.”
Certain Unaudited Prospective Financial Information
Except for annual and quarterly guidance, Hemisphere does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent uncertainty, unpredictability and subjectivity of the underlying assumptions, estimates and projections. In connection with its consideration of Hemisphere’s stand-alone prospects and potential strategic transactions available to Hemisphere, management of Hemisphere prepared and provided to the Special Committee, Moelis and PJT Partners financial forecasts (the “projections”). Hemisphere’s management and the Special Committee subsequently directed Moelis and PJT Partners to use the projections in connection with rendering their respective fairness opinion to the Special Committee and performing their related financial analysis, as described above under the heading “— Opinion of Moelis & Company LLC” and “— Opinion of PJT Partners LP.” The summary of the projections is included in this proxy statement solely to give Hemisphere’s stockholders access to certain financial projections that were made available to the Special Committee, Moelis and PJT Partners. The summary of the projections may not be appropriate for other purposes and is not being included in this proxy statement to influence a Hemisphere stockholder’s decision whether to vote to adopt the Merger Agreement and approve the Merger.
The projections were prepared by our management for internal use. The projections were not prepared with a view toward public disclosure or with a view toward complying with GAAP (as detailed below), the published guidelines of the SEC regarding projections, the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of Hemisphere’s management, were prepared on a reasonable basis in 2022 in connection with the Merger, reflected the best available estimates and judgments at the time of preparation and presented as of the time of preparation, to the best of Hemisphere management’s knowledge and belief, the reasonable projections of the future financial performance of Hemisphere.
Neither Hemisphere’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of Hemisphere’s management. Because the projections cover multiple years, by their nature, they also become subject to greater uncertainty with each successive year. A number of important factors with respect to the Hemisphere’s business and the industry in which it participates may affect actual results and result in the projections not being achieved. For a description of some of these factors, Hemisphere’s stockholders are urged to review Hemisphere’s most recent SEC filings as well as the discussion entitled “Cautionary Statement For Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995” and other risk factors described in Hemisphere’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, the projections may be affected by the Hemisphere’s inability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Hemisphere or that actual results will not differ materially from those presented in the prospective financial information.
In developing the projections, our management made numerous assumptions about the industry in which Hemisphere participates, Hemisphere’s markets and products and Hemisphere’s ability to execute its plans. The following key assumptions were made in developing these projections:
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that there will be growth in Puerto Rico advertising market of 2-3% per annum in 2022-2026 and 1-1.5% per annum in 2027-2031;

•
that Hemisphere’s share of the Puerto Rico market will remain at current levels;

•
that gubernatorial elections will take place in Puerto Rico in 2024 and 2028, and deliver incremental advertising revenue for Hemisphere;

•
that the number of subscribers and subscriber revenue of Cable Networks (which includes WAPA America, Cinelatino, Pasiones, Centroamerica TV and Television Dominicana) will continue to decline;

•
that retransmission fees of WAPA, the Company’s broadcast network business in Puerto Rico will continue to grow;

•
that growth in operating expenses of Networks will be manageable;

•
that subscribers of Pantaya will reach approximately 3 million in 2025 and subscriber revenue will grow;

•
that Pantaya’s operating expenses, particularly for programming and marketing will continue to grow annually; and

•
that Pantaya’s profitability will grow with subscriber base growth due to an increase in operating leverage.

The inclusion of the projections in this proxy statement should not be regarded as an indication that Hemisphere or any of its affiliates, advisors, officers, directors or representatives considered or considers the projections to be necessarily predictive of actual future events, and the projections should not be relied upon as such. Neither Hemisphere nor any of its respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any of Hemisphere’s stockholders or any other person regarding the ultimate performance of Hemisphere compared to the information contained in the projections or can give any assurance that actual results will not differ materially from the projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the projections to reflect circumstances existing after the date the projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. Hemisphere does not intend to make publicly available any update or other revision to the projections, except as otherwise required by law.
The projections include non-GAAP financial measures, and they were presented because management believed they could be useful indicators of Hemisphere’s projected future operating performance. Hemisphere prepared the projections on a non-GAAP basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Hemisphere may not be comparable to similarly titled amounts used by other companies.
All financial projections are forward looking statements. These and other forward looking statements are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in Hemisphere’s Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent quarterly and current reports on Form 10-Q and 8-K. Please consider carefully the discussion entitled “Cautionary Statement Concerning Forward Looking Information” elsewhere in the proxy statement.

In light of the foregoing factors and the uncertainties inherent in the projections, Hemisphere’s stockholders are cautioned not to place undue, if any, reliance on the projections.
The following are the projections (unaudited):
	Management Forecast					Management Extrapolation
(in millions)	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031
Networks:
Revenue	$161	$164	$173	$170	$176	$179	$187	$183	$186	$188
Cost of Revenue	$52	$53	$57	$59	$62	$64	$67	$69	$71	$73
Selling, General and Administrative Expenses	$47	$48	$50	$51	$53	$54	$56	$58	$60	$62
Operating Expense	$99	$101	$107	$110	$114	$118	$123	$127	$131	$135
Memo:
Corporate Overhead Allocation(1)	$(4)	$(4)	$(4)	$(5)	$(5)	$(5)	$(5)	$(5)	$(6)	$(6)
Adjusted EBITDA(1)	$66	$66	$70	$65	$66	$66	$70	$62	$60	$59(3)
Less: Stock-Based Compensation	$(5)	$(5)	$(6)	$(6)	$(6)	$(6)	$(7)	$(7)	$(7)	$(8)
Less: Depreciation and Amortization	$(6)	$(5)	$(5)	$(5)	$(5)	$(5)	$(5)	$(5)	$(5)	$(5)
Less: Severance	—	—	—	—	—	—	—	—	$(1)	$(1)
Adjusted EBIT	$55	$56	$60	$54	$55	$54	$58	$49	$47	$46
Less: Taxes	$(17)	$(17)	$(18)	$(17)	$(17)	$(16)	$(18)	$(15)	$(14)	$(14)
Tax-Affected EBIT	$39	$39	$42	$38	$38	$37	$40	$34	$33	$32
Plus: Depreciation and Amortization	$6	$5	$5	$5	$5	$5	$5	$5	$5	$5
Plus: Programming Amortization	$14	$13	$13	$14	$14	$15	$16	$17	$17	$18
Less: Capital Expenditures	$(4)	$(4)	$(4)	$(4)	$(4)	$(5)	$(5)	$(5)	$(6)	$(6)
Less: Programming Payments	$(15)	$(14)	$(14)	$(15)	$(16)	$(16)	$(17)	$(18)	$(19)	$(20)
Less: Equity Method Investments	$(1)	—	—	—	—	—	—	—	—	—
Plus: Other Adjustments	$1	$1	$—	$—	$—	$—	$—	$—	$—	$—
Less: (Increases) / Decreases In Net Working Capital	$1	$3	$—	$2	$1	$1	$—	$1	$—	$—
Less: Unlevered Cash Taxes	($17)	($17).	($18)	($17)	($17)	($16)	($18)	($15)	($14)	($14)
Unlevered Free Cash Flow(3)	$41	$43	$42	$40	$39	$37	$39	$34	$31	$30
Pantaya:
Revenue	$78	$138	$186	$181	$202	$243	$270	$289	$304	$317
Content	$19	$43	$57	$50	$53	$59	$66	$71	$78	$84
Distribution	$6	$8	$11	$13	$15	$18	$21	$22	$23	$24
Technical	$6	$6	$7	$8	$10	$11	$12	$12	$13	$14
Marketing	$50	$62	$70	$73	$70	$79	$87	$87	$89	$90
Other Selling, General and Administrative Expenses	$21	$30	$38	$19	$19	$19	$20	$21	$22	$23
Operating Expenses	$102	$149	$183	$163	$167	$187	$205	$214	$225	$235
Memo:
Corporate Overhead Allocation(2)	$4	$4	$4	$5	$5	$5	$5	$5	$6	$6
Adjusted EBITDA(2)	$(28)	$(15)	$(1)	$13	$31	$51	$60	$69	$74	$76
Less: Stock-Based Compensation	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(2)	$(3)	$(3)
Less: Depreciation and Amortization	$(20)	$(20)	$(20)	$(12)	$(5)	$(5)	$(5)	$(5)	$(5)	$(1)
Adjusted EBIT	$(49)	$(37)	$(23)	$(1)	$24	$44	$53	$62	$67	$72
Less: Taxes	—	—	—	—	$(9)	$(11)	$(13)	$(15)	$(15)	$(17)
Tax-Affected EBIT	$(49)	$(37)	$(23)	$(1)	$18	$34	$40	$47	$51	$55
Plus: Depreciation and Amortization	$20	$20	$20	$12	$5	$5	$5	$5	$5	$1
Less: Capital Expenditures	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)	$(1)

	Management Forecast					Management Extrapolation
(in millions)	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031
Plus: Content Amortization	$14	$25	$34	$42	$47	$54	$62	$68	$75	$82
Less: Cash Content Spend	$(32)	$(36)	$(39)	$(43)	$(47)	$(52)	$(57)	$(63)	$(69)	$(76)
Less: Latin American Cash Timing Difference	$1	$1	—	—	—	—	—	—	—	—
Less: Change in Working Capital	$—	$(2)	$(2)	$(2)	$(2)	$(2)	$(3)	$(3)	$(3)	$(3)
Plus: Pantelion 2.0 Cash Flow	$(7)	$(1)	$(6)	$4	$(1)	$(1)	$(1)	$1	$2	$1
Unlevered Free Cash Flow(4)	$(56)	$(31)	$(17)	$12	$20	$36	$46	$55	$59	$59

(1)
Our management calculated Adjusted EBITDA for Networks reflecting the elimination of 25% of corporate overhead expenses expected to take place upon the sale of Pantaya. Adjusted Earnings Before Interest Taxes, Depreciation and Amortization (“Adjusted EBITDA”) is calculated by adding back depreciation and amortization to operating income.

(2)
Our management calculated Adjusted EBITDA for Pantaya reflecting the allocation of 25% of corporate overhead expenses.

(3)
Unlevered Free Cash Flow for Networks is defined as Adjusted EBITDA for Networks less stock-based compensation, severance costs, taxes, capital expenditures, programming payments, plus programming amortization and changes in net working capital and other adjustments. Net working capital is defined as the difference between current assets and current liabilities, excluding cash and debt.

(4)
Unlevered Free Cash Flow for Pantaya is defined as Adjusted EBITDA for Pantaya less stock-based compensation, taxes, capital expenditures, cash content spend, LatAm cash timing difference, changes in net working capital, plus content amortization and change in the cash flow from Pantelion 2.0, Pantaya’s in-house production studio. Net working capital is defined as the difference between current assets and current liabilities, excluding cash and debt.

Interests of Executive Officers and Directors of Hemisphere in the Mergers
In considering the recommendations of the Hemisphere Board with respect to the Mergers, the Hemisphere stockholders should be aware that the executive officers and directors have certain interests in the Mergers that may be different from, or in addition to, the interests of the Hemisphere stockholders generally. The Special Committee, consisting entirely of independent directors, and the Hemisphere Board, were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby, including the Mergers, and in making their recommendations. These interests are described below.
Treatment of Equity Compensation Awards
•
For our executive officers and directors, their Hemisphere equity compensation awards will be treated as follows:

•
The Hemisphere RS Awards that they hold will accelerate vesting at the Effective Time, in the case of Director Interim Awards, with vesting prorated taking into account the portion of the 12-month vesting period that has elapsed from the date of grant until the Effective Time. As of June 6, 2022, there were outstanding 511,719 Hemisphere RS Awards, of which 286,609 were held by our executive officers and directors (without taking into account proration in respect of Director Interim Awards).

•
In the case of shares of Hemisphere Common Stock subject to Hemisphere Options held by our executive officers, the exercise price per share of each Hemisphere Option exceeds the Merger Consideration of $7.00 per share of Hemisphere Common Stock, so such Hemisphere Options will automatically be cancelled at the Effective Time without payment of any consideration. As of June 6, 2022, there were outstanding Hemisphere Options to purchase 4,360,000 shares of Hemisphere Common Stock, of which Hemisphere Options to purchase 3,002,500 shares of

Hemisphere Common Stock were held by our executive officers and directors. No Hemisphere Options were held by our non-employee directors.
For additional details regarding the treatment of Hemisphere RS Awards and Hemisphere Options, see the section of this proxy statement captioned “Special Factors — Certain Effects of the Mergers — Treatment of Equity Compensation Awards.”
The table below also sets forth, with respect to each of our executive officers and directors, the total number of shares of Hemisphere Common Stock and equity compensation awards, per individual, expected to be held on the Closing, assuming (i) the Closing occurs on June 30, 2022 (solely for the purposes of the table below), and (ii) the number of outstanding shares of Hemisphere Common Stock and equity compensation awards for each executive officer and director on the Closing was equal to the number of shares of Hemisphere Common Stock and equity compensation awards that were outstanding as of June 6, 2022, the latest practicable date to determine such amounts before the filing of this proxy statement (such numbers reflect the Director Interim Awards that were granted made to our non-employee directors in connection with our 2022 annual shareholder meeting on May 12, 2022 and reflect the vesting of such Director Interim Awards on a prorated basis taking into account the portion of the 12-month vesting period that has elapsed from May 12, 2022 until June 30, 2022 (a proration of 13.7%)). For purposes of these estimates, the number of shares of Hemisphere Common Stock owned and shares of Hemisphere Common Stock subject to Hemisphere RS Awards were multiplied by the Merger Consideration of $7.00 per share of Hemisphere Common Stock. In the case of shares of Hemisphere Common Stock subject to Hemisphere Options, the exercise price per share of each Hemisphere Option held by an executive officer or director exceeds the Merger Consideration of $7.00 per share of Hemisphere Common Stock, so such Hemisphere Options will automatically be cancelled at the Effective Time without payment of any consideration.
Name	Number of Shares Held Directly	Aggregate Value of Shares Held Directly ($)	Number of Shares of Hemisphere RS Awards(1)	Aggregate Value of Hemisphere RS Awards ($)	Number of Shares Subject to Hemisphere Options(2)	Aggregate Value of Hemisphere Options ($)(2)	Total Value ($)
Executive Officers
Alan J. Sokol	648,121	4,536,847	—	—	1,287,500	0	4,536,847
Craig D. Fischer	326,473	2,285,311	—	—	675,000	0	2,285,311
John Garcia	20,000	140,000	20,000	140,000	—	—	280,000
Jorge Hidalgo	26,264	183,848	20,000	140,000	35,000	0	323,848
Jennifer Lopez-Gottardi	10,000	70,000	10,000	70,000	25,000	0	140,000
Paul L. Presburger	179,855	1,258,985	66,666	466,662	—	—	1,725,647
Monica B. Silverstein	—	—	—	—	5,000	0	—
Alex J. Tolston	119,387	835,709	50,000	350,000	575,000	0	1,185,709
James M. McNamara	1,244,628	8,712,396	—	—	400,000	0	8,712,396
Directors
Peter M. Kern	876,384	6,134,688	6,161	43,127	—	—	6,177,815
Sonia Dulá	25,500	178,500	2,054	14,378	—	—	192,878
John Engelman	110,388	772,716	2,054	14,378	—	—	787,094
Ernesto Vargas Guajardo	75,464	528,248	2,054	14,378	—	—	542,626
Leo Hindery, Jr.	18,627	130,389	2,054	14,378	—	—	144,767
Eric Neuman	75,464	528,248	2,054	14,378	—	—	542,626
Adam Reiss	—	—	—	—	—	—	—
Eric Zinterhofer	—	—	—	—	—	—	—

(1)
This amount represents each individual’s outstanding Hemisphere RS Awards, provided that in the Director Interim Awards which were granted made to our non-employee directors in connection with our 2022 annual shareholder meeting on May 12, 2022, the number of shares of Hemisphere Common Stock reflects the vesting of such Director Interim Awards on a prorated basis taking into account the portion of the twelve (12)-month vesting period that has elapsed from May 12, 2022 until June 30, 2022. For additional details, see the section of this proxy captioned “Special Factors — Certain Effects of the Mergers — Treatment of Equity Compensation Awards.”
(2)
This amount represents each individual’s outstanding Hemisphere Options. The exercise price per share of each Hemisphere Option held by an executive officer or director exceeds the Merger Consideration of $7.00 per share of Hemisphere Common Stock, so such Hemisphere Options will automatically be canceled at the Effective Time without payment of any consideration. For additional details, see the section of this proxy captioned “Special Factors — Certain Effects of the Mergers — Treatment of Equity Compensation Awards.”

Employment Agreements with Executive Officers
•
For certain executive officers, certain severance and other separation benefits that may become payable under the executive officer’s employment agreement, including the following:

•
For Alan J. Sokol, our President and Chief Executive Officer, Craig D. Fischer, our Chief Financial Officer, and Alex J. Tolston, our Executive Vice President, Chief Legal Officer and Corporate Secretary:

•
If, during the 60-day period prior to or the twelve (12)-month period after the Closing, Hemisphere terminates the executive officer’s employment without “cause” or he resigns for “good reason,” in each case as set forth in his employment agreement, or his employment terminates due to Hemisphere’s election not to extend the term beyond its scheduled expiration date, provided he signs and does not revoke a release of claims in favor of Hemisphere, the executive officer will receive a lump-sum cash payment (less applicable withholding taxes) equal to the sum of (A) 200% of his annual base salary and target bonus, plus (B) his prorated target bonus as in effect for the fiscal year in which his termination occurs.

•
If, during the period that is more than 60 days before the Closing or more than twelve (12) months following the Closing, Hemisphere terminates the executive officer’s employment without “cause” or he resigns for “good reason,” in each case as set forth in his employment agreement, provided he signs and does not revoke a release of claims in favor of Hemisphere, the executive officer will receive (A) an amount equal to his annual base salary and target bonus, payable in substantially equal installments over the twelve (12)-month period following termination of his employment, plus (B) a prorated actual bonus as in effect for the fiscal year in which his termination occurs.

•
If, at any time following the Closing, the executive officer’s employment is terminated due to Hemisphere’s election not to extend the term beyond its scheduled expiration date, provided he signs and does not revoke a release of claims in favor of Hemisphere, the executive officer will receive a lump-sum cash payment (less applicable withholding taxes) equal to the sum of 150% of his annual base salary and target bonus.

•
In addition to the benefits described above, in all cases in which the executive officer is entitled to receive cash severance, he will also be entitled to employer-paid continued medical and dental coverage for up to 18 months following termination of his employment in the event of termination following the Closing, or up to twelve (12) months following termination of his employment in the event of termination prior to the Closing (in either case, if earlier, until the date that he enrolls in a subsequent employer’s medical and dental plans).

•
For Paul Presburger, our Chief Executive Officer of Pantaya and Pantelion 2.0, whose employment agreement will be assigned to Pantaya in accordance with the Pantaya Purchase Agreement:

•
If, during the 60-day period prior to or the twelve (12)-month period after the Closing, Hemisphere or Pantaya terminates Mr. Presburger’s employment without “cause” or he resigns for “good reason,” in each case as set forth in his employment agreement, provided he signs and does not revoke a release of claims in favor of Hemisphere and Pantaya, Mr. Presburger will receive a lump-sum cash payment (less applicable withholding taxes)

equal to the sum of (A) an amount equal to the greater of (x) 50% of Mr. Presburger’s aggregate base salary that would be payable from the date of termination through the end of the term of his employment agreement and (y) 24 months’ base salary, plus (B) his prorated actual annual bonus that he would have been entitled to receive.
•
If, during the period that is more than 60 days before the Closing or more than twelve (12) months following the Closing, Hemisphere or Pantaya terminates Mr. Presburger’s employment without “cause” or he resigns for “good reason,” in each case as set forth in his employment agreement, provided he signs and does not revoke a release of claims in favor of Hemisphere and Pantaya, Mr. Presburger will receive the sum of (A) an amount equal to the greater of (x) 50% of Mr. Presburger’s aggregate base salary that would be payable from the date of termination through the end of the term of his employment agreement and (y) twelve (12) months’ base salary, plus (B) his prorated actual annual bonus that he would have been entitled to receive.

•
If, in connection with the Closing, Mr. Presburger’s employment is terminated due to Hemisphere’s or Pantaya’s election not to extend the term beyond the scheduled expiration date, provided he signs and does not revoke a release of claims in favor of Hemisphere and Pantaya,Mr. Presburger will receive a lump-sum cash payment (less applicable withholding taxes) equal to (A) his annual base salary plus (B) his prorated actual annual bonus that he would have been entitled to receive.

•
In addition to the benefits described above, in all cases in which Mr. Presburger is entitled to receive cash severance, he will also be entitled to employer-paid continued medical and dental coverage for up to twelve (12) months following termination of his employment (or, if earlier, the date that he enrolls in a subsequent employer’s medical and dental plans).

•
For Jorge Hidalgo, our President and General Manager, WAPA-TV, a division of WAPA, if Hemisphere terminates his employment with Hemisphere without “cause” as set forth in his employment agreement, provided he signs and does not revoke a release of claims in favor of Hemisphere, Mr. Hidalgo will be entitled to receive an amount equal to his annual base salary and target bonus, payable in substantially equal installments over the twelve (12)-month period following termination of his employment.

•
For John Garcia, our Executive Vice President, Sales & Revenue, if Hemisphere terminates his employment with Hemisphere without “cause” or he resigns for “good reason,” in each case as set forth in his employment agreement, or his employment terminates due to Hemisphere’s election not to extend the term of his employment agreement beyond its scheduled expiration date, provided he signs and does not revoke a release of claims in favor of Hemisphere, an amount equal to (A) Mr. Garcia’s annual base salary that he would have received had he remained employed through December 31, 2022 (which is the scheduled expiration date of his employment agreement) and (B) the actual quarterly and annual bonus that Mr. Garcia would have been entitled to receive for the quarter or year of termination, as applicable, had he remained employed through the end of such quarter or year, in the case of his annual bonus, prorated to reflect his period of employment, which amounts will be payable at the times they would have been paid had he remained employed. In addition, Mr. Garcia will be entitled to employer-paid continued medical and dental coverage for up to six months following termination of his employment (or, if earlier, the date that he enrolls in a subsequent employer’s medical and dental plans).

Retention Arrangements with Executive Officers
•
Each of Messrs. Sokol, Fischer and Tolston has entered into a retention bonus agreement with Parent under which each executive officer is eligible to receive (A) a retention bonus award and (B) an additional discretionary bonus, as determined by Parent, to be paid within 60 days following the Closing, provided that the executive officer continues his employment with Hemisphere or one of its affiliates through the Closing and, in Mr. Sokol’s case, for 60 days thereafter. The cash retention bonus will also be paid in the event that Hemisphere or one of its affiliates terminates the executive officer’s employment without “cause”, as set forth in his retention agreement, provided he signs and does not revoke a release of claims in favor of Hemisphere. The amounts of such retention bonuses and discretionary bonuses are as follows:
•
For Mr. Sokol: a retention bonus of $375,000, and a discretionary bonus of $375,000;

•
For Mr. Fischer: a retention bonus of $250,000, and a discretionary bonus of $250,000; and

•
For Mr. Tolston: a retention bonus of $175,000, and a discretionary bonus of $175,000.

•
Each of Monica B. Silverstein, our Chief Human Resources Officer, and Jennifer Lopez-Gottardi, our Controller, is eligible for a cash retention bonus from Hemisphere payable promptly following the six-month anniversary of the Closing, subject to her continued employment through the six-month anniversary of the Closing, or in the event that Hemisphere or one of its affiliates terminates the executive officer’s employment without “cause”, as defined in the Hemisphere Amended and Restated 2013 Equity Incentive Plan. The amounts of such retention bonuses are as follows:

•
For Ms. Silverstein: $91,667.

•
For Ms. Lopez-Gottardi: $330,000.

Continued Indemnification and Insurance Coverage
•
Each of our executive officers and directors is entitled to continued indemnification and insurance coverage from the surviving corporation and Searchlight under the terms of the Merger Agreement.

Golden Parachute Compensation
The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation for each of Hemisphere’s named executive officers that is based on, or that otherwise relates to, the Mergers. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section such term is used to describe the Merger-related compensation payable to Hemisphere’s named executive officers. Hemisphere’s “named executive officers” for purposes of the disclosure in this proxy statement are Messrs. Sokol, Fischer and Presburger. For additional details regarding the terms of the payments quantified below, see the sections of this proxy statement captioned “Special Factors — Certain Effects of the Mergers — Interests of Executive Officers and Directors of Hemisphere in the Mergers.”
The amounts in the table are estimated using the following assumptions and such additional assumptions as may be set forth in the footnotes to the table:
•
that the effective time of the Mergers will occur on June 30, 2022 (which is the assumed Closing Date solely for purposes of this golden parachute compensation disclosure);

•
that each named executive officers will have a qualifying termination of his employment at the Effective Time that results in severance benefits becoming payable to him under his employment agreement;

•
that the equity-based awards that are outstanding as of the Record Date are the equity-based awards that Hemisphere has granted to the named executive officer through June 30, 2022;

•
that in the case of Messrs. Sokol and Fischer, he will receive his full retention bonus award and discretionary bonus; and

•
for purposes of calculating the pro rata bonus portion of the cash payment, a termination date of June 30, 2022 (a proration of 50% for bonus purposes) is assumed.

The amounts reported below are estimates based on these and other assumptions that may or may not actually occur or be accurate on the relevant date. Accordingly, the ultimate values to be received by a named executive officer in connection with the Mergers may differ from the amounts set forth below. Hemisphere’s named executive officers will not receive pension, non-qualified deferred compensation or tax reimbursements in connection with the Mergers. As required by applicable SEC rules, all amounts below that are determined using the per share value of Hemisphere common stock have been calculated the Merger Consideration of $7.00 per share of Hemisphere Common Stock.
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Alan Sokol	6,150,000		23,526	6,173,526
Craig Fischer(5)	3,425,000		42,804	3,467,804
Paul Presburger	1,631,250	466,662	28,296	2,126,208

(1)
The amounts set forth in the table above and below for each named executive officer represent cash severance payments and, in the case of Messrs. Sokol and Fischer, retention bonus amounts and discretionary bonus amounts. The cash severance is “double trigger” and may become payable to the named executive officer under his employment agreement if, during 60 day period prior to or the twelve (12) month period after the Closing, Hemisphere (or, in the case of Mr. Presburger, Pantaya) terminates his employment without “cause” or he resigns for “good reason”, in each case as set forth in the individual’s employment agreement (which we refer to as a “qualifying termination”), and provided the individual signs and does not a revoke a release of claims in favor of Hemisphere. Such amounts will be paid in the form of a lump sum payment and are equal to the following:

•
For Mr. Sokol, the sum of (A) 200% of his annual base salary and target bonus, plus (B) his prorated target bonus as in effect for the fiscal year in which his termination occurs, calculated based on the number of days he is employed during such fiscal year;

•
For Mr. Fischer, the sum of (A) 200% of his annual base salary and target bonus, plus (B) his prorated target bonus as in effect for the fiscal year in which his termination occurs, calculated based on the number of days he is employed during such fiscal year; and

•
For Mr. Presburger, the sum of (A) an amount equal to the greater of (x) 50% of his aggregate base salary that would be payable from the date of termination through the end of the term of his employment agreement or (y) 24 months’ base salary, plus (B) his prorated target bonus (35% of his aggregate base salary) as in effect for the fiscal year in which his termination occurs, calculated based on the number of days he is employed during such fiscal year.

The retention bonus award is $375,000 in the case of Mr. Sokol and $250,000 in the case of Mr. Fischer and is “single trigger” in the case of Mr. Fischer, because it is payable in the event that he continues his employment with Hemisphere or one of its affiliates through the Closing. In the case of Mr. Sokol, the retention bonus award is “double trigger” and is payable in the event that he continues his employment with Hemisphere or one of its affiliates through the Closing and for 60 days thereafter. In the event that Hemisphere or one of its affiliates terminates the executive officer’s employment without “cause”, as set forth in his retention agreement, provided he signs and does not revoke a release of claims in favor of Hemisphere, he will receive his retention bonus award. The discretionary bonus is $375,000 in the case of Mr. Sokol and $250,000 in the case of Mr. Fischer and is entirely subject to Parent’s discretion.
Name	Multiple of Base Salary Severance ($)	Multiple of Target Bonus Severance ($)	Prorated Annual Incentive Severance ($)	Retention Bonus Award ($)	Discretionary Bonus ($)
Alan Sokol	2,400,000	2,400,000	600,000	375,000	375,000
Craig Fischer	1,300,000	1,300,000	325,000	250,000	250,000
Paul Presburger	1,500,000	—	131,250	—

(2)
The amount represents “single-trigger” payments reflecting the value of unvested Hemisphere RS Awards covering a total of 66,666 shares of Hemisphere Common Stock for Mr. Presburger, calculated based on the Merger Consideration of $7.00 per share of Hemisphere Common Stock, which will accelerate and vest in full upon the Closing. Messrs. Sokol and Fischer do not hold any Hemisphere

RS Awards. In the case of shares of Hemisphere Common Stock subject to Hemisphere Options, the exercise price per share of each Hemisphere Option held by a named executive officer exceeds the Merger Consideration of $7.00 per share of Hemisphere Common Stock, so such Hemisphere Options will automatically be cancelled at the Effective Time without payment of any consideration.
(3)
The amounts set forth in the table above for each named executive officer represents the “double trigger” employer-paid premiums for medical and dental benefits to which the named executive officer may become entitled upon a qualifying termination, provided the individual signs and does not a revoke a release of claims in favor of Hemisphere, and include the following:

•
For Messrs. Sokol and Fischer, assuming that they elect continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (which we refer to as “COBRA”), reimbursement of the COBRA premiums for such coverage for up to 18 months; and

•
For Mr. Presburger, assuming that he elects continuation coverage pursuant to the COBRA for himself or his eligible dependents, reimbursement of the COBRA premiums for such coverage for up to twelve (12) months.

Intent of the Directors and Executive Officers to Vote in Favor of the Mergers
Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the shares of Hemisphere Common Stock owned directly by them in favor of the Merger Agreement Proposal and each of the other proposals listed in this proxy statement. As of the Record Date, our directors and executive officers directly owned, in the aggregate,        shares of Class A Common Stock and        shares of Class B Common Stock entitled to vote at the Special Meeting, or collectively approximately       % of the total voting power for shares of Hemisphere Common Stock entitled to vote at the Special Meeting. For purposes of clarity, the shares of Hemisphere Common Stock directly held by the directors and executive officers will be (i) included in determining whether the Merger Agreement has been approved by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock entitled to vote in accordance with the DGCL, but (ii) excluded from determining whether the Merger Agreement has been approved by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock held by the Disinterested Stockholders.
Intent of Gato and Parent to Vote in Favor of the Mergers
Gato and Parent hold approximately       % of the voting power of Hemisphere’s outstanding capital stock, and have duly executed and entered into a Voting and Support Agreement, pursuant to which they have agreed to vote their shares of Hemisphere Common Stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Mergers, subject to and in accordance with the terms and conditions of the Voting and Support Agreement. Copies of the Voting and Support Agreement are attached as Annex B to the proxy statement and is incorporated by reference in the proxy statement in their entirety. See “— Voting and Support Agreement.”
In the event that Hemisphere terminates the Merger Agreement pursuant to Section 8.01(h) thereof and enters into an alternative acquisition agreement with respect to a Superior Proposal in compliance with the Merger Agreement and prior to Hemisphere’s receipt of the Required Stockholder Approval, Gato will vote its shares of Hemisphere Common Stock in proportion to the other Hemisphere stockholders with respect to such alternative acquisition agreement providing for a Superior Proposal subject to the terms and conditions set forth in the Voting and Support Agreement.
Material U.S. Federal Income Tax Consequences of the Mergers
The following discussion is a summary of material U.S. federal income tax consequences of the Mergers to U.S. Holders and non-U.S. Holders (each, as defined below) of the shares of Hemisphere Common Stock. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of the shares of Hemisphere Common Stock in light of their particular circumstances. This discussion is based on the Code, the Treasury regulations promulgated under the Code, judicial authority, published administrative positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation, nor does it address any aspects of the unearned income Medicare contribution tax. In addition, this discussion only applies to the shares of Hemisphere Common Stock that are held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code and does not address tax considerations applicable to any holder of the shares of Hemisphere Common Stock that may be subject to special treatment under U.S. federal income tax law, including:
•
a bank or other financial institution;

•
a tax-exempt organization;

•
a retirement plan or other tax-deferred account;

•
an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•
a person holding a direct or indirect interest in Parent or Merger Sub 1;

•
an insurance company;

•
a mutual fund;

•
a regulated investment company or real estate investment trust;

•
a dealer or broker in commodities, stocks, securities or in currencies;

•
a dealer or trader in securities that elects mark-to-market treatment;

•
a controlled foreign corporation;

•
a passive foreign investment company;

•
a stockholder that owns, or has owned, actually or constructively, more than 5% of the shares of Hemisphere Common Stock;

•
a stockholder subject to the alternative minimum tax provisions of the Code;

•
a stockholder that received the shares of Hemisphere Common Stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•
a person that has a functional currency other than the U.S. dollar;

•
a person that is required to report income no later than when such income is reported in an “applicable financial statement”;

•
a person that holds the shares of Hemisphere Common Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•
a stockholder that is not exchanging its shares of Hemisphere Common Stock for cash pursuant to the Mergers;

•
Gato or a direct or indirect investor in Gato; and

•
certain former U.S. citizens or long-term residents.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the shares of Hemisphere Common Stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partner and the partnership. Any such partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes), and any partners thereof, that hold the shares of Hemisphere Common Stock should consult their own tax advisors regarding the tax consequences of exchanging the shares of Hemisphere Common Stock pursuant to the Mergers. In addition, holders of shares of Hemisphere Common Stock who are not U.S. Holders may be subject to different tax consequences than those described below and are urged to consult their tax advisors regarding their tax treatment under U.S. and non-U.S. tax laws.
The following summary is for general informational purposes only and is not a substitute for careful tax planning and advice. Holders of shares of Hemisphere Common Stock are urged to consult their own tax advisor with respect to the specific tax consequences to them of the Mergers in light of their own particular circumstances, including U.S. federal estate, gift and other non-income tax consequences, and tax consequences under state, local and non-U.S. tax laws.
U.S. Holders
The following is a summary of the material U.S. federal income tax consequences of the Mergers that will apply to U.S. Holders. For purposes of this discussion, the term U.S. Holder refers to a beneficial owner of the shares of Hemisphere Common Stock that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident in the United States;

•
a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury regulations.

Exchange of the Shares of Hemisphere Common Stock for Cash Pursuant to the Merger Agreement.   The exchange of the shares of Hemisphere Common Stock by a U.S. Holder for cash in the Mergers will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder will generally recognize gain or loss equal to the difference, if any, between the amount of cash received in the Mergers and the holder’s adjusted tax basis in the shares of Hemisphere Common Stock exchanged therefor. Gain or loss will generally be determined separately for each block of the shares of Hemisphere Common Stock (generally, the shares of Hemisphere Common Stock acquired at the same cost in a single transaction) held by such U.S. Holder. Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period for the shares of Hemisphere Common Stock is more than one (1) year at the time of the exchange. Long-term capital gains recognized by a non-corporate U.S. Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of Hemisphere Common Stock that is neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Hemisphere Common Stock pursuant to the Mergers unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of Hemisphere Common Stock pursuant to the Mergers, and certain other requirements are met; or

•
we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five (5) year period ending on the date of the Mergers or the period that the Non-U.S. Holder held the shares of Hemisphere Common Stock and, in the case where the shares of Hemisphere Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of the shares of Hemisphere Common Stock at any time within the shorter of the five (5) year period preceding the Mergers or such Non-U.S. Holder’s holding period for the shares of Hemisphere Common Stock. There can be no assurance that shares of Hemisphere Common Stock will be treated as regularly traded on an established securities market for this purpose.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30%, or lower rate specified in an applicable income tax treaty, on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Gain described in the third bullet point above generally will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. Holder. In addition, in such case U.S. federal income tax may be required to be withheld at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Non-U.S. Holders are urged to consult their tax advisors regarding the tax consequences to them if we are or have been a “United States real property holding corporation.”
Information Reporting and Backup Withholding Tax
Proceeds from the exchange of the shares of Hemisphere Common Stock pursuant to the Mergers generally will be subject to information reporting. In addition, backup withholding tax at the applicable rate (currently 24%) generally will apply unless the applicable U.S. Holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding tax. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a U.S. Holder will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided, that, the required information is timely furnished to the IRS. Each U.S. Holder should duly complete, sign and deliver to the exchange agent an appropriate IRS Form W-9 to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the exchange agent.
A Non-U.S. Holder generally certifies its status as such by providing a properly completed and signed IRS Form W-8BEN or W-8BEN-E. A Non-U.S. Holder that does not provide such form generally will be presumed to be a U.S. Holder, subject to backup withholding tax as described above.
Financing of the Mergers
Equity Financing
The Merger Agreement does not contain any financing-related contingencies or financing conditions to consummation of the Mergers. In connection with the Mergers, Parent delivered to Hemisphere the Equity Commitment Letter, dated as of May 9, 2022, entered into by and among Searchlight Capital II, L.P. and Searchlight Capital II PV, L.P. (each, an “Equity Investor” and collectively, the “Equity Investors”) and Parent. Pursuant to the Equity Commitment Letter, each Equity Investor has committed, subject to the terms and conditions contained therein, to purchase, or cause to be purchased, directly or indirectly, its pro rata percentage of the equity interests of Parent (or one or more affiliates of Parent who are assigned Parent’s rights, interests and obligations under the Merger Agreement as permitted by the Merger Agreement) in an aggregate amount of up to $115,000,000 (the “Commitment”) on or prior to the Closing of the Mergers solely for the purpose of providing the financing for the transactions contemplated by the Merger Agreement at the Closing of the Mergers, including the fees and expenses related thereto.
Funding of the Commitment is subject to: (a) the terms of the Equity Commitment Letter; (b) the valid execution of the Merger Agreement by all of the parties thereto, (c) the satisfaction in full or valid waiver, at or before the Closing of the Mergers, by the parties, as applicable, of each of the conditions to the parties’ obligations to consummate the transactions contemplated by the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the concurrent satisfaction or waiver of such conditions at the Closing), (d) the prior or substantially simultaneous receipt of the proceeds of the Debt Financing (or any replacement thereof) in accordance with the terms thereof and (e) the substantially simultaneous consummation of the Closing of the Mergers on the terms and subject to the conditions of the Merger Agreement.
The Equity Commitment Letter will terminate upon the earlier of:
(i)
the valid termination of the Merger Agreement in accordance with the Merger Agreement;

(ii)
the consummation of the Closing; and

(iii)
the assertion by Hemisphere or any of its Subsidiaries, or any of its or their respective officers, directors, employees, agents, attorneys, accountants, advisors, consultants and other authorized representatives (in each case, other than any Affiliate of Parent, any SCP Person or any Person designated in the foregoing capacities by any of the foregoing) of any claim against any Equity Investor or any Related Party (as defined in the Equity Commitment Letter) of an Equity Investor or any Related Party of a Related Party in connection with the Equity Commitment Letter, the Merger Agreement, the Limited Guarantee or any other document or instrument delivered in connection therewith or any of the transactions contemplated thereby or otherwise, except for any applicable Permitted Claims (as defined in the Limited Guarantee).

The Company is a third-party beneficiary of the rights granted to Parent under the Equity Commitment Letter (if and only if Hemisphere is entitled to specific performance of Parent’s obligation to consummate the Mergers) solely for the purpose of seeking specific performance of Parent’s right to cause the Equity Investors to fund the Commitment pursuant to the terms of the Equity Commitment Letter.
Debt Financing
Parent expects that it will fund a portion of the Merger Consideration and fees and expenses with debt financing.
Merger Sub 2 (in such capacity, the “Initial Borrower,” which, after the consummation of the LLC Merger contemplated by the Merger Agreement, will be survived by Hemisphere Media Holdings, LLC (in such capacity, the “Borrower”)) has received a commitment letter, dated as of May 9, 2022 (the “Debt Commitment Letter”), from Wells Fargo Bank, National Association (“Wells Fargo Bank”), Wells Fargo Securities, LLC (“Wells Fargo Securities” and, together with Wells Fargo Bank, “Wells Fargo”), Truist Bank (“Truist Bank”), Truist Securities, Inc. (“Truist Securities” and, together with Truist Bank, “Truist”), Fifth Third Bank, National Association (“Fifth Third”), Deutsche Bank AG New York Branch (“DBNY”) and Deutsche Bank Securities Inc. (“DBSI” and, together with DBNY, “Deutsche Bank”; and Deutsche Bank, collectively with Wells Fargo, Truist and Fifth Third, the “Debt Financing Sources”) pursuant to which the Debt Financing Sources committed to provide, subject to the terms and conditions set forth therein, debt financing to finance a portion of the Merger Consideration and related fees and expenses (such commitments, the “Debt Financing”).
Pursuant to the Debt Commitment Letter, the Debt Financing Sources have committed to provide, subject to the terms and conditions of the Debt Commitment Letter, (i) a senior secured revolving credit facility in an aggregate principal amount equal to $35,000,000 (the “Revolving Credit Facility”), and (ii) a senior secured term loan facility in an aggregate principal amount of $360,000,000 (the “Term Loan Facility”

and, together with the Revolving Credit Facility, the “Credit Facilities”). The Revolving Credit Facility and the Term Loan Facility have terms of five (5) years and seven (7) years from the Closing Date, respectively. The commitments will be guaranteed by and secured by a perfected first priority lien and security interest in substantially all present and after-acquired assets of HMTV, LLC, the Initial Borrower (and after the consummation of the LLC Merger contemplated by the Merger Agreement, the Borrower ) and each of its direct and indirect wholly owned material domestic subsidiaries, subject to customary exceptions, exclusions and permitted liens.
The funding of the Debt Financing is subject, among other things, to the execution and delivery of the definitive documentation of the Debt Financing; consummation of the transactions contemplated by the Merger Agreement in all material respects in accordance with the Merger Agreement; absence of any Company Material Adverse Effect; the Debt Financing Sources’ receipt of certain historical and pro forma financial information; and certain other customary closing conditions.
The consummation of the Mergers is not contingent or conditioned on Parent’s or Merger Sub 2’s receipt of any financing.
Limited Guarantee
Subject to the terms and conditions set forth in the Limited Guarantee, each of the Equity Investors (each, a “Guarantor” and together, the “Guarantors”) have guaranteed the due and punctual payment to Hemisphere of such Guarantor’s pro rata percentage of (a) the Parent Termination Fee and (b) certain enforcement expenses described in the Merger Agreement, and certain indemnification and reimbursement obligations of Parent in connection with the necessary filings with respect to the Pantaya Transaction required under the HSR Act and efforts relating to the Debt Financing (provided, that the amount payable pursuant to this clause (b) will not exceed $5,000,000 in the aggregate), in each case, on the terms and subject to the conditions set forth in the Merger Agreement and the Limited Guarantee (collectively, the “Guaranteed Obligations”). The Guarantors’ obligations under the Limited Guarantee are subject to a maximum aggregate cap of $20,600,000 (the “Maximum Aggregate Amount”), and each Guarantor’s maximum obligation under the Limited Guarantee is limited to its pro rata share of the Maximum Aggregate Amount.
The Limited Guarantee will terminate and no Guarantor will have any further obligations under the Limited Guarantee as of the earliest of: (a) the consummation of the Closing; (b) the payment in full of the Guaranteed Obligations subject to the Maximum Aggregate Amount; (c) the termination of the Merger Agreement in accordance with its terms by mutual consent of the parties thereto or under circumstances in which Parent would not be obligated to make any payment of the Guaranteed Obligations; (d) 60 Business Days following the termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would be obligated to make any payment of the Guaranteed Obligations, unless an unresolved claim for such payments has been made in writing prior thereto (until such resolution by the parties thereto or otherwise, at which point, the Limited Guarantee shall terminate following the payment by a Guarantor of any obligations determined or agreed to be owed by it pursuant to such resolution); and (e) the termination of the Limited Guarantee by mutual written agreement of the Guarantors and Hemisphere.
Hemisphere and any of its representatives’ recourse against the Guarantors under the Limited Guarantee (subject to the terms and conditions set forth therein) and the Equity Commitment Letter is the sole and exclusive remedy against the Guarantors and any related persons of the Guarantors (and any related person of such related persons) in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement, the Limited Guarantee or the transactions contemplated thereby or in respect of any oral representations made or alleged to be made in connection with the Merger Agreement and the Limited Guarantee, whether at law or equity, in contract, in tort or otherwise. Hemisphere has no right of recovery against, and no personal liability will attach to, the Guarantors and certain related persons and affiliates, in each case, other than Parent and the Merger Subs, with respect to the Limited Guarantee, the Merger Agreement or the transactions contemplated by the forgoing, through Parent or any Merger Sub or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Parent, either Merger Sub or any other person against any Guarantor or its related persons or affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or other applicable law, or otherwise, except for (i) its rights to recover from the Guarantors under and to the extent provided in the Limited Guarantee and subject to Maximum Aggregate Amount (and each Guarantor’s pro rata share thereof), and the other limitations set forth in the Limited Guarantee and (ii) claims pursuant to third party beneficiary rights under the Equity Commitment Letter.
Fees and Expenses
The estimated fees and expenses incurred or expected to be incurred by Hemisphere in connection with the Mergers are as follows:
Description	Amount
Financial advisory fees and expenses	$—
Legal fees and expenses	$—
Accounting and tax advisory fees	$—
SEC filing fees	$26,326.94
Printing, proxy solicitation and mailing costs	$—
Miscellaneous	$—
Total	$—
It is also expected that the Merger Subs and/or Parent will incur approximately $   million of legal, financial, accounting and other advisory fees and financing fees.
Accounting Treatment
The Parent Entities anticipate that Parent will be considered the acquirer for accounting purposes. If so, Parent will use the acquisition method of accounting to allocate the purchase consideration to Hemisphere assets acquired and liabilities assumed, which will be recorded at fair value.
Regulatory Approvals
The Merger may not be completed until the FCC Application has been filed with the FCC and the FCC has granted the FCC Application, and such grant is effective. At any time before or after the Effective Time of the Mergers, the FCC could take action under the communications laws, including seeking to enjoin the consummation of the Mergers, subject the consummation of the Mergers to regulatory conditions or seek other remedies. The FCC also could determine that the Mergers are not pro forma, but rather are a substantive transfer of control subject to “long-form” application procedures, which would be subject to a longer processing time. In addition, state and federal regulators could take action under the antitrust or other laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the Mergers or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the applicable laws under some circumstances. Although the parties have agreed in the Merger Agreement to use their reasonable best efforts, subject to certain limitations, to make certain regulatory filings or obtain required regulatory approvals, as the case may be, there can be no assurance that the relevant consents or authorizations will be obtained, or that a challenge to the Mergers will not be made or, if such a challenge is made, that it would not be successful.
Litigation Relating to the Mergers
As of the date of this proxy statement, there are no pending lawsuits challenging the Mergers. However, potential plaintiffs may file lawsuits challenging the Mergers and the outcome of any future litigation is uncertain.
Such litigation, if not resolved, could prevent or delay consummation of the Mergers and result in substantial costs to Hemisphere, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Mergers is that no applicable law or order issued by a Governmental Authority or other legal restraint which is then in effect that renders illegal or enjoins the consummation of the Mergers whether on a preliminary or permanent basis. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Mergers on the agreed-upon terms, then such injunction may prevent the Mergers from being consummated, or from being consummated within the expected time frame.
Hemisphere has received six (6) books and records demands from purported stockholders.
Appraisal Rights
If the Mergers are consummated and certain conditions are met, stockholders who continuously hold shares of Hemisphere Common Stock through the effective date of the merger, who do not vote such shares of Hemisphere Common Stock in favor of the adoption of the Merger Agreement and who properly demand appraisal of such shares of Hemisphere Common Stock and do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of such shares of Hemisphere Common Stock in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Hemisphere Common Stock who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal or otherwise lose their rights to seek appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have such shares of Hemisphere Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares of Hemisphere Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any, (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Special Meeting — Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of Hemisphere Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders considering seeking appraisal should be aware that the fair value of their shares of Hemisphere Common Stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Hemisphere Common Stock.
To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to Hemisphere before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy with respect to, or otherwise vote, the shares of Hemisphere Common Stock for which you seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such shares of Hemisphere Common Stock of record on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings with respect to the shares of Class A Common Stock in respect of the Merger unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting — Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex E to this proxy statement and incorporated by reference in this proxy statement in its entirety. Only a holder of record of shares of Hemisphere Common Stock is entitled to demand appraisal of such shares of Hemisphere Common Stock registered in that holder’s name. If you hold your shares of Hemisphere Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee. For more information, please see the section of this proxy statement captioned “The Special Meeting — Appraisal Rights.”
Voting and Support Agreement
Concurrently with the execution and delivery of the Merger Agreement, Gato, which holds approximately 72.3% of the voting power of Hemisphere’s outstanding capital stock, and Parent, whom

Gato expects to transfer all of its shares of Hemisphere Common Stock to prior to the Closing, entered into a Voting and Support Agreement with Hemisphere.
Under the Voting and Support Agreement, Gato and Parent have agreed to take certain actions required by Hemisphere upon the terms and subject to the conditions set forth herein, including to (i) vote all shares of Hemisphere Common Stock beneficially owned by them in favor of the Mergers and the Merger Agreement; (ii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal (other than as described below) or other action that would reasonably be expected to prevent or delay the Mergers; and (iii) not enter into any contract, option or other arrangement or understanding with respect to the transfer of, any shares of Hemisphere held by Gato, other than as provided under certain customary exceptions.
In the event Hemisphere terminates the Merger Agreement pursuant to Section 8.01(h) thereof and enters into an alternative acquisition agreement with respect to a Superior Proposal, in compliance with the Merger Agreement and prior to Hemisphere’s receipt of the Required Stockholder Approval, Gato has agreed to vote its shares of Hemisphere Common Stock in proportion to the other Hemisphere stockholders with respect to such alternative acquisition agreement providing for a Superior Proposal subject to the terms and conditions set forth in the Voting and Support Agreement.
The foregoing description of the Voting and Support Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Voting and Support Agreement, a copy of which is attached as Annex B to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.
Pantaya Purchase Agreement
Concurrently with the execution and delivery of the Merger Agreement, Univision Puerto Rico Station, Pantaya, HMTV DTC and, solely for purposes of Section 11.14 thereof, Holdings LLC entered into the Pantaya Purchase Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, HMTV DTC has agreed to sell Pantaya to Univision Puerto Rico Station for $115,000,000 in cash plus a promissory note in the amount of $10,000,000 (the “Promissory Note”), subject to certain adjustments.
The obligation of the parties to the Pantaya Purchase Agreement to consummate the closing of the Pantaya Transaction are subject to customary closing conditions. In addition, the parties have agreed that, so long as the closing conditions are satisfied or waived, (i) if the consummation of the Mergers occurs on or prior to August 1, 2022, then, the closing of the Pantaya Transaction will occur concurrently with the consummation of the Mergers, (ii) if the consummation of the Mergers does not occur by August 1, 2022, then the closing of the Pantaya Transaction will occur three (3) business days following receipt of the Required Stockholder Approval, and (iii) if the Merger Agreement is terminated by the Company to enter into an alternative acquisition agreement with respect to a Superior Proposal, then the closing of the Pantaya Transaction will occur as soon as practicable after such termination.
The Pantaya Purchase Agreement contains customary termination rights and terminates automatically if the Merger Agreement is terminated, other than a termination to enter into an alternative acquisition agreement with respect to a Superior Proposal, in which case the closing under the Pantaya Purchase Agreement shall occur as soon as practicable.
The Pantaya Purchase Agreement also contains a non-competition provision, pursuant to which, in the event the Mergers are consummated, HMTV DTC and its affiliates will be restricted for a period of three years (or in certain specified circumstances, such shorter time as set forth in the Pantaya Purchase Agreement) from launching, managing and/or operating a Competing Service (as defined in the Pantaya Purchase Agreement) or acquiring a controlling interest in (or the right to control the management and operation of) a Competing Business and/or Competing Service (each as defined in the Pantaya Purchase Agreement), subject to certain specified exceptions. In addition, the Pantaya Purchase Agreement contains a right of first offer, pursuant to which, for a period of three years (or in certain specified circumstances, such shorter time as set forth in the Pantaya Purchase Agreement), Univision Puerto Rico Station will have a right of first offer to purchase or license the Applicable Distribution Rights (as defined in the Pantaya Purchase

Agreement) for any and all predominately Spanish-language feature-length film and/or episodic series (whether scripted or unscripted) that is produced and financed (or co-produced or co-financed) by HMTV DTC or its affiliates, subject to certain customary exceptions.
The foregoing description of the Pantaya Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Pantaya Purchase Agreement, a copy of which is filed as Exhibit 2.3 to Hemisphere’s Current Report on Form 8-K filed on May 10, 2022 and which is incorporated by reference in this proxy statement in its entirety.
Radio Purchase Agreement
Concurrently with the execution and delivery of the Merger Agreement, HMTV DTC, Univision of Puerto Rico, Univision Puerto Rico Station, and, solely for purposes of Section 11.14 thereof, TelevisaUnivision, entered into the Radio Purchase Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, Univision Puerto Rico Station has agreed to sell Univision of Puerto Rico to HMTV DTC for $10,000,000 in cash, subject to certain adjustments. The parties to the Radio Purchase Agreement have agreed that the Promissory Note will be set off in full satisfaction of the purchase price payable at the closing of the Radio Transaction.
The obligation of the parties to the Radio Purchase Agreement to consummate the closing is subject to certain customary conditions. Both (i) the receipt of the consent of the FCC to the Radio Transaction, and (ii) the prior or substantially concurrent closing of the Pantaya Transaction are also closing conditions. The Radio Purchase Agreement also contains customary termination rights and terminates automatically if the Pantaya Purchase Agreement is terminated.
The Radio Purchase Agreement also contains a non-competition provision, pursuant to which Univision Puerto Rico Station and its affiliates will be restricted for a period of three years (or in certain specified circumstances, such shorter time as set forth in the Radio Purchase Agreement) from launching, managing and/or operating a Competing Service (as defined in the Radio Purchase Agreement) or acquiring a controlling interest in (or the right to control the management and operation of) a Competing Business and/or Competing Service (each as defined in the Radio Purchase Agreement), subject to certain specified exceptions.
The foregoing description of the Radio Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Radio Purchase Agreement, a copy of which is filed as Exhibit 2.4 to Hemisphere’s Current Report on Form 8-K filed on May 10, 2022 and which is incorporated by reference in this proxy statement in its entirety.
Effective Time of the Mergers
Subject to the terms and conditions set forth in the Merger Agreement, the Closing of the Mergers will take place on the date which is three (3) Business Days after the date on which all conditions to the Closing (see “The Merger Agreement — Conditions to the Completion of the Mergers”) have been satisfied or waived (if such waiver is permissible under the Merger Agreement or applicable law) (other than any such conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and Hemisphere may mutually agree in writing; provided, that if the Marketing Period has not ended at the time of the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, the parties will not be required to effect the Closing until the earlier of (i) a Business Day during the Marketing Period specified by Parent on no less than three (3) Business Days’ prior written notice to Hemisphere and (ii) the third (3rd) Business Day after the final day of the Marketing Period.
The Merger will become effective, at the Effective Time, upon the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time specified in the Certificate of Merger in accordance with the DGCL. Hemisphere, however, cannot assure that the Effective Time will occur by any particular date, if at all.
The LLC Merger will become effective, at the LLC Merger Effective Time, upon the filing of the LLC Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time specified in the LLC Certificate of Merger in accordance with the LLC Act. Hemisphere, however, cannot assure that the LLC Merger Effective Time will occur by any particular date, if at all.
Payment of Merger Consideration
At the Effective Time, each share of Hemisphere Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be converted into the right to receive the Merger Consideration, without interest, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, whereupon all such shares of Hemisphere Common Stock will cease to be outstanding and shall cease to exist, and the holders of such shares of Hemisphere Common Stock will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration and the right to receive dividends and other distributions, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement.
At or prior to the Closing, Parent will deposit or cause to be deposited (i) with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration (other than the portion of the Merger Consideration relating to the any shares of Class A Common Stock underlying Hemisphere RS Awards held by any current or former employee of Hemisphere or its Subsidiaries (the “Employee RS Award Consideration”)) required to be paid by the Paying Agent in accordance with the Merger Agreement (the “Exchange Fund”), and (ii) with Hemisphere, cash in an amount sufficient to pay the aggregate Option Consideration and Employee RS Award Consideration in accordance with the Merger Agreement (the “Compensatory Award Fund”). In the event the Exchange Fund or the Compensatory Award Fund is insufficient to make the payments in connection with the Merger, respectively, Parent will promptly deposit or cause to be deposited additional funds with the Paying Agent or Hemisphere, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The Paying Agent will, pursuant to irrevocable instructions, deliver the Merger Consideration (other than the Employee RS Award Consideration) out of the Exchange Fund. After the Merger, Parent will cause Hemisphere to pay the Option Consideration and Employee RS Award Consideration out of the Compensatory Award Fund. The Exchange Fund and the Compensatory Award Fund will not be used for any other purpose.
As soon as reasonably practicable after the Effective Time and in any event not later than the second (2nd) Business Day following the Effective Time, Parent will direct the Paying Agent to send to each holder of record of shares of Hemisphere Common Stock as of immediately prior to the Effective Time (other than the Excluded Shares) (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of a certificate (each, a “Certificate”) (or customary and effective affidavits of loss in lieu thereof which is reasonably acceptable to Parent) or a non-certificated share of Hemisphere Common Stock represented by book entry (each, a “Book Entry Share”), as applicable, to the Paying Agent) in such form as Parent and Hemisphere may reasonably agree, for use in effecting delivery of shares of Hemisphere Common Stock to the Paying Agent, and (ii) instructions for use in effecting the surrender of Certificates (or customary and effective affidavits of loss in lieu thereof which is reasonably acceptable to Parent) or Book Entry Shares, as applicable, in exchange for the Merger Consideration in such form as Parent and Hemisphere may reasonably agree.
Upon the surrender of a Certificate (or delivery of a customary affidavit of loss in lieu thereof which is reasonably acceptable to Parent) or Book Entry Shares, as applicable, for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions or by the Paying Agent, the holder of the shares of Hemisphere Common Stock represented by such Certificate or such Book Entry Share as of immediately prior to the Effective Time (other than the shares of Class A Common Stock underlying Hemisphere RS Awards) will be entitled to receive in exchange therefor and Parent will cause the Paying Agent to pay in exchange therefor, as promptly as practicable (but in any event within three (3) Business Days), the Merger Consideration, and the Certificates or Book Entry Shares surrendered will forthwith be canceled. In the event of a transfer of ownership of Hemisphere Common Stock that is not registered in the transfer records of Hemisphere, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book Entry Share so surrendered is registered, if such Certificate is properly endorsed or otherwise in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) or such Book Entry

Share is properly transferred. No interest will be paid or accrue on any cash payable upon surrender of any Certificate or Book Entry Share.
After the completion of the Mergers, you will cease to have any rights as a Hemisphere stockholder other than the right to receive the Merger Consideration and the right to receive certain dividends and other distributions, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement.
None of the Parent Entities, the Paying Agent, Hemisphere or Holdings LLC will be liable to any Person, including any holder of shares of Hemisphere Common Stock, Hemisphere Option or Hemisphere RS Award, including for any Merger Consideration or Option Consideration that is required to be delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any Merger Consideration remaining unclaimed by former holders of Hemisphere Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority will, to the fullest extent permitted by applicable law, become the property of Hemisphere free and clear of any claims or interest of any Person previously entitled thereto.

THE MERGER AGREEMENT
The Merger Agreement
The following describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference herein in its entirety. The descriptions in this section and elsewhere in this proxy statement are subject to, and qualified in their entirety by, reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to carefully read the Merger Agreement in its entirety before making any decisions regarding the Merger because it is the principal document governing the Merger.
The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement, and are not intended to provide you with any factual information about us or to modify or supplement any factual disclosures about us contained in this proxy statement or in our public reports filed with the SEC. In particular, the Merger Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to Hemisphere. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section titled “Where You Can Find More Information.”
The Merger Agreement contains representations and warranties by and covenants of each of the parties to the Merger Agreement that were made only for the purposes of the Merger Agreement as of specified dates. Those representations, warranties and covenants were made solely for the benefit of the parties to the Merger Agreement, were qualified and subject to important limitations in connection with the negotiation of the Merger Agreement (including by being qualified by confidential disclosure schedules and certain other disclosures exchanged between the parties to the Merger Agreement, which are not reflected in the Merger Agreement) and may be subject to contractual standards of materiality which may differ from what may be viewed as material by you or other investors. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the transactions contemplated thereby if the representations and warranties of the other party prove to be untrue due to a change in circumstances or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Hemisphere. As of the date of this proxy statement, except as set forth in Hemisphere’s public disclosures, there are no specific material facts that exist that Hemisphere believes materially contradicts its representations and warranties in the Merger Agreement. Hemisphere will provide additional disclosure in its public reports to the extent it becomes aware of the existence of any specific material facts that are required to be disclosed under US federal securities laws, which may contradict its representations and warranties contained in the Merger Agreement. In any event, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference herein. See the section titled “Where You Can Find More Information.”
Capitalized terms used herein and not otherwise defined in this proxy statement have the meanings set forth in the Merger Agreement. Stockholders and other interested parties should read the Merger Agreement for a more complete description of the provisions summarized below.
The Mergers
The Merger Agreement provides that, at the Effective Time and the LLC Merger Effective Time, as applicable, subject to the terms and conditions of the Merger Agreement, (i) Merger Sub 1 will be merged with and into Hemisphere in accordance with the DGCL and (ii) Merger Sub 2 will be merged with and into Holdings LLC in accordance with the LLC Act. Upon completion of the Mergers, the separate existence of Merger Sub 1 and Merger Sub 2 will automatically cease and Hemisphere and Holdings LLC, respectively, will continue its existence as a wholly owned Subsidiary of Parent and HMTV LLC, respectively, under the Laws of the State of Delaware. Hemisphere, in its capacity as the corporation surviving the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation,” and Holdings LLC, in its capacity as the limited liability company surviving the LLC Merger, is sometimes referred to in this proxy statement as the “Surviving LLC.”
Without limiting the generality of the foregoing, (i) from and after the Effective Time, the Surviving Corporation will possess all rights, privileges, powers, properties and franchises of Hemisphere and Merger Sub 1, and all of the obligations, liabilities, debts and duties of Hemisphere and Merger Sub 1 will become the obligations, liabilities, debts and duties of the Surviving Corporation; and (ii) from and after the LLC Merger Effective Time, the Surviving LLC will possess all rights, privileges, powers, properties and franchises of Holdings LLC and Merger Sub 2, and all of the obligations, liabilities, debts and duties of the Holdings LLC and Merger Sub 2 will become the obligations, liabilities, debts and duties of the Surviving LLC.
The Merger Consideration
At the Effective Time:
•
each share of Hemisphere Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and extinguished and automatically converted into and will thereafter represent the right to receive the Merger Consideration, payable to the holder thereof, without any interest thereon, in accordance with the terms and conditions of the Merger Agreement. From and after the Effective Time, all of the shares of Hemisphere Common Stock converted into the right to receive the Merger Consideration will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a Certificate and each holder of a non-certificated share of Hemisphere Common Stock, represented by a Book-Entry Share, in each case, outstanding as of immediately prior to the Effective Time previously representing any such shares of Hemisphere Common Stock will thereafter cease to have any rights with respect to such securities, except the right to receive, upon surrender of such Certificates or Book-Entry shares of Hemisphere Common Stock, the Merger Consideration, without interest;

•
all shares of Hemisphere Common Stock (other than the Gato Shares) that are owned directly by Parent (or its equityholders), either Merger Sub or any of their wholly owned Subsidiaries immediately prior to the Effective Time or held in treasury of Hemisphere will, by virtue of the Merger, and without any action on the part of the holder thereof, automatically be cancelled and retired without any conversion thereof, and will cease to exist and no payment will be made in respect thereof;

•
all Gato Shares will, without any action on the part of Parent, Gato or any other Person, automatically be cancelled and retired without any conversion thereof and will cease to exist and, pursuant to the Merger Agreement, Parent expressly waived any payment in respect thereof;

•
by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub 1 issued and outstanding immediately prior to the Effective Time will be automatically converted into and become one (1) fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and

•
by virtue of the LLC Merger and without any action on the part of the holder thereof, each issued and outstanding membership interest of Merger Sub 2 issued and outstanding immediately prior to the LLC Merger Effective Time will be cancelled for no consideration and the existing issued and outstanding units of Holdings LLC will constitute the issued and outstanding units of the Surviving LLC.

Impact of Stock Splits, Etc.
If at any time during the period between the date of the Merger Agreement and the Effective Time, any change in the outstanding shares of Hemisphere Common Stock occurs by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution thereon with a record date during such period, the Merger Consideration and any other similarly dependent items, as the case may be, will be equitably adjusted to provide the same economic effect as contemplated by the Merger Agreement, subject to any restrictions or prohibitions contained elsewhere in the Merger Agreement.
Treatment of Equity Compensation Awards
Effective as of immediately prior to the Effective Time and as a result of the Merger:
•
each outstanding Hemisphere Option, whether vested or unvested, shall, by virtue of the Merger, be cancelled and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product obtained by multiplying (a) the aggregate number of shares of Hemisphere Common Stock subject to such Hemisphere Option immediately prior to the Effective Time by (b) the Option Consideration, provided, that any Hemisphere Option with an exercise price per share that is equal to or greater than the Merger Consideration will automatically be canceled at the Effective Time without payment of any consideration;

•
each outstanding restricted share of Hemisphere Common Stock (other than any Director Interim Awards) will be treated at the Effective Time the same as, and have the same rights and be subject to the same conditions as, an outstanding share of Hemisphere Common Stock not subject to any restrictions and, accordingly, be converted into the right to receive the Merger Consideration at the Effective Time, without interest and less any applicable withholding taxes; and

•
each Director Interim Award will vest at the Effective Time on a prorated basis taking into account the portion of the twelve (12) month vesting period that has elapsed from the date of grant until the Effective Time and be treated at the Effective Time as an outstanding share of Hemisphere Common Stock not subject to any restrictions, and the remaining unvested portion of any Director Interim Awards will be forfeited at the Effective Time

Exchange Procedures and Payment Procedures
Prior to the Effective Time, Parent will enter into an agreement with a nationally recognized financial institution selected by Parent and reasonably acceptable to Hemisphere to act as agent for payment of the Merger Consideration in respect of each share of Hemisphere Common Stock outstanding immediately prior to the Effective Time represented by a Certificate and each Book-Entry Share outstanding immediately prior to the Effective Time, in each case, other than the Cancelled Shares and except for any Dissenting Shares and the Gato Shares.
At or prior to the Closing, Parent will deposit or cause to be deposited (i) with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration (other than the Employee RS Award Consideration) required to be paid by the Paying Agent in accordance with the Merger Agreement, and (ii) with Hemisphere, cash in an amount sufficient to pay the aggregate Option Consideration and Employee RS Award Consideration in accordance with the Merger Agreement. In the event the Exchange Fund or the Compensatory Award Fund is insufficient to make the payments in connection with the Merger, respectively, Parent will promptly deposit or cause to be deposited additional funds with the Paying Agent or Hemisphere, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The Paying Agent will, pursuant to irrevocable instructions, deliver the Merger Consideration (other than the Employee RS Award Consideration) out of the Exchange Fund. After the Merger, Parent will cause Hemisphere to pay the Option Consideration and Employee RS Award Consideration out of the Compensatory Award Fund. The Exchange Fund and the Compensatory Award Fund will not be used for any other purpose.
As soon as reasonably practicable after the Effective Time and in any event not later than the second (2nd) Business Day following the Effective Time, Parent will direct the Paying Agent to send to each holder of record of shares of Hemisphere Common Stock as of immediately prior to the Effective Time (other than the Excluded Shares) (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of a Certificate (or customary and effective affidavits of loss in lieu thereof which is reasonably acceptable to Parent) or a non-certificated share of Hemisphere Common Stock represented by Book Entry Share, as applicable, to the Paying Agent) in such form as Parent and

Hemisphere may reasonably agree, for use in effecting delivery of shares of Hemisphere Common Stock to the Paying Agent, and (ii) instructions for use in effecting the surrender of Certificates (or customary and effective affidavits of loss in lieu thereof which is reasonably acceptable to Parent) or Book Entry Shares of Hemisphere Common Stock, as applicable, in exchange for the Merger Consideration in such form as Parent and Hemisphere may reasonably agree.
Upon the surrender of a Certificate (or delivery of a customary affidavit of loss in lieu thereof which is reasonably acceptable to Parent) or Book Entry Shares of Hemisphere Common Stock, as applicable, for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions or by the Paying Agent, the holder of the shares of Hemisphere Common Stock represented by such Certificate or such Book Entry Share as of immediately prior to the Effective Time (other than the shares of Class A Common Stock underlying Hemisphere RS Awards) will be entitled to receive in exchange therefor and Parent will cause the Paying Agent to pay in exchange therefor, as promptly as practicable (but in any event within three (3) Business Days), the Merger Consideration, and the Certificates or Book Entry Shares of Hemisphere Common Stock surrendered will forthwith be canceled. In the event of a transfer of ownership of Hemisphere Common Stock that is not registered in the transfer records of Hemisphere, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book Entry Share so surrendered is registered, if such Certificate is properly endorsed or otherwise in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) or such Book Entry Share is properly transferred. No interest will be paid or accrue on any cash payable upon surrender of any Certificate or Book Entry Share.
If any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, without interest, to be paid in respect of the shares of Hemisphere Common Stock represented by such Certificate as contemplated by the Merger Agreement.
Prior to the Effective Time, Parent and Hemisphere will reasonably cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to ensure that (i) if the Closing occurs at or prior to 2:00 p.m. Eastern time (or such other time as may be mutually agreed in writing by Parent and Hemisphere) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of shares of Hemisphere Common Stock held of record by DTC or such nominee immediately prior to the Effective Time (other than the Cancelled Shares and the Underlying Employee Restricted shares of Hemisphere Common Stock and except for any Dissenting Shares and the Gato Shares) multiplied by the Merger Consideration (such amount, the “DTC Payment”) and (ii) if the Closing occurs after such time on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first (1st) Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.
Withholding
Each of Parent, the Merger Subs, the Surviving Corporation, its Subsidiaries (including the Surviving LLC) and the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to the Merger Agreement, including consideration payable to any holder or former holder of Company Compensatory Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Code or under any provision of federal, state, local or foreign Tax Law. To the extent amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority by Parent, the Merger Subs, the Surviving Corporation, its Subsidiaries (including the Surviving LLC) or the Paying Agent, as the case may be, such deducted or withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Dissenters’ or Appraisal Rights
Notwithstanding anything in the Merger Agreement to the contrary, the Dissenting Shares, if any, will not be converted into a right to receive any portion of the Merger Consideration and the holders thereof will be entitled to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL will receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that if (a) any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the DGCL, effectively withdraws or loses (through failure to perfect or otherwise) its right for appraisal of such Dissenting Shares, (b) any holder of Dissenting Shares fails to establish his, her or its entitlement to appraisal rights as provided in the DGCL, or (c) a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, then such holder or holders (as the case may be) will forfeit the right to appraisal of such shares of Hemisphere Common Stock and such shares of Hemisphere Common Stock will thereupon cease to constitute Dissenting Shares for purposes of the Merger Agreement, and each such share of Hemisphere Common Stock will, to the fullest extent permitted by Applicable Law, thereafter be deemed to have been automatically converted into and to have become, as of the Effective Time, the right to receive, without interest thereon, the Merger Consideration.
Hemisphere will give Parent prompt written notice of all written demands received by Hemisphere for appraisal of any shares of Hemisphere Common Stock, withdrawals or attempted withdrawals of such demands and any other instruments, notices or demands served pursuant to pursuant to Section 262 of the DGCL. Prior to the Effective Time, Hemisphere will not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, waive any failure to timely deliver a written demand for appraisal under the DGCL, approve any withdrawal of any such demands or propose or otherwise agree to do any of the foregoing. Parent will have the right to participate in and direct all negotiations and proceedings with respect to such demands.
Organizational Documents, Directors and Officers of the Surviving Corporation
At the Effective Time:
•
the certificate of incorporation of Hemisphere in effect immediately prior to the Effective Time will be amended and restated to read in its entirety in the form attached to the Certificate of Merger attached as Exhibit B to the Merger Agreement, which will be the form of the certificate of incorporation of Merger Sub 1 immediately prior to the Effective Time (except that the name of the Surviving Corporation will be the name of Hemisphere, and provisions naming the initial board of directors or relating to the incorporator will be omitted) and, as so amended, will be the certificate of incorporation of the Surviving Corporation, until, subject to certain terms of the Merger Agreement, thereafter amended in accordance with its terms and the DGCL;

•
the bylaws of Hemisphere in effect immediately prior to the Effective Time will be amended and restated in their entirety in the form of the bylaws of Merger Sub 1 immediately prior to the Effective Time (except that the name of the Surviving Corporation will be the name of Hemisphere) and, as so amended, will be the bylaws of the Surviving Corporation, until, subject to certain terms of the Merger Agreement, thereafter amended in accordance its terms, the certificate of incorporation of the Surviving Corporation and the DGCL; and

•
the officers of Hemisphere immediately prior to the Effective Time will be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub 1 immediately prior to the Effective Time will be the directors of the Surviving Corporation, in each case, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal, or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.

At the LLC Merger Effective Time:
•
the certificate of formation of Holdings LLC in effect immediately prior to the LLC Merger Effective Time will be the certificate of formation of the Surviving LLC, until, subject to certain terms of the Merger Agreement, thereafter amended in accordance with its terms and the LLC Act;

•
the operating agreement of Holdings LLC in effect immediately prior to the LLC Merger Effective Time will be the operating agreement of the Surviving LLC, until, subject to certain terms of the Merger Agreement, thereafter amended in accordance with its terms and the LLC Act; and

•
the officers of Holdings LLC immediately prior to the LLC Merger Effective Time will be the officers of the Surviving LLC, to hold office in accordance with the certificate of formation and the operating agreement of the Surviving LLC until their death, resignation or removal, or until their respective successors are duly elected and qualified in accordance with the certificate of formation and the operating agreement of the Surviving LLC, and HMTV LLC will be the sole member of the Surviving LLC.

Closing of the Mergers
Subject to the terms and conditions set forth in the Merger Agreement, the Closing will take place on the date which is three (3) Business Days after the date on which all conditions to the Closing (see “— Conditions to the Completion of the Merger”) have been satisfied or waived (if such waiver is permissible under Applicable Law) (other than any such conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and Hemisphere may mutually agree in writing; provided, that unless otherwise agreed by the parties to the Merger Agreement, if the Marketing Period has not ended at the time of the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, the parties will not be required to effect the Closing until the earlier of (i) a Business Day during the Marketing Period specified by Parent on no less than three (3) Business Days’ prior written notice to Hemisphere and (ii) the third (3rd) Business Day after the final day of the Marketing Period.
Effective Time of the Mergers
The Merger will become effective, at the Effective Time, upon the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time specified in the Certificate of Merger in accordance with the DGCL. Hemisphere, however, cannot assure that the Effective Time will occur by any particular date, if at all.
The LLC Merger will become effective, at the LLC Merger Effective Time, upon the filing of the LLC Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time specified in the LLC Certificate of Merger in accordance with the LLC Act. Hemisphere, however, cannot assure that the LLC Merger Effective Time will occur by any particular date, if at all.
Delisting
If the Mergers are completed, there will be no further market for the shares of Hemisphere Common Stock and, as promptly as practicable following the Effective Time and in compliance with Applicable Law, Hemisphere’s securities will be delisted from Nasdaq and deregistered under the Exchange Act. Hemisphere, however, cannot assure Closing of the Mergers by any particular date, if at all.
Representations and Warranties
In the Merger Agreement, Hemisphere made customary representations and warranties to Parent and each Merger Sub, including with respect to corporate existence, organization and qualification, capital structure, general authority and standing, subsidiaries and equity interests, authority, enforceability, the absence of conflicts and necessary consents, SEC documents and financial statements, absence of undisclosed liabilities, absence of certain changes or events, taxes, title to properties, litigation, compliance with laws, permits, employee benefits and ERISA matters, labor relations, environmental matters, material contracts and commitments, intellectual property rights, international trade and anti-corruption, FCC licenses and regulatory matters, privacy and data security, brokers’ and advisors’ fees, the Required Stockholder Approval, the opinion of the Special Committee’s financial advisors, insurance, related party transactions, material customers and suppliers, and no additional representations and warranties. Parent and each Merger Sub have made customary representations and warranties to Hemisphere, including with respect to, among other matters, organization and qualification, general authority and standing, authority, enforceability, the absence of conflicts and necessary consents, financing, litigation, brokers’ and advisors’ fees, ownership and activities of each Merger Sub, solvency, the Equity Commitment Letter, the Debt Commitment Letter, the absence of certain arrangements, and no additional representations and warranties.

Some of the representations and warranties in the Merger Agreement made by Hemisphere are qualified as to “materiality” or by reference to a “Company Material Adverse Effect.” For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event (each, an “Effect”) that, individually or in the aggregate, (i) would reasonably be expected to prevent or have a material adverse effect on, the ability of Hemisphere to consummate the Transactions on a timely basis and in any event on or before the End Date or (ii) has had, or would reasonably be expected to have, a material adverse effect on the business, properties, liabilities, assets, results of operations or financial condition of the Acquired Companies, taken as a whole, except that, solely for purposes of a Company Material Adverse Effect under clause (ii), in no event will any of the following, nor any Effect to the extent arising out of the following, alone or in combination, be deemed to constitute a “Company Material Adverse Effect”:
A.
any change in Applicable Law, U.S. generally accepted accounting principles (“GAAP”) or any applicable accounting standards or any interpretation thereof;

B.
general economic, political or business conditions or changes therein, or acts of terrorism, epidemics or pandemics (including COVID-19), disease outbreaks or changes in geopolitical conditions (including commencement, continuation or escalation of war, armed hostilities or national or international calamity) or any escalation or worsening relating to the foregoing, including any escalation or worsening of stoppages, shutdowns or any response of any Governmental Authority (including requirements for business closures or “sheltering-in-place”), related to any of the foregoing;

C.
financial and capital markets conditions in the United States, including interest rates and currency exchange rates, and any changes therein;

D.
seasonal fluctuations in the business of the Acquired Companies;

E.
any change generally affecting the industries in the geographical markets in which the Acquired Companies operate;

F.
the negotiation, entry into or announcement of the Merger Agreement, the pendency or consummation of the Mergers or the other transactions contemplated by the Merger Agreement (the “Transactions”) or the performance of the Merger Agreement, (including (i) the initiation of litigation by any Person with respect to the Merger Agreement or the Transactions or (ii) any termination or loss of, reduction in or similar negative impact on our reputation or relationships, contractual or otherwise, with any actual or potential customers, suppliers, distributors, partners or employees of the Acquired Companies, solely as a result of the expect acquisition of Hemisphere by Parent) (other than, in each case, for the purposes of certain representations or warranties regarding non-contravention, Company material contracts and employees and employee benefit plans to the extent the purpose of such representation or warranty is to address the consequences resulting from the Merger Agreement or the consummation of the Transactions);

G.
any act of God or natural disaster;

H.
any change in the price or trading volume of Hemisphere’s securities or other financial instruments, in and of itself (provided, that this item will not prevent a determination that any change or effect underlying such change has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from the definition of Company Material Adverse Effect));

I.
any failure of the Acquired Companies to meet any internal or published projections, estimates or forecasts (provided, that this item will not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from the definition of Company Material Adverse Effect)); or

J.
the taking of any action (or the omission of any action) required by the Merger Agreement or requested by Parent in writing;

provided, further, that, in the case of the foregoing Items (A), (B), (C), (E) and (G), except to the extent (and only to the extent) that such matters disproportionately impact the Acquired Companies (taken as a whole) relative to other businesses in the industries in which the Acquired Companies operate.
Subject to certain limited exceptions such as in the case of fraud, the representations and warranties will not survive consummation of the Mergers, and cannot be the basis for claims under the Merger Agreement by any party after the Effective Time.
Covenants Related to Hemisphere’s Conduct of Business
During the period from the date of the Merger Agreement until the earlier of the Effective Time or the valid termination of the Merger Agreement in accordance with its terms, and except (i) as expressly set forth in the Company Disclosure Letter, (ii) as required by Applicable Law (including COVID-19 Measures), (iii) expressly required or contemplated by the Merger Agreement (including taking any action in furtherance of the consummation of the Pantaya Transaction) or (iv) otherwise with the prior written consent of Parent (which consent must not be unreasonably withheld, conditioned or delayed), the Merger Agreement obligates Hemisphere to, and obligates Hemisphere to cause each of its Subsidiaries to, (A) conduct their respective businesses in all material respects in the ordinary course of business, and (B) use their respective commercially reasonable efforts to preserve their goodwill and current relationships with employees, customers, suppliers and other Persons with which Hemisphere or any of its Subsidiaries has material business relations.
Without limiting the foregoing, the Merger Agreement also contains specific restrictive covenants as to certain activities of Hemisphere and its Subsidiaries from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, as applicable. These covenants provide that, subject to clauses (i) through (iv) in the immediately preceding paragraph, Hemisphere will not, and will not permit any of its Subsidiaries to, from the date of the Merger Agreement until the earlier of the Effective Time or the valid termination of the Merger Agreement in accordance with its terms:
A.
amend the certificate of incorporation, bylaws or other organizational documents of the Acquired Companies (whether by merger, consolidation or otherwise);

B.
issue, sell, grant options or rights to purchase or receive, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, any Hemisphere Common Stock or other Equity Securities, other than (i) shares of Hemisphere Common Stock issuable upon exercise of Hemisphere Options outstanding as of the date of the Merger Agreement in accordance with their terms issued after the date of the Merger Agreement in accordance with the terms of the Merger Agreement or (ii) grants shares of Hemisphere Common Stock and Hemisphere Options to new hires or in connection with promotions (with the aggregate and individual grant date fair values of such grants not to exceed certain amounts set forth in the Company Disclosure Letter);

C.
establish a record date for, authorize, declare, pay or make any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any Hemisphere Common Stock or other Equity Securities of Hemisphere or any of its Subsidiaries;

D.
other than in the ordinary course of business, (A) let lapse, modify, materially amend (or, in the case of the Credit Agreement (as defined in the Company Disclosure Letter), amend in any respect), or terminate (excluding terminations or renewals upon expiration of the term thereof in accordance with the terms thereof) any Company Material Contract, (B) enter into any contract that would be a Company Material Contract or a Real Property Lease if in existence on the date of the Merger Agreement, or (C) waive, amend, release or assign any material rights, claims or benefits under any Company Material Contract or Real Property Lease;

E.
other than in connection with ordinary course financing arrangements or co-production arrangements relating to Pantaya or the Pantaya Business, sell, assign, transfer, convey, lease or otherwise dispose or create any material Lien on any of Hemisphere’s or its Subsidiaries’ assets or properties, except in the ordinary course of business;

F.
except as required by any Plan as in effect on the date of the Merger Agreement or as otherwise permitted by the Merger Agreement, (A) grant any change in control, equity or equity-based awards, or severance, termination or similar pay, to (or amend any such existing arrangement with) any current or former employee, director, officer or other individual service provider of any Acquired Company, except in the case of separation and release agreements entered into in the ordinary course of business with employees who are not “executive officers” of Hemisphere (within the meaning of Rule 3b-7 under the Exchange Act) (collectively, “Executive Officers”) (provided, that, for the avoidance of doubt, from and after the date of the Merger Agreement and prior to the Closing, in no event may Hemisphere or its Subsidiaries issue equity, equity based awards or any other benefits referred to in this clause (A) to directors or Executive Officers), (B) modify, extend or enter into any CBA, or recognize or certify any labor union, labor organization, works council or group of employees of the Acquired Companies as the bargaining representative for any employees of the Acquired Companies, except in the case of the extension or renewal of any expired or expiring CBA in the ordinary course of business, (C) except as otherwise permitted by the Merger Agreement, establish, enter into, adopt or materially modify, amend or terminate any Plan or any plan, program, policy, agreement or arrangement that would be a Plan if in effect on the date of the Merger Agreement (which, for the avoidance of doubt, excludes offer letters for “at will” employment with employees with total annual compensation less than $250,000 that do not deviate in any material respect from the standard form offer letter previously provided to Parent, do not provide for any severance, change in control or similar benefits, are terminable upon notice without liability and are entered into in the ordinary course of business), (D) accelerate the timing of vesting, payment or funding of, or materially increase, any compensation (including any Company Compensatory Award), bonus, commission or other benefits payable or provided to any current or former employee, director, officer or any individual service provider of any Acquired Company, except for increases in compensation, bonus, commission or other benefits in the ordinary course of business consistent with past practice, or (E) hire or terminate (other than for cause), or send notice of non-renewal of employment or service agreement in respect of, the employment or services of any Executive Officer, director or other individual service provider with total annual compensation greater than $250,000;

G.
other than the Mergers, merge or consolidate any Acquired Company with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any Acquired Company, except with respect to any wholly owned Subsidiary of Hemisphere;

H.
make any material loans or material advances of money to any Person (other than for transactions among the Acquired Companies), except for (A) advances to employees or officers of the Acquired Companies for expenses or (B) extensions of credit to customers, in each case, incurred in the ordinary course of business;

I.
implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other similar action, to the extent such actions implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws;

J.
waive or release any material non-competition, non-solicitation, non-disclosure, non-interference, nondisparagement or other restrictive covenant obligation of any current or former employee or independent contractor;

K.
(A) make, change or rescind any entity classification or other material Tax election, file any material amended Tax Return, adopt or change any Tax accounting period or method of Tax accounting that has a material effect on Taxes, enter into any closing agreement or similar agreement with respect to any material Tax liability, settle or compromise any material Tax claim, assessment or other proceeding, surrender any right to claim a material Tax refund, credit or other benefit, trigger or claim any worthless stock deduction for Tax purposes (except as required by applicable Laws), consent to any extension or waiver of the limitation period applicable to any material Tax or Tax Return, or make any voluntary Tax disclosure or Tax amnesty or similar filing with respect to a material amount of Taxes or (B) except as required or permitted by GAAP, change any material accounting principles, methods or practices;
L.
split, combine, exchange, subdivide, cancel or reclassify any Equity Securities of Hemisphere or any of its Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Equity Securities of Hemisphere or any of its Subsidiaries, other than ordinary course repurchases in connection with the termination of any employee or service provider;

M.
make or commit to any capital expenditures in excess of $2,000,000 in the aggregate, other than in accordance with Hemisphere’s annual capital expenditures budget made available to Parent;

N.
make or commit to purchase any audiovisual content in excess of 110% of Hemisphere’s annual programming budget made available to Parent without giving effect to the disclosure set forth on the Company Disclosure Letter;

O.
make any acquisition (whether by merger, consolidation or acquisition of stock, equity or assets) of any interest in any Person or any division or material assets or properties thereof or any divestiture of any of Hemisphere’s Subsidiaries or any material assets or properties thereof (other than the Pantaya Transaction and the entry into, and the transactions contemplated by, the Radio Purchase Agreement);

P.
incur, issue, become liable for, amend or modify in any material respect the terms of any indebtedness for borrowed money or assume, guarantee or endorse, or otherwise become responsible for or grant any Lien on any assets of the Acquired Companies with respect to, the obligations of any Person for indebtedness (in each case, for the avoidance of doubt, excluding trade payables or obligations issued or assumed as consideration for services or property, including inventory), other than (A) under Hemisphere’s existing revolving credit facility or (B) financing arrangements entered into in the ordinary course of business by Pantaya and its Subsidiaries in connection with productions or developments of Company intellectual property;

Q.
sell, assign, transfer, abandon or license any material Company intellectual property, except for (A) such actions taken by any Acquired Company in the ordinary course and (B) expiration of Company Registered IP in accordance with applicable statutory term (or in the case of domain names, applicable registration period);

R.
compromise, settle or agree to settle any claims (A) involving amounts in excess of $500,000 individually or $1,000,000 in the aggregate to the extent such amounts are not covered by any of the Acquired Companies’ insurance policies or (B) (1) with respect to any obligations of criminal wrongdoing, (2) that would impose any material non-monetary obligations on Hemisphere or its Subsidiaries that would continue after the Effective Time or (3) involving an admission of guilt or liability by Hemisphere or any of its Subsidiaries;

S.
enter into any new line of business material to Hemisphere and its Subsidiaries, taken as a whole;

T.
(A) fail, cancel, reduce, terminate or fail to maintain insurance coverage under material insurance policies (other than (1) replacements thereof providing similar coverage on substantially similar terms and (2) any insurance policy that Hemisphere does not have the ability to unilaterally renew or cannot renew without the consent or action of a Third Party) or (B) fail to file claims in a timely manner as required under the Acquired Companies’ insurance policies with respect to all material matters and material occurrences for which it has coverage; provided, that nothing in this paragraph will restrict or prevent Hemisphere from (and Hemisphere will not be required to obtain the prior written consent of Parent with respect to) renewing any insurance policy of Hemisphere or its Subsidiaries or agreeing to any increases to insurance premium amounts or other customary costs in connection with such renewals, in each case, in the ordinary course of business or as required in connection with the Transactions or in connection with any contractual obligations;

U.
dispose of (or write-off, other than to the extent required by applicable securities Laws, including without limitation, all rules and regulations promulgated thereunder including Regulation S-K and Regulation S-X) any interest in the joint venture to operate a broadcast television network in Colombia referred to as “Canal 1” or make any contribution or investment (whether in cash or in kind), directly or indirectly, to or in such joint venture;

V.
amend, modify or supplement the Pantaya Purchase Agreement or the Radio Purchase Agreement or waive any rights thereunder or enter into any new documents, agreements or arrangements relating to the Pantaya Transaction or the Radio Transaction; or

W.
commit, enter into any agreement or otherwise become obligated to take any action prohibited in this section of this proxy statement entitled “Covenants Related to Hemisphere’s Conduct of Business.”

Notwithstanding anything to the contrary in the Merger Agreement, any COVID-19 Reasonable Action taken, or omitted to be taken, by any of the Acquired Companies in good faith pursuant to any Applicable Law or any other directive, pronouncement or guideline issued by a Governmental Authority providing for business closures, “sheltering-in-place” or other similar restrictions that relate to or arise out of COVID-19 will in no event be deemed to constitute a breach of this section of this proxy statement entitled “Covenants Related to Hemisphere’s Conduct of Business.” The Acquired Companies must, to the extent practicable under the circumstances, notify Parent in writing before taking any COVID-19 Reasonable Action and reasonably consult with Parent with respect thereto. Nothing contained in the Merger Agreement will give Parent, directly or indirectly, any right to control or direct the operations of the Acquired Companies prior to the Closing. Prior to the Closing, each of Hemisphere and Parent will exercise, consistent with the other terms and conditions of the Merger Agreement, complete control and supervision over their respective businesses.
Employee Matters
For a period of one (1) year following the Effective Time (or, if earlier, until the date of termination of the relevant Continuing Employee), the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) provide each Continuing Employee, other than any Continuing Employee covered by a CBA, with target cash compensation and benefits that, taken as a whole, are substantially comparable in the aggregate to the target cash compensation and benefits provided to such Continuing Employee immediately prior to the Effective Time, in each case excluding defined benefit plans and equity-based compensation. Notwithstanding the generality of the foregoing and assuming the Effective Time occurs in calendar year 2022, the base compensation and target cash incentive compensation opportunity will not be decreased for the remainder of calendar year 2022 for any Continuing Employee employed during that period.
The Surviving Corporation and its Subsidiaries will (and Parent will use reasonable best efforts to cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with Hemisphere and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate and vesting and for purposes of vacation accrual and severance pay entitlement to the same extent such service was recognized under such Plan, except that such service need not be credited to the extent that it would result in duplication of coverage or compensation or benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in the New Plans to the extent that coverage pursuant to any such New Plan replaces in the plan year in which the Effective Time occurs coverage pursuant to the Old Plans and to the extent that the applicable waiting period under the Old Plan had been satisfied or waived at or before the Effective Time, (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee in the plan year in which the Effective Time occurs, the Surviving Corporation will use commercially reasonable efforts to cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the same extent such waiting periods, exclusions and requirements were waived under the corresponding Old Plan, and the Surviving Corporation will for the plan year in which the Effective Time occurs use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan in which the Effective Time occurs and ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the plan year in which the Effective Time occurs as if such amounts had been paid in accordance with such New Plan, and (iii) for the plan year in which the Effective Time occurs credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee in the corresponding Old Plan to the extent permitted by Applicable Law.
No Solicitation by Hemisphere
During the period beginning on the May 9, 2022 and continuing until the Go-Shop End Date, Hemisphere, its Subsidiaries, and their respective directors, officers, employees, and other Representatives will have the right to, directly or indirectly: (i) solicit, initiate, encourage or facilitate any Acquisition Proposals (as defined below) or the making thereof, including by way of furnishing nonpublic information and other access to any Person pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided, that Hemisphere provides Parent, substantially concurrently with providing it to any such other Person, any material nonpublic information with respect to Hemisphere or its Subsidiaries furnished to such other Person which was not previously furnished to Parent, except to the extent providing Parent with such information would violate any applicable law to which Hemisphere or any of its Subsidiaries is subject and (ii) enter into, continue or otherwise participate in any discussions or negotiations with respect to any Acquisition Proposal or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any Acquisition Proposal. In no event may Hemisphere or any of its Subsidiaries or any of their Representatives, directly or indirectly, reimburse or pay, or agree to reimburse or pay, the fees, costs or expenses of, or provide or agree to provide any compensation to, any Person or group (or any of its or their Representatives or potential financing sources), whether prior to or after the Go-Shop End Date, who makes an Acquisition Proposal or any other proposal, inquiry or offer.
Hemisphere has agreed that, during the term of the Merger Agreement and subject to certain exceptions set forth in the Merger Agreement:
•
Hemisphere will, and will cause its Subsidiaries and each of its and their respective directors, officers and employees to, and will instruct and direct, and use its reasonable best efforts to cause, its other Representatives to, from and after the Go-Shop End Date, (x) immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Third Party with respect to an Acquisition Proposal or any inquiry, discussion, offer or request that would reasonably be expected to lead to an Acquisition Proposal, (y) take the necessary steps to promptly inform any Third Parties with whom discussions and negotiations are then occurring or who make an Acquisition Proposal after the execution of the Merger Agreement, of the obligations set forth in this section of the proxy statement titled “The Merger Agreement — No Solicitation by Hemisphere” and (z) promptly (and in any event within two (2) Business Days after the Go-Shop End Date), request in writing that each Third Party that has executed a confidentiality or similar agreement within the twelve (12)-month period immediately preceding the Go-Shop End Date promptly return or destroy all confidential information concerning Hemisphere and its Subsidiaries provided by Hemisphere and its Subsidiaries or Representatives to such Third Party or any of its Representatives with respect thereto and ensure that no such Third Party has any continued access to any physical or electronic data room; and

•
from and after the Go-Shop End Date until the earlier of the date on which the Required Stockholder Approval has been obtained or the date, if any, on which the Merger Agreement is validly terminated, and subject to certain exceptions, Hemisphere will not, and will cause its Subsidiaries and each of its and their respective directors, officers and employees not to, and will instruct and direct and use its reasonable best efforts to cause their other Representatives not to, directly or indirectly, (i) solicit, initiate, seek, propose or knowingly facilitate or engage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue, initiate or otherwise participate in any discussions or negotiations with, or furnish any nonpublic information or data relating to the Acquired Companies to, or afford access to the properties, books, records, officers or personnel of the Acquired Companies to, any Third Party or its Representatives with respect to an Acquisition Proposal or any inquiry, discussion, offer, announcement or request that would reasonably be expected to lead to an Acquisition Proposal, (iii) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement or contract with respect to or relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or require Hemisphere to abandon, terminate, breach or fail to consummate the transactions contemplated by the Merger Agreement or (iv) resolve, commit or agree to do any of the foregoing. No later than twenty four (24) hours following the Go-Shop End Date, Hemisphere will notify Parent in writing of the identity of each Exempted Person, together with a copy of the Acquisition Proposal submitted by such Exempted Person and the material terms and conditions of any proposal or offer regarding an Acquisition Proposal (including any amendments or modifications thereof) received from such Exempted Person on or prior to the Go-Shop End Date (which will include a copy of such proposal or offer), and copies of each Acceptable Confidentiality Agreement entered into on or prior to the Go-Shop End Date.
For the purposes of this proxy statement and the Merger Agreement, unless otherwise stated, “Acquisition Proposal” means, other than the Transactions or any other proposal or offer from Parent or any of its Subsidiaries, any proposal or offer from a Third Party relating to: (i) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, by any Third Party, whether from Hemisphere or any other Person(s), of assets that constitute or account for fifteen percent (15%) or more of the consolidated net revenues, net income or net assets of the Acquired Companies, taken as a whole; (ii) any direct or indirect purchase or other acquisition, in a single transaction or series of related transactions, by any Third Party, of beneficial ownership (or right to acquire beneficial ownership) of securities representing fifteen percent (15%) or more of the outstanding voting power or fifteen percent (15%) or more of any class of Hemisphere Common Stock, including pursuant to a tender offer or exchange offer that, if consummated, would result in any Person other than Parent acquiring beneficial ownership of fifteen percent (15%) or more of the combined voting power or fifteen percent (15%) or more of any class of Hemisphere Common Stock; (iii) any merger, consolidation, business combination, recapitalization, liquidation, amalgamation, reorganization, dividend, dissolution, share exchange or other transaction involving Hemisphere or any of its Subsidiaries in which a Third Party or its equityholders, if consummated, would acquire fifteen percent (15%) or more of the combined voting power of Hemisphere or the surviving entity or the resulting direct or indirect parent of Hemisphere or such surviving entity; or (iv) any combination of the foregoing.
Notwithstanding anything to the contrary in the Merger Agreement (but subject to Hemisphere’s rights with respect to Exempted Persons), but subject to compliance with the provisions of the Merger Agreement described in this section titled “The Merger Agreement — No Solicitation by Hemisphere,” if, after the date of the Merger Agreement and prior to the receipt of the Required Stockholder Approval (i) Hemisphere has received a bona fide written Acquisition Proposal from a Third Party that did not result from a breach of Section 6.02(a) of the Merger Agreement and that is not withdrawn and (ii) the Hemisphere Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisors), that (x) such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (y) the Special Committee determines in good faith, after consultation with outside counsel, that failure to take the actions contemplated by clauses (A) and (B) below would be inconsistent with the directors’ fiduciary duties under Applicable Law, then Hemisphere and its Representatives may, subject to the execution of an Acceptable Confidentiality Agreement (A) furnish nonpublic information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and (B) engage in discussions and negotiations with such Third Party with respect to the Acquisition Proposal; provided, that any nonpublic information concerning the Acquired Companies made available to any Third Party will, to the extent not previously made available to Parent, be made available to Parent as promptly as reasonably practicable (and in any event within twenty-four (24) hours) after it is made available to such Third Party. Notwithstanding anything to the contrary set forth in the Merger Agreement, Hemisphere, its Subsidiaries and its Representatives may, in any event (without the Hemisphere

Board (upon the recommendation of the Special Committee) or the Special Committee having to make the determination in clause (ii) of the preceding sentence), contact any Third Party to (i) seek to clarify and understand the terms and conditions of any inquiry or proposal made by such Third Party solely to, and only to the extent necessary to, determine whether such inquiry or proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (ii) inform such Third Party that has made or, to the Knowledge of Hemisphere, is expected to make an Acquisition Proposal, of the relevant provisions of the Merger Agreement
For the purposes of this proxy statement and the Merger Agreement, unless otherwise stated, “Superior Proposal” means any bona fide written Acquisition Proposal (except the references therein to “fifteen percent (15%)” will be replaced by “fifty percent (50%)”) made by a Third Party which the Hemisphere Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial and outside legal advisors, taking into account such factors as the Hemisphere Board (upon the recommendation of the Special Committee) or the Special Committee considers to be appropriate, including all financing, legal and regulatory aspects of such Acquisition Proposal (including conditionality, timing and certainty of closing) and the identity of the Person making such Acquisition Proposal but, for the sake of clarity, not taking into account the fact that such Acquisition Proposal may be subject to a lower threshold for stockholder approval than the Merger, and taking into account any changes to the terms of the Merger Agreement proposed by Parent to Hemisphere in response to such Acquisition Proposal pursuant to the Merger Agreement, is reasonably likely to be consummated in accordance with its terms, and, if such Acquisition Proposal were consummated, would result in a transaction that is more favorable from a financial point of view to the Disinterested Stockholders than the Transactions.
Except as expressly permitted by the provisions of the Merger Agreement described in this section titled “The Merger Agreement — No Solicitation by Hemisphere,” neither the Hemisphere Board nor the Special Committee, as applicable, will (i) withhold, withdraw, modify, amend, qualify or propose publicly to withhold, withdraw, modify, amend or qualify, in a manner adverse to Parent, the recommendation that the Hemisphere stockholders adopt the Merger Agreement (the “Hemisphere Board Recommendation”); (ii) fail to include the Hemisphere Board Recommendation in this proxy statement or fail to publicly recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten (10) Business Days after the commencement of a tender offer providing for such Acquisition Proposal; (iii) authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, or otherwise declare advisable (publicly or otherwise) any Acquisition Proposal; (iv) from and after the Go-Shop End Date, fail to reaffirm publicly the Hemisphere Board Recommendation within five (5) Business Days after Parent requests in writing that the Hemisphere Board Recommendation be reaffirmed publicly; provided, that, other than any reaffirmation following receipt of an Acquisition Proposal, Parent may only request such a reaffirmation on two (2) separate occasions (provided, that any such Acquisition Proposal that is modified in any material respect will be considered a new and separate Acquisition Proposal); (v) make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication by the Hemisphere Board (or the Special Committee, if applicable) pursuant to Rule 14d-9(f) of the Exchange Act, provided, that Hemisphere does not make any recommendation or public statement in connection therewith other than a recommendation against any Acquisition Proposal (any of the actions described in clauses (i) through (v) of this sentence, an “Adverse Recommendation Change”); or (vi) authorize, cause or permit Hemisphere to enter into any Alternative Acquisition Agreement.
Notwithstanding anything to the contrary set forth in the Merger Agreement, at any time prior to the receipt of the Required Stockholder Approval, but not after, the Hemisphere Board (upon the recommendation of the Special Committee) will be permitted, so long as Hemisphere is not in material violation of and subject to compliance with this section of the proxy statement titled “The Merger Agreement — No Solicitation by Hemisphere” (x) to terminate the Merger Agreement to concurrently enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to the terms of the Merger Agreement (in which case Hemisphere will pay, or cause to be paid, to Parent (or one or more of its designees), the Company Termination Fee prior to or concurrently with such termination) or

(y) to effect an Adverse Recommendation Change or Notice of Adverse Recommendation Change in connection with such Superior Proposal.
The Hemisphere Board or the Special Committee, as applicable, will only be entitled to effect an Adverse Recommendation Change or terminate the Merger Agreement pursuant to its terms if, prior to the time the Required Stockholder Approval is obtained, but not after:
•
(A) Hemisphere has provided, at least four (4) Business Days’ advance written notice (a “Notice of Adverse Recommendation Change”) to Parent that Hemisphere intends to take such action in response to a Superior Proposal (it being understood that the delivery of a Notice of Adverse Recommendation Change and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice will (1) state that Hemisphere has received a bona fide written Acquisition Proposal that has not been withdrawn and that the Hemisphere Board or the Special Committee, as applicable, has concluded in good faith (after consultation with its financial and outside legal advisors) constitutes a Superior Proposal, (2) include, as applicable, written notice of the material terms of such Superior Proposal, and which enabled the Hemisphere Board or the Special Committee, as applicable, to make the determination that the Acquisition Proposal is a Superior Proposal, the identity of the Person who made such Superior Proposal, (3) attach all material documents with respect to such Superior Proposal, including the most current version of the relevant transaction agreement and, if applicable, copies of all relevant documents relating thereto, including any related financing commitments, and (4) state that the Hemisphere Board intends to effect an Adverse Recommendation Change or terminate the Merger Agreement pursuant to this section; (B) during the four (4)-Business Day period following the time of Parent’s receipt of the Notice of Adverse Recommendation Change, Hemisphere will have, and will have caused its directors, officers, employees and Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement and the Commitment Letters and Guarantee so that such Superior Proposal ceases to constitute a Superior Proposal; and (C) following the end of the four (4)-Business Day period described in the preceding clause (B), the Hemisphere Board (upon the recommendation of the Special Committee) will have determined in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisors), taking into account any changes to the Merger Agreement and the Commitment Letters and Guarantee irrevocably offered in writing by Parent in response to the Notice of Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Adverse Recommendation Change continues to constitute a Superior Proposal; provided, however, that, in the event that the Acquisition Proposal to which this sentence applies is thereafter modified in any material respect by the party making such Acquisition Proposal, Hemisphere will promptly provide written notice of, and the material terms with respect to, such modified Acquisition Proposal to Parent and must again comply with this sentence and the following sentence and provide Parent with an additional two (2) Business Days’ notice prior to effecting any Adverse Recommendation Change or effecting a termination pursuant to Section 8.01(h) of the Merger Agreement (and must do so for each such subsequent amendment or modification); or

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(A) an Intervening Event has occurred; (B) the Hemisphere Board (upon the recommendation of the Special Committee) has determined in good faith, after consultation with Hemisphere’s financial and outside legal counsel (including the Special Committee Financial Advisors), that the failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; (C) prior to effecting an Adverse Recommendation Change, the Hemisphere Board (or the Special Committee, if applicable) has provided, at least four (4)-Business Days’ advance written notice (a “Notice of Intervening Event”) to Parent that Hemisphere intends to take such action (it being understood that the delivery of a Notice of Intervening Event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes reasonably detailed information describing the Intervening Event and the reasons for Hemisphere taking such action; (D) during such four (4) Business Day period following the time of Parent’s receipt of the Notice of Intervening Event, Hemisphere will have, and will have caused its directors, officers, employees and Representatives to, and will have used reasonable best efforts to cause its other Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement, the Commitment Letters and Guarantee in response to such Intervening Event; and (E) following the end of such four (4)-Business Day period described in the preceding clause (D), the Hemisphere Board (upon the recommendation of the Special Committee) will have determined in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisors), taking into account any changes to the Merger Agreement, the Commitment Letters and Guarantee irrevocably offered in writing by Parent in response to the Notice of Intervening Event, that the failure to make such Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; provided, that if the Intervening Event to which this provision applies thereafter changes in any material respect or another Intervening Event occurs, Hemisphere will provide written notice of such modified or other Intervening Event to Parent and will again comply with this sentence and provide Parent with an additional two (2) Business Days’ notice prior to effecting any Adverse Recommendation Change (and will do so for each such subsequent change or occurrence).
For the purposes of this proxy statement and the Merger Agreement, unless otherwise stated, “Intervening Event” means any Effect (other than an Acquisition Proposal or Superior Proposal or any inquiry, discussion, proposal, request or offer which constitutes, or would reasonably be expected to facilitate, encourage or lead to an Acquisition Proposal or Superior Proposal) that, individually or in the aggregate, is material to the Acquired Companies, taken as a whole, that is not known (or the material consequences of which are not known) to nor reasonably foreseeable by the Hemisphere Board or Special Committee as of the date of the Merger Agreement, which Effect (or the material consequences of which) becomes known to or by the Hemisphere Board or Special Committee prior to adoption of the Merger Agreement by the Required Stockholder Approval; provided, that in no event will the following constitute, or be taken into account in determining the existence of an Intervening Event: (A) the fact alone that Hemisphere meets or exceeds any internal or published forecasts or projections for any period, or any changes alone after the date of the Merger Agreement in the market price or trading volume of shares of Hemisphere Common Stock or (B) any event, fact or circumstance relating to or involving Parent or its Affiliates or is caused by any actions that are required by the Merger Agreement and the Transactions.
From and after the Go-Shop End Date until the Effective Time or the date, if any, on which the Merger Agreement is terminated in accordance with its terms, (i) as promptly as reasonably practicable (and in any event within twenty-four (24) hours) after (A) receipt of any Acquisition Proposal by or on behalf of Hemisphere or any of its Subsidiaries or Representatives or (B) any request for nonpublic information or inquiry or any discussions or negotiations are sought to be initiated with, Hemisphere or any of its Subsidiaries or Representatives in connection with a potential Acquisition Proposal, Hemisphere must provide Parent with written notice, which notice will include, in the case of clause (A), the identity of the Person making the Acquisition Proposal and the material terms and conditions thereof (including, if applicable, copies of any written documentation constituting the Acquisition Proposal, including proposed Alternative Acquisition Agreements and any related financing commitments), and in the case of clause (B) the identity of the Person seeking such information or discussions or negotiations, and (ii) in the event that any such party modifies its Acquisition Proposal in any material respect, Hemisphere will provide Parent with written notice within twenty-four (24) hours after receipt of such modified Acquisition Proposal of the fact that such Acquisition Proposal has been modified and the terms of such modification or proposed modification (including, if applicable, copies of any written documentation reflecting such modification or proposed modification). Hemisphere will keep Parent reasonably informed of the status of the discussions or negotiations referenced in clauses (i) and (ii) above.
Nothing contained in the Merger Agreement will prohibit Hemisphere or the Hemisphere Board (upon the recommendation of the Special Committee), directly or indirectly through its Representatives, from (i) taking and disclosing to Hemisphere’s stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to Hemisphere’s stockholders), or (ii) making any “stop, look and listen” communication to Hemisphere’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or a factually accurate public statement by Hemisphere that describes Hemisphere’s receipt of an Acquisition Proposal and the operation of the Merger Agreement with respect thereto; provided, that the foregoing will in no way eliminate or modify the effect that any such statement or disclosure would otherwise have under the Merger Agreement.
Any breach of the provisions of the Merger Agreement described in the section titled “No Solicitation by Hemisphere,” by any director, officer or Subsidiary of any Acquired Company, or any action by any Representative acting on any Acquired Company’s behalf in breach of the provisions of the Merger Agreement described in the section titled “No Solicitation by Hemisphere,” will be deemed to be a breach of the Merger Agreement by Hemisphere.
Parent Financing and Company Cooperation
Parent and each Merger Subs have represented to Hemisphere that the aggregate proceeds of the Debt Financing and the Equity Financing will be sufficient to consummate the Transactions, including (i) the payment of the aggregate Merger Consideration and Option Consideration to which holders of Hemisphere Common Stock, Hemisphere Options and Hemisphere RS Awards will be entitled at the Effective Time pursuant to the Merger Agreement, (ii) repayment of the Payoff Indebtedness and (iii) the payment of all fees and expenses required to be paid by Parent or either Merger Sub at the Closing in connection with the Transactions.
Hemisphere has agreed to, and to cause each of its Subsidiaries to, use commercially reasonable efforts to provide (and cause its Subsidiaries and use its commercially reasonable efforts to cause its and their respective personnel and advisors to provide) such cooperation in connection with the arrangement of the Debt Financing as is reasonably requested by Parent, except that Hemisphere will not be required to provide (or cause its Subsidiaries or its and their respective personnel and advisors to provide) such assistance that in the good faith judgment of Hemisphere would unreasonably interfere with its or its Subsidiaries’ business operations in a manner consistent with past practice. Subject to the foregoing, such assistance will include using commercially reasonable efforts to assist Parent in connection with arranging the Debt Financing, including using commercially reasonable efforts to do the following, each of which will be at Parent’s written request (which written request may be delivered over email) with reasonable prior notice and at Parent’s sole cost and expense:
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furnish, or cause to be furnished, to Parent the Required Information and assist with the preparation of a customary “public side” and “private side” bank book;

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furnish such information as is necessary to enable Parent to prepare a pro forma consolidated balance sheet and related pro forma statement of income (or operations) of Hemisphere as of and for the twelve (12)-month period ending on the last day of the most recently completed four-fiscal quarter period of Hemisphere ended at least 45 days prior to the Closing Date, in each case, giving effect to the Pantaya Transaction, as if the Pantaya Transaction had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income), it being agreed that the preparation of any pro forma financial statements will be the responsibility of Parent and not Hemisphere, and nothing in this clause (ii) will require Hemisphere to prepare or include information with respect to the Financing; provided, that (A) Hemisphere and its Subsidiaries will only be obligated to deliver such information to the extent such information may be obtained from the books and records of Hemisphere and its Subsidiaries and (B) Parent will be responsible for timely provision of any post-Closing pro forma cost savings, synergies, capitalization, ownership or other similar pro forma adjustments desired to be incorporated into any pro forma financial information requested by Parent to be delivered by Hemisphere (excluding any information that would customarily be prepared with the cooperation of Hemisphere);

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upon reasonable prior notice, participate in (including making senior management of Hemisphere available for) a reasonable number of meetings, conference calls and presentations with prospective lenders and sessions with the ratings agencies, and otherwise cooperate with the marketing efforts of the Debt Financing Sources in connection with the Debt Financing and assist Parent in obtaining ratings as contemplated by the Debt Commitment Letter;

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deliver to Parent the Debt Financing Deliverables;

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(A) facilitate and assist in the preparation, negotiation, execution and delivery of customary Debt Financing Documents, including one or more credit agreements, pledge and security agreements, guarantees, certificates (including a solvency certificate) and other definitive financing documents as may be reasonably requested by Parent (including (1) furnishing all information relating to Hemisphere and its Subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates, (2) furnishing all stock certificates, instruments and any other pledged collateral to the extent held by Hemisphere and its Subsidiaries and (3) assisting each Merger Sub with backstopping or replacing any letters of credit issued for the benefit of any Acquired Company); provided, that the foregoing documentation (or, as applicable, the pledge of such pledged collateral) will be subject to the occurrence of the Closing Date and become effective no earlier than the Closing Date; and (B) cooperate in satisfying the conditions precedent set forth in any definitive agreements relating to the Debt Financing to the extent satisfaction thereof requires the cooperation, or is within the control, of Hemisphere, its Subsidiaries or their respective representative; and

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having an officer of Hemisphere execute a customary authorization letter with respect to the information regarding Hemisphere contained in the confidential bank information memorandum that authorizes distribution of such information to prospective lenders and, with respect to any “public version” of the aforementioned marketing materials with respect to Hemisphere and its Subsidiaries that have been reviewed and commented on by Hemisphere, the lack of material nonpublic information with respect to Hemisphere and its Subsidiaries therein.

Notwithstanding the foregoing, (u) no Acquired Company will be required to deliver or cause the delivery of any legal opinions, (v) neither Hemisphere nor any of its Affiliates will be required to make any filings with the SEC in connection with the Financing (other than this proxy statement and Schedule 13E-3), (w) nothing in this section of the proxy statement titled “The Merger Agreement — Parent Financing and Company Cooperation” will require any such action to the extent it would (I) require the Acquired Companies to agree to pay any fees, reimburse any expenses or give any indemnities, in any case prior to the Closing, for which Parent does not promptly reimburse or indemnify it, as the case may be, under the Merger Agreement or (II) require Hemisphere, any Company Party or their respective Representatives or financing sources to execute, deliver or enter into, or perform any Debt Financing Document, unless such Debt Financing Documents are effective only upon the occurrence of the Closing, (x) no Representative or member of the board of directors (or other similar governing body) of any Acquired Company will be required to adopt resolutions in respect of the Debt Financing, or execute, deliver or approve any Debt Financing Document, unless (I) such person takes such action in his or her capacity as a member of the board of directors (or other similar governing body) or as a Representative of an Acquired Company after the occurrence of the Closing, (II) any such Debt Financing Document does not contain any representation, warranty or certification that such person believes in good faith not to be true, (III) the effectiveness of such resolutions or Debt Financing Documents are conditioned upon the occurrence of the Closing and (IV) such person believes in good faith that he or she is adequately indemnified or that such execution, delivery or approval does not involve any assumption of personal liability, (y) Financing Related Persons who receive, in connection with the marketing (including the syndication) of the Debt Financing, nonpublic or confidential material regarding any Acquired Company will be bound by “click through” confidentiality agreements in accordance with customary market practice and (z) none of the Acquired Companies will be required to provide any information to the extent it would (I) cause significant competitive harm to any Acquired Company if the Transactions are not consummated, (II) violate Applicable Law or the provisions of any contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party, (III) jeopardize any attorney-client or other legal privilege or (IV) violate any applicable confidentiality obligation of any Acquired Company so long as Hemisphere, to the extent practical in the circumstances, provides Parent written notice of any information so withheld and reasonably cooperates in good faith with Parent in seeking to allow disclosure of such information in a manner that is not reasonably likely to cause such competitive harm, violate Applicable Law or contract, jeopardize such attorney-client or other legal privilege or violate any such confidentiality obligation.
Neither the obtaining of the Debt Financing under the Debt Commitment Letter nor the obtaining of the Equity Financing under the Equity Commitment Letter are conditions to the Closing. The parties agreed that the conditions precedent related to Hemisphere’s obligations in the provisions of the Merger Agreement relevant to financing cooperation would be deemed satisfied unless the Debt Financing has not been obtained as a direct result of Hemisphere’s Willful Breach of its obligations under such provisions.
Company Stockholder Approval
The Merger Agreement provides that, as promptly as reasonably practicable (and in any event within twenty (20) Business Days) after the execution of the Merger Agreement, (i) Hemisphere will use reasonable best efforts to prepare and cause to be filed with the SEC a preliminary proxy statement and (ii) Hemisphere and Parent will jointly prepare and file with the SEC the Schedule 13E-3. This proxy statement fulfills the obligation referenced in clause (i) of the foregoing sentence. Hemisphere will promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC) with respect to this proxy statement or Schedule 13E-3 or any request from the SEC (or the staff of the SEC) for amendments or supplements to the proxy statement or Schedule 13E-3. Prior to filing or mailing the proxy statement or Schedule 13E-3 (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, Hemisphere must provide Parent a reasonable opportunity to review and to propose comments on such document or response to the extent permitted by Applicable Law and will include any such comments reasonably proposed by Parent.
Hemisphere agreed to use reasonable best efforts to duly call, convene and hold the Special Meeting as promptly as reasonably practicable after the date on which this proxy statement is mailed to holders of the Hemisphere Common Stock as of the Record Date (and in no event later than the thirtieth (30th) day following the first mailing of the proxy statement to the Hemisphere stockholders), subject to certain scenarios for postponement, for the purposes of obtaining the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock held by the Disinterested Stockholders. Once Hemisphere has established the record date, Hemisphere cannot change such record date or establish a different record date without the prior written consent of Parent, unless required to do so by Applicable Law.
Unless the Special Committee has withdrawn, modified, amended or qualified its recommendation thereof or otherwise effected an Adverse Recommendation Change in accordance with the applicable provisions of the Merger Agreement, Hemisphere will (i) through the Hemisphere Board, recommend, including through a recommendation in the proxy statement, that the Hemisphere stockholders vote in favor of the adoption of the Merger Agreement and (ii) solicit from Hemisphere stockholders proxies in favor of the adoption of the Merger Agreement.
Without the prior written consent of Parent (which must not be unreasonably withheld, conditioned or delayed), (i) the adoption of the Merger Agreement, (ii) the stockholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act and (iii) adjournment of the Special Meeting will be the only matters (other than matters of procedure and matters required by Applicable Law to be voted on by Hemisphere’s stockholders in connection with the adoption of the Merger Agreement) that Hemisphere will propose to be acted on by the Hemisphere stockholders at the Special Meeting. The Special Meeting may be adjourned or postponed, subject to and in accordance with the terms and conditions of the Merger Agreement.
Regulatory Approvals; Third-Party Consents
Each party agreed to use reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law, including Antitrust Law and the Communications Laws, or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent, each Merger Sub or Hemisphere, or any of their respective Subsidiaries, or to avoid any action or Proceeding by any Governmental Authority (including those in connection with the Antitrust Laws), in connection with the authorization, execution and delivery of the Merger Agreement and the consummation of the Transactions and (iii) (A) as promptly as reasonably practicable after the date of the Merger Agreement, make, and use commercially reasonable efforts to cause its direct or indirect shareholders to make (to the extent required by Applicable Law), all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement required under any applicable Antitrust Laws, (B) as promptly as reasonably practicable, and in any event with ten (10) Business Days after the date of the Merger Agreement, jointly file the FCC Application, (C) jointly file as promptly as reasonably practicable after the date of the Merger Agreement, any other application, notification or the like, required to be filed prior to the Closing under the Communications Laws or other related Applicable Law with respect to the Transactions, and will comply with any request from the FCC or other Governmental Authority for additional information, documents, filings or other materials and use commercially reasonable efforts to take, or cause to be taken, all other actions, and to do, or cause to be done, and to assist and cooperate in doing, all things necessary, proper or advisable under Applicable Law to consummate and make effective the transactions completed hereby, and (D) as promptly as reasonably practicable after the date of the Merger Agreement, make, and use commercially reasonable efforts to cause its direct or indirect equityholders to make (to the extent required by Applicable Law), all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement required under any other Applicable Law. Hemisphere and Parent will furnish to each other all information required for any application or other filing under the rules and regulations of any Applicable Law in connection with the Transactions.
Each party also agreed to: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Proceeding by or before any Governmental Authority with respect to the Mergers or any of the other Transactions; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry, investigation, action or Proceeding; (iii) promptly inform the other parties of any communication to or from any Governmental Authority regarding the approval of the Mergers or any of the other Transactions; (iv) respond as promptly as practicable to any additional requests for information received by any party from any Antitrust Authority any other Governmental Authority with respect to the Transactions or filings contemplated by Section 6.03(a) of the Merger Agreement; and (v) use reasonable best efforts to obtain such approvals, consents and clearances as may be necessary, proper or advisable under any Applicable Laws, including any applicable Antitrust Laws. Parent will take the lead with respect to (w) the scheduling of, and strategic planning for, any meeting with any Governmental Authority under Applicable Law, (x) the making of any filings under Applicable Law, (y) the process for the receipt of any necessary approvals and (z) the resolution of any investigation or other inquiry of any such Governmental Authority. Each party hereto will consult and reasonably cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Mergers or any of the other Transactions. In addition, except as may be prohibited by any Governmental Authority or by Applicable Law, in connection with any such request, inquiry, investigation, action or Proceeding, each party hereto will permit Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry, investigation, action or Proceeding.
Notwithstanding anything to the contrary in the Merger Agreement, in connection with obtaining any approval or consent related to any Applicable Law, Parent will cooperate in good faith with the Governmental Authorities and will use reasonable best efforts to complete lawfully the Transactions as soon as practicable (but in any event prior to the End Date), which reasonable best efforts will include taking any and all action reasonably necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Mergers, including:
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proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business; and

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promptly effecting the disposition, licensing or holding separate of assets or lines of business, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the End Date, in each case of the foregoing (solely with respect to Hemisphere and its Subsidiaries); provided, however, that Parent will not be required to take any action, or agree to any condition or limitation if such actions, conditions and limitations, in the aggregate, would or would reasonably be expected to have a material adverse effect on Hemisphere and its Subsidiaries, taken as a whole, following the Closing. Notwithstanding anything to the contrary in the Merger Agreement, Parent will be entitled to make additional commitments to, or agreements with, Governmental Authorities to delay the Closing following any commitment to, or agreement with, any Governmental Authority not to close the Transactions before a certain date (but in no event to delay the Closing beyond the End Date) if such delay is reasonably necessary in order to prevent a Governmental Authority from continuing to investigate the Transactions, imposing conditions or remedies with respect to the Transactions or commencing a Proceeding.
Takeover Laws
The parties agreed to use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Mergers or any other transaction contemplated by the Merger Agreement and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other transactions contemplated hereby may be consummated as promptly as reasonably practicable on the terms contemplated by the Merger Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute and Section 203 of the DGCL on the Mergers and the Transaction. Unless the Merger Agreement is otherwise terminated pursuant to the section of this proxy statement titled “The Merger Agreement — Termination,” no Adverse Recommendation Change will change, or be deemed to change, the approval of the Hemisphere Board or the Special Committee for purposes of causing any Takeover Statute to be inapplicable to the Mergers or the other Transactions.
Indemnification; Directors’ and Officers’ Insurance
The Merger Agreement provides that Parent will cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Acquired Companies against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action suit, Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Acquired Companies, as the case may be, would have been permitted under or required by Applicable Law and their respective certificates of incorporation, bylaws, indemnification agreements as in effect on the date of the Merger Agreement and that have been made available to Parent (an “Indemnification Agreement”) or other organizational documents of Hemisphere and its Subsidiaries in effect on the date of the Merger Agreement to indemnify such person. Parent also agreed that it will cause the Surviving Corporation to promptly advance expenses as incurred by each present and former director and officer of the Acquired Companies to the fullest extent permitted under or required by Applicable Law and the respective certificates of incorporation, bylaws, Indemnification Agreements or equivalent or other organizational and governing documents (collectively, “Governing Documents”) of Hemisphere and its Subsidiaries in effect on the date of the Merger Agreement upon receipt of a written undertaking by such Person or on such Person’s behalf to repay the amount paid or reimbursed if it is ultimately determined that such Person is not permitted to be indemnified under Applicable Law or any such applicable Governing Document. Parent also agreed to cause the Surviving Corporation (i) to maintain, for a period of not less than six (6) years from the Effective Time, provisions in the Acquired Companies’ respective Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Acquired Companies’ former and current officers and directors that are no less favorable to those Persons than the provisions of Applicable Law and the Governing Documents of the Acquired Companies, as applicable, in each case, as of the date of the Merger Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Applicable Law.
For a period of six (6) years from the Effective Time, Parent will cause the Surviving Corporation to maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage; provided, however, that (i) Hemisphere may and (if Hemisphere does not) Parent and the Surviving Corporation must cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining at or prior to the Closing Date a prepaid, non-cancelable six (6)-year “tail” policy (containing terms not less favorable than the terms of such current insurance coverage) with respect to matters existing or occurring at or prior to the Effective Time and (ii) if any Proceeding is asserted or made against those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on or prior to the sixth (6th) year anniversary of the Effective Time, any insurance required to be maintained pursuant to this section of the proxy statement will be continued in respect of such claim until the final disposition thereof, except that in no event will Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an aggregate or total premium amount in excess of 300% of the amount per annum Hemisphere paid for such coverage in its last full fiscal year (in which case the maximum amount of coverage with a premium under such threshold will be obtained).
The provisions regarding indemnification of directors and officers set forth the provisions of the Merger Agreement described in this section titled “The Merger Agreement — Indemnification; Directors’ and Officers’ Insurance” will survive the consummation of the Mergers indefinitely and will be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, will succeed to the obligations set forth in the preceding two (2) paragraphs. In addition, Parent and the Surviving Corporation agreed not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under the provisions of the Merger Agreement described in this section titled “The Merger Agreement — Indemnification; Directors’ and Officers’ Insurance.”
Stockholder Litigation
Hemisphere has agreed to keep Parent reasonably informed on a current basis regarding any stockholder litigation or similar Proceeding against Hemisphere or its directors or officers relating to the Transactions (the “Merger Litigation”), whether commenced prior to or after the execution and delivery of the Merger Agreement. Hemisphere will give Parent (a) the right to review and comment on all filings or responses to be made before such filings or responses are made by Hemisphere in connection with the Merger Litigation (and Hemisphere will in good faith take such comments into account) and (b) the opportunity to participate, at its expense, in the defense or settlement of any such Merger Litigation, and Hemisphere will not settle, or offer to settle, any such Merger Litigation without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).
Notwithstanding the foregoing provisions of this section titled “The Merger Agreement — Stockholder Litigation,” nothing in the Merger Agreement will require the Acquired Companies to disclose any information to Parent or its Representatives if such disclosure would, in the reasonable judgment of Hemisphere, jeopardize any attorney-client or other legal privilege, in each case, so long as Hemisphere, to the extent practical in the circumstances, provides Parent written notice of any information so withheld and reasonably cooperates in good faith with Parent in seeking to allow disclosure of such information in a manner that is not reasonably likely to jeopardize such attorney-client or other legal privilege.
For the avoidance of doubt, any Proceeding related to Dissenting Shares will be governed by the provisions described under section titled “The Merger Agreement — Dissenters’ or Appraisal Rights” above.
Other Covenants
The Merger Agreement contains other customary covenants, including, but not limited to, covenants relating to public announcements and other public statements, notice of certain events, Section 16 matters, resignation of directors and officers, termination of contracts, access to information and confidentiality
Conditions to the Completion of the Merger
Mutual Closing Conditions
The respective obligations of each of the parties to consummate the Mergers are subject to the satisfaction (or written waiver by all parties and in the case of Hemisphere, upon the approval of the Special

Committee, if permissible under Applicable Law and except for the condition referenced in the first bullet point immediately below, which may not be waived by any party) at or prior to the Effective Time of each of the following conditions:
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The Required Stockholder Approval will have been obtained in accordance with Applicable Law and the certificate of incorporation and bylaws of Hemisphere;

•
Any commitment to, or agreement with, any Governmental Authority not to close the Transactions before a certain date, will have been terminated or expired;

•
The FCC will have granted the FCC Application, and such grant will be effective; and

•
The consummation of the Mergers will not then be enjoined, restrained or prohibited by any Proceeding, Governmental Order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any Governmental Authority. No Law will have been enacted, issued, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Mergers and continues to be in effect.

Additional Company Closing Conditions
The obligation of Hemisphere and Holdings LLC to consummate the Mergers are further conditioned upon the satisfaction (or written waiver by Hemisphere and Holdings LLC, if permissible under Applicable Law) at or prior to the Closing of each of the following conditions:
•
certain of the representations and warranties made by Parent and each Merger Sub relating to not entering into additional agreements in connection with the Pantaya Transaction and the Radio Transaction will be true and correct in all material respects at and as of the date of the Merger Agreement and at and as of the Closing as if made at and as of the Closing;

•
each of the other representations and warranties of the Parent and each Merger Sub (without giving effect to any references to materiality qualifications) being true and correct in all respects, in each case, at and as of the date of the Merger Agreement and at and as of the Closing as if made at and as of the Closing (except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date), in each case, except where the failure to be so true and correct has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent and each Merger Sub to consummate the Mergers or perform their respective obligations under the Merger Agreement;

•
each of the covenants and obligations that Parent and each Merger Sub are required to comply with or to perform at or prior to the Closing having been complied with and performed in all material respects; and

•
Hemisphere will have received from Parent, a certificate, dated the Closing Date and signed by an authorized officer of Parent, certifying to the effect that the conditions set forth in the preceding bullets have been satisfied.

Additional Parent Closing Conditions
The obligation of Parent and each Merger Sub to consummate the Mergers are further subject to the satisfaction (or waiver by each of Parent and each Merger Sub, if so permissible under Applicable Law) at or prior to the Closing of each of the following conditions:
•
the representations and warranties of Hemisphere:

•
regarding certain elements of our corporate existence and power, corporate authorization and no brokers being true and correct in all material respects, in each case, at and as of the date of the Merger Agreement and at and as of the Closing as if made at and as of the Closing, except for representations and warranties that speak as of a particular date, which must be true and correct in all material respects as of such date;

•
regarding capitalization and subsidiaries being true and correct in all respects, in each case at and as of the date of the Merger Agreement and at and as of the Closing as if made at the and as of the Closing, except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date, in each case except for inaccuracies which would not (1) increase the aggregate Merger Consideration and Option Consideration by more than a de minimis amount and (2) are not otherwise material;
•
regarding no material adverse effect and the Required Stockholder Approval being true and correct in all respects at and as of the date of the Merger Agreement and at and as of the Closing as if made at and as of the Closing; and

•
(without giving effect to any references to “Company Material Adverse Effect” or any other materiality or similar qualifications) being true and correct in all respects, in each case, at and as of the date of the Merger Agreement and at and as of the Closing as if made at and as of the Closing (except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date), in each case, except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•
each of the covenants and obligations that Hemisphere is required to comply with or to perform at or prior to the Closing will have been complied with and performed in all material respects;

•
since the date of the Merger Agreement, there must not have occurred any Company Material Adverse Effect;

•
Parent will have received from Hemisphere a certificate, dated the Closing Date and signed by an authorized officer of Hemisphere, certifying to the effect that the conditions described in the preceding bullets have been satisfied;

•
the closing of the Pantaya Transaction will have occurred in accordance with the terms of the Pantaya Purchase Agreement or will be occurring substantially concurrently with the Closing; and

•
Parent will have received a certificate satisfying the requirements of Treasury Regulation Section 1.1445-2(c)(3) and a notice addressed to the Internal Revenue Service satisfying the requirements of Treasury Regulation Section 1.897-2(h), in each case, from Hemisphere and executed as of the Closing Date, certifying that interests in Hemisphere are not “United States real property interests” within the meaning of Section 897 of the Code.

No party may rely on the failure of any condition to closing set forth above to be satisfied if such failure was primarily caused by the failure of Parent or each Merger Sub, on one hand, or Hemisphere, on the other hand, to perform any of its material obligations under the Merger Agreement.
Termination
The Merger Agreement may be terminated and the Mergers and the other Transactions may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Stockholder Approval (except as expressly noted below), only as follows:
A.
By mutual written agreement of Hemisphere (upon approval of the Special Committee) and Parent;

B.
By either Hemisphere (upon approval of the Special Committee) or Parent, if:

i.
the Closing will not have occurred on or before the End Date, whether such date is before or after the date of the receipt of Required Stockholder Approval; provided, however, if, as of the End Date, all of the conditions set forth in the Merger Agreement have been satisfied or waived (other than conditions relating to regulatory approvals, no injunctions and the closing of the Pantaya Transaction and those conditions that by their nature can only be satisfied at or immediately prior to the Closing), then either Parent or Hemisphere may, by delivering written notice to the other party no later than 5:00 p.m., New York City time, on the End Date, extend the End Date to February 9, 2023 (the “Extension Date”); provided, further, that the right to terminate the Merger Agreement pursuant to this item may not be exercised by any party whose failure to perform any covenant or obligation under the Merger Agreement or the Pantaya Purchase Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date;
ii.
any Governmental Authority has issued, promulgated or enacted prior to the Effective Time (x) any Law that prohibits or makes illegal the consummation of the Mergers or (y) any Governmental Order, decree or ruling permanently enjoining or otherwise prohibiting the consummation of the Mergers, and such Governmental Order, decree or ruling will have become final and nonappealable; provided, however, that the right to terminate the Merger Agreement pursuant to this Item (ii) may not be exercised by any party whose failure to perform any covenant or obligation under the Merger Agreement has been the principal cause of, or resulted in, the issuance of such order, decree or ruling; or

iii.
the Special Meeting (including any adjournments and postponements thereof) will have been held and the Required Stockholder Approval will not have been obtained;

C.
by Parent, if (i) there is any breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of Hemisphere, such that the conditions to Parent’s obligations related to Hemisphere’s representations and warranties and covenants would not be satisfied at the Closing (a “Terminating Company Breach”), (ii) Parent will have delivered written notice to Hemisphere of such Terminating Company Breach and (iii) such Terminating Company Breach is not capable of cure prior to the End Date (or the Extension Date, as applicable) or at least thirty (30) days will have elapsed since the date of delivery of such written notice to Hemisphere and such Terminating Company Breach will not have been cured during such period (but in no case later than the End Date (or the Extension Date, as applicable)); provided, however, that Parent will not have the right to terminate the Merger Agreement pursuant to this Item C if Parent or either Merger Sub is then in material breach of any of its material obligations under the Merger Agreement such that Hemisphere has the right to terminate the Merger Agreement pursuant to the following Item D;

D.
by Hemisphere (upon approval of the Special Committee), if (i) there is any breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement on the part of Parent or either Merger Sub, such that the conditions to Hemisphere’s obligations related to the Parent’s representations and warranties and covenants would not be satisfied at the Closing (a “Terminating Parent Breach”), (ii) Hemisphere will have delivered written notice to Parent of such Terminating Parent Breach and (iii) such Terminating Parent Breach is not capable of cure prior to the End Date (or the Extension Date, as applicable) or at least thirty (30) days have elapsed since the date of delivery of such written notice to Parent and such Terminating Parent Breach will not have been cured during such period (but in no case later than the End Date (or the Extension Date, as applicable)); provided, however, that Hemisphere will not have the right to terminate the Merger Agreement pursuant to this Item D if Hemisphere is then in material breach of any of its material obligations under the Merger Agreement such that Parent has the right to terminate the Merger Agreement pursuant to Section 8.01(e) thereof;

E.
by Parent, if, prior to receipt of the Required Stockholder Approval, (i) an Adverse Recommendation Change has occurred, (ii) Hemisphere has entered into an Alternative Acquisition Agreement or (iii) Hemisphere has committed a material and Willful Breach of the section of this proxy statement titled “The Merger Agreement — No Solicitation by Hemisphere; provided, that Parent’s right to terminate the Merger Agreement pursuant to this Item E will expire upon receipt of the Required Stockholder Approval;

F.
by Hemisphere (upon approval from the Special Committee), at any time prior to the receipt of the Required Stockholder Approval, in order (and as a condition precedent) to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided, that, prior to any such termination, (i) the Hemisphere Board (or the Special Committee, as applicable) authorizes Hemisphere to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by, and subject to the terms and conditions of, the section of this proxy statement titled “The Merger Agreement — No Solicitation by Hemisphere,” (ii) substantially concurrently with the termination of the Merger Agreement, Hemisphere enters into an Alternative

Acquisition Agreement providing for such Superior Proposal, (iii) Hemisphere has complied in all material respects with the provisions of the section of this proxy statement titled “The Merger Agreement — No Solicitation by Hemisphere” and (iv) Hemisphere pays to Parent (or one or more of its designees) the Company Termination Fee prior to or concurrently with such termination;
G.
by Hemisphere (upon approval from the Special Committee), if (i) the Marketing Period has ended, (ii) all of the conditions described under the headings “The Merger Agreement — Conditions to the Completion of the Merger — Mutual Closing Conditions” and “The Merger Agreement — Conditions to the Completion of the Merger — Additional Parent Closing Conditions” (other than conditions which are to be satisfied by actions taken at the Closing, but which will then be capable of satisfaction if the Closing were to occur on such date) have been and continue to be satisfied, (iii) Hemisphere has notified Parent in writing that all of the conditions described under the headings “The Merger Agreement — Conditions to the Completion of the Merger — Mutual Closing Conditions” and “— Conditions to the Completion of the Merger — Additional Parent Closing Conditions” have been satisfied or, with respect to the conditions described under the heading “— Conditions to the Completion of the Merger — Additional Parent Closing Conditions,” validly waived (or would be satisfied or validly waived if the Closing were to occur on the date of such notice and other than the receipt of the Required Stockholder Approval, which may not be waived by any party) and it stands ready, willing and able to consummate the Mergers at such time, (iv) Hemisphere will have delivered written notice to Parent at least three (3) Business Days prior to such termination stating that Hemisphere’s intention is to terminate the Merger Agreement pursuant to this Item G and (v) Parent fails to consummate the Closing at the end of such three (3) Business Day period; or

H.
by either Hemisphere or Parent, if the Pantaya Purchase Agreement has been terminated in accordance with the termination provisions of the Pantaya Purchase Agreement.

The party desiring to terminate the Merger Agreement (other than pursuant to Item A above) must give a written notice of such termination to the other party setting forth the basis on which such party is terminating the Merger Agreement.
Except as described in this sentence, the following sentence and under the heading “— Termination Fees,” in the event of the valid termination of the Merger Agreement pursuant to the provisions described in this section “— Termination,” the Merger Agreement will forthwith become void and have no effect, without any liability on the part of any party hereto or the Financing Related Persons or any of their respective Affiliates, officers, directors or stockholders, other than (subject to the provisions described under the heading “— Termination Fees” below) liability of Hemisphere for fraud or any Willful Breach of the Merger Agreement occurring prior to such termination, or the liability of Parent or either Merger Sub for fraud occurring prior to termination of the Merger Agreement. Notwithstanding anything in the Merger Agreement to the contrary (including, for clarity, anything described in this sentence and the following sentence), in no event will the Parent Parties have any monetary liability or obligation under the Merger Agreement in the event the Merger Agreement is validly terminated pursuant to the provisions described in this section “— Termination” (including any monetary liability or obligation pursuant to provisions related to the indemnification obligations of Parent regarding the financing cooperation, the Financing, described in this proxy statement under the heading “— Termination” or described in this proxy statement under the heading “— Expenses and Termination Fees”) in an aggregate amount greater than the sum of (i) the amount of the Parent Termination Fee and (ii) the amount of Hemisphere Expenses Cap (such sum, the “Parent Liability Limit”). Subject to the previous sentence, in determining losses or damages recoverable upon termination by a party hereto for the other party’s breach, the parties acknowledged and agreed that such losses and damages will not be limited to reimbursement of expenses or out-of-pocket costs and may include the benefit of the bargain lost by such party or, in the case of Hemisphere, the holders of Hemisphere Common Stock, which will be deemed to be damages payable to such party. Certain provisions specified in the Merger Agreement (including provisions described under the heading “— Other Covenants,” provisions related to the indemnification obligations of Parent regarding the financing cooperation, provisions described in this proxy statement under the heading “— Termination,” and provisions described in this proxy statement under the heading “— Expenses and Termination Fees”) and the Confidentiality Agreement will survive any termination of the Merger Agreement.

Termination Fees
As used in this proxy statement, “Company Termination Fee” means an amount of cash equal to $10,600,000; provided, that, if Hemisphere terminates the Merger Agreement to enter into a definitive agreement with respect to a Superior Proposal (i) on or prior to the Go-Shop End Date or (ii) to the extent a Notice of Adverse Recommendation Change has been delivered to Parent on or prior to the Go-Shop End Date with respect to a Superior Proposal related to such definitive agreement (such Superior Proposal, the “Specified Superior Proposal”), within forty-eight (48) hours following the earlier of (A) the expiration of any relevant notice periods pursuant to provisions described in this proxy statement under the heading “The Merger Agreement — No Solicitation by Hemisphere” with respect to the Specified Superior Proposal and (B) such time that Parent irrevocably indicates in writing that it will not adjust the terms and conditions of the Merger Agreement in light of the Specified Superior Proposal (and waives the remainder of any relevant notice periods pursuant provisions described in this proxy statement under the heading “The Merger Agreement — No Solicitation by Hemisphere”), then the Company Termination Fee means $5,700,000. In the event that the Merger Agreement is validly terminated:
•
by Parent or Hemisphere pursuant to Item (B)(i) of the preceding section before obtaining the Required Stockholder Approval or Item (B)(iii) of the preceding section or by Parent pursuant to Item (C) of the preceding section and (y) (A) an Acquisition Proposal has been made to Hemisphere after the date of the Merger Agreement and, if public, has not been withdrawn prior to the earlier of (1) the date that is three (3) days prior to the date of the Special Meeting (including any adjournments and postponements thereof) and (2) the date of such termination and (B) within twelve (12) months of the termination of the Merger Agreement, Hemisphere enters into a definitive agreement for the consummation of any Acquisition Proposal and such Acquisition Proposal is subsequently consummated (regardless of whether such consummation occurs within the twelve (12)-month period), then Hemisphere will pay, or cause to be paid, to Parent (or one or more of its designees) the Company Termination Fee on the date of the consummation of such transaction involving any Acquisition Proposal (provided, however, that for purposes of this bullet, the references to “fifteen percent (15%)” in the definition of Acquisition Proposal will be deemed to be references to “fifty percent (50%)”);

•
by Parent pursuant to Item (E) of the preceding section, then Hemisphere will pay, or cause to be paid, to Parent (or one or more of its designees) the Company Termination Fee within five (5) Business Days following such termination;

•
by Hemisphere pursuant to Item (F) of the preceding section, then Hemisphere will pay, or cause to be paid, to Parent (or one or more of its designees) the Company Termination Fee prior to or substantially concurrently with such termination; or

•
by Hemisphere or Parent pursuant to Item (B)(iii) of the preceding section, then Hemisphere will pay to Parent (or one or more of its designees), by wire transfer of immediately available funds an amount equal to that required to reimburse Parent, each Merger Sub and their respective Affiliates for all fees and expenses incurred in connection with the Merger Agreement and the Transactions (including all fees and expenses of financing sources, counsel, accountants, investment banks, advisors and consultants to Parent and each Merger Sub) at or prior to the time of such termination, up to $4,375,000 in the aggregate (the “Reimbursement Payment”). If, following the payment of the Reimbursement Payment, the Company Termination Fee becomes payable to Parent, the amount of the Reimbursement Payment actually paid prior to such time will offset the amount of the Company Termination Fee payable by Hemisphere to Parent.

As used in this proxy statement, “Parent Termination Fee” means a cash amount equal to $15,600,000. In the event that the Merger Agreement is validly terminated: (i) by Hemisphere pursuant to Items (D) or (G) of the preceding section, or by Parent pursuant to Item (B) of the preceding section at a time when Hemisphere could terminate the Merger Agreement pursuant to Items (D) or (G) of the preceding section (disregarding any notice and cure period set forth therein), then Parent will pay, or cause to be paid, to Hemisphere the Parent Termination Fee within five (5) Business Days following such termination; or (ii) by Parent or Hemisphere pursuant to Item (H) of the preceding section as a result of the termination of the Pantaya Purchase Agreement pursuant to Section 10.1(c) thereof (but only if such termination resulted from a Willful Breach by Univision Puerto Rico Station) .

The maximum aggregate liability of the Parent Parties in the event Parent or either Merger Sub fails to consummate the Transactions or otherwise fails to comply with or breaches any covenant or other obligation or representation and warranty in the Merger Agreement will not exceed the Parent Liability Limit. In no event will Hemisphere or any other Company Party seek or obtain, nor will they permit any of their Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Parent Party or any Financing Related Person with respect to the Merger Agreement, the Equity Commitment Letter, the Debt Commitment Letter or the transactions contemplated thereby, the Guarantee or the Transactions (including any breach by any of the Guarantors or Parent Party), the termination of the Merger Agreement, the failure to consummate the Transactions or thereby or any claims, Proceedings or actions under Applicable Laws arising out of any such breach, termination or failure (including in the event of fraud or a Willful Breach), other than from Parent or either Merger Sub to the extent expressly provided for in the Merger Agreement or any of the Guarantors to the extent expressly provided for in the Guarantee, the parties to the Searchlight Letter Agreement or the parties to the Voting and Support Agreement to the extent set forth therein. Notwithstanding anything to the contrary in the Merger Agreement (other than Section 6.03(e) and Section 6.14(c) thereof), without limiting the Company’s right to obtain specific performance in accordance with the terms thereof, the Company’s right to receive from Parent the Parent Termination Fee and certain enforcement expenses and reimbursement shall, in circumstances in which the Parent Termination Fee is owed, constitute the sole and exclusive remedy, whether at law or equity, in contract or in tort or otherwise, of the Company against (i) the Parent Entities and (ii) any Financing Related Person.
Hemisphere, Parent and each Merger Sub acknowledged and agreed that neither the Company Termination Fee, the Parent Termination Fee nor the Reimbursement Payment is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and each Merger Sub, on the one hand, and Hemisphere, on the other hand, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating the Merger Agreement and in reliance on the Merger Agreement and on the expectation of the consummation of the Mergers. In no event will (x) Hemisphere be required to pay the Company Termination Fee on more than one occasion or (y) Parent be required to pay the Parent Termination Fee on more than one occasion. While Hemisphere may pursue both a grant of specific performance pursuant to and subject to the limitations set forth in the provisions described under the heading “— Specific Performance” and the payment of the Parent Termination Fee pursuant to the provisions described under the heading “— Expenses,” as the case may be, under no circumstances will Hemisphere be permitted or entitled to receive both a grant of specific performance of the type contemplated by the provisions described under the heading “— Specific Performance” that results in the Closing occurring and all or any portion of the Parent Termination Fee.
Expenses
Except as described under the headings “— Termination Fees” and “— Regulatory Approvals; Third Party Consents,” each party to the Merger Agreement will bear its own expenses incurred in connection with the Merger Agreement and the Transactions whether or not such Transactions will be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that in the event that the Transactions are not consummated, Parent will pay all fees and expenses in connection with the Debt Financing, regardless of whether such financing fees and expenses were to be incurred by Hemisphere or any of its Subsidiaries; provided, further, that except in situations where cash payments are to be made to a Person other than the Person whose name the applicable surrender Certificate or Book-Entry Share is registered, Parent will bear and timely pay all Transfer Taxes and will prepare and timely file, at its expense, all Tax Returns and other documentation with respect to such Transfer Taxes.
Specific Performance
The parties agreed that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it under the Merger Agreement to consummate the Transactions). Accordingly, subject to certain provisions below, the parties are entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to specifically enforce the terms and provisions of the Merger Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction. The parties further agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.
Notwithstanding the foregoing, it is explicitly agreed that the right of the parties to seek an injunction, specific performance or other equitable remedies in connection with Hemisphere’s enforcing Parent’s and each Merger Sub’s obligations to effect the Closing will be subject to the following requirements:
•
all conditions to the consummation of the Merger described under the headings “— Conditions to the Completion of the Merger — Mutual Closing Conditions” and “— Conditions to the Completion of the Merger — Additional Parent Closing Conditions” have been and continue to be satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which will be capable of being satisfied at the Closing);

•
the Debt Financing has been funded or will be funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing is funded;

•
Hemisphere has irrevocably confirmed in a written notice that (i) Hemisphere is ready, willing and able to consummate the Closing and (ii) all of the conditions to the consummation of the Merger described under the headings “— Conditions to the Completion of the Merger — Mutual Closing Conditions” and “— Conditions to the Completion of the Merger — Additional Parent Closing Conditions” have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which are capable of being satisfied at the Closing) and that if specific performance is granted and the Equity Financing and the Debt Financing are funded, then Hemisphere would take such actions required of it by the Merger Agreement to cause the Closing to occur; and

•
Parent and Merger Sub 1 have failed to consummate the Closing prior to the third (3rd) Business Day following the delivery of such confirmation specified in the immediately preceding bullet above (it being understood that the conditions to the obligations of Parent and Merger Sub 1 to the consummation of the Merger described under the headings “— Conditions to the Completion of the Merger — Mutual Closing Conditions” and “— Conditions to the Completion of the Merger — Additional Parent Closing Conditions” (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which will be capable of being satisfied) will remain satisfied at the close of business on such third (3rd) Business Day).

Amendment and Waiver
Any provision of the Merger Agreement may be amended or waived prior to the Effective Time (except for the provision containing the closing condition that the Required Stockholder Approval will have been obtained prior to Closing in order for Hemisphere, Parent or the Merger Subs to be required to fulfill their respective obligations, which may not be waived by any party) if, but only if, the Special Committee approves of such amendment or waiver and such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that the requirement that the Required Stockholder Approval include the Disinterested Stockholder Approval must not be amended or waived; provided, further, that (i) no amendment or waiver will be made subsequent to receipt of the Required Stockholder Approval or receipt of approval of the Merger Agreement by Parent as the sole stockholder of Merger Sub 1 which amendment or waiver would require further approval of the Hemisphere stockholders or of the sole stockholder of Merger Sub 1 pursuant to the DGCL or otherwise without such further stockholder approval and (ii) any amendment or waiver with respect to Hemisphere must first be approved by the Special Committee. Notwithstanding anything to the contrary contained in the Merger Agreement, the

Lender Protective Provisions (and any defined term used in any such Lender Protective Provision, to the extent of the application of such defined term to such Lender Protective Provision) and the definitions of “Debt Financing Source,” “Financing Related Person” and “Lender Protective Provisions” contained in the Merger Agreement may not be amended, waived or otherwise modified in any manner that adversely affects any Financing Related Person without the prior written consent of the Debt Financing Sources.
No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Merger Agreement will be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Governing Law
The Merger Agreement is governed by the laws of the State of Delaware.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
Statements contained in this proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute forward-looking statements. Forward- looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current intentions, expectations, beliefs or projections, and no assurance can be given that the results described in such statements will be achieved. Forward-looking statements include, among other things, statements about the potential benefits of the Mergers; the prospective performance and outlook of Hemisphere’s business, performance and opportunities; the ability of the parties to complete the Mergers and the expected timing of completion of the Mergers; as well as any assumptions underlying any of the foregoing. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of Hemisphere’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, (i) the ability to obtain the requisite approval from stockholders of Hemisphere, (ii) uncertainties as to the timing of the Mergers; (iii) the risk that the Mergers may not be completed in a timely manner or at all; (iv) the possibility that competing offers or acquisition proposals for Hemisphere will be made; (v) the possibility that any or all of the various conditions to the consummation of the Mergers may not be satisfied or waived; (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require Hemisphere to pay a Company Termination Fee or other expenses; (vii) the effect of the pendency of the Mergers on Hemisphere’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (viii) risks related to diverting management’s attention from Hemisphere’s ongoing business operations; (ix) the deterioration of general economic conditions, political instability, social unrest, and public health crises, such as the occurrence of a global pandemic like COVID-19, including measures taken by governmental authorities to address the pandemic, which may precipitate or exacerbate other risks and/or uncertainties, recent increases in, and any additional waves of, COVID-19 cases, new variants of the virus, such as the Delta or Omicron variant, as well as the availability and efficacy of a vaccine and treatments for the disease and whether individuals choose to vaccinate themselves, either nationally or in the local markets in which we operate, including, without limitation, in the Commonwealth of Puerto Rico; (x) Puerto Rico’s political climate, as well as delays in the pace of disbursement of earmarked federal funds; (xi) the effects of extreme weather and climate events on our consolidated operations, as well as our counterparties, customers, employees, third-party vendors and suppliers; (xii) changes in technology, including changes in the distribution and viewing of television programming, including expanded deployment of personal video recorders, subscription and advertising video on-demand, internet protocol television, mobile personal devices and personal tablets and their impact on subscription and television advertising revenue; (xiii) the reaction by advertisers, programming providers, strategic partners, the Federal Communications Commission or other government regulators to businesses that we acquire; (xiv) the potential for viewership of our Networks’ or Pantaya’s programming to decline or unexpected reductions in the number of subscribers to our Networks or Pantaya; (xv) the risk that we may fail to secure sufficient or additional advertising and/or subscription revenue; (xvi) the inability of advertisers or affiliates to remit payment to us in a timely manner or at all; (xvii) the risk that we may become responsible for certain liabilities of the businesses that we acquire, including our recent acquisition of Pantaya, or joint ventures we enter into; (xviii) future financial performance, including our ability to obtain additional financing in the future on favorable terms; (xix) the failure of Hemisphere’s business to produce projected revenues or cash flows; (xx) reduced access to capital markets or significant increases in borrowing costs; (xxi) our ability to successfully manage relationships with customers and distributors, including satellite systems, telephone companies, app distribution platforms, as applicable, and cable multiple system operators, and the multiple service operator’s affiliated regional or individual cable systems, and other important third parties; (xxii) continued consolidation of distributors in the marketplace; (xxiii) a failure to secure affiliate agreements or the renewal of such agreements on less favorable terms; (xxiv) disagreements with our distributors over contract interpretation; (xxv) our success in acquiring, investing in and integrating businesses; (xxvi) the outcome of any pending or threatened litigation; (xxvii) the loss of key personnel and/or talent or expenditure of a greater amount of resources attracting, retaining and motivating key personnel than in the past; (xxviii) strikes or other union job actions that affect our operations, including, without limitation, failure to renew our collective bargaining agreement on mutually favorable terms; (xxix) the failure or destruction of satellites or transmitter facilities that we depend upon to distribute our Networks; (xxx) uncertainties inherent in the development of new business lines and business strategies; (xxxi) changes in pricing and availability of products and services; (xxxii) uncertainties regarding the financial results of equity method investees and changes in the nature of key strategic relationships with partners and Distributors; (xxxiii) changes in domestic and foreign laws or regulations under which we operate; (xxxiv) changes in laws or treaties relating to taxation, or the interpretation thereof, in the U.S. or in the countries in which we operate; (xxxv) the ability of suppliers and vendors to deliver products and services; (xxxvi) our ability to timely and fully recover proceeds under our insurance policies; (xxxvii) fluctuations in foreign currency exchange rates and political unrest and regulatory changes in the international markets in which we operate; (xxxviii) changes in the size of the U.S. Hispanic population, including the impact of federal and state immigration legislation and policies on both the U.S. Hispanic population and persons emigrating from Latin America; (xxxix) changes in, or failure or inability to comply with, government regulations including, without limitation, regulations of the FCC, and adverse outcomes from regulatory proceedings; (xl) competitor responses to our products and services; and (xli) other factors as set forth from time to time in Hemisphere’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. Hemisphere does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events except as required by law.

PARTIES TO THE MERGERS
The Company and Holdings LLC
Hemisphere Media Group, Inc.
Hemisphere Media Holdings, LLC
4000 Ponce de Leon Blvd., Suite 650
Coral Gables, FL 33146
Telephone: (305) 421-6364
The Company.   Hemisphere was incorporated in Delaware on January 16, 2013. Hemisphere is a leading U.S. Spanish-language media company serving the fast growing and highly attractive U.S. Hispanic and Latin American markets with a premium Spanish-language streaming platform distributed in the U.S., five Spanish-language cable television networks distributed in the U.S., two Spanish-language cable television networks distributed in Latin America, the #1-rated broadcast television network in Puerto Rico, a 40% interest in the #3-rated broadcast television network in Colombia and a leading distributor of content to television and digital media platforms in Latin America. Our principal executive office is located at 4000 Ponce de Leon Blvd., Suite 650, Coral Gables, Florida, 33146 and the telephone number of our principal executive office is (305) 421-6364.
Holdings LLC.   Holdings LLC is a wholly-owned subsidiary of Hemisphere.
The Parent Entities
HWK Parent, LLC
HWK Merger Sub 1, Inc.
HWK Merger Sub 2, LLC
c/o Searchlight Capital Partners
745 Fifth Avenue, 27th Floor
New York, NY 10151
Telephone: (212) 293-3730
Parent.   Parent was formed on April 19, 2022, solely for the purpose of completing the Mergers and has conducted no business activities other than those related to the structuring and negotiation of the Mergers and arranging financing therefor. Parent is a direct, wholly owned subsidiary of Gato Investments LP and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Parent is c/o Searchlight Capital Partners, 745 Fifth Avenue, 27th Floor, New York, NY 10151. The telephone number at the principal office is (212) 293-3730.
Merger Sub 1.   Merger Sub 1 was formed on April 19, 2022, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging financing therefor. Merger Sub 1 is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Merger Sub 1 is c/o Searchlight Capital Partners, 745 Fifth Avenue, 27th Floor, New York, NY 10151. The telephone number at the principal office is (212) 293-3730.
Merger Sub 2.   Merger Sub 2 was formed on April 19, 2022, solely for the purpose of completing the LLC Merger and has conducted no business activities other than those related to the structuring and negotiation of the LLC Merger and arranging financing therefor. Merger Sub 2 is a direct, wholly owned subsidiary of Merger Sub 1 and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Merger Sub 2 is c/o Searchlight Capital Partners, 745 Fifth Avenue, 27th Floor, New York, NY 10151. The telephone number at the principal office is (212) 293-3730.

THE SPECIAL MEETING
Date, Time and Place
This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Hemisphere Board for use at the Special Meeting to be held on       , 2022, starting at 11:00 a.m. Eastern time, or at any postponement or adjournment thereof, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, located at 1285 Avenue of the Americas, New York, NY 10019.
Purpose of the Special Meeting
At the Special Meeting, holders of shares of Hemisphere Common Stock entitled to vote at the Special Meeting will be asked to approve:
•
the Merger Agreement Proposal;

•
the Golden Parachute Proposal; and

•
the Adjournment Proposal.

Our stockholders must approve the Merger Agreement Proposal in order for the Mergers to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Mergers will not occur. Approval of the Golden Parachute Proposal and approval of the Adjournment Proposal are not conditions to completion of the Mergers. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety. We encourage you to read the Merger Agreement carefully in its entirety.
The votes on the Golden Parachute Proposal and the Adjournment Proposal are separate and apart from the Merger Agreement Proposal. Accordingly, a stockholder may vote in favor of the Golden Parachute Proposal and/or Adjournment Proposal and vote not to approve the Merger Agreement Proposal (and vice versa).
Recommendation of Hemisphere Board
Based in part on the unanimous recommendation of the Special Committee, the Hemisphere Board recommends that you vote:
•
“FOR” the Merger Agreement Proposal;

•
“FOR” the Golden Parachute Proposal; and

•
“FOR” the Adjournment Proposal.

You should read “Special Factors — Purpose and Reasons of Hemisphere for the Mergers; Recommendation of the Hemisphere Board and the Special Committee; Fairness of the Mergers” for a discussion of the factors that the Special Committee and the Hemisphere Board considered in deciding to recommend the approval of the Merger Agreement. See also “Special Factors — Interests of Executive Officers and Directors of Hemisphere in the Mergers.”
Record Date and Quorum
We have fixed         , 2022 as the Record Date for the Special Meeting, and only record holders of shares of Hemisphere Common Stock as of the close of business on the Record Date are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to receive notice of, and to attend and vote at, the Special Meeting if you are a record holder of the shares of Hemisphere Common Stock at the close of business on the Record Date.
The holders of the outstanding shares of Class A Common Stock and Class B Common Stock vote together as a single class. Each record holder of Class A Common Stock is entitled to one (1) vote for each outstanding share of Class A Common Stock owned of record on the Record Date and each record holder of Class B Common Stock is entitled to ten (10) votes for each outstanding share of Class B Common Stock

owned of record on the Record Date. As of the Record Date, there were         shares of Class A Common Stock and        shares of Class B Common Stock outstanding and entitled to vote at the Special Meeting.
The holders of a majority of the voting power of our outstanding shares of Hemisphere Common Stock as of the Record Date must be present, in person or represented by proxy, at the Special Meeting in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business.
The shares of Hemisphere Common Stock entitled to vote at and represented at the Special Meeting, that are not voted, including the shares of Hemisphere Common Stock for which a stockholder directs an abstention from voting, if any, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting. Once a share of Hemisphere Common Stock entitled to vote at the Special Meeting is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. However, if a new record date is set for the adjourned Special Meeting, a new quorum will have to be established. In the event that a quorum is not present at the Special Meeting, the stockholders who are present in person or represented by proxy may be asked to vote as to whether the Special Meeting will be adjourned to another time and/or place.
Vote Required
The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock held by the Disinterested Stockholders. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
The approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Hemisphere Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon. For the Golden Parachute Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Hemisphere Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
For each of the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal, the holders of the outstanding shares of Class A Common Stock and Class B Common Stock vote together as a single class. Each record holder of Class A Common Stock is entitled to one (1) vote for each outstanding share of Class A Common Stock owned of record on the Record Date and each record holder of Class B Common Stock is entitled to ten (10) votes for each outstanding share of Class B Common Stock owned of record on the Record Date.
Voting Intentions of Hemisphere’s Directors and Executive Officers
Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the shares of Hemisphere Common Stock owned directly by them “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal, and “FOR” the Adjournment Proposal.
As of the Record Date, our directors and executive officers directly owned, in the aggregate,        shares of Class A Common Stock and        shares of Class B Common Stock entitled to vote at the Special Meeting, or collectively approximately       % of the total voting power entitled to vote at the Special Meeting. For purposes of clarity, the shares of Hemisphere Common Stock directly held by the directors and executive officers shall be (i) included in determining whether the Merger Agreement Proposal has been approved by the vote of at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock entitled to vote in accordance with the DGCL, but (ii) excluded from determining whether the Merger Agreement Proposal has been approved by the vote of at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock held by the Disinterested Stockholders.
Gato, which holds approximately 72.3% of the voting power of Hemisphere’s outstanding capital stock, and Parent, whom Gato expects to transfer all of its shares of Hemisphere Common Stock to prior to the Closing, entered into a Voting and Support Agreement with Hemisphere. Under the Voting and Support Agreement, Gato and Parent have agreed to take certain actions required by Hemisphere subject to the terms, conditions and limitations set forth therein, including to (i) vote all shares of Hemisphere Common Stock beneficially owned by them in favor of the Mergers and the Merger Agreement; (ii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal (other than as described below) or other action that would reasonably be expected to prevent or delay the Mergers; and (iii) not enter into any contract, option or other arrangement or understanding with respect to the transfer of, any shares of Hemisphere held by Gato, other than as provided under certain customary exceptions. In the event Hemisphere terminates the Merger Agreement pursuant to Section 8.01(h) thereof and enters into an alternative acquisition agreement with respect to a Superior Proposal, in compliance with the Merger Agreement, prior to Hemisphere’s receipt of the Required Stockholder Approval, Gato has agreed to vote its shares of Hemisphere Common Stock in proportion to the other Hemisphere stockholders with respect to such alternative acquisition agreement providing for a Superior Proposal, subject to the terms and conditions set forth in the Voting and Support Agreement. A copy of the Voting and Support Agreement is attached as Annex B to the proxy statement and is incorporated by reference in the proxy statement in its entirety.
As of the date of the filing of this proxy statement, none of Parent, Merger Sub 1, Merger Sub 2 or any of their respective affiliates (as defined under Rule 405 of the Securities Act), except for Gato and Peter Kern (and any Equity Securities issued to applicable directors of the Company as equity awards), beneficially own any shares of Hemisphere Common Stock.
Voting
Stockholders of Record
If your shares of Hemisphere Common Stock are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares of Hemisphere Common Stock, the stockholder of record or record holder. This proxy statement and proxy card have been sent directly to you by Hemisphere. As the stockholder of record, you have the right to grant your voting proxy directly to us (or another proxyholder) or to vote in person at the Special Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.
If you do not attend the Special Meeting and fail to vote, either in person or by proxy, your shares of Hemisphere Common Stock will not be voted at the Special Meeting, and will not be counted for purposes of determining whether a quorum exists.
Additionally, if you do not attend the Special Meeting and fail to vote, either in person or by proxy, your failure to vote will have (a) the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock held by the Disinterested Stockholders, and (b) no effect on the Golden Parachute Proposal or the Adjournment Proposal (so long as a quorum is present).
Beneficial Owners
If your shares of Hemisphere Common Stock are held through a broker, bank or other nominee, you are considered the beneficial owner of those shares of Hemisphere Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares of Hemisphere Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of Hemisphere Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares of Hemisphere Common Stock in person at the Special Meeting unless you submit a legal proxy from your broker, bank or other nominee.
Your broker, bank or other nominee will only be permitted to vote your shares of Hemisphere Common Stock if you instruct your broker, bank or other nominee as to how to vote. You should follow the instructions provided by your broker, bank or other nominee regarding the voting of your shares of Hemisphere Common Stock. Under applicable stock exchange rules, absent your instructions, a broker, bank or other nominee does not have discretionary authority to vote on “non-routine” matters and all of the matters to be considered at the Special Meeting are, under such rules, “non-routine.” As a result, absent specific instructions from the beneficial owner of such shares of Hemisphere Common Stock, your broker, bank or other nominee is not empowered to vote such shares of Hemisphere Common Stock.
If you instruct your broker, bank or other nominee how to vote on at least one, but not all, of the proposals to be considered at the Special Meeting, your shares of Hemisphere Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your broker, bank or other nominee.
A failure to provide instructions with respect to any of the proposals, and a broker non-vote with respect to the following proposals, will have (a) the effect of a vote “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of (i) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock held by the Disinterested Stockholders, and (b) no effect on the Golden Parachute Proposal or the Adjournment Proposal (so long as a quorum is present).
Abstentions
An abstention will have the same effect as a vote cast “AGAINST” the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal but will count for the purpose of determining if a quorum is present at the Special Meeting.
How to Vote
Your vote is important. You may submit a proxy to vote via the Internet, by telephone, by mail or by attending the Special Meeting and voting in person, all as described below. The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of Hemisphere Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone. If you requested printed materials and choose to submit a proxy by telephone or via the Internet, you do not need to return your proxy card or voting instruction form. If you are a stockholder of record, telephone and Internet facilities for proxy submission are available now and will be available twenty four (24) hours a day until 11:59 p.m., Eastern time, on       , 2022. If you are the beneficial owner of shares of Hemisphere Common Stock held in “street name,” your broker, bank or other nominee will provide instructions as to whether you may submit your voting instructions via the Internet or by telephone and any applicable deadlines.
The Internet.   If you are a stockholder of record, you may submit your proxy via the Internet by following the instructions provided set forth on the enclosed proxy card. If, as of the Record Date, you are the beneficial owner of shares of Hemisphere Common Stock held in “street name” by your broker, bank or other nominee, you will need to go to the website provided on the enclosed voting instruction form. Have your proxy card or voting instruction form in hand when you access the voting website. On the Internet site for submitting your instructions, you can confirm that your instructions have been properly recorded.
Telephone.   If you are a stockholder of record, you can also submit a proxy to vote your shares by following the instructions set forth on your enclosed proxy card. If, as of the Record Date, you are the beneficial owner of shares of Hemisphere Common Stock held in “street name” by your broker, bank or other nominee, you can cause your shares to be voted by telephone by dialing the number specified on your enclosed voting instruction form. Voice prompts will allow you to vote your shares of Hemisphere Common Stock and confirm that your instructions have been properly recorded. Have your proxy card or voting instruction form in hand when you call.
Mail.   If you are a stockholder of record or if, as of the Record Date, you are the beneficial owner of shares of Hemisphere Common Stock held in “street name” by your broker, bank or other nominee, and you have requested printed proxy materials, you may choose to submit a proxy or voting instructions to vote your shares by mail, by marking your enclosed proxy card or voting instruction form, dating and signing it, and returning it in the accompanying prepaid reply envelope. If the envelope is missing and you are the beneficial owner of shares of Hemisphere Common Stock held in “street name” by your broker, bank or other nominee, please mail your completed voting instruction form to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail.
Voting at the Special Meeting.   If you are a stockholder of record you may vote in person by attending the Special Meeting and casting your vote in person. The method or timing of your vote by proxy will not limit your right to vote at the Special Meeting if you attend the Special Meeting and vote in person. Please be prepared to provide proper, government-issued photo identification at the Special Meeting, such as a driver’s license. If, as of the Record Date, you are the beneficial owner of shares of Hemisphere Common Stock held in “street name” by your broker, bank or other nominee, and you wish to vote in person at the Special Meeting, you will need to provide proof of ownership, such as a recent account statement or letter from your broker, bank or other nominee, along with proper identification. Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must have a legal proxy from your broker, bank or other nominee naming you as the proxy. You should allow yourself enough time prior to the Special Meeting to obtain this proxy from the holder of record.
The shares of Hemisphere Common Stock for which proxies are received electronically, telephonically, or by proxy card properly marked, dated, signed and not revoked, will be voted at the Special Meeting.
If, as of the Record Date, you are the beneficial owner of shares of Hemisphere Common Stock held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Hemisphere Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Hemisphere Common Stock voted.
The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of Hemisphere Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Please refer to the instructions on your proxy card or voting instruction form to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Corporate Secretary by the time the Special Meeting begins.
If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your shares of Hemisphere Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of Hemisphere Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.
If you properly sign your proxy card but do not mark the boxes indicating how your shares of Hemisphere Common Stock should be voted on a matter, the shares of Hemisphere Common Stock represented by your properly signed proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal.
Please note that if you attend the Special Meeting in person, cameras, recording devices and certain other electronic devices will not be permitted at the Special Meeting.

If you have any questions or need assistance voting your shares of Hemisphere Common Stock, please call Innisfree, our proxy solicitor, toll-free at (877) 717-3923.
IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AS PROMPTLY AS POSSIBLE, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.
Proxies and Revocation
Any stockholder of record entitled to vote at the Special Meeting may submit a proxy over the Internet, by telephone or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by attending the Special Meeting and casting your vote in person. If, as of the Record Date, you are the beneficial owner of shares of Hemisphere Common Stock held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of Hemisphere Common Stock using the instructions provided by your broker, bank or other nominee. If you fail to submit a proxy or to vote in person at the Special Meeting, or you do not provide your broker, bank or other nominee with instructions, as applicable, your shares of Hemisphere Common Stock will not be voted at the Special Meeting, which will have the same effect as a vote cast “AGAINST” the Merger Agreement Proposal and will not have any effect on the Golden Parachute Proposal and the Adjournment Proposal (so long as a quorum is present).
You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by (1) submitting another proxy, including a proxy card, at a later date by telephone or on the Internet or by timely delivery of a validly executed, later-dated proxy, (2) giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary before the Special Meeting begins, or (3) attending the Special Meeting and voting in person. If, as of the Record Date, you are the beneficial owner of shares of Hemisphere Common Stock held in “street name” by your broker, bank or other nominee, please refer to the information forwarded by your broker, bank or other nominee for procedures on revoking your proxy.
Only your last submitted proxy with respect to any shares will be considered. Please cast your vote “FOR” each of the proposals, following the instructions in your proxy card or voting instruction form provided by your broker, bank or other nominee, as promptly as possible.
Adjournments and Postponements
Any adjournment of the Special Meeting may be made from time to time by the affirmative vote of the holders of a majority of the voting power of the shares of Hemisphere Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present, without further notice other than by an announcement made at the Special Meeting. If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, then our stockholders may be asked to vote on a proposal to approve one or more proposals to adjourn the Special Meeting, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal (as further described in “Adjournment of the Special Meeting (The Adjournment Proposal — Proposal 3) — The Proposal”). Any adjournment of the Special Meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow our stockholders who have already sent in their proxies to revoke them at any time with respect to such proposal prior to their use at the reconvened Special Meeting.
The holders of the outstanding shares of Class A Common Stock and Class B Common Stock vote together as a single class. Each record holder of Class A Common Stock is entitled to one (1) vote for each outstanding share of Class A Common Stock owned of record on the Record Date and each record holder of

Class B Common Stock is entitled to ten (10) votes for each outstanding share of Class B Common Stock owned of record on the Record Date.
Anticipated Date of Completion of the Mergers
We are working to complete the Mergers as promptly as practicable. Assuming timely satisfaction of necessary closing conditions, we anticipate that the Mergers will be completed in the third (3rd) quarter of 2022. If our stockholders vote to approve the Merger Agreement Proposal, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger as set forth in the Merger Agreement, and in any event, at the Effective Time.
Appraisal Rights
If the Merger is consummated, stockholders who continuously hold shares of Hemisphere Common Stock from the date of making the demand described below through the effective date of the Merger, who do not vote such shares of Hemisphere Common Stock in favor of the adoption of the Merger Agreement and who properly demand appraisal of such shares of Hemisphere Common Stock and who do not effectively withdraw their demands or otherwise lose their rights of appraisal will be entitled to seek appraisal of such shares of Hemisphere Common Stock in connection with the Merger under Section 262 of the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex E and is incorporated by reference in this proxy statement in its entirety. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of Hemisphere Common Stock unless otherwise expressly noted therein or herein. Only a holder of record of shares of Hemisphere Common Stock is entitled to demand appraisal of such shares of Hemisphere Common Stock registered in that holder’s name. A person having a beneficial interest in shares of Hemisphere Common Stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to make a demand for appraisal and follow the steps set forth in Section 262 (and summarized below) properly and in a timely manner to perfect appraisal rights. If you hold your shares of Hemisphere Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee.
Under Section 262, if the Merger is completed, holders of shares of Hemisphere Common Stock who: (i) submit a written demand for appraisal to Hemisphere before the vote is taken on the adoption of the Merger Agreement; (ii) do not submit a proxy with respect to, or otherwise vote, the shares of Hemisphere Common Stock for which such holders seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such shares of Hemisphere Common Stock of record on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL may be entitled to have such shares of Hemisphere Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares of Hemisphere Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. However, because the Class A Common Stock will be listed on a national securities exchange immediately prior to the consummation of the Merger, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of Class A Common Stock who have asserted appraisal rights with respect to such shares unless (a) the total number of shares of Class A Common Stock for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of Class A Common Stock eligible for appraisal; or (b) the value of the aggregate per share Merger Consideration in respect of the shares of Class A Common Stock for which appraisal rights have been pursued and perfected exceeds $1 million (conditions (a) and (b) referred to as the “ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the Merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving

Corporation may voluntarily pay to each stockholder entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares of Hemisphere Common Stock as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262.
This proxy statement constitutes Hemisphere’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex E, in compliance with the requirements of Section 262. In connection with the Merger, any holder of shares of Hemisphere Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex E carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her, its or their appraisal rights will be entitled to receive the per share Merger Consideration described in the Merger Agreement, without interest thereon. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of any shares of Hemisphere Common Stock, Hemisphere believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel. To the extent there are any inconsistencies between the summary of Section 262 contained herein and Section 262, Section 262 will govern.
Stockholders wishing to exercise the right to seek an appraisal of their shares of Hemisphere Common Stock must do ALL of the following:
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NOT vote the shares of Hemisphere Common Stock for which appraisal is sought in favor of the proposal to adopt the Merger Agreement;

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deliver to Hemisphere a written demand for appraisal of such shares of Hemisphere Common Stock before the vote on the Merger Agreement at the Special Meeting, which written demand must reasonably inform Hemisphere of the identity of the stockholder who intends to demand appraisal of his, her, its or their shares of Hemisphere Common Stock and that such stockholder intends thereby to demand appraisal of such shares of Hemisphere Common Stock; and

•
continuously hold such shares of Hemisphere Common Stock on and from the date of making the demand through the effective date of the Merger (a stockholder will lose appraisal rights with respect to any shares the stockholder transfers before the Effective Time and after delivering a written demand for appraisal).

In addition, a petition for appraisal rights must be filed in the Delaware Court of Chancery requesting a determination of the fair value of such shares of Hemisphere Common Stock within 120 days after the effective date of the Merger. This may be undertaken by any stockholder (or any person who is the beneficial owner of shares of Hemisphere Common Stock held either in a voting trust or by a broker, bank or other nominee on behalf of such person) who has complied with the foregoing requirements and who is otherwise entitled to appraisal right or by the Surviving Corporation. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.
In addition, because Hemisphere Common Stock will be listed on a national securities exchange immediately prior to the Merger, one of the ownership thresholds must be met or the appraisal proceedings with respect to any shares of Class A Common Stock for which appraisal is sought.
Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement or abstain from voting.

Written Demand
Any holder of shares of Hemisphere Common Stock wishing to exercise appraisal rights must deliver to Hemisphere, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to stockholders, a written demand for the appraisal of the stockholder’s shares of Hemisphere Common Stock, and that stockholder must not vote such shares of Hemisphere Common Stock or submit a proxy for such shares of Hemisphere Common Stock in favor of the adoption of the Merger Agreement that is not revoked. A holder of shares of Hemisphere Common Stock exercising appraisal rights must hold of record the shares of Hemisphere Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of Hemisphere Common Stock of record through the effective date of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal.
Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights for such stockholder’s shares of Hemisphere Common Stock must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting, with respect to such shares of Hemisphere Common Stock. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote against the adoption of the Merger Agreement. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will constitute a waiver of appraisal rights.
Only a holder of record of shares of Hemisphere Common Stock is entitled to demand appraisal rights for the shares of Hemisphere Common Stock registered in that holder’s name. A demand for appraisal in respect of shares of Hemisphere Common Stock must be executed by or on behalf of the holder of record, and must reasonably inform Hemisphere of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares of Hemisphere Common Stock in connection with the Merger. If the shares of Hemisphere Common Stock are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares of Hemisphere Common Stock are owned of record by more than one (1) person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two (2) or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder such as a broker, bank or other nominee who holds shares of Hemisphere Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Hemisphere Common Stock held for one or more beneficial owners, while not exercising appraisal rights for other beneficial owners. In such case, the written demand should set forth the number of shares of Hemisphere Common Stock as to which appraisal is sought, and where no number of shares of Hemisphere Common Stock is expressly mentioned it will be presumed to cover all shares of Hemisphere Common Stock held in the name of the record owner. If a stockholder holds shares of Hemisphere Common Stock through a broker who in turn holds the shares of Hemisphere Common Stock through a central securities depositary nominee such as Cede & Co., a demand for appraisal of such shares of Hemisphere Common Stock must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder.
STOCKHOLDERS WHO HOLD THEIR SHARES THROUGH A BROKER, BANK OR OTHER NOMINEE AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BROKER, BANK OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to Hemisphere at 4000 Ponce de Leon Boulevard, Suite 650, Coral Gables, FL 33146, and may not be submitted by electronic submission. Such written demand must be delivered to and received by Hemisphere before the vote on the adoption of the Merger Agreement at the Special Meeting.
Any holder of shares of Hemisphere Common Stock who has delivered a written demand to Hemisphere and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her, its or their demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Hemisphere a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective date of the Merger will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the per share Merger Consideration, without interest thereon, less any applicable withholding taxes, within sixty (60) days after the effective date of the Merger. If an appraisal proceeding is commenced and Hemisphere, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share Merger Consideration being offered pursuant to the Merger Agreement.
Notice by the Surviving Corporation
If the Merger is completed, within ten (10) days after the effective date of the Merger, the Surviving Corporation will notify each holder of shares of Hemisphere Common Stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, the Surviving Corporation or any holder of shares of Hemisphere Common Stock who has complied with Section 262 and is otherwise entitled to seek appraisal under Section 262 (including for this purpose any beneficial owner of the relevant shares of Hemisphere Common Stock) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder (or beneficial owner), demanding a determination of the fair value of the shares of Hemisphere Common Stock held by all dissenting stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Hemisphere Common Stock. Accordingly, any holders of shares of Hemisphere Common Stock who desire to have their shares of Hemisphere Common Stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Hemisphere Common Stock within the time and in the manner prescribed in Section 262. If no such petition is filed by the Surviving Corporation or a holder of shares of Hemisphere Common Stock who has demanded appraisal (or a beneficial owner of such shares) within the period specified in Section 262, appraisal rights will be lost as to all stockholders’ previous written demand for appraisal.
Within 120 days after the effective date of the Merger, any holder of shares of Hemisphere Common Stock who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Hemisphere Common Stock not voted in favor of the adoption of the Merger Agreement and with respect to which Hemisphere has received demands for appraisal, and the aggregate number of holders of such shares of Hemisphere Common Stock. The Surviving

Corporation must provide this statement to the requesting stockholder within ten (10) days after receipt by the Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of Hemisphere Common Stock held either in a voting trust or by a broker, bank or other nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.
If a petition for an appraisal is duly filed by a holder of shares of Hemisphere Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Hemisphere Common Stock and with whom agreements as to the value of their shares of Hemisphere Common Stock have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the written statement described above at the addresses stated therein. Such notice will also be published at least one (1) week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the court. The costs of these notices are borne by the Surviving Corporation.
After notice to stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares of Hemisphere Common Stock to submit their stock certificates (if any) to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of Class A Common Stock for which appraisal rights have been asserted if neither of the ownership thresholds is met.
Determination of Fair Value
After determining the holders of shares of Hemisphere Common Stock entitled to appraisal and that at least one of the ownership thresholds described above has been satisfied as to any holders of Class A Common Stock seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Hemisphere Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares of Hemisphere Common Stock as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.
In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Stockholders considering seeking appraisal should be aware that the fair value of their shares of Hemisphere Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Hemisphere Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share Merger Consideration. Neither the Company nor Parent anticipates offering more than the per share Merger Consideration to any stockholder exercising appraisal rights, and each of the Company and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share is less than the per share Merger Consideration. If a petition for appraisal is not timely filed then the right to an appraisal will cease. If neither of the ownership thresholds described above has been satisfied with respect to the shares of Class A Common Stock for which appraisal is sought, then the right to an appraisal will cease with respect to such shares. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of Hemisphere Common Stock entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.
If any stockholder who demands appraisal of his, her, its or their shares of Hemisphere Common Stock under Section 262 fails to perfect, or effectively loses or withdraws, such holder’s right to appraisal, the stockholder’s shares of Hemisphere Common Stock will be deemed to have been converted at the Effective Time into the right to receive the per share Merger Consideration, without interest thereon, less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger or if the stockholder delivers to the Surviving Corporation an effective written withdrawal of the holder’s demand for appraisal and an acceptance of the per share Merger Consideration, either within sixty (60) days after the effective date of the Merger with respect to any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party or thereafter with the written approval of the Surviving Corporation, in accordance with Section 262. In addition, a holder of shares of Class A Common Stock will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal with respect to such shares if neither of the ownership thresholds described above has been satisfied with respect to the shares of Class A Common Stock for which appraisal is sought.
From and after the effective date of the Merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Hemisphere Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Hemisphere Common Stock, if any, with a record date as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within sixty (60) days after the effective date of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the

Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Mergers within sixty (60) days after the effective date of the Merger. In addition, a holder of shares of Class A Common Stock will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal with respect to such shares if neither of the ownership thresholds described above has been satisfied with respect to the shares of Class A Common Stock for which appraisal is sought.
Failure to comply with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Solicitation of Proxies; Payment of Solicitation Expenses
Hemisphere has engaged Innisfree to assist in the solicitation of proxies for the Special Meeting. Hemisphere has agreed to pay Innisfree a fee of approximately $30,000, and to reimburse Innisfree for certain out-of-pocket fees, charges and expenses. Hemisphere will indemnify Innisfree and its affiliates against certain claims, liabilities, losses, damages and expenses. Hemisphere also will reimburse brokers, banks, other nominees, custodians and fiduciaries representing beneficial owners of the shares of Hemisphere Common Stock for their expenses in forwarding soliciting materials to beneficial owners of our shares of Hemisphere Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies.
Questions and Additional Information
If you have additional questions about the Special Meeting, the Mergers or this proxy statement, need assistance in submitting your proxy or voting your shares of Hemisphere Common Stock, or need additional copies of the proxy statement or the enclosed proxy card or voting instructions, please contact Hemisphere’s proxy solicitor in connection with the Special Meeting:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders may call toll free: (877) 717-3923
Banks and Brokers may call collect: (212) 750-5833

THE MERGER (THE MERGER AGREEMENT PROPOSAL — PROPOSAL 1)
The Proposal
Hemisphere is asking you to approve the Merger Agreement Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.
General
We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Mergers. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, (i) Merger Sub 1 will merge with and into Hemisphere, with Hemisphere surviving as a wholly owned subsidiary of Parent, and (ii) simultaneously with the Merger, Merger Sub 2 will merge with and into Holdings LLC, with Holdings LLC surviving as a wholly owned subsidiary of HMTV LLC. If the Mergers are completed, the holders of shares of Hemisphere Common Stock (other than the Excluded Holders) will have the right to receive the Merger Consideration of $7.00 per share of Hemisphere Common Stock in cash, without interest, subject to and in accordance with the terms and conditions set forth in the Merger Agreement. For a detailed description of the Merger Agreement and the transactions contemplated thereby, including the Mergers, see “The Merger Agreement.”
As discussed in the section entitled “Special Factors — Purpose and Reasons of Hemisphere for the Mergers; Recommendation of the Hemisphere Board and the Special Committee; Fairness of the Mergers,” the Hemisphere Board has determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers are advisable, fair to, and in the best interests of, Hemisphere and Hemisphere stockholders.
Our stockholders must approve the Merger Agreement Proposal in order for the Mergers to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Mergers will not occur.
Vote Required
The approval of the Merger Agreement Proposal requires the affirmative vote of holders of (i) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Hemisphere Common Stock held by the Disinterested Stockholders.
The holders of the outstanding shares of Class A Common Stock and Class B Common Stock vote together as a single class. Each record holder of Class A Common Stock is entitled to one vote for each outstanding share of Class A Common Stock owned of record on the Record Date and each record holder of Class B Common Stock is entitled to ten (10) votes for each outstanding share of Class B Common Stock owned of record on the Record Date.
Appraisal Rights
If the Mergers are consummated, stockholders who properly demand appraisal for shares that they continuously hold shares of Hemisphere Common Stock through the effective date of the Merger, who do not vote such shares of Hemisphere Common Stock in favor of the adoption of the Merger Agreement and who do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of such shares of Hemisphere Common Stock in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Hemisphere Common Stock who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal or otherwise lose their rights to seek appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have such shares of Hemisphere Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares of Hemisphere Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Special Meeting — Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of Hemisphere Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Hemisphere stockholders considering seeking appraisal should be aware that the fair value of their shares of Hemisphere Common Stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Hemisphere Common Stock.
To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to Hemisphere before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy with respect to, or otherwise vote, the shares of Hemisphere Common Stock for which you seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such shares of Hemisphere Common Stock of record on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the shares of Class A Common Stock for which appraisal is sought in connection with the Merger unless certain stock ownership conditions are satisfied by the holders of Class A Common Stock seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting — Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex E to this proxy statement and is incorporated by reference in this proxy statement in its entirety. Only a holder of record of shares of Hemisphere Common Stock is entitled to demand appraisal of such shares of Hemisphere Common Stock registered in that holder’s name. If, as of the Record Date, you are the beneficial owner of shares of Hemisphere Common Stock held in “street name” by your broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.
Vote Recommendation
The Hemisphere Board recommends that you vote “FOR” the Merger Agreement Proposal.

MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS
(THE GOLDEN PARACHUTE PROPOSAL — PROPOSAL 2)
The Proposal
Hemisphere is asking you to approve the Golden Parachute Proposal.
General
As required by Item 402(t) of Regulation S-K and Section 14A of the Exchange Act, Hemisphere is providing its stockholders with the opportunity to cast a non-binding, advisory vote to approve certain payments and/or benefits that may be received pursuant to compensation arrangements for Hemisphere’s named executive officers in connection with the Mergers, as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “Special Factors — Interests of Executive Officers and Directors of Hemisphere in the Mergers — Golden Parachute Compensation.”
Hemisphere believes that those certain payments and/or benefits that may be received pursuant to compensation arrangements for Hemisphere’s named executive officers in connection with the Mergers are reasonable and demonstrate that Hemisphere’s executive compensation program was designed appropriately and structured to ensure the retention of talented executive officers and a strong alignment with the long-term interests of Hemisphere stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to Hemisphere’s named executive officers in connection with the Mergers. In addition, this vote is separate and independent from the vote of stockholders to approve the Merger Agreement Proposal. Hemisphere asks that its stockholders vote “FOR” the following resolution:
“RESOLVED, that the payments and/or benefits that may be received pursuant to compensation arrangements for Hemisphere’s named executive officers in connection with the Mergers, as disclosed pursuant to Item 402(t) of Regulation S-K in the “Potential Change-in-Control Payments to Named Executive Officers” table and the footnotes to that table contained in the section captioned “Special Factors — Interests of Executive Officers and Directors of Hemisphere in the Mergers — Golden Parachute Compensation,” is hereby APPROVED on a non-binding, advisory basis.”
This vote is advisory, and therefore, it will not be binding on Hemisphere, nor will it overrule any prior decision or require the Hemisphere Board (or any committee thereof) to take any action. Accordingly, regardless of the outcome of the advisory vote, Hemisphere’s named executive officers may be or become entitled to certain payments and/or benefits pursuant to compensation arrangements in connection with the Mergers, as disclosed in this proxy statement. However, the Hemisphere Board values the opinions of the Hemisphere stockholders, and to the extent that there is any significant vote against the Golden Parachute Proposal, the Hemisphere Board will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.
Vote Required
The approval of the Golden Parachute Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Hemisphere Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon.
The holders of the outstanding shares of Class A Common Stock and Class B Common Stock vote together as a single class. Each record holder of Class A Common Stock is entitled to one vote for each outstanding share of Class A Common Stock owned of record on the Record Date and each record holder of Class B Common Stock is entitled to ten (10) votes for each outstanding share of Class B Common Stock owned of record on the Record Date.
Vote Recommendation
The Hemisphere Board recommends that you vote “FOR” the Golden Parachute Proposal.

ADJOURNMENT OF THE SPECIAL MEETING
(THE ADJOURNMENT PROPOSAL — PROPOSAL 3)
The Proposal
Hemisphere is asking you to approve the Adjournment Proposal.
General
Hemisphere is asking you to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.
If the Hemisphere stockholders approve the Adjournment Proposal, Hemisphere could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously provided proxies to vote against the approval of the Merger Agreement Proposal (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the Special Meeting). Among other things, approval of the Adjournment Proposal could mean that, even if Hemisphere had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, Hemisphere could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares of Hemisphere Common Stock to change their votes to votes in favor of any such proposal. Additionally, Hemisphere may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting. Under our bylaws, the person presiding over the Special Meeting also has the authority to adjourn the Special Meeting regardless of the outcome of the vote on the Adjournment Proposal.
Vote Required
The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Hemisphere Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present.
The holders of the outstanding shares of Class A Common Stock and Class B Common Stock vote together as a single class. Each record holder of Class A Common Stock is entitled to one vote for each outstanding share of Class A Common Stock owned of record on the Record Date and each record holder of Class B Common Stock is entitled to ten (10) votes for each outstanding share of Class B Common Stock owned of record on the Record Date.
Vote Recommendation
The Hemisphere Board recommends that you vote “FOR” the Adjournment Proposal.

OTHER IMPORTANT INFORMATION REGARDING HEMISPHERE
Directors and Executive Officers of Hemisphere
The Hemisphere Board presently consists of ten (10) members, with the authorized number of directors currently fixed at eleven, with one vacancy in Class I. The persons listed below are the directors and executive officers of Hemisphere as of the date of this proxy statement.
From and after the Effective Date of the Mergers, the Merger Agreement provides that (a) the directors of Merger Sub 1 will become and constitute the only directors of the Surviving Corporation, and such directors will serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the Surviving Corporation, and (b) the officers of Hemisphere will constitute the only officers of the Surviving Corporation, and such officers will serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the Surviving Corporation.
Neither Hemisphere, nor any of Hemisphere’s directors or executive officers listed below has, to the knowledge of Hemisphere, been convicted in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors). In addition, neither Hemisphere, nor any of Hemisphere’s directors or executive officers listed below has, to the knowledge of Hemisphere, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of each of Hemisphere’s directors and executive officers are set forth below.
All of Hemisphere’s directors and executive officers can be reached c/o Hemisphere Media Group, Inc., 4000 Ponce de Leon Blvd., Suite 650, Coral Gables, Florida 33146, (305) 421-6364, and each of the directors and executive officers is a citizen of the United States.
Directors
Name	Age	Position
Sonia Dulá	61	Director
John Engelman	66	Director
Leo Hindery, Jr.	74	Director
Peter M. Kern	55	Chairman
James M. McNamara	68	Vice Chairman
Eric C. Neuman	77	Director
Adam Reiss	36	Director
Alan J. Sokol	63	Director, President and Chief Executive Officer
Ernest Vargas Guajardo	66	Director
Eric Zinterhofer	50	Director
Sonia Dulá has served as one of our directors and a member of the Audit Committee since May 2019. From 2013 to March 2018, Ms. Dulá served as Vice Chairman at Bank of America, Global Corporate and Investment Banking Division. Prior to this role, Ms. Dulá was head of the Latin America Wealth Management Division at Merrill Lynch and head of Corporate and Investment Banking for Latin America, where she led many high profile transactions, and had oversight responsibility for mergers and acquisitions, public debt and equity issues and corporate loans. Before joining Merrill Lynch, from 2002 to 2006, Ms. Dulá served as CEO of Grupo Latino de Radio, a company with more than 500 owned and operated radio stations in

Latin America and the US Hispanic market. Prior to this, Ms. Dulá co-founded two internet companies, Internet Group of Brazil and Obsidiana, and served as CEO of Telemundo Studios México. Earlier in her career, Ms. Dulá worked for nine years at Goldman Sachs, in the investment banking division in London and New York where she rose to leadership positions. Ms. Dulá is a life member of the Council on Foreign Relations. Currently, she serves as an independent director on the Board of Acciona (Acciona, S.A., Spain), a director in representation of Acciona S.A. on the board of Acciona Energia and a member of its Audit Committee and Sustainability Committee and an independent director for Huntsman Corporation and a member of its Audit Committee and Sustainability Committee. Previously, Ms. Dulá served on the board of Prisa (Promotora de Informaciones, S.A., Spain), where she was a member of the Audit and Executive Committees, and chairman of the Nominating, Compensation and Corporate Governance Committee, the Latin America Strategic Advisory Board of Itaú Bank of Brazil, the Council of the Americas, Women’s World Banking, The Arsht Center for the Performing Arts and was a member of Young Presidents Organization (YPO). Ms. Dulá ranks fourth on Fortune’s list of the 50 Most Powerful Latinas (2018). She was named among the 100 Most Influential Leaders by Hispanic Business magazine (2011) and the top 30 Business Women by the weekly Latin Business Chronicle (2012). Ms. Dulá was born in Mexico and holds a degree in Economics, Magna Cum Laude, from Harvard University and an M.B.A. from Stanford University.
John Engelman has served as one of our directors and a member of the Audit Committee since April 2013. From April 2011 through April 2013, he served as an independent director of Azteca Acquisition Corporation and from December 2010 through September 2018, Mr. Engelman served as an independent director of XpresSpa Group, Inc. (formerly FORM Holdings Corp. and Vringo, Inc., a patent licensing and software products company for mobile video). Mr. Engelman was co-president of the Dreamworks Classics division of NBCUniversal from August 2016 through December 2018. Prior to that, Mr. Engelman co-founded Classic Media, Inc., a global media company that specializes in family and children’s entertainment, and served as its co-CEO from 2001 until August 2016. In mid-2012, Classic was acquired by DreamWorks Animation SKG and Mr. Engelman co-headed its International Television division following the acquisition until August 2016. From 1991 to 1996, Mr. Engelman was President of Broadway Video, Inc., a producer of live television and motion pictures. He began his career at the Los Angeles law firm of Irell & Manella, where he was a partner. Mr. Engelman has a J.D. from Harvard Law School and a B.A. in Government from Harvard College.
Leo Hindery, Jr. has served as one of our directors since April 2013. Currently, he is Chairman of Trine II Acquisition Corp. and Managing Partner of InterMedia, a series of media industry private equity funds he founded in 1988 and ran continuously until February 1997, when he was elected President and CEO of Tele-Communications, Inc. (TCI), at the time the world’s largest combined cable television system operator and programming entity. In March 1999 TCI merged into AT&T, and he became President and CEO of AT&T Broadband until he resigned in November 1999. In December 1999, Mr. Hindery was elected Chairman and Chief Executive Officer of GlobalCenter Inc., a major Internet services company, which in January 2001 merged into Exodus Communications, Inc. From 2001 until October 2004, he was Chairman and CEO of The YES Network which he founded to be the regional television home of the New York Yankees. In early 2005 he reconstituted InterMedia and in March 2019 he founded Trine Acquisition Corp., a NYSE-listed SPAC which went public in March 2019. In January 2021, Trine Acquisition Corp. merged with Desktop Metal, Inc. and Mr. Hindery currently serves as a member on its board of directors. Mr. Hindery previously served as Chairman and CEO of the Middle East Institute. Mr. Hindery, formerly Chairman of the National Cable Television Association (NCTA) and of C-SPAN, has been recognized as International Cable Executive of the Year, NCTA’s Distinguished Vanguard Award Recipient for Leadership, Cable Television Operator of the Year, one of the cable industry’s “25 Most Influential Executives Over the Past 25 Years”, one of the “30 Individuals with the Most Significant Impact on Cable’s Early History”, and a member of the Cable Hall of Fame. Mr. Hindery currently serves on the board of directors of SeeCubic, Inc., American Family Voice, Common Cause New York and the Minority Media and Telecommunications Council, and is a previous member of the Board of Trustees for Emerson College. Mr. Hindery has an M.B.A. from Stanford University’s Graduate School of Business and was an undergraduate of Seattle University, and has received an honorary Doctor of Humane Letters degree from Emerson College.
Peter M. Kern has served as Chairman of our Board of Directors since April 2013. Mr. Kern currently serves as Chief Executive Officer and Vice Chairman of Expedia Group and has been a director of Expedia Group since the completion of Expedia’s spin-off from IAC/InterActiveCorp in August 2005. Mr. Kern is also the controlling person of Gemini Latin Holdings, LLC, the general partner of Gato, which owns a majority of Hemisphere’s voting securities. Previously, Mr. Kern served as a Managing Partner of InterMedia Partners, L.P. Prior to joining InterMedia, Mr. Kern was Senior Managing Director and Principal of Alpine Capital LLC. Prior to Alpine Capital, Mr. Kern founded Gemini Associates in 1996 and served as President from its inception through its merger with Alpine Capital in 2001. Prior to founding Gemini Associates, Mr. Kern was at the Home Shopping Network and Whittle Communications. Mr. Kern served on the board of directors of Tribune Media Company from October 2016 to September 2019, where he also served as Chief Executive Officer. Mr. Kern has served as a member of Supervisory Board of trivago, N.V. since 2016 and also serves on the boards of several private companies, including InterMedia Español, Inc. and WAPA America, Inc., each indirect wholly owned Subsidiaries of Hemisphere. Mr. Kern holds a B.S. degree from the Wharton School at the University of Pennsylvania.
James M. McNamara has served as the Vice Chairman of our Board of Directors since April 2013. In 2005, Mr. McNamara founded Panamax Films, LLC, a film production company that produces films for the U.S. Latino and Greater Latin American film-going audiences, and he is currently its chairman. In 2008, Mr. McNamara joined Cine Latino, Inc., where he currently serves as a consultant. From 2010 to April 2019, he served as Non-Executive Chairman of Pantelion, LLC (“Pantelion Films”). From 1999 to 2005, Mr. McNamara served as the President and Chief Executive Officer of Telemundo Communications Group, Inc., the operator of Telemundo, a Spanish language broadcast network. From April 1996 to June 1998, Mr. McNamara was the President of Universal Television Enterprises, or Universal, a television production company where his responsibilities included domestic syndication first run programming and international sales. Mr. McNamara joined Universal from New World, where he served as Chief Executive Officer from 1991 to 1995 and Senior Vice President, Executive Vice President and then President of New World International from 1986 to 1991. Mr. McNamara served as a director of Jump TV, a leading IPTV company, from 2006 to 2008, SBS Broadcasting from 1996 to 2005, Film Roman, Inc., from 1997 to 1999, Row 44, LLC (now, Global Eagle Entertainment, Inc., formerly Global Eagle Acquisition Corp.) from 2011 to 2013, Silver Eagle Acquisition Corp. (now, Videocon d2h) from 2014 to 2015, and Double Eagle Acquisition Corp. (now, WSC Corp.) from 2016 to 2017. Mr. McNamara currently serves on the board of directors of the Hispanic Scholarship Fund and served as chairman of the board from March 2012 to 2018. Mr. McNamara received his Masters degree from the American Graduate School of International Management and undergraduate degree in business administration and political science from Rollins College.
Eric C. Neuman has served as one of our directors and the Chairman of the Audit Committee since April 2013. Since 2005, Mr. Neuman has been a managing director and partner of Hicks Equity Partners, LLC, a private equity investment firm founded by Thomas O. Hicks. Previously, he had been a partner of Hicks, Muse & Co. Partners, L.P. (“HM”) since December 2000 and an officer of HM since 1993. At HM, Mr. Neuman had been involved in the formation and development of many of the firm’s media investments, including Chancellor Media and Capstar Broadcasting (which were merged into Clear Channel Communications), Lin TV, Sunrise Television and Marcus Cable, and in 2002, assumed responsibility for HM’s Latin American business. Mr. Neuman currently serves on the board of directors of DirecPath Newco., LLC, Crossings, LLC, Drilling Tools International and H-D Advanced Manufacturing. From 2000 to 2016, Mr. Neuman served as a director of Intercable, an international provider of television, internet and telephone services and an HM portfolio company. Mr. Neuman previously served as a director of GigaMonster, from 2015 to 2019, Just Brakes, LLC, from 2013 to 2017, and Glori Energy, Inc., from 2015 to 2017. Additionally, Mr. Neuman previously served as Chairman of the board of Fox Pan American Sports, a leading provider of Spanish-language sports television programming to U.S. and Latin American pay television operators, and as Vice Chairman of Claxson, a publicly traded provider of programming and services to pay television providers. Mr. Neuman received a B.A. degree from the University of South Florida and an M.B.A. from Northwestern University.
Adam Reiss currently serves as a Partner of Searchlight Capital Partners, LLC, a global private equity firm. Mr. Reiss has approximately 15 years of investing and finance experience. Prior to joining Searchlight Capital Partners, LLC in 2011, Mr. Reiss was an Associate at Silver Lake Partners where he had a broad investment focus. Mr. Reiss started his career as an Analyst at Goldman Sachs in 2007. Mr. Reiss currently serves on the board of directors of Euclid Transactional, Mitel Networks Corporation and Clearspan LLC and previously served on the boards of 160 Over 90 LLC and Ardent Hire Solutions Limited. Mr. Reiss

received a B.B.A. from the University of Michigan. Mr. Reiss was selected by an affiliate of Searchlight as a designee to the Board pursuant to the Stockholders Agreement.
Alan J. Sokol has served as one of our directors and President since January 2013. Mr. Sokol was appointed as Hemisphere’s Chief Executive Officer in April 2013. Mr. Sokol has nearly 27 years of experience in the television and motion picture industries as an operator, advisor and investor. Prior to becoming the Chief Executive Officer, he served as a Senior Partner at InterMedia where he was the architect of the firm’s Hispanic strategy, including the acquisitions of Cinelatino and WAPA. Prior to joining InterMedia, Mr. Sokol was President and CEO of Planeta Media Group, LLC, where he advised numerous media companies on strategies and new business launches, particularly within the United States Hispanic market. His clients included Lions Gate Entertainment Corp., IDT Corp., Council Tree Communications, Inc. and Caracol Television Inc. From 1998 through May 2003, Mr. Sokol was Chief Operating Officer of Telemundo Communications Group, Inc., where he was responsible for all business divisions of this United States Spanish-language television network. While at Telemundo, Mr. Sokol established the first bilingual cable network in the United States and created strategic alliances with TV Globo, Caracol Television and Discovery Networks. From 1996 to 1998, Mr. Sokol was Senior Vice President, Corporate Development at Sony Pictures where he advised on investment opportunities in television distribution and content creation throughout the world. Prior to his tenure at Sony Pictures, Mr. Sokol was Senior Vice President of Savoy Pictures, Inc. From 1983 to 1994, he was an attorney and a partner with Wyman, Bautzer, Kuchel and Silbert, P.C., and then with Jeffer, Mangels, Butler and Marmaro LLP. Mr. Sokol sits on the board of directors of InterMedia Español, Inc., WAPA America, Inc., Cine Latino, Inc. and HMTV Cable, Inc., each indirect wholly owned Subsidiaries of Hemisphere. He holds a B.A. from Cornell University and J.D. from Stanford Law School.
Ernesto Vargas Guajardo has served as one of our directors since April 2013. Currently, he is President of Dish México S. de C.V. and a member of its board of directors. From 1989 to 2015, Mr. Vargas Guajardo has served as the Chief Executive Officer of MVS Telecomunicaciones S.A. de C.V. (currently Grupo MVS Capital, S. de R.L. de C.V.) and served on its board of directors. Mr. Vargas Guajardo also serves as President and is on the board of directors of MVS NET, S.A. de C.V. Mr. Vargas Guajardo has served on the board of directors of Dish México, S. de R.L. de C.V., Presea Televisión, S. de R.L. de C.V., Comband DTH, S. de R.L. de C.V. and Comercializadora de Frecuencias Satelitales, S. de R.L. de C.V. since 2008 and served on the board of Instituto Tecnológico de Monterrey in 2009. Mr. Vargas Guajardo also serves on the board of directors of Cine Latino, Inc., an indirect wholly owned subsidiary of Hemisphere. Mr. Vargas Guajardo received his B.S. degree from The Wharton School of the University of Pennsylvania.
Eric Zinterhofer has served as one of our directors since October 2016. Mr. Zinterhofer currently serves as Founding Partner, Partner and Co-founder of Searchlight Capital Partners, LLC and is jointly responsible for overseeing its activities. Prior to founding Searchlight Capital Partners, LLC, from 1998 until May 2010, Mr. Zinterhofer was a Senior Partner and Co-Head of the Media and Telecommunication investment platform at Apollo Management, L.P. From 1994 to 1996, Mr. Zinterhofer was a member of the Corporate Finance Department at Morgan Stanley Dean Witter & Co. Prior to joining Morgan Stanley, from 1993 to 1994, he was a member of the Structured Equity Group at J.P. Morgan Investment Management. Mr. Zinterhofer currently serves on the board of directors of TelevisaUnivision, Inc. and Charter Communications, Inc. as Lead Independent Director and as a member of the Compensation and Benefits Committee, Finance Committee and Nominating and Corporate Governance Committee. Mr. Zinterhofer is also a member of the board of directors of Ziply Fiber, Liberty Latin America Ltd. and Philips Academy. Previously, Mr. Zinterhofer was a director of Octave Music Group, Inc. (f/k/a Touchtunes Interactive Networks, Inc.), Roots Corporation, Global Eagle Entertainment, Inc., Liberty Cablevision of Puerto Rico, GCI Liberty, Inc. (formerly General Communication, Inc.), Hunter Boot, Ltd., 160 Over Ninety LLC, Dish TV India Limited and Integra Telecom. Mr. Zinterhofer received B.A. degrees in Honors Economics and European History from the University of Pennsylvania and received a M.B.A. from the Harvard Business School.

Executive Officers (other than Mr. Sokol, who is described above under the heading “— Directors”)
Name	Age	Position
Craig D. Fischer	53	Chief Financial Officer
John Garcia	57	Executive Vice President, Sales & Revenue
Jorge Hidalgo	57	President and General Manager, WAPA-TV, a division of WAPA
Jennifer Lopez-Gottardi	45	Controller
Paul L. Presburger	59	Chief Executive Officer of Pantaya and Pantelion 2.0 (as successor to Pantelion Films)
Monica B. Silverstein	58	Chief Human Resources Officer
Alex J. Tolston	41	Executive Vice President, Chief Legal Officer and Corporate Secretary
Craig D. Fisher has served as our Chief Financial Officer since April 2013. From January 2013 through April 2013, Mr. Fischer served as our Vice President, Treasurer and Secretary. Previously, from 2005 through 2012, Mr. Fischer was a Partner at InterMedia, and was responsible for the acquisitions and oversight of Cinelatino and WAPA, prior to the formation of Hemisphere Media Group, Inc. Prior to joining InterMedia, Mr. Fischer was Executive Vice President of Business Development and Affiliate Relations at the YES Network where he was one of the founding senior managers and was responsible for overseeing day-to-day operations, managing relationships with major cable and satellite operators and negotiating programming agreements. Prior to YES, Mr. Fischer was Vice President of Business Development at Exodus Communications, Inc., and Vice President of Finance at Global Center Inc. From 1997 to 2000, Mr. Fischer was at Goldman Sachs & Co. as a banker in the Media and Communications group. From 1991 to 1995, Mr. Fischer was a senior accountant and CPA with Ernst & Young, LLP. Mr. Fischer holds an M.B.A. from Columbia Business School and a B.B.A. from the University of Michigan.
John Garcia has served as our Executive Vice President, Sales & Revenue since November 2021. Mr. Garcia is a seasoned executive and motivational global leader with a 25-year career focused on international business development in Latin America, Europe and the U.S. Prior to joining Hemisphere, from 2005 through 2021, Mr. Garcia served as Head of Television Distribution for Latin America, for Warner Bros. Entertainment where he led all of Warner Bros. International Television Distribution’s (WBITD) program licensing activities, including sales, marketing and distribution, throughout Latin America and supervised WBITD’s sales team in the region. Prior to that, Mr. Garcia served in several other senior roles for Warner Bros., including as Vice President & General Manager, Latin America, as Deputy Managing Director of WBITD’s sales office in Madrid with responsibility for the division’s activities throughout Southern Europe, including Spain, Italy, Portugal, Greece, Turkey and Cyprus, and as Director of Sales/Business Development for Portugal and Spain on behalf of WBITD and Turner Entertainment Channels. Prior to joining Warner Bros., Mr. Garcia held a number of sales and marketing positions and led advertising and media companies, including CBS/Westwood One Inc., The Interep Radio Store, Capital Cities/ABC, KMSG-TV (the Telemundo affiliate in Fresno, Calif.), La Agencia de Orci y Asociados and Grupo Berlusconi (in both Barcelona and Milan). Mr. Garcia has previously served as a guest lecturer at the University of Miami and as Co-Executive Advisor for UNIDOS/VAMOS, as business resource group within Warner Bros.
Jorge Hidalgo has served as the President and General Manager of WAPA-TV since January 2021. Mr. Hidalgo is a seasoned, award-winning executive with over 40 years of experience in the U.S. Hispanic television industry. Prior to being appointed President and General Manager of WAPA-TV, from April 2018 through December 2020, Mr. Hidalgo served as our Senior Vice President, Operations. Prior to joining Hemisphere, from January 1999 to March 2017, Mr. Hidalgo served as Executive Vice President, Sports for the Telemundo Network, where he spearheaded the effort to secure Spanish-language broadcast rights to several FIFA World Cups. During his tenure at Telemundo, Mr. Hidalgo also served as Senior Executive Vice President of the network’s news division, where he was responsible for creating the largest foreign news network presence in Mexico City, establishing bureaus in major U.S. Hispanic designated market areas (DMAs) and increasing Telemundo’s ratings to their highest levels in over a decade. Prior to Telemundo, from 1981 to 1999, Mr. Hidalgo served as a sports director for Univision. Mr. Hidalgo has twice been named among the “101 Most Influential Minorities in Sports” by Sports Illustrated magazine and one of the “Most

Powerful Hispanics in Sports” by Hispanic Business and Poder magazines. In addition, Mr. Hidalgo has received three regional Emmy awards, five national Emmy awards, and has been the co-recipient of an Edward R. Murrow award, among many other prestigious industry awards and designations, including his 2015 induction into the Florida Boxing Hall of Fame for his contributions to the sport during his career.
Jennifer Lopez-Gottardi has served as our Controller since November 2018. Ms. Lopez-Gottardi has over 20 years of experience in accounting and financial management. Prior to joining Hemisphere, from July 2013 to October 2018, Ms. Lopez-Gottardi worked as an independent consultant providing support to large publicly traded companies, as well as privately held companies, in technical and complex accounting matters, such as tax restructuring and business combination plans. From July 2002 to July 2013, Ms. Lopez-Gottardi served in several senior accounting roles for Restaurant Brands International, including as Director, SEC Reporting and Investor Relations, Director, Technical & Global Accounting, Senior Manager, Global Accounting and earlier, Senior Financial Analyst, USA Accounting. She was instrumental in building efficiencies and streamlining financial reporting processes as part of global efforts to centralize all overseas accounting responsibilities. Prior to Restaurant Brands International, from 1999 to 2002, Ms. Lopez-Gottardi was a senior associate at Grant Thornton LLP. Ms. Lopez-Gottardi is a CPA and holds an M.B.A. and B.S. in Accounting from Florida International University.
Paul L. Presburger has served as the Chief Executive Officer of Pantaya since its launch in 2017 and Pantelion 2.0, LLC (as successor to Pantelion Films) since its launch in 2010 and is co-founder of Globalgate Entertainment. Prior to becoming Chief Executive Officer of Pantaya and Pantelion, from 2007 to 2009, Mr. Presburger served as Executive Vice President of International Business Development for Lionsgate where he helped orchestrate Lionsgate’s growth into international markets and develop strategic partnerships with Televisa in the U.S. and Latin America, StudioCanal in the U.K., Hoyts and Sony in Australia and Eros International in India. Prior to that, Mr. Presburger worked with SES Global and co-founded the leading US instructional video-on-demand programming company, Studio 4 Networks. He was also a Founding Partner in the Digital Media Practice at The McKenna Group, Regis McKenna’s Silicon Valley-based strategy consulting firm. Before that, from 1996 to 2000, Mr. Presburger was head of programming and acquisitions for Columbia TriStar International Television. Prior to 1996, Mr. Presburger worked as an attorney and business affairs executive in the Home Video and Film Groups at Sony Pictures and worked with partners structuring international coproductions in the film and television industry. Mr. Presburger began his career in 1987 practicing law in Los Angeles. Mr. Presburger holds an M.B.A. from INSEAD in France, a J.D. from the University of Pennsylvania and a B.A. from the University of California, Los Angeles.
Monica B. Silverstein has served as our Chief Human Resources Officer since March 2021. Ms. Silverstein has over 20 years of experience in Hispanic and general market media focused in employee engagement and diversity and inclusion initiatives. Prior to joining Hemisphere, from January 2019 to March 2021, Ms. Silverstein served as Vice President of Talent Acquisition and Employee Experience for Univision, where she was responsible for talent acquisition, talent management, employee training and diversity, equity and inclusion initiatives. Prior to Univision, Ms. Silverstein held several HR leadership roles for over a decade at various divisions of NBC Universal, including Telemundo, Local Media, NBC Sports and the Olympics. From December 2013 to May 2018, Ms. Silverstein served as Vice President of HR — Olympics, Sports and Operations, during which she led and executed the workforce planning for over 3,500 international, multi-generational, specialized sports television professionals to support operations, production and broadcast of the Olympic Games. Ms. Silverstein holds a B.S. in Human Resources from George Washington University and is certified in Organization Development and People Strategy from Teachers College, Columbia University and Executive Coaching from the College of Executive Coaching in Santa Barbara, California.
Alex J. Tolston has served as the Executive Vice President, Chief Legal Officer and Corporate Secretary of Hemisphere Media Group, Inc. since August 2019. From April 2016 through August 2019, Mr. Tolston served as Executive Vice President, General Counsel and Corporate Secretary and from June 2013 through April 2016 as General Counsel and Corporate Secretary. Before joining Hemisphere, Mr. Tolston was an attorney in the Corporate Department at Paul, Weiss, Rifkind, Wharton & Garrison LLP from 2009 to 2013, representing issuers and underwriters in connection with initial public offerings, secondary offerings and Rule 144A debt offerings, issuers and their boards of directors with respect to reporting and other obligations under the U.S. securities laws and corporate governance and regulatory matters, and public and private equity clients in mergers and acquisitions, corporate finance and debt restructuring transactions. Mr. Tolston began his career at Bear, Stearns & Co., Inc. Mr. Tolston is a member of the Bar of the State of New York and Authorized House Counsel under Chapter 17, Rules Regulating the Florida Bar. Mr. Tolston holds a B.A. from Tulane University and a J.D. from New York Law School.
Book Value per Share
As of March 31, 2022, the book value per share of Class A and Class B Common Stock was $5.98. Book value per share is computed by dividing total equity at March 31, 2022 by the total shares of Hemisphere Common Stock outstanding on that date.
Market Price of Shares of Class A Common Stock and Dividends
Our Class A Common Stock is listed and traded on NASDAQ under the symbol “HMTV.” There is no publicly traded market for our Class B Common Stock. At       , 2022, there were        shares of Class A Common Stock outstanding, and the closing sale price of our Class A Common Stock shares was $      . Also as of that date, we had approximately        and        stockholders of record of our Class A Common Stock and Class B Common Stock, respectively. This number does not include the beneficial owners for whom shares are held in a “nominee” or “street” name. We have not declared any dividends and we have no present intention to pay dividends on our Class A Common Stock or Class B Common Stock. Our Third Amended Term Loan Facility restricts our ability to declare dividends in certain situations.
The following table sets forth, for the periods indicated, the high and low sales prices of our Class A Common Stock as reported by Nasdaq and the dividend declared per share during such period.
Fiscal Year	High		Low
2020
First Quarter		$15.07		$8.21
Second Quarter		$10.83		$8.00
Third Quarter		$10.11		$8.06
Fourth Quarter		$12.14		$7.64
2021
First Quarter		$14.44		$9.31
Second Quarter		$14.04		$11.28
Third Quarter		$13.19		$10.91
Fourth Quarter		$12.55		$6.71
2022
First Quarter		$7.80		$4.50
Second Quarter (through , 2022)	$		$
The Merger Agreement prohibits us from declaring or paying any dividends on the shares of Hemisphere Common Stock until the Effective Time of the Mergers or the termination of the Merger Agreement, without Parent’s consent.
The closing price of the shares of Class A Common Stock on May 6, 2022, the last trading day before Hemisphere publicly announced the Mergers, was $3.77 per share.
On       , 2022, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the shares of Class A Common Stock on Nasdaq was $      . You are encouraged to obtain current market quotations for the shares of Hemisphere Common Stock in connection with voting your shares of Hemisphere Common Stock.
If the Mergers are completed, there will be no further market for the shares of Hemisphere Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, Hemisphere’s securities will be delisted from Nasdaq and deregistered under the Exchange Act.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding beneficial ownership of each class of common stock as of       , 2022 by:
•
each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) who is known by us to beneficially own more than 5% of the outstanding shares of either class of our capital stock (each, a “5% Stockholder”);

•
our named executive officers;

•
each of our directors; and

•
all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Stockholders is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 20,717,826 shares of Class A Common Stock and 19,720,381 shares of Class B Common Stock issued and outstanding as of the close of business on May 6, 2022. In computing the number of shares of capital stock beneficially owned by a person, the percentage ownership of that person, and voting power as a percentage of all capital stock of Hemisphere, shares of Class B Common Stock, shares of restricted Class A Common Stock and shares of Class A Common Stock subject to option exercises held by that person that are currently expected to vest within 60 days of May 6, 2022, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Hemisphere Media Group, Inc., 4000 Ponce de Leon Boulevard, Suite 650, Coral Gables, FL 33146.
Name and Address of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned(1)	Percentage of Class A Common Stock Beneficially Owned(1)	Shares of Class B Common Stock Beneficially Owned(1)	Percentage of Class B Common Stock Beneficially Owned(1)	Voting Power(2)
5% Stockholders
Gato Investments LP(3)	15,744,913(3)	43.2%(3)	15,744,913	79.8%	72.3%
Grupo MVS Capital, S. de R.L. de C.V.(4)	2,725,654(5)	11.6%(5)	2,725,654	13.8%	12.5%
Edenbrook Capital, LLC(6)	3,089,289(6)	14.9%(6)	—	—	1.2%
Fine Capital Partners, L.P.(7)	3,415,930(7)	16.5%(7)	—	—	*
BlackRock, Inc.(8)	1,096,532(8)	5.3%(8)	—	—	*
Named Executive Officers and Directors
Peter M. Kern(3)	16,666,275(9)	44.8%(9)	16,394,913	83.1%	75.3%
Sonia Dulá	25,500	*	—	—	*
John Engelman	125,381	*	—	—	*
Craig D. Fischer	1,001,473(10)	4.7%(10)	—	—	*
Leo Hindery, Jr.	33,620	*	—	—	*
James M. McNamara	1,044,814(11)	4.8%(11)	599,814	3.0%	2.9%
Eric C. Neuman	90,457	*	—	—	*
Paul Presburger	179,885(12)	*	—	—	*
Adam Reiss	—(13)	*(13)	—	—	*
Alan J. Sokol	1,935,621(14)	8.8%(14)	—	—	*
Ernesto Vargas Guajardo	90,457	*	—	—	*
Eric Zinterhofer	—(13)	*(13)	—	—	*
All directors and executive officers as a group (17 persons)	22,024,097(15)	53.9%(15)	16,994,727	86.2%	79.2%

*
Indicates percentage is less than 1%.

(1)
The amounts and percentages of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of such securities as to which such person has an economic interest.

(2)
Column reflects each party’s voting power as a percentage of the voting power of all of Hemisphere’s outstanding capital stock. Our Class B Common Stock votes on a 10 to 1 basis with our Class A Common Stock.

(3)
Gato Investments LP, a Delaware limited partnership (“Gato”), may be deemed to beneficially own 15,744,913 shares of our Class A Common Stock that are issuable upon conversion of our Class B Common Stock. Gemini Latin Holdings, LLC, a Delaware limited liability company (“Gemini”), is the general partner of Gato. Peter M. Kern is the controlling person of Gemini. By virtue of the relationships between and among Gato, Gemini and Mr. Kern, each of Gato, Gemini and Mr. Kern may be deemed to share the power to direct the voting and disposition of the 15,744,913 shares of Class A Common Stock beneficially owned by Gato. Each of Gemini and Mr. Kern disclaims beneficial ownership of the shares of Class A Common Stock beneficially owned by such persons, except to the extent of its or his pecuniary interest therein. The principal business address for each of Gemini, Gato and Mr. Kern is c/o InterMedia Advisors, LLC, 228 Park Avenue South, PMB 67521, New York, NY 10003.
(4)
The information set forth herein is based solely on information contained in Amendment No.6 to Schedule 13D filed by the following persons on September 11, 2020: (i) Cinema Aeropuerto, S.A. de C.V., (“Cinema Aeropuerto”); (ii) Grupo MVS, S.A.P.I. de C.V. (formerly UTRERA, S.A.P.I. de C.V. and Grupo Frecuencia Modulada Televisión, S.A. de C.V.) (“MVS SAPI”); (iii) Grupo MVS Capital, S. de R.L. de C.V. (“Grupo MVS”); and (iv) SANTANDER Trust Agreement Number 2003914 (the “Trust”). Following consummation of an internal restructuring, (i) Cinema Aeropuerto merged with and into Grupo MVS, ceased to exist and no longer owns any shares of our Class A Common Stock or Class B Common Stock, (ii) MVS SAPI merged with and into Grupo MVS, ceased to exist and no longer owns a controlling interest in Cinema Aeropuerto and may no longer be deemed to beneficially own the shares of Class A Common Stock previously held by Cinema Aeropuerto, (iii) Grupo MVS, as the surviving entity, holds the shares of Class A Common Stock previously held by Cinema Aeropuerto, and (iv) the Trust, directly and indirectly, owns a 99.71% interest in Grupo MVS. The Trust is organized under the laws of Mexico for the benefit of descendants of José Joaquín Vargas Gómez. The Trust, as the owner of Grupo MVS, may be deemed to beneficially own the shares of Class A Common Stock held by Grupo MVS. Certain individuals of the Vargas Guajardo family (in their capacity as controlling shareholders in the capital stock of Grupo MVS through the Trust), may be deemed to have shared dispositive power and shared voting power over, and thus to beneficially own, all of the ordinary shares owned by Grupo MVS. The business address of Cinema Aeropuerto, MVS SAPI, and Grupo MVS is Sierra Gorda 505, Lomas de Chapultepec VIII Secc, Miguel Hidalgo, 11000, CDMX, Mexico. The address of the Trust is Vasco de Quiroga # 3900, Torre B, Piso 2, Lomas de Santa Fe.

(5)
Represents 2,725,654 shares of our Class A Common Stock that are issuable upon conversion of our Class B Common Stock. Our Class B Common Stock is convertible in whole or in part at any time at the holder’s election into an equal number of fully paid and non-assessable shares of Class A Common Stock.

(6)
The information set forth herein is based solely on information contained in Amendment No. 4 to Schedule 13D filled by the following persons on December 16, 2021: (i) Edenbrook Capital, LLC, a New York limited liability company (“Edenbrook”), which, as the investment manager to certain private investment funds, may be deemed to beneficially own 3,089,289 shares of our Class A Common Stock held in the accounts of such funds; and (ii) Jonathan Brolin, a United States citizen, who, by virtue of his role as the principal and managing member of Edenbrook, may be deemed to beneficially own the shares of our Class A Common Stock beneficially owned by Edenbrook. The business address of each of Edenbrook and Jonathan Brolin is 116 Radio Circle, Mount Kisco, New York 10549.

(7)
The information set forth herein is based solely on information contained in Amendment No. 7 to Schedule 13G filed by the following persons on February 11, 2022: (i) Fine Capital Partners, L.P., a Delaware limited partnership, which, as the investment manager of private funds, may be deemed to beneficially own 3,415,930 shares of our Class A Common Stock held in the accounts of such funds; (ii) Fine Capital Advisors, LLC, a Delaware limited liability company, which, by virtue of its role as the general partner of Fine Capital Partners, L.P. may be deemed to beneficially own the shares of our Class A Common Stock beneficially owned by Fine Capital Partners, L.P.; and (iii) Debra Fine, a United States citizen who, by virtue of her role as the manager of Fine Capital Advisors, LLC, may be deemed to beneficially own the shares of our Class A Common Stock beneficially owned by Fine Capital Advisors, LLC. The business address of each of Fine Capital Partners, L.P., Fine Capital Advisors, LLC and Debra Fine is 1350 Avenue of the Americas, Suite 2910, New York, New York 10019.

(8)
The information set forth herein is based solely on information contained in Amendment No. 1 to Schedule 13G filed by BlackRock, Inc., a Delaware corporation, on February 3, 2022. BlackRock, Inc. is the parent holding company of BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., BlackRock Fund Managers Ltd. and BlackRock Investment Management, LLC. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(9)
Includes (i) 650,000 shares of our Class A Common Stock that are issuable upon conversion of our Class B Common Stock, and (ii) shares directly held by Gato, reported in footnote 3 above.

(10)
Includes (i) options to purchase 300,000 shares of our Class A Common Stock at $10.20 per share, (ii) options to purchase 150,000 shares of our Class A Common Stock at $11.90 per share, and (iii) options to purchase 225,000 shares of our Class A Common Stock at $12.06 per share.

(11)
Includes (i) options to purchase 250,000 shares of our Class A Common Stock at $15.00 per share, (ii) options to purchase 100,000 shares of our Class A Common Stock at $11.95 per share, (iii) options to purchase 50,000 shares of our Class A Common Stock at $12.06 per share, and (iv) 599,814 shares of our Class A Common Stock which are issuable upon conversion of our Class B Common Stock.

(12)
Includes 66,666 shares of restricted Class A Common Stock which will vest, subject to certain exceptions, in equal annual installments on the second and third anniversaries of March 31, 2021.

(13)
All restricted shares received by Mr. Reiss and Mr. Zinterhofer from Hemisphere as equity awards have been transferred and are owned by SCP LP.

(14)
Includes (i) options to purchase 487,500 shares of our Class A Common Stock at $10.20 per share, (ii) options to purchase 300,000 shares of our Class A Common Stock at $11.90 per share, and (iii) options to purchase 500,000 shares of our Class A Common Stock at $12.06 per share.

(15)
In addition to information set forth above for each director and named executive officer amount reported includes (i) 119,387 shares of Class A Common Stock, 50,000 of which are restricted shares which will vest, subject to certain exceptions, in equal annual installments on the first three anniversaries of March 10, 2022, (ii) 26,264 shares of Class A Common Stock, 20,000 of which are restricted shares which will vest, subject to certain exceptions, on the second and third anniversaries of January 1, 2021, (iii) 20,000 shares of restricted Class A Common Stock which will vest, subject to certain exceptions, in equal annual installments on the first three anniversaries of December 31, 2021, (iv) 10,000 shares of restricted Class A Common Stock which will vest, subject to certain exceptions, in equal annual installments on the first three anniversaries of August 12, 2021, (v) options to purchase 150,000 shares of our Class A Common Stock at $10.20 per share, (vi) options to purchase 200,000 shares of our Class A Common Stock at $11.90 per share, (vii) options to purchase 225,000 shares of our Class A Common Stock at $12.06 per share, (viii) options to purchase 25,000 shares of our Class A Common Stock at $11.35 per share, (ix) options to purchase 10,000 shares of our Class A Common Stock at $10.39 per share, (x) options to purchase 25,000 shares of our Class A Common Stock at $14.00 per share, and (xi) options to purchase 5,000 shares of our Class A Common Stock at $13.53 per share.

Prior Public Offerings
During the past three (3) years, neither Hemisphere, Parent, Merger Sub 1, Merger Sub 2, nor any of their respective affiliates have made an underwritten public offering of the shares of Hemisphere Common Stock for cash that was registered under the Securities Act of 1933, as amended, or exempt from registration under Regulation A promulgated thereunder.
Certain Transactions in the Shares of Hemisphere Common Stock
Other than the Merger Agreement (as described in “The Merger Agreement”) and agreements entered into in connection therewith, including the Voting and Support Agreement, and certain share activity related to our equity compensation awards discussed elsewhere in this proxy statement, Hemisphere, Holdings LLC, the Parent Entities and their respective affiliates have not executed any transactions with respect to the shares of Hemisphere Common Stock during the past sixty (60) days. In addition, no affiliates of Parent have purchased any shares of Hemisphere Common Stock during the past two (2) years.

OTHER IMPORTANT INFORMATION REGARDING THE PARENT ENTITIES
The Parent Entities
Merger Sub 2.   Merger Sub 2 was formed on April 19, 2022 as a Delaware limited liability company, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging financing therefor. Merger Sub 2 is a direct, wholly owned subsidiary of Merger Sub 1 and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Merger Sub 2 is c/o Searchlight Capital Partners, 745 Fifth Avenue, 27th Floor, New York, NY 10151. The telephone number at the principal office is (212) 293-3730.
Merger Sub 1.   Merger Sub 1 was formed on April 19, 2022 as a Delaware corporation, solely for the purpose of completing the LLC Merger and has conducted no business activities other than those related to the structuring and negotiation of the LLC Merger and arranging financing therefor. Merger Sub 1 is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Merger Sub 1 is c/o Searchlight Capital Partners, 745 Fifth Avenue, 27th Floor, New York, NY 10151. The telephone number at the principal office is (212) 293-3730.
Parent.   Parent was formed on April 19, 2022 as a Delaware limited liability company, solely for the purpose of completing the Mergers and has conducted no business activities other than those related to the structuring and negotiation of the Mergers and arranging financing therefor. Parent is a direct, wholly owned subsidiary of Gato and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Parent is c/o Searchlight Capital Partners, 745 Fifth Avenue, 27th Floor, New York, NY 10151. The telephone number at the principal office is (212) 293-3730.
Gato.   Parent is controlled by Gato, which is a portfolio investment of Searchlight Capital Partners, L.P. The principal office address of Gato Investments LP is c/o InterMedia Advisors, LLC, 228 Park Avenue South, PMB 67521, New York, NY 10003. The telephone number at the principal office is (212) 503-2850.
Gemini.   Gato is controlled by Gemini Latin Holdings, LLC, its general partner. The principal office address of Gemini Latin Holdings, LLC is c/o InterMedia Advisors, LLC, 228 Park Avenue South, PMB 67521, New York, NY 10003. The telephone number at the principal office is (212) 503-2850.
None of Merger Sub 2, Merger Sub 1, Parent, Gato or Gemini has, to the knowledge of the Parent Entities, during the past five (5) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Directors, Executive Officers and Controlling Persons
The name, position, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of each of the directors, executive officers and controlling persons of the Parent Entities are set forth below. All directors, executive officers and controlling persons listed below are citizens of the United States. The business address of Searchlight Capital Partners is 745 Fifth Avenue, 27th Floor, New York, NY 10151.
None of the persons listed below has, to the knowledge of the Parent Entities, during the past five (5) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the persons listed below has, to the knowledge of the Parent Entities, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Peter Kern.   Mr. Kern is the managing member of Gemini. Mr. Kern has been a director of Expedia Group, Inc. (“Expedia”), with a business address of 1111 Expedia Group Way W., Seattle, WA 98119, since the completion of Expedia’s spin-off from IAC/InterActiveCorp in August 2005, has served as Vice Chairman of Expedia Group since June 2018, and has served as Chief Executive Officer of Expedia Group since April 2020. Mr. Kern served on the board of directors of Tribune Media Company (“Tribune Media”), with a business address of 685 Third Avenue, 31st Floor, New York, NY 10017, from October 2016 through the completion of Tribune Media’s merger with Nextstar Media Group, Inc. in September 2019, and served as Tribune Media’s Chief Executive Officer from March 2017 through September 2019.
Eric Zinterhofer.   Mr. Zinterhofer has served as President of Parent, Merger Sub 1 and Merger Sub 2 since their formation. Mr. Zinterhofer co-founded Searchlight Capital Partners in 2010 and has worked at Searchlight Capital Partners since 2010.
Erol Uzumeri.   Mr. Uzumeri has served as Vice-President of Parent, Merger Sub 1 and Merger Sub 2 since their formation. Mr. Uzumeri co-founded Searchlight Capital Partners in 2010 and has worked at Searchlight Capital Partners since 2010.
Adam Reiss.   Mr. Reiss has served as Vice-President of Parent, Merger Sub 1 and Merger Sub 2, and as a director of Merger Sub 1, since their formation. Mr. Reiss is a Partner at Searchlight Capital Partners and has worked at Searchlight Capital Partners since 2011.
John Yantsulis.   Mr. Yantsulis has served as the Treasurer of Parent, Merger Sub 1 and Merger Sub 2 since their formation. Mr. Yantsulis is a Partner and Chief Financial Officer of Searchlight Capital Partners and has worked at Searchlight Capital Partners since 2010.
Nadir Nurmohamed.   Mr. Nurmohamed has served as the Secretary of Parent, Merger Sub 1 and Merger Sub 2 since their formation. Mr. Nurmohamed is General Counsel and Chief Compliance Officer of Searchlight Capital Partners and has worked at Searchlight Capital Partners since 2014.

DELISTING AND DEREGISTRATION OF COMMON STOCK
If the Mergers are completed, there will be no further market for Hemisphere Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, Hemisphere’s securities will be delisted from Nasdaq and deregistered under the Exchange Act.
STOCKHOLDER PROPOSALS AND NOMINATIONS
If the Mergers are completed, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Mergers are not completed, or if we are otherwise required to do so under applicable law, we will hold a 2023 Annual Meeting of Stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.
Requirements for Stockholder Proposals to be Considered for Inclusion in Hemisphere’s Proxy Materials
If you wish to submit a proposal to be included in the proxy statement for our 2023 Annual Meeting, we must receive it in a form which complies with the applicable securities laws, on or before       , 2023. Please address your proposals to: Hemisphere Media Group, Inc., 4000 Ponce de Leon Boulevard, Suite 650, Coral Gables, FL 33146, Attention: Corporate Secretary. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
Requirements for Stockholder Proposals to be Brought before the Annual Meeting
In accordance with our bylaws, for any matter to be properly considered before our 2023 Annual Meeting, including nomination of directors, such matter must be submitted to us prior to       , 2023 and in a format which complies with the provisions set forth in our bylaws. In the event next year’s Annual Meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the prior year’s Annual Meeting, to be timely, stockholder notices must be delivered not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Hemisphere.
Notices of intention to present proposals at the 2023 Annual Meeting should be addressed to Hemisphere Media Group, Inc., 4000 Ponce de Leon Boulevard, Suite 650, Coral Gables, FL 33146, Attention: Corporate Secretary. Hemisphere reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. On request, the Corporate Secretary will provide detailed instructions for submitting proposals.
Requirements for Stockholder Nominations for Hemisphere Board Directors
The policy of the Hemisphere Board is to have the Hemisphere Board consider properly submitted stockholder recommendations for candidates for membership to the Hemisphere Board. In evaluating nominees recommended by stockholders, the Hemisphere Board will utilize the same criteria used for nominees proposed by the Hemisphere Board members. If a stockholder wishes to nominate directors for election to the Hemisphere Board at next year’s Annual Meeting, such nominations must comply with Section 3.3 of our bylaws and be submitted in writing to Hemisphere Inc., 4000 Ponce de Leon Boulevard, Suite 650, Coral Gables, FL 33146, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at www.hemispheretv.com. The information provided on our website, other than the documents that Hemisphere files with the SEC which are incorporated by reference in this proxy statement in their entirety, is not part of this proxy statement, and therefore is not incorporated herein by reference. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:
Hemisphere Media Group, Inc.
4000 Ponce de Leon Blvd., Suite 650
Coral Gables, FL 33146
Telephone: (305) 421-6364
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Hemisphere Media Group, Inc., 4000 Ponce de Leon Blvd., Suite 650, Coral Gables, Florida, Telephone (305) 421-6364; or from our proxy solicitor, Innisfree, toll free at (877) 717-3923; or from the SEC through the SEC website at the address provided above.
We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this proxy statement. We incorporate by reference the documents listed below (provided, that, we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•
our annual report on Form 10-K for the fiscal year ended December 31, 2021;

•
our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2022;

•
our current reports on Form 8-K as filed with the SEC on June 1, 2022, May 11, 2022, May 10, 2022, March 17, 2022, March 8, 2022 and January 12, 2022; and

•
our definitive proxy statement under Regulation 14A in connection with our Annual Meeting of Stockholders, filed with the SEC on April 1, 2022, and additional definitive proxy soliciting materials and Rule 14(a)(12) material, filed with the SEC on April 1, 2022.

Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement modifies or supersedes the statement.
Because the Merger is a “going private” transaction, Hemisphere, Holdings LLC, Parent, Merger Sub 1, Merger Sub 2, Gato, Gemini Latin Holdings, LLC and Peter M. Kern have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Mergers. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED       , 2022. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
STRICTLY PRIVATE & CONFIDENTIAL
EXECUTION VERSION
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
HWK PARENT, LLC,
HWK MERGER SUB 1, INC.,
HWK MERGER SUB 2, LLC,
HEMISPHERE MEDIA GROUP, INC.,
AND
HEMISPHERE MEDIA HOLDINGS, LLC
Dated as of May 9, 2022

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER, dated as of May 9, 2022 (this “Agreement”), is entered into by and among Hemisphere Media Group, Inc., a Delaware corporation (the “Company”), Hemisphere Media Holdings, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (“Holdings LLC”), HWK Parent, LLC, a Delaware limited liability company (“Parent”), HWK Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub 1”), and HWK Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Merger Sub 1 (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs” and each individually, a “Merger Sub”).
RECITALS
WHEREAS, the parties hereto intend that, at the Effective Time (as defined below) and subject to the terms and conditions of this Agreement, (a) Merger Sub 1 will merge with and into the Company, with the Company as the surviving corporation (the “Merger”) and (b) simultaneously with the Merger, Merger Sub 2 will merge with and into Holdings LLC, with Holdings LLC as the surviving company (the “LLC Merger” and, together with the Merger, the “Mergers”), as more fully provided for in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and the Limited Liability Company Act of the State of Delaware (the “LLC Act”), as applicable;
WHEREAS, the board of directors of the Company (the “Company Board”) established a special committee thereof consisting only of independent and disinterested directors (the “Company Special Committee”), and the Company Special Committee has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Mergers, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders (as defined below) and (ii) recommended that the Company Board adopt resolutions approving, adopting and declaring advisable this Agreement and the transactions contemplated hereby, including the Mergers, and, subject to the terms and conditions hereof, submit and recommend this Agreement to the Company’s stockholders for approval and adoption thereby;
WHEREAS, the Company Board (acting upon the recommendation of the Company Special Committee) has (i) unanimously determined that this Agreement and the transactions contemplated hereby, including the Mergers, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Mergers and (iii) subject to the terms and conditions hereof, resolved to submit and recommend this Agreement to the Company’s stockholders for approval and adoption thereby;
WHEREAS, HMTV LLC, a Delaware limited liability company, as the sole member of Holdings LLC, has approved and declared advisable and in the best interests of Holdings LLC this Agreement and the transactions contemplated hereby, including the Mergers;
WHEREAS, Gato Investments LP, a Delaware limited partnership (“Gato”), as the sole member of Parent, has approved and declared advisable and in the best interests of Parent this Agreement and the transactions contemplated hereby, including the Mergers;
WHEREAS, the board of directors of Merger Sub 1 has unanimously approved and declared advisable and in the best interests of Merger Sub 1 and Parent, as the sole stockholder of Merger Sub 1, this Agreement and the transactions contemplated hereby, including the Mergers, and resolved to recommend that Parent, as the sole stockholder of Merger Sub 1, approve the adoption of this Agreement and the transactions contemplated hereby, including the Mergers;
WHEREAS, Merger Sub 1, as the sole member of Merger Sub 2, has approved and declared advisable and in the best interests of Merger Sub 2 this Agreement and the transactions contemplated hereby, including the Mergers;
WHEREAS, as an inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Gato and Parent (together, the “Supporting Stockholders”) are entering into a voting agreement with the Company, dated as of the date of this Agreement (the “Voting and Support Agreement”), attached hereto as Exhibit A, pursuant to which the Supporting

Stockholders have agreed to take certain actions required by the Company Special Committee, including to vote all shares of Company Common Stock (as defined below) beneficially owned by them in favor of the Mergers, and, with respect to any Acquisition Proposal (as defined below) that the Company Board or a duly authorized committee thereof determines constitutes a Superior Proposal (as defined below), in accordance with the terms of this Agreement, to vote all shares of Company Common Stock beneficially owned by them in accordance with the terms of the Voting and Support Agreement;
WHEREAS, as an inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Searchlight Capital II, L.P., a Delaware limited partnership, and Searchlight Capital II PV, L.P., a Delaware limited partnership (together, the “Guarantors”), have delivered to the Company a guaranty (the “Guaranty”), pursuant to which the Guarantors have agreed to guarantee certain of the obligations of Parent and the Merger Subs hereunder, and the Equity Commitment Letter (as defined below) pursuant to which the Guarantors have agreed to provide to Parent on the Closing Date the Equity Financing (as defined below);
WHEREAS, immediately prior to the Closing, Gato will contribute 15,744,913 shares of Company Class B Common Stock (as defined below) (the “Gato Shares”) to Parent, which shares will be cancelled for no consideration at the Effective Time pursuant to Section 3.01(d);
WHEREAS, concurrently with the execution and delivery of this Agreement, HMTV DTC, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (“HMTV DTC”), and the Pantaya Transaction Purchaser (as defined below) are entering into the Pantaya Transaction Agreement (as defined below) and the Radio Stations Transaction Agreement (as defined below); and
WHEREAS, Parent, the Merger Subs, the Company and Holdings LLC desire to make certain representations, warranties and agreements in connection with the Mergers and also to prescribe certain conditions to the Mergers.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, the Merger Subs, the Company and Holdings LLC hereby agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.01   Definitions.
(a)   As used in this Agreement, the following terms have the following meanings:
“Acquired Companies” means, collectively, the Company and each of its Subsidiaries.
“Acquisition Proposal” means, other than the Transactions or any other proposal or offer from Parent or any of its Subsidiaries, any proposal or offer from a Third Party relating to: (i) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, by any Third Party, whether from the Company or any other Person(s), of assets that constitute or account for fifteen percent (15%) or more of the consolidated net revenues, net income or net assets of the Acquired Companies, taken as a whole; (ii) any direct or indirect purchase or other acquisition, in a single transaction or series of related transactions, by any Third Party, of beneficial ownership (or right to acquire beneficial ownership) of securities representing fifteen percent (15%) or more of the outstanding voting power or fifteen percent (15%) or more of any class of Company Common Stock, including pursuant to a tender offer or exchange offer that, if consummated, would result in any Person other than Parent acquiring beneficial ownership of fifteen percent (15%) or more of the combined voting power or fifteen percent (15%) or more of any class of Company Common Stock; (iii) any merger, consolidation, business combination, recapitalization, liquidation, amalgamation, reorganization, dividend, dissolution, share exchange or other transaction involving the Company or any of its Subsidiaries in which a Third Party or its equityholders, if consummated, would acquire fifteen percent (15%) or more of the combined voting power of the Company or the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity; or (iv) any combination of the foregoing.
“Act 60” means Act 60-2019, as amended, known as the “Puerto Rico Incentives Code”.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by Contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing; provided that in no event shall the Company or its Subsidiaries be considered an Affiliate of Parent or either Merger Sub. Other than for purposes of Section 5.07(a), Section 5.07(b), Section 5.12, Section 5.13, the last sentence of Section 6.03(c), Section 6.03(f), Section 6.04(e), Section 6.21(b), Section 9.13 and the definition of Parent Parties, in no event shall any of the SCP Persons be considered an Affiliate of Parent, Merger Sub or any of their respective Representatives.
“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption, bribery and money laundering, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any successor statute, rules or regulations thereto.
“Antitrust Authorities” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (whether U.S., foreign or multinational).
“Applicable Law” means, with respect to any Person, any Law or Governmental Order, in each case, of any Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.
“Business Day” means any day that is not a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is closed.
“Carriage Agreement” means any Contract relating to retransmission, exhibition, distribution, subdistribution, carriage, display or broadcast of a programming service, whether on a linear, on-demand, interactive or other basis, including through an MVPD, a so-called “virtual MVPD” or any other over-the-top platform.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, rules or regulations thereto.
“Commitment Letters” means the Debt Commitment Letter and the Equity Commitment Letter.
“Communications Laws” means the Communications Act of 1934, as amended, and the rules, regulations, orders and promulgated and published policy statements of the FCC.
“Company Balance Sheet” means the consolidated audited balance sheet of the Company and its Subsidiaries as of December 31, 2021 and the notes thereto, as contained in the Company SEC Documents.
“Company Balance Sheet Date” means December 31, 2021.
“Company Class A Common Stock” means the Class A common stock, $0.0001 par value per share, of the Company.
“Company Class B Common Stock” means the Class B common stock, $0.0001 par value per share, of the Company.
“Company Common Stock” means the Company Class A Common Stock and the Company Class B Common Stock (including, for the avoidance of doubt, the Underlying Restricted Shares).
“Company Compensatory Award” means each Company Option and Company RS Award.
“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent and Merger Sub in connection with the execution of this Agreement.

“Company IP” means all Intellectual Property Rights owned by or purported to be owned by the Acquired Companies.
“Company IT Assets” means all computer, information technology and data processing assets, platforms, systems and networks (including Software, firmware, and hardware) that are owned, leased or licensed by the Acquired Companies.
“Company Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event (each, an “Effect”) that, individually or in the aggregate, (i) would reasonably be expected to prevent or have a material adverse effect on, the ability of the Company to consummate the Transactions on a timely basis and in any event on or before the End Date or (ii) has had, or would reasonably be expected to have, a material adverse effect on the business, properties, liabilities, assets, results of operations or financial condition of the Acquired Companies, taken as a whole; provided, however, that, solely for purposes of a Company Material Adverse Effect under this clause (ii), in no event would any of the following, nor any Effect to the extent arising out of the following, alone or in combination, be deemed to constitute a “Company Material Adverse Effect”: (A) any change in Applicable Law, GAAP or any applicable accounting standards or any interpretation thereof; (B) general economic, political or business conditions or changes therein, or acts of terrorism, epidemics, pandemics (including COVID-19), disease outbreaks or changes in geopolitical conditions (including commencement, continuation or escalation of war, armed hostilities or national or international calamity) or any escalation or worsening relating to the foregoing, including any escalation or worsening of stoppages, shutdowns or any response of any Governmental Authority (including requirements for business closures or “sheltering-in-place”), related to any of the foregoing; (C) financial and capital markets conditions in the United States, including interest rates and currency exchange rates, and any changes therein; (D) seasonal fluctuations in the business of the Acquired Companies; (E) any change generally affecting the industries in the geographical markets in which the Acquired Companies operate; (F) the negotiation, entry into or announcement of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement, (including (i) the initiation of litigation by any Person with respect to this Agreement or the Transactions or (ii) any termination or loss of, reduction in or similar negative impact on our reputation or relationships, contractual or otherwise, with any actual or potential customers, suppliers, distributors, partners or employees of the Acquired Companies, solely as a result of the expected acquisition of the Company by Parent) (provided that this clause (F) shall not apply to any representation or warranty contained in Section 4.04, Section 4.09 and Section 4.16 to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the Transactions); (G) any act of God or natural disaster; (H) any change in the price or trading volume of the Company’s securities or other financial instruments, in and of itself (provided that this clause (H) shall not prevent a determination that any change or effect underlying such change has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); (I) any failure of the Acquired Companies to meet any internal or published projections, estimates or forecasts (provided that this clause (I) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); or (J) the taking of any action (or the omission of any action) required by this Agreement or requested by Parent in writing; provided, further, that in the case of the foregoing clauses (A), (B), (C), (E) and (G), except to the extent (and only to the extent) that such matters disproportionately impact the Acquired Companies (taken as a whole) relative to other businesses in the industries in which the Acquired Companies operate.
“Company Option” means an option to purchase Company Common Stock.
“Company Preferred Stock” means the preferred stock, $0.0001 par value per share, of the Company.
“Company Programming Service” means, collectively, any network, channel or platform controlled, operated or programmed by the Acquired Companies in any means or media now known or hereafter devised, including broadcast, cable or satellite networks, digital platforms, over-the-top services and mobile applications.
“Company Registered IP” means Registered IP owned by or purported to be owned by any Acquired Company.

“Company RS Award” means an award of restricted shares of Company Class A Common Stock that are subject to vesting or forfeiture.
“Company Stock Plan” means the Company’s Amended and Restated 2013 Equity Incentive Plan, as last amended effective March 9, 2021.
“Company Termination Fee” means an amount in cash equal to $10,600,000; provided that, if the Company terminates this Agreement pursuant to Section 8.01(h) and enters into a definitive agreement with respect to a Superior Proposal (i) on or prior to the Go-Shop End Date or (ii) to the extent a Notice of Adverse Recommendation Change has been delivered to Parent on or prior to the Go-Shop End Date with respect to a Superior Proposal related to such definitive agreement (such Superior Proposal, the “Specified Superior Proposal”), within forty-eight (48) hours following the earlier of (A) the expiration of any relevant notice periods pursuant to Section 6.02(e)(i) with respect to the Specified Superior Proposal and (B) such time that Parent irrevocably indicates in writing that it will not adjust the terms and conditions of this Agreement in light of the Specified Superior Proposal (and waives the remainder of any relevant notice periods pursuant to Section 6.02(e)(i)), then the Company Termination Fee means $5,700,000.
“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of February 15, 2022, by and between Searchlight Capital Partners, L.P. and the Company.
“Continuing Employees” means each individual who is an employee of the Acquired Companies immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.
“Contract” means any legally binding contract, agreement, subcontract, lease, note, bond, mortgage, indenture, license, permit and purchase order or other instrument or obligation.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shutdown, closure, sequester, safety or any other Law, directive, guidelines or recommendations promulgated by any industry group or any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act and Families First Act, or any other COVID-19 Reasonable Action.
“COVID-19 Reasonable Actions” means any commercially reasonable actions taken by any of the Company or its Subsidiaries (after determination by the Company that such actions are necessary and prudent), to the extent that such actions would have been taken by a reasonable Person similarly situated as the Company and its Subsidiaries in connection with (i) mitigating the adverse effects relating to COVID-19 or the public health emergency resulting therefrom, and (ii) ensuring compliance by the Company and its Subsidiaries with any applicable COVID-19 Measures.
“Debt Commitment Letter” means the debt commitment letter, dated as of the date hereof, between Parent (or an affiliate thereof) and the lenders and arrangers party thereto (including all exhibits, annexes, schedules, term sheets and executed fee letters (which fee letters may be redacted to omit fee amounts and economic terms that do not impact the amount or availability of the Debt Financing or expand the conditions to obtaining the Debt Financing on the Closing Date) related or attached thereto or contemplated thereby), dated as of the date hereof, as the same may be amended, supplemented or replaced in compliance with this Agreement or as required by Section 6.15 following a Financing Failure Event, pursuant to which the financial institutions party thereto have agreed, subject only to the applicable Financing Conditions, to provide or cause to be provided the debt financing set forth therein for the purposes of financing (together with the proceeds of the Equity Financing) the Transactions, including (i) the payment of the aggregate Merger Consideration and Option Consideration, (ii) the repayment or refinancing of the Payoff Indebtedness and (iii) payment of fees and expenses related to the foregoing.
“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter or any Alternative Debt Financing.

“Debt Financing Deliverables” means the following customary documents to be delivered in connection with the Debt Financing: (i) the Payoff Documentation and (ii) at least four (4) Business Days prior to the Closing Date, documentation and other information reasonably requested at least nine (9) Business Days prior to the Closing Date by the Parent in connection with compliance by the Debt Financing Sources with applicable “know-your- customer,” “beneficial ownership” and anti-money laundering rules and regulations.
“Debt Financing Documents” means the agreements, documents, certificates and instruments to be entered into or delivered in connection with the Debt Financing.
“Debt Financing Sources” means the Persons that are party to, and have committed to provide or arrange all or any part of the Debt Financing pursuant to, the Debt Commitment Letter or any additional or replacement lender, arranger, bookrunner, syndication agent or other entity acting in a similar capacity for the Debt Financing (but excluding, for the avoidance of doubt, Parent and each Merger Sub) (including the parties to any joinder agreements, credit agreements or other definitive agreements relating thereto).
“Disclosure Letter” means the Company Disclosure Letter or the Parent Disclosure Letter, as applicable.
“Disinterested Stockholder Approval” has the meaning set forth in the definition of Required Company Stockholder Approval.
“Disinterested Stockholders” means the holders of Company Common Stock, other than, as applicable, Gato (and the equityholders thereof), the Guarantors, any member of the board of directors of the Company, any Person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act (collectively, “Officers”), Parent, each Merger Sub or any other Person having any equity interest in, or any right to acquire any equity interest in, either Merger Sub or any Person of which either Merger Sub is a direct or indirect Subsidiary or any “immediate family member” (as defined in Item 404 of Regulation S-K) or “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of Gato, the Guarantors or any equityholder or subsidiary (excluding the Company and its Subsidiaries) of Gato or the Guarantors or any Officer. For the avoidance of doubt, any Person who agrees to have any equity interest in, or any right to acquire any equity interest in, any Person of which either Merger Sub is a direct or indirect Subsidiary following the execution hereof shall be deemed not to be a Disinterested Stockholder hereunder.
“Effect” has the meaning set forth in the definition of Company Material Adverse Effect.
“Employee RS Award Consideration” means the portion of the Merger Consideration relating to the Underlying Employee Restricted Shares.
“Environmental Laws” means any and all Laws and Governmental Orders relating to pollution, the protection of the environment or public or worker health or safety, including those relating to the generation, treatment, storage, disposal, transportation or release of hazardous or toxic substances.
“Equity Financing” means the equity financing to be provided pursuant to the Equity Commitment Letter.
“Equity Securities” means, with respect to any Person, (i) any shares of capital stock (including any ordinary shares) or other voting securities of, or other ownership interest in, such Person, (ii) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, (iii) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, or (iv) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person or any of its Subsidiaries.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“Ex-Im Laws” means (i) all U.S. Laws relating to export, reexport, transfer and import controls, including the Export Administration Regulations and the customs and import Laws administered by U.S. Customs and Border Protection, and (ii) all non-U.S. Laws relating to export, reexport, transfer and import controls, including the EU Dual Use Regulation, except to the extent inconsistent with U.S. Laws.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.
“Exempted Person” means any Person or group of Persons (so long as, in the case of a group of Persons, the members of such group who were members of such group immediately prior to the Go-Shop End Date constitute more than 50% of the equity financing and voting control of such group of Persons at all times following the Go-Shop End Date), from whom the Company or any of its Representatives has received a bona fide written Acquisition Proposal after the execution of this Agreement and prior to the Go-Shop End Date that the Company Board (or a duly authorized committee thereof, including the Company Special Committee) determines in good faith, after consultation with its financial advisors and outside counsel, constitutes or would reasonably be expected to lead to a Superior Proposal, and such Acquisition Proposal has not been amended in a manner adverse to the Company or withdrawn and has not expired or been terminated as of the Go-Shop End Date or been rejected or declined by the Company Board (or a duly authorized committee thereof, including the Company Special Committee). Notwithstanding anything contained herein to the contrary, any Exempted Person shall cease to be an Exempted Person for all purposes under this Agreement upon such time as the Acquisition Proposal made by such Person is amended in a manner adverse to the Company, withdrawn, expires or is terminated, or members of such group of Persons cease to constitute more than 50% of the equity financing and voting control of such group or is rejected or declined by the Company Board (or a duly authorized committee thereof, including the Company Special Committee).
“FCC” means the Federal Communications Commission or any successor commission or agency of the U.S. having jurisdiction over the use of radio spectrum or the provision of communications, telecommunications, information, broadcast or video services.
“FCC Licenses” means any licenses, permits, registrations and authorizations issued by the FCC to the Acquired Companies in connection with the Acquired Companies’ business.
“Financing” means the Debt Financing and the Equity Financing.
“Financing Conditions” means, (i) with respect to the Debt Financing, the conditions precedent set forth in Exhibit C of the Debt Commitment Letter, and (ii) with respect to the Equity Financing, the conditions precedent set forth in Section 2 of the Equity Commitment Letter.
“Financing Failure Event” means any of the following: (i) the commitments with respect to all or any portion of the Debt Financing expiring or being terminated, (ii) for any reason, all or any portion of the Debt Financing becoming unavailable or (iii) a repudiation by any party to the Debt Commitment Letter.
“Financing Related Persons” means (i) the Debt Financing Sources, (ii) any Affiliates of the Debt Financing Sources and (iii) the respective current, former and future officers, directors, employees, controlling persons, attorneys, advisors, agents, general or limited partners, shareholders, stockholders, equityholders, members, managers, accountants, consultants and Representatives of each Person identified in clauses (i) and (ii) of this definition and their respective successors and permitted assign.
“GAAP” means U.S. generally accepted accounting principles, consistently applied.
“Gato Partnership Agreement” means that certain Amended and Restated Agreement of Limited Partnership of Gato, dated as of October, 21, 2016 and amended on May 10, 2021 and December 15, 2021 (as may be further amended, restated, supplemented or otherwise modified from time to time), by and among Gemini Latin Holdings, LLC, a Delaware limited liability company, and the other parties thereto.

“Governmental Authority” means any federal, state, territory, commonwealth, provincial, municipal, local or foreign government, governmental authority, regulatory, tax or administrative agency (including the FCC), governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal or any self-regulatory organization (including Nasdaq).
“Governmental Order” means any order, settlement, stipulation, judgment, injunction, decree, stipulation or writ, in each case, issued, promulgated, made, rendered or entered by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent).
“Governmental Plan” means any plan or program sponsored by a Governmental Authority that is contributed to by the Company or any of its Subsidiaries, required to be contributed to by the Company of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any actual or contingent liability.
“Guilds” means guilds, unions, trade associations, collectives or other labor organizations, domestic or foreign, that relate to the development, production and/or exploitation of any content (e.g., SAG-AFTRA, DGA, WGA, IATSE and AFM).
“Hazardous Substances” means any material, substance or waste defined, listed or regulated as hazardous, toxic, a pollutant or contaminant, or terms of similar regulatory intent or meaning under any Environmental Law, including petroleum or petroleum by-products, radioactive materials or wastes, asbestos in any form, polychlorinated biphenyls or per- and polyfluoroalkyl substances.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.
“In-Licensed IP” means any and all Intellectual Property Rights that is licensed by third parties to any Acquired Company.
“Intellectual Property Rights” means any and all rights in intellectual property or other proprietary rights throughout the world, including any and all rights in, to or subsisting in the following: (i) patents, patent applications, and all related continuations, continuations-in-part, divisions, reissues, re- examinations, provisionals, substitutions and extensions thereof; (ii) trademarks, trade names, service marks, trade dress, logos, domain names, rights in social media accounts, social media tags, and other indicia of source, and all goodwill associated therewith; (iii) works of authorship, copyrightable works and copyrights (including audiovisual content), database rights and moral rights; (iv) all registrations of, and applications to register, and renewals and extensions of, any of the foregoing with or by any Governmental Authority; (v) trade secret rights, know-how, and other confidential or proprietary information; (vi) all clearances, licenses, releases or other permissions necessary to use images, content, voices, likenesses, names or other rights of publicity or performance of any Person; (vii) any other proprietary rights in Technology of every kind and every nature; and (viii) all past, present and future claims and causes of action arising out of or related to infringement or misappropriation of any of the foregoing.
“Intervening Event” means any Effect (other than an Acquisition Proposal or Superior Proposal or any inquiry, discussion, proposal, request or offer which constitutes, or would reasonably be expected to facilitate, encourage or lead to an Acquisition Proposal or Superior Proposal) that, individually or in the aggregate, is material to the Acquired Companies, taken as a whole, that is not known (or the material consequences of which are not known) to nor reasonably foreseeable by the Company Board or Company Special Committee as of the date of this Agreement, which Effect (or the material consequences of which) becomes known to or by the Company Board or Company Special Committee prior to adoption of this Agreement by the Required Company Stockholder Approval; provided that in no event shall the following constitute, or be taken into account in determining the existence of an Intervening Event: (A) the fact alone that the Company meets or exceeds any internal or published forecasts or projections for any period, or any changes alone after the date of this Agreement in the market price or trading volume of shares of Company Common Stock or (B) any event, fact or circumstance relating to or involving Parent or its Affiliates or is caused by any actions that are required by this Agreement and the Transactions.
“IRS” means the United States Internal Revenue Service.

“Knowledge” means, (i) with respect to the Company, the actual knowledge, after reasonable inquiry, of each of Alan J. Sokol, Craig D. Fischer and Alex J. Tolston, and (ii) with respect to Parent and each Merger Sub, the actual knowledge, after reasonable inquiry, of each of Eric Zinterhofer and Adam Reiss.
“Law” means any and all domestic (federal, state, territory, commonwealth or local) or national, supranational or foreign laws (whether statutory, common law or otherwise), statutes, rules, regulations, orders, injunctions, rulings, writs, acts, codes, ordinances, judgments, decrees or similar requirements promulgated, issued, entered into or applied by any Governmental Authority.
“Leased Real Property” means all real property leased or subleased by an Acquired Company.
“Lender Protective Provisions” means Section 8.02, Section 8.03(e), Section 8.03(f), Section 9.04, Section 9.06(a), Section 9.07, Section 9.08, Section 9.09 and the last sentence of Section 9.13 of this Agreement, but in each case solely to the extent such Sections pertain to the Debt Financing Sources or any Financing Related Person.
“Lien” means any mortgage, deed of trust, charge, pledge, hypothecation, encumbrance, option, right of first refusal, adverse claim, security interest or similar encroachment or other lien, license or restriction of any kind.
“Market” means the Designated Market Area, as determined by The Nielsen Company, of a television broadcast station.
“Marketing Period” means the first period of fifteen (15) consecutive Business Days throughout and at the end of which Parent shall have had access to the Required Information; provided that:
(i)
the Marketing Period shall not commence prior to the date that is forty (40) days after the date of this Agreement;

(ii)
the Required Information shall have been provided to Parent no later than five (5) days prior to the commencement of the Marketing Period;

(iii)
such period shall not commence, and shall be deemed not to have commenced if, prior to the completion of such fifteen (15) Business Day period, the independent registered public accountants of the Company shall have withdrawn or otherwise modified any audit opinion contained in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect thereto by such accountants or another independent public accounting firm reasonably acceptable to Parent;

(iv)
such period shall not commence, and shall be deemed not to have commenced if the Company issues a public statement indicating its intent to, or determines that it is required to, restate any historical financial statements included in the Required Information or that any such restatement is under consideration, in which case the Marketing Period shall not be deemed to commence unless and until, as applicable, such restatement has been completed and the relevant Required Information has been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP; and

(v)
(A) May 30, 2022 shall not constitute a business day for such purposes, (B) if the Marketing Period has not ended on or prior to August 19, 2022, the Marketing Period shall not commence earlier than September 6, 2022 and (C) if the Marketing Period has not ended on or prior to December 16, 2022, the Marketing Period shall not commence until January 3, 2023;

provided, further, that, if the Company shall in good faith reasonably believe it has provided the Required Information and that the Marketing Period has begun, it may deliver to Parent a written notice (which may be delivered by email) to that effect (stating when it believes it so provided such Required Information), in which case the Marketing Period will be deemed to have begun on the date of such notice unless Parent, in good faith, reasonably believes the Marketing Period has not begun and, within three (3) Business Days after the delivery of such notice by the Company, delivers a written notice to the Company to that effect (setting forth with reasonable specificity why Parent believes the Marketing Period has not begun). For the avoidance of doubt, once the Marketing Period has begun, it shall not restart due to the subsequent delivery of additional interim financial statements pursuant to clause (ii) of the definition of “Required Information”.
“MVPD” means any multi-channel video programming distributor, including cable systems, telephone companies and direct broadcast satellite systems.
“Nasdaq” means The Nasdaq Stock Market LLC or any successor exchange.
“OFAC” means the Office of Foreign Assets Control.
“Owned Real Property” means each parcel of real property owned by an Acquired Company. “Pantaya” means Pantaya, LLC, a Delaware limited liability company.
“Pantaya Business” means the Company’s Spanish-language OTT subscription video-on-demand service featuring movies and series known as “Pantaya”.
“Pantaya Transaction” means the transactions contemplated by the Pantaya Transaction Agreement.
“Pantaya Transaction Agreement” means that certain Membership Interest Purchase Agreement, dated as of the date hereof, by and among HMTV DTC, Pantaya, the Pantaya Transaction Purchaser and the other parties thereto.
“Pantaya Transaction Purchaser” means Univision Puerto Rico Station Operating Company.
“Parent Disclosure Letter” means the disclosure letter delivered by Parent and each Merger Sub to the Company in connection with the execution of this Agreement.
“Parent Termination Fee” means an amount in cash equal to $15,600,000.
“Payoff Letter” means, with respect to any indebtedness for borrowed money of any Acquired Company that constitutes Payoff Indebtedness, a customary payoff letter executed by the lenders (or their duly authorized agent or representative) of such indebtedness.
“Permitted Liens” means: (i) Liens for Taxes not yet due and payable or that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens or encumbrances arising by operation of Applicable Law for amounts that are not yet due and payable or which are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security or foreign equivalents, (iv) zoning, building codes, and other land use Laws regulating the use or occupancy of Real Property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such Real Property and which are not violated by the current use and operation of such Real Property or the operation of the business of the Acquired Companies, (v) with respect to Real Property, (A) minor Liens of record in respect of easements, permits, licenses, rights of way, restrictive covenants, reservations or encroachments, irregularities or defects in, and other similar exceptions to, title and (B) any other non-monetary Liens which, in the case of each of the foregoing clauses (A) and (B), would not, individually or in the aggregate, render title to the property encumbered or affected thereby unmarketable or interfere materially with the ordinary conduct of the business of the Acquired Companies at such Real Property or the occupancy of such Real Property, (vi) Liens encumbering the interest of the fee owner or any superior lessor, sublessor or sublicensor, (vii) statutory Liens of landlord for rent due under the applicable lease, (viii) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents or incurred in the ordinary course of business since the date of the most recent annual report on Form 10-K filed with the SEC by the Company and Liens securing surety bonds or indebtedness or liabilities that have otherwise been disclosed to Parent in writing, (ix) Liens that will be released on or prior to the Closing Date, (x) Liens securing acquisition financing with respect to any applicable asset, including refinancings thereof (but only to the extent such financing may be, in accordance with GAAP, recorded as a capitalized lease on the Company’s balance sheet (but without giving effect to the treatment of operating leases as capital leases under ASC 842)), (xi) Liens described in Section 1.01(a)(i) to the Company Disclosure Letter, (xii) licenses of Intellectual Property Rights entered into in the ordinary course of business and (xiii) Liens granted in the ordinary course of business to any Guild, union or any other Person (e.g., liens to completion guarantors, laboratories, distributors, licensees, co-financiers, and production financiers) in connection with the development, production and/or exploitation of any content, in each case, that are recourse only to such content.
“Person” means any individual, group (within the meaning of Section 13(d)(3) of the Exchange Act), firm, corporation, partnership (limited or general), limited liability company, incorporated or unincorporated association, joint venture, joint stock company, association, trust, Governmental Authority or instrumentality or other entity of any kind.
“Personal Information” means any information, in any form, that (i) identifies, relates to, describes, or could reasonably be linked, directly or indirectly, that could reasonably be used, alone or in combination with other information, to identify an individual, or contact or locate a natural Person, or (ii) is defined in Applicable Laws as “personally identifiable information,” “personal information,” “personal data” and “personal information,” or similar terms.
“Privacy Laws” means all Applicable Laws and applicable binding guidance, in each case as amended, consolidated, re-enacted or replaced from time to time, relating to the privacy, security, or Processing of Personal Information (including on websites and mobile applications), data breach notification, Social Security number protection, Processing and security of payment card information, and the use or processing of Personal Information in email, text message, or telephone communications, including under the Federal Trade Commission Act, the Children’s Online Privacy Protection Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act, the Telephone Consumer Protection Act and all equivalent state Laws, the California Consumer Privacy Act, and the Payment Card Industry Data Security Standards.
“Privacy Policy” means each external and internal, past and present, policy applicable to the Acquired Companies regarding Personal Information.
“Proceeding” means any claim, action, suit, charge, complaint, administrative proceeding, litigation, mediation, hearing (in each case, whether civil, criminal or administrative), audit, assessment, arbitration or inquiry, or any proceeding or investigation, by or before any Governmental Authority.
“Process,” “Processed,” or “Processing” means the use, collection, processing, storage, recording, organization, adaption, alteration, transfer, retrieval, consultation, disclosure, dissemination or combination of such Personal Information.
“Puerto Rico Tax Decrees” means (i) the Tax Exemption Decree granted to Televicentro of Puerto Rico LLC by the Office of Industrial Tax Exemptions (now the Office of Incentives for Businesses in Puerto Rico), case number 05-135-I-49, as extended under case number 15-135-EX-10 (05-135- I-49), pursuant to the terms of Act No. 135-1997, as amended, also known as the Tax Incentives Act of 1998; (ii) the Tax Exemption Decree granted to Televicentro of Puerto Rico LLC by the Office of Incentives for Businesses in Puerto Rico, case number 2020-001466, covering the television program Viva la Tarde, pursuant to the terms of Act 60, as amended; (iii) the Tax Exemption Decree granted to Televicentro of Puerto Rico LLC by the Office of Incentives for Businesses in Puerto Rico, case number 2020-001467, covering the television program Guerreros, pursuant to the terms of Act 60, as amended; and (iv) the Tax Exemption Decree granted to Televicentro of Puerto Rico LLC by the Office of Incentives for Businesses in Puerto Rico, case number 2020- 001468, covering the program Lo Se Todo, pursuant to the terms of Act 60, as amended.
“Radio Station Company” means Univision of Puerto Rico, Inc.
“Radio Stations Transaction” means the transactions contemplated by the Radio Stations Transaction Agreement.
“Radio Stations Transaction Agreement” means that certain Stock Purchase Agreement, dated as of the date hereof, by and among HMTV DTC, the Radio Station Company, the Pantaya Transaction Purchaser and the other parties thereto.
“Real Property” means, collectively, the Leased Real Property and the Owned Real Property.

“Registered IP” means all Intellectual Property Rights that are registered or filed for registration with any Governmental Authority or domain name registrar, and all applications for any of the foregoing.
“Representatives” means, with respect to any Person, (i) such Person’s Affiliates and (ii) such Person’s and each such Affiliate’s respective officers, directors, employees, agents, attorneys, accountants, advisors, consultants and other authorized representatives.
“Required Company Stockholder Approval” means the affirmative vote to adopt this Agreement from the holders of (i) at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL and (ii) at least a majority of the voting power of the outstanding shares of Company Common Stock held by the Disinterested Stockholders (the approval described in this clause (ii), the “Disinterested Stockholder Approval”).
“Required Information” means:
(i)
the audited consolidated balance sheet, statement of cash flows and statement of income (or operations) of the Company as of and for fiscal year ended December 31, 2021; and

(ii)
an unaudited balance sheet and related statements of income (or operations) and cash flows of the company as of the end of each fiscal quarter ended on or after the most recent financial statements delivered pursuant to the forgoing clause (i) and at least forty-five (45) days prior to the Closing Date.

“Sanctioned Country” means any country or region that is (or the government of which is) or has been in the last five (5) years the subject or target of a comprehensive embargo under Sanctions Laws (including, at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List; (ii) any Person that is, in the aggregate, fifty percent (50%) or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any national of a Sanctioned Country.
“Sanctions Laws” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by the U.S. Department of the Treasury, OFAC or the U.S. Department of State), and the United Nations Security Council.
“SCP Person(s)” means (in each case other than Parent and each Merger Sub) (a) any direct or indirect equity holder, partner, member or manager of Searchlight Capital Partners, L.P., Searchlight Capital II, L.P. and Searchlight Capital II PV, L.P., (b) each of the respective Affiliates of the foregoing from time to time and (c) any portfolio company invested in by the Person described in clauses (a) and (b).
“Searchlight Letter Agreement” means that certain Letter Agreement, dated as of the date hereof, by and between the Company and Searchlight II HMT, L.P.
“SEC” means the United States Securities and Exchange Commission (or any successor thereto).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.
“Software” means any and all computer programs, operating systems, applications systems, firmware or software code of any nature, in any form or medium, including Source Code and executable or object code and any derivations, updates, enhancements and customizations of any of the foregoing, and all documentation, including user manuals, build scripts, test scripts and training materials, related to the foregoing.
“Source Code” means computer code, in form other than object code form, including related programmer comments and annotations, help text, data and data structures, instructions, which may be printed out or displayed in human readable form.

“Specified Superior Proposal” has the meaning set forth in the definition of Company Termination Fee.
“Standard Software” means generally commercially available, “off-the-shelf” or “shrink-wrapped” Software.
“Subsidiary” of a Person means any other Person with respect to which the first Person (i) has the right to elect a majority of the board of directors or other Persons performing similar functions or (ii) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly, through one or more other Persons.
“Superior Proposal” means any bona fide written Acquisition Proposal (except the references therein to “fifteen percent (15%)” shall be replaced by “fifty percent (50%)”) made by a Third Party which the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee determines in good faith, after consultation with its financial and outside legal advisors, taking into account such factors as the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee considers to be appropriate, including all financing, legal and regulatory aspects of such Acquisition Proposal (including conditionality, timing and certainty of closing) and the identity of the Person making such Acquisition Proposal but, for the sake of clarity, not taking into account the fact that such Acquisition Proposal may be subject to a lower threshold for stockholder approval than the Merger, and taking into account any changes to the terms of this Agreement proposed by Parent to the Company in response to such Acquisition Proposal pursuant to Section 6.02(e), is reasonably likely to be consummated in accordance with its terms, and, if such Acquisition Proposal were consummated, would result in a transaction that is more favorable from a financial point of view to the Disinterested Stockholders than the Transactions.
“Takeover Statutes” mean any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.
“Tax” means any and all U.S. federal, state, territory, commonwealth or local or non-U.S. taxes, levies, duties and other similar charges and fees in the nature of a tax, whether disputed or not, including any net income, alternative or add-on minimum, gross income, gross receipts, volume of business, municipal license (“patente”), sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, estimated or other tax, together with any interest, penalty, surcharge or addition thereto, and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of another Person by Law, by Contract or otherwise.
“Tax Return” means any return, report, declaration, information return or other document (including schedules thereto, other attachments thereto or amendments thereof) filed or required to be filed in connection with any Tax, including the administration of any laws, regulations or administrative requirements relating to any Tax.
“Team Telecom” means the committee established under Executive Order No. 13913, Establishing the Committee for the Assessment of Foreign Participation in the United States Telecommunications Services Sector, 85 FR 19643 (April 8, 2020).
“Technology” means algorithms, apparatus, diagrams, discoveries, ideas, inventions (whether or not patentable), invention disclosures, know-how, methods, network configurations and architectures, processes, confidential or proprietary information, protocols, schematics, specifications, technical data, Software, subroutines, user interfaces, web sites, works of authorship, documentation (including instruction manuals, samples, studies and summaries), databases and data collections, any other forms of technology, in each case whether or not embodied in any tangible form and including all tangible embodiments of any of the foregoing.
“Third Party” means any Person other than the Company, Holdings LLC, Parent, either Merger Sub and their respective Affiliates.

“Transactions” means the Mergers and the other transactions contemplated by this Agreement (excluding, other than for purposes of Section 9.11 and Section 9.12, the Pantaya Transaction and the Radio Stations Transaction).
“Transfer Taxes” means all direct and indirect transfer, documentary, sales, use, stamp, court, registration and other similar Taxes (including any real estate transfer Taxes), and all conveyance fees, recording charges and other similar fees and charges incurred in connection with the consummation of the Transactions.
“Underlying Employee Restricted Shares” means any Underlying Restricted Shares held by any current or former employee of the Company or its Subsidiaries.
“Underlying Restricted Shares” means any shares of Company Class A Common Stock underlying Company RS Awards.
“Willful Breach” means a deliberate act or a deliberate failure to act, taken or not taken with actual knowledge that such act or failure to act would, or would reasonably be expected to, result in or constitute a material breach, regardless of whether breaching was the object of the act or failure to act.
(b)   Each of the following terms is defined in the Section set forth opposite such term:
Term	Section
Acceptable Confidentiality Agreement	6.02(c)
Adverse Recommendation Change	6.02(d)
Agreement	Preamble
Alternative Acquisition Agreement	6.02(b)(ii)
Alternative Debt Financing	6.15(b)
Antitrust Laws	4.03
Book-Entry Share	3.01(b)
Cancelled Shares	3.01(c)
Capitalization Date	4.05(a)
CBA	4.16(h)
Certificate	3.01(b)
Certificate of Merger	2.02(a)
Closing	2.01
Closing Date	2.01
COBRA	4.16(e)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	4.02(b)
Company Expenses Cap	8.03(g)
Company Financial Statements	4.06(b)
Company Licenses	4.10(b)
Company Material Contract	4.09(a)
Company Parties	8.03(c)
Company SEC Documents	4.06(a)
Company Special Committee	Recitals
Company Stockholder Meeting	6.04(c)
Compensatory Award Fund	3.02(a)
Confidential Information	4.13(d)
Data Protection Obligations	4.10(d)

Term	Section
Delaware Secretary of State	2.02(a)
DGCL	Recitals
Dissenting Share	3.06
DTC	3.02(d)
DTC Payment	3.02(d)
Effective Time	2.02(a)
End Date	8.01(b)
Enforceability Exceptions	4.02(a)
Enforcement Expenses	8.03(g)
Equity Commitment Letter	5.08
Exchange Fund	3.02(a)
Executive Officers	6.01(a)(vi)
Extension Date	8.01(b)
FCC Application	6.03(a)
Gato	Recitals
Gato Shares	Recitals
Go-Shop End Date	6.02(a)
Governing Documents	6.07(a)
Guarantors	Recitals
Guaranty	Recitals
HMTV DTC	Recitals
Holdings LLC	Preamble
Indemnification Agreement	6.07(a)
Insurance Policies	4.14
LLC Act	Recitals
LLC Certificate of Merger	2.02(b)
LLC Merger	Recitals
LLC Merger Effective Time	2.02(b)
Malicious Code	4.13(f)
Material Customer	4.21(a)
Material Supplier	4.21(c)
Merger	Recitals
Merger Communication	6.06
Merger Consideration	3.01(a)
Merger Litigation	6.09
Merger Sub 1	Preamble
Merger Sub 2	Preamble
Merger Subs	Preamble
Mergers	Recitals
Multiemployer Plan	4.16(c)
New Plans	6.20(b)
Notice of Adverse Recommendation Change	6.02(e)(i)

Term	Section
Notice of Intervening Event	6.02(e)(ii)
Old Plans	6.20(b)
Option Consideration	3.05(a)
Parent	Preamble
Parent Liability Limit	8.02
Parent Parties	8.03(e)
Paying Agent	3.02(a)
Payoff Documentation	6.16(a)
Payoff Indebtedness	6.16(a)
Plan	4.16(a)
Proxy Date	6.04(c)
Proxy Statement	6.04(a)
Real Property Leases	4.12(b)
Reimbursement Payment	8.03(b)(iv)
Schedule 13E-3	4.03
Security Incident	4.10(f)
Special Committee Financial Advisors	4.02(b)
Supporting Stockholders	Recitals
Surviving Corporation	2.02(a)
Surviving LLC	2.02(b)
Terminating Company Breach	8.01(e)
Terminating Parent Breach	8.01(f)
Trade Control Laws	4.10(i)
Voting and Support Agreement	Recitals
Section 1.02   Definitional and Interpretative Provisions.
(a)   Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation;” (vi) the word “or” shall be disjunctive but not exclusive; and (vii) “neither,” “nor,” “any” and “either” are not exclusive.
(b)   The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
(c)   Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto (subject to the terms and conditions to the effectiveness of such amendments contained herein and therein).
(d)   Words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns.
(e)   Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(f)   Any Law defined or referred to herein or in any agreement, Contract or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).
(g)   The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.
(h)   Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.
(i)   The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”
(j)   All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
(k)   All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.
(l)   The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.
(m)   Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.
(n)   The phrase “made available” with respect to documents shall be deemed to include any documents (i) filed with or furnished to the SEC or (ii) provided in a virtual “data room” established by the Company or its Representatives in connection with the Transactions, in the case of each of clauses (i) and (ii), at least one (1) Business Day prior to the date hereof.
(o)   References to any Contract are to such Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof.
(p)   The phrases “in the ordinary course” or “in the ordinary course of business” shall be deemed to be followed by the phrase “consistent with past practice” whether or not so specified (including, for the avoidance of doubt, recent past practice in light of COVID-19 and COVID-19 Measures that are COVID-19 Reasonable Actions).
ARTICLE II.
THE TRANSACTION
Section 2.01   The Closing.   Subject to the terms and conditions of this Agreement, the consummation of the Transactions (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, at 10:00 a.m. Eastern time on the date which is three (3) Business Days after the date on which all conditions set forth in Section 7.01, Section 7.02 and Section 7.03 shall have been satisfied or waived (if such waiver is permissible under Applicable Law) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and the Company may mutually agree in writing; provided that, unless otherwise agreed by the parties hereto, if the Marketing Period has not ended at the time of the satisfaction or waiver of the closing conditions set forth in Section 7.01, Section 7.02 and Section 7.03, the parties shall not be required to effect the Closing until the earlier of (i) a Business Day during the Marketing Period specified by Parent on no less than three (3) Business Days’ prior written notice to the Company and (ii) the third (3rd) Business Day after the final day of the Marketing Period. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”
Section 2.02   The Mergers.
(a)   The Merger.   At the Closing, the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a certificate of merger in substantially the form attached hereto as Exhibit B (the “Certificate of Merger”) and executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to consummate the Merger. The Merger shall become effective at the time the Certificate of Merger has been filed with the Delaware Secretary of State or such later time as is agreed to by the Company and Parent and stated therein (the “Effective Time”). As a result of the Merger, the separate corporate existence of Merger Sub 1 shall automatically cease and the Company shall continue its existence as a wholly owned subsidiary of Parent under the Laws of the State of Delaware. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to in this Agreement as the “Surviving Corporation.”
(b)   The LLC Merger.   At the Closing, the parties shall cause the LLC Merger to be consummated by filing with the Delaware Secretary of State a certificate of merger in substantially the form attached hereto as Exhibit C (the “LLC Certificate of Merger”) and executed in accordance with the relevant provisions of the LLC Act, and shall make all other filings or recordings required under the LLC Act in order to consummate the LLC Merger. The LLC Merger shall become effective at the time the LLC Certificate of Merger has been filed with the Delaware Secretary of State or such later time as is agreed to by the Company and Parent and stated therein (the “LLC Merger Effective Time”). As a result of the LLC Merger, the separate limited liability company existence of Merger Sub 2 shall automatically cease and Holdings LLC shall continue its existence as a wholly owned subsidiary of HMTV LLC under the Laws of the State of Delaware. Holdings LLC, in its capacity as the limited liability company surviving the LLC Merger, is sometimes referred to in this Agreement as the “Surviving LLC.”
(c)   The Mergers shall have the effects set forth in this Agreement, the Certificate of Merger, the LLC Certificate of Merger and the applicable provisions of the DGCL and the LLC Act, as applicable. Without limiting the generality of the foregoing, from and after the Effective Time and the LLC Merger Effective Time, as applicable, (i) the Surviving Corporation shall possess all rights, privileges, powers, properties and franchises of the Company and Merger Sub 1, and all of the obligations, liabilities, debts and duties of the Company and Merger Sub 1 shall become the obligations, liabilities and duties of the Surviving Corporation; and (ii) the Surviving LLC shall possess all rights, privileges, powers, properties and franchises of Holdings LLC and Merger Sub 2, and all of the obligations, liabilities, debts and duties of Holdings LLC and Merger Sub 2 shall become the obligations, liabilities and duties of the Surviving LLC.
(d)   At the Effective Time, subject to Section 6.07, (i) the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in its entirety in the form of the certificate of incorporation attached to the Certificate of Merger attached hereto as Exhibit B, which shall be the form of the certificate of incorporation of Merger Sub 1 immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be the name of the Company and provisions naming the initial board of directors or relating to the incorporator shall be omitted), and as so amended shall be the certificate of incorporation of the Surviving Corporation, and (ii) the bylaws of the Company in effect immediately prior to the Effective Time shall be amended and restated in their entirety in the form of the bylaws of Merger Sub 1 immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be the name of the Company), and as so amended shall be the bylaws of the Surviving Corporation, in each case, until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation or bylaws.
(e)   At the LLC Merger Effective Time, (i) the certificate of formation of Holdings LLC in effect immediately prior to the LLC Merger Effective Time shall be the certificate of formation of the Surviving LLC, and (ii) the operating agreement of Holdings LLC in effect immediately prior to the LLC Merger Effective Time shall be the operating agreement of the Surviving LLC, in each case, until thereafter amended in accordance with the LLC Act and as provided in such certificate of formation or operating agreement.

(f)   Subject to Section 6.17, from and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub 1 immediately prior to the Effective Time shall be the directors of the Surviving Corporation, in each case, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.
(g)   From and after the LLC Merger Effective Time, the officers of Holdings LLC immediately prior to the LLC Merger Effective Time shall be the officers of the Surviving LLC, to hold office in accordance with the certificate of formation and the operating agreement of the Surviving LLC until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of formation and the operating agreement of the Surviving LLC, and HMTV LLC shall be the sole member of the Surviving LLC.
ARTICLE III.
CONVERSION OF SECURITIES
Section 3.01   Effect of Merger on Capital Stock.
(a)   Conversion of Company Common Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub 1 or the Company or their respective stockholders, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (including Underlying Restricted Shares but excluding any Cancelled Shares, any Dissenting Shares and the Gato Shares) shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $7.00 per share of Company Common Stock (such amount of cash, as may be adjusted pursuant to Section 3.01(g), is hereinafter referred to as the “Merger Consideration”), payable to the holder thereof, without interest, in accordance with Section 3.02.
(b)   From and after the Effective Time, all of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (each, a “Certificate”) and each holder of a non-certificated share of Company Common Stock represented by book-entry (each, a “Book-Entry Share”), in each case, outstanding as of immediately prior to the Effective Time previously representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.02, the Merger Consideration, without interest.
(c)   Cancellation of Company Common Stock.   At the Effective Time, all shares of Company Common Stock (excluding, for the avoidance of doubt, the Gato Shares, which shall be cancelled in accordance with Section 3.01(d)) that are owned directly by Parent (or its equityholders), either Merger Sub or any of their wholly owned Subsidiaries immediately prior to the Effective Time or held in treasury of the Company (the “Cancelled Shares”) shall, by virtue of the Merger, and without any action on the part of the holder thereof, automatically be cancelled and retired without any conversion thereof and shall cease to exist and no payment shall be made in respect thereof.
(d)   Cancellation of Company Common Stock Owned by Gato.   Prior to the Closing, Gato will contribute the Gato Shares to Parent. At the Effective Time, the Gato Shares shall, without any action on the part of Parent, Gato or any other Person, automatically be cancelled and retired without any conversion thereof and shall cease to exist and Parent hereby waives any payment in respect thereof.
(e)   Conversion of Merger Sub 1 Common Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub 1 issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one (1) fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.
(f)   Conversion of Merger Sub 2 LLC Interests.   At the LLC Merger Effective Time, by virtue of the LLC Merger and without any action on the part of the holder thereof, each issued and outstanding membership interest of Merger Sub 2 issued and outstanding immediately prior to the LLC Merger Effective Time shall be cancelled for no consideration and the existing issued and outstanding units of Holdings LLC shall constitute the issued and outstanding units of the Surviving LLC.
(g)   Adjustments.   Notwithstanding anything in this Agreement to the contrary, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock shall occur by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution thereon with a record date during such period, the Merger Consideration and any other similarly dependent items, as the case may be, shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement. Nothing in this Section 3.01(g) shall be construed to permit any action that is otherwise prohibited or restricted by any other provision of this Agreement (including, for the avoidance of doubt, Section 6.01(a)).
Section 3.02   Surrender and Payment.
(a)   Prior to the Effective Time, Parent shall select a nationally recognized financial institution (the identity and terms of appointment of which shall be reasonably acceptable to the Company) to act as Paying Agent (the “Paying Agent”) for the payment of the Merger Consideration in respect of each share of Company Common Stock outstanding immediately prior to the Effective Time represented by a Certificate and each Book-Entry Share outstanding immediately prior to the Effective Time, in each case, other than the Cancelled Shares, any Dissenting Shares and the Gato Shares. At or prior to the Closing, Parent shall deposit or cause to be deposited (i) with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration (other than the Employee RS Award Consideration) required to be paid by the Paying Agent in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Exchange Fund”), and (ii) with the Company, cash in an amount sufficient to pay the aggregate Option Consideration and Employee RS Award Consideration in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Compensatory Award Fund”). In the event the Exchange Fund or the Compensatory Award Fund shall be insufficient to make the payments in connection with the Merger contemplated by Section 3.01 or Section 3.05, respectively, Parent shall promptly deposit or cause to be deposited additional funds with the Paying Agent or the Company, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration (other than the Employee RS Award Consideration) contemplated to be issued pursuant to Section 3.01 out of the Exchange Fund. Parent shall cause the Surviving Corporation to pay the Option Consideration and Employee RS Award Consideration contemplated to be paid pursuant to Section 3.05 out of the Compensatory Award Fund. The Exchange Fund and the Compensatory Award Fund shall not be used for any other purpose.
(b)   As soon as reasonably practicable after the Effective Time and in any event not later than the second (2nd) Business Day following the Effective Time, Parent will direct the Paying Agent to send to each holder of record of shares of Company Common Stock as of immediately prior to the Effective Time (other than the Cancelled Shares and the Underlying Employee Restricted Shares and except for any Dissenting Shares and the Gato Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or customary and effective affidavits of loss in lieu thereof which is reasonably acceptable to Parent) or Book-Entry Shares, as applicable, to the Paying Agent) in such form as Parent and the Company may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Paying Agent, and (ii) instructions for use in effecting the surrender of Certificates (or customary and effective affidavits of loss in lieu thereof which is reasonably acceptable to Parent) or Book-Entry Shares, as applicable, in exchange for the Merger Consideration in such form as Parent and the Company may reasonably agree.
(c)   Upon the surrender of a Certificate (or delivery of a customary affidavit of loss in lieu thereof which is reasonably acceptable to Parent) or Book-Entry Shares, as applicable, for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions or by the Paying Agent, the holder of the shares of Company Common Stock represented by such Certificate or such Book-Entry Share as of immediately prior to the Effective Time (other than the Underlying Employee Restricted Shares) shall be entitled to receive in exchange therefor and Parent shall cause the Paying Agent to pay in exchange therefor, as promptly as practicable (but in any event within three (3) Business Days), the Merger Consideration pursuant to the provisions of this Article III, and the Certificates or Book-Entry Shares surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered, subject to Section 3.02(e), if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) or such Book-Entry Share shall be properly transferred. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate or Book-Entry Share.
(d)   Prior to the Effective Time, Parent and the Company shall reasonably cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to ensure that (i) if the Closing occurs at or prior to 2:00 p.m. Eastern time (or such other time as may be mutually agreed in writing by Parent and the Company) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of shares of Company Common Stock held of record by DTC or such nominee immediately prior to the Effective Time (other than the Cancelled Shares and the Underlying Employee Restricted Shares and except for any Dissenting Shares and the Gato Shares) multiplied by the Merger Consideration (such amount, the “DTC Payment”), and (ii) if the Closing occurs after such time on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first (1st) Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.
(e)   Registered Holders.   If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Share is registered, it shall be a condition of such payment that the Person requesting such payment shall pay, or cause to be paid, any Transfer Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or Book-Entry Share or shall establish to the reasonable satisfaction of the Paying Agent that such Taxes have been paid or are not payable.
(f)   No Transfers; No Further Ownership.   After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock outstanding prior to the Effective Time. From and after the Effective Time, the holders of Certificates representing shares of Company Common Stock or Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be automatically cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.
(g)   Termination of Exchange Fund.   Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Common Stock after the date which is one (1) year following the Effective Time shall be delivered to the Surviving Corporation. Any holder of shares of Company Common Stock who has not exchanged his, her or its shares of Company Common Stock in accordance with this Section 3.02 prior to that time shall thereafter look only to the Surviving Corporation for payment of any Merger Consideration in respect of such holder’s shares of Company Common Stock. Other than any Transfer Taxes described in Section 3.02(e), Parent shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Certificates or Book-Entry Shares for the Merger Consideration. Notwithstanding the foregoing, none of Parent, either Merger Sub, the Paying Agent, the Company, Holdings LLC, the Surviving Corporation or the Surviving LLC shall be liable to any Person, including any holder of shares of Company Common Stock or Company Compensatory Awards, including for any Merger Consideration or Option Consideration that is required to be delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any Merger Consideration remaining unclaimed by former holders of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the fullest extent permitted by Applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.
(h)   Investment of Exchange Fund.   The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount of such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available). Any interest, gain or other income produced by such investments will be payable to Parent or its designee as directed by Parent.
(i)   Full Satisfaction.   All Merger Consideration and Option Consideration issued or paid upon conversion of the shares of Company Common Stock, Company RS Awards or the Company Options, as applicable, in accordance with the terms of this Agreement, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, Company RS Awards or Company Options, as the case may be.
Section 3.03   Lost Certificates.   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, without interest, to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article III.
Section 3.04   Withholding Rights.   Each of Parent, the Merger Subs, the Surviving Corporation, its Subsidiaries (including the Surviving LLC) and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement, including consideration payable to any holder or former holder of Company Compensatory Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Code or under any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority by Parent, the Merger Subs, the Surviving Corporation, its Subsidiaries (including the Surviving LLC) or the Paying Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
Section 3.05   Treatment of Company Compensatory Awards.
(a)   Company Options.   Effective as of immediately prior to the Effective Time:
(i)   Each Company Option that is outstanding and unexercised immediately prior thereto, whether vested or unvested, shall, by virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub 1, the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right solely to receive an amount in cash, if any and without interest, equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by (B) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option (such amount, the “Option Consideration”), less any applicable withholding Taxes. Parent shall cause the Surviving Corporation or its applicable Subsidiaries to pay the Option Consideration, less any applicable withholding Taxes, to each holder of such a Company Option through the payroll system of the Surviving Corporation or its applicable Subsidiaries as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation that is at least five (5) Business Days following the Closing Date).
(ii)   For the avoidance of doubt, if the exercise price per share of any Company Option is equal to or greater than the Merger Consideration, then by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub 1, the Company or the holder thereof, such Company Option will automatically terminate and be canceled without payment of any consideration to the holder thereof.

(b)   Company RS Awards.   Except as set forth on Section 3.05(b) of the Company Disclosure Letter, effective as of immediately prior to the Effective Time, the restrictions on each Underlying Restricted Share granted and then outstanding shall, without any action on the part of the holder thereof, the Company, Parent or Merger Sub 1, lapse, and each such Underlying Restricted Share will be treated at the Effective Time the same as, and have the same rights and be subject to the same conditions as, an outstanding share of Company Common Stock not subject to any restrictions, subject to any withholding Taxes required by Law to be withheld; provided that Parent shall cause the Surviving Corporation or its applicable Subsidiaries to pay the Employee RS Award Consideration, less any applicable withholding Taxes, to each holder of Company RS Awards through the payroll system of the Surviving Corporation or its applicable Subsidiaries as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation that is at least five (5) Business Days following the Closing Date).
Section 3.06   Dissenting Shares.   Notwithstanding anything in this Agreement to the contrary, with respect to each share of Company Common Stock held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing with respect to such share and who is entitled to demand and has properly exercised appraisal rights of such share in accordance with Section 262 of the DGCL and has not effectively withdrawn or lost its rights to appraisal with respect to such share (each such share, a “Dissenting Share”), if any, such Dissenting Shares shall not be converted into a right to receive any portion of the Merger Consideration pursuant to Section 3.01 and the holders thereof shall be entitled to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such Dissenting Shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that if (a) any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the DGCL, effectively withdraws or loses (through failure to perfect or otherwise) the right to dissent or its right for appraisal of such Dissenting Shares, (b) any holder of Dissenting Shares fails to establish his, her or its entitlement to appraisal rights as provided in the DGCL or (c) a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Company Common Stock and such shares of Company Common Stock shall thereupon cease to constitute Dissenting Shares for purposes of this Agreement, and each such share of Company Common Stock shall, to the fullest extent permitted by Applicable Law, thereafter be deemed to have been automatically converted into and to have become, as of the Effective Time, the right to receive, without interest thereon, the Merger Consideration. The Company will give Parent prompt written notice of all written demands received by the Company for appraisal of any shares of Company Common Stock, withdrawals or attempted withdrawals of such demands and any other instruments, notices or demands served pursuant to Section 262 of the DGCL. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, waive any failure to timely deliver a written demand for appraisal under the DGCL, approve any withdrawal of any such demands or propose or otherwise agree to do any of the foregoing. Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as (a) set forth in the Company Disclosure Letter (subject to Section 9.05) or (b) as disclosed in the Company SEC Documents (other than (i) disclosures in the “Risk Factors” or “Quantitative and Qualitative Disclosures About Market Risk” sections of any Company SEC Documents, and (ii) any disclosure of risks included in any “forward-looking statements” disclaimer in any such Company SEC Documents, to the extent that such statements are non-specific, forward-looking, predictive or cautionary in nature) filed by the Company at least two (2) Business Days prior to the date hereof (provided that nothing in the Company SEC Documents shall be deemed to be disclosures in respect of Section 4.05), the Company represents and warrants to Parent and each Merger Sub:
Section 4.01   Corporate Existence and Power.
(a)   The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate power and authority required to carry on its business as currently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Prior to the date of this Agreement, the Company has delivered or made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement and the Company is not in material violation of any of their provisions.
(b)   Each of the Subsidiaries of the Company (i) has been duly organized and is validly existing and, where such concept is recognized, in good standing under the Applicable Laws of the jurisdiction of its organization; (ii) is duly qualified to do business and, where such concept is recognized, is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities it is engaged makes such licensing or qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) has all corporate power and authority required to carry on its business as currently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company’s Subsidiaries are in violation in any material respect of any provision of their Governing Documents. Prior to the date of this Agreement, the Company has delivered or made available to Parent true and complete copies of the Governing Documents of each of the Company’s Subsidiaries.
Section 4.02   Corporate Authorization.
(a)   Each of the Company and Holdings LLC has all requisite corporate or limited liability company (as applicable) power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the receipt of the Required Company Stockholder Approval, to consummate the Transactions. The execution, delivery, and, assuming the accuracy of the representation set forth in Section 5.07(c), the performance by the Company and Holdings LLC, as applicable, of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company Board (in the case of the Company) and all necessary limited liability company action on the part of HMTV LLC (in the case of Holdings LLC), subject to the receipt of the Required Company Stockholder Approval, and no other corporate or limited liability company (as applicable) proceedings on the part of the Company, Holdings LLC or any other stockholder (or other equityholder) vote (other than the Required Company Stockholder Approval) is necessary to authorize the execution and delivery of this Agreement or for the Company or Holdings LLC to consummate the Transactions (other than, with respect to the Mergers, the filing of the Certificate of Merger and the LLC Certificate of Merger with the Delaware Secretary of State) pursuant to the Company’s and Holdings LLC’s Governing Documents, the DGCL, the LLC Act and the rules and regulations of Nasdaq, as applicable. This Agreement has been duly and validly executed and delivered by each of the Company and Holdings LLC and, assuming the due authorization, execution and delivery by Parent and each Merger Sub of this Agreement, constitutes the legal, valid and binding obligation of each of the Company and Holdings LLC, enforceable against each of the Company and Holdings LLC in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).
(b)   On or prior to the date of this Agreement, (i) the Company Special Committee has received from each of Moelis & Company LLC and PJT Partners LP (the “Special Committee Financial Advisors”), its written opinion (or an oral opinion to be confirmed in writing), to the effect that, as of the date of such opinion and, subject to the limitations, qualifications and assumptions set forth therein, that the Merger Consideration to be received by the Disinterested Stockholders is fair, from a financial point of view, to such holders and (ii) the Company Board (acting on the unanimous recommendation of the Company Special Committee) has, at a meeting duly called and held in which all directors of the Company Board were present, determined that this Agreement and the Transactions, including the Mergers, are fair to and in the best interest of the Company and the holders of Company Common Stock, and has duly adopted resolutions by a unanimous vote (A) determining that this Agreement and the Transactions are fair to, advisable and in the best interests of the Company and the Company’s stockholders, (B) approving this Agreement and the Transactions, (C) directing that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company and (D) subject to Section 6.02, recommending that the stockholders of the Company vote in favor of adoption of this Agreement in accordance with the DGCL (such recommendation, the “Company Board Recommendation”).
(c)   Assuming the accuracy of the representation set forth in Section 5.07(c), the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Mergers or this Agreement. No other state takeover statute or similar statute or regulation applies to or purports to apply to the Mergers or the other Transactions. No other “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the Governing Documents of the Company is, or at the Effective Time will be, applicable to the shares of the Company Common Stock, the Mergers or the other Transactions.
Section 4.03   Governmental Authorization.   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no consent, approval or authorization of, or filing with, any Governmental Authority other than (a) the filing of the Certificate of Merger and the LLC Certificate of Merger with the Delaware Secretary of State and appropriate documents set forth on Section 4.03 of the Company Disclosure Letter with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (b) compliance with and filings or notifications under any applicable U.S. or foreign competition, antitrust, merger control or investment Laws set forth on Section 4.03 of the Company Disclosure Letter (“Antitrust Laws”), (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, including the filing of the Proxy Statement and the related Rule 13E-3 Transaction Statement on Schedule 13E-3 (including any amendments or supplements thereto, the “Schedule 13E-3”), (d) receipt of the prior consent of the FCC to the Mergers, (e) compliance with any applicable rules of Nasdaq, (f) compliance with and filings or notifications under any other Applicable Laws and (g) where failure to take any such actions or filings or obtain any such consents, approvals or authorizations would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.04   Non-Contravention.   Except as set forth on Section 4.04 of the Company Disclosure Letter, the execution, delivery and performance by each of the Company and Holdings LLC of this Agreement and the consummation by each of the Company and Holdings LLC of the Transactions do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the Governing Documents of the Company or any of its Subsidiaries, (b) assuming that the consents, approvals, authorizations and filings referred to in Section 4.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and subject to obtaining the Required Company Stockholder Approval and assuming the accuracy of the representation set forth in Section 5.07(c), contravene, conflict with or result in a violation or breach of any Applicable Law, or (c) assuming that the consents, approvals, authorizations and filings referred to in Section 4.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and subject to obtaining the Required Company Stockholder Approval, require any consent by or any notice to any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any Company Material Contract, except in the case of clauses (b) and (c) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation, loss, consent or notice that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.05   Capitalization; Subsidiaries.
(a)   As of the close of business on April 29, 2022 (the “Capitalization Date”), the authorized capital stock of the Company consists of: (i) 100,000,000 shares of Company Class A Common Stock, of which 20,680,326 shares are issued and outstanding (447,971 of which are unvested Company RS Awards); (ii) 33,000,000 shares of Company Class B Common Stock, of which 19,720,381 shares are issued and outstanding; and (iii) 50,000,000 shares of Company Preferred Stock, of which zero (0) shares are issued and outstanding. As of the Capitalization Date, 6,010,205 shares of Company Common Stock were held by the Company in its treasury.
(b)   As of the Capitalization Date, the Company has outstanding: (i) Company Options to purchase an aggregate of 4,360,000 shares of Company Class A Common Stock; and (ii) Company RS Awards covering an aggregate of 447,971 shares of Company Class A Common Stock. No Company Options or Company RS Awards relate to shares of Company Class B Common Stock.
(c)   As of the Capitalization Date, the Company has reserved 3,045,629 shares of Company Class A Common Stock under the Company Stock Plan for future issuance on exercise, vesting or other conversion to Company Class A Common Stock of incentive awards under the Company Stock Plan (excluding shares of Company Class A Common Stock subject to outstanding Company Option and Company RS Awards). All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to the Company Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Section 4.05(c) of the Company Disclosure Letter contains, as of the Capitalization Date, a complete and correct list of each outstanding Company Option and Company RS Award, including, as applicable, the holder, the date of grant, the class and number of shares of Company Common Stock subject to such Company Compensatory Award as of the date of this Agreement, the exercise price and expiration date (as applicable) and the vesting schedule.
(d)   Except as provided in Section 4.05(a) or Section 4.05(b) and for changes since the Capitalization Date resulting from the exercise, vesting or other conversion to Company Class A Common Stock of Company Compensatory Awards outstanding on such date or granted after the date of this Agreement in compliance with the terms hereof, there are no outstanding: (i) shares of capital stock or voting securities of the Company; (ii) securities of the Company convertible into or exchangeable for shares of capital stock, voting securities or other Equity Securities of the Company; (iii) except as provided in Section 4.05(d) of the Company Disclosure Letter, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company; or (iv) warrants, puts, calls, phantom equity, profit participation, equity appreciation, stock appreciation or similar rights, Contracts or commitments (including any bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote)) with respect to the Company or any Equity Securities of the Company.
(e)   Section 4.05(e) of the Company Disclosure Letter lists each Subsidiary of the Company as of the date hereof, the ownership interest of the Company in each such Subsidiary and the ownership interest of any other Person or Persons (including any Subsidiary of the Company, as applicable) in each such Subsidiary.
(f)   All outstanding shares of capital stock of the Subsidiaries of the Company are validly issued, fully paid (to the extent required under the applicable Governing Documents) and nonassessable, and all such shares are owned, directly or indirectly, by the Company free and clear of any Liens (other than Liens to be discharged at the Closing). No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or other agreements calling for it to issue, deliver or sell, or cause to be issued, delivered or sold any of its Equity Securities or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such Equity Security or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements (except, in each case, to or with the Company or any of its Subsidiaries). There are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any of its capital stock or other Equity Securities (other than withholding of shares of Class A Common Stock to satisfy applicable Tax withholding obligations with respect to the vesting or settlement of Company Compensatory Awards outstanding on the Capitalization Date), and there are no outstanding phantom equity, profit participation, equity appreciation or similar rights with respect to any Subsidiary of the Company.
(g)   No dividends or similar distributions have accrued or been declared but are unpaid on any Equity Securities of the Acquired Companies and no Acquired Company is subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of any Equity Securities of the Acquired Companies. Except for the Company Voting and Support Agreement and as set forth on Section 4.05(g) of the Company Disclosure Letter, (i) there are no outstanding obligations, Contracts or commitments of any character relating to any shares of Company Common Stock or other Equity Securities of the Company, including any agreements restricting the transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to any shares of Company Common Stock or other Equity Securities and (ii) no Acquired Company is a party to any voting trust, proxy, voting agreement or other similar agreement with respect to the voting of any Equity Securities of the Acquired Companies. Neither the Company nor any of its Subsidiaries owns any interest or investment (whether equity or debt) in any other Person, corporation, partnership, joint venture, trust or other entity, other than a Subsidiary of the Company.
Section 4.06   Company SEC Documents; Company Financial Statements; Disclosure Controls.
(a)   Since the Company Balance Sheet Date, the Company has filed or otherwise furnished (as applicable) with the SEC all material forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, documents and reports so filed or furnished by the Company or any of its Subsidiaries with the SEC since such date, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of its respective filing date, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or subsequent filing, each Company SEC Document complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder (each as in effect on the date that such Company SEC Document was filed) applicable to such Company SEC Document, and none of the Company SEC Documents at the time it was filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made not misleading (or, in the case of a Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein not misleading); provided, however, that no representation is made as to the accuracy of any financial projections or forward- looking statements or the completeness of any information furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act.
(b)   The consolidated financial statements (including all related notes and schedules thereto) of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Company Financial Statements”) (i) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and (iii) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries as of the dates and for the periods referred to therein.
(c)   The Acquired Companies maintain “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rules 13a-15 and 15d-15 of the Exchange Act) as required by Rules 13a-15 and 15d-15 promulgated under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the

SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since the Company Balance Sheet Date, the Company has not identified or been made aware of (i) any “significant deficiency” (as defined in Rule 13a- 15(f) of the Exchange Act) in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data and any “material weakness” (as defined in Rule 13a-15(f) of the Exchange Act) in internal control over financial reporting or (ii) any fraud or allegation thereof, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
(d)   As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.
Section 4.07   Absence of Certain Changes.
(a)   Between the Company Balance Sheet Date and the date of this Agreement, except as contemplated by this Agreement, (i) a Company Material Adverse Effect has not occurred and (ii) the business of the Acquired Companies has been conducted, in all material respects, in the ordinary course.
(b)   Between the Company Balance Sheet Date and the date of this Agreement, except as contemplated by this Agreement or set forth on Section 4.07(b) of the Company Disclosure Letter, no Acquired Company has taken any action which would have required the prior written consent of Parent pursuant to Section 6.01(a)(i), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x), (xi), (xiii), (xiv), (xv), (xvi), (xvii), (xviii), (xix), (xx), or (xxi), or, with respect to the foregoing, Section 6.01(a) (xxiii), had such actions been taken after the date of this Agreement.
(c)   Except for the Pantaya Transaction Agreement, the Radio Stations Transaction Agreement and as set forth on Section 4.07(b) of the Company Disclosure Letter, none of the Acquired Companies or any of their respective Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), with the Pantaya Transaction Purchaser or related to the Pantaya Transaction or the Radio Stations Transaction or the entities or assets relating thereto.
Section 4.08   No Undisclosed Liabilities.   There is no liability, debt or obligation of, or claim against, any Acquired Company of any nature, whether or not accrued, contingent, absolute, determined, determinable or otherwise of a type required to be reflected or reserved for on a consolidated balance sheet prepared in accordance with GAAP, except for liabilities and obligations (a) reflected, disclosed or reserved for on the Company Balance Sheet or disclosed in the notes thereto included in the Company SEC Documents, (b) that have arisen since the Company Balance Sheet Date in the ordinary course of the operation of business of the Acquired Companies (none of which is a liability resulting from a breach of contract, breach of warranty, tort, infringement, violation of Law or misappropriation), (c) incurred in connection with this Agreement or the Transactions, (d) disclosed on Section 4.08 of the Company Disclosure Letter or (e) which would not have a Company Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the Company SEC Documents. Section 4.08 of the Company Disclosure Letter sets forth a correct and complete list (including the individual and aggregate value (in U.S. dollars)) of principal and interest outstanding under all indebtedness for borrowed money of the Company and its Subsidiaries as of the date hereof.
Section 4.09   Company Material Contracts.
(a)   Section 4.09(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of each Contract to which an Acquired Company is a party, and which falls within any of the following categories:

(i)   any joint venture, strategic alliance, partnership or similar agreement that is material to the operation of the Acquired Companies, taken as a whole;
(ii)   except with respect to indebtedness between or among any Acquired Companies, any Contract relating to (A) indebtedness for borrowed money or evidenced by promissory notes or debt securities, (B) any financial guaranty (other than guarantees of programming agreements), (C) any capital or finance leases, (D) obligations under any letter of credit or surety bond, or (E) any interest rate, currency or other swap, forward, future, collar, put, call, floor, cap, option or other similar Contract, in each case in excess of $500,000 individually;
(iii)   any Contract relating to an acquisition, investment, asset purchase, divestiture, merger or similar transaction (A) which the Company has entered into in the past five (5) years or (B) that has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations on an Acquired Company;
(iv)   any Real Property Lease;
(v)   any Contract between or among the Company, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or any beneficial owner of five percent (5%) or more of any class of Company Common Stock (other than the Company) or any Affiliate of the foregoing (or, to the Knowledge of the Company, any immediate family member of any of the foregoing), on the other hand;
(vi)   any Contract that by its terms limits the payment of dividends or other distributions to equityholders by the Company or any Subsidiary of the Company;
(vii)   any collective bargaining agreement or other similar Contract with any CBA, whether the same is in effect or has expired and an Acquired Company is continuing to operate thereunder or negotiating, or required to negotiate, a renewal thereof;
(viii)   any Contract with a Material Customer or Material Supplier;
(ix)   any Contract or group of Contracts with an advertiser or sponsor or pursuant to which the Company or any of its Subsidiaries has otherwise sold or traded commercial air time or advertising inventory on any Company Programming Service or digital platform in consideration for cash, property or services with a value in excess of $2,000,000 in the aggregate;
(x)   any Contract (A) under which any Acquired Company grants any license or other right to any Person with respect to material Company IP, or receives any license or other right from any Person with respect to any material Intellectual Property Rights, or (B) otherwise affecting any Acquired Company’s ability to enforce, own, register, use or otherwise exploit any material Company IP (including any covenant not to sue or co-existence or settlement agreements) in each case of (A) and (B), that is material to the operation of the Acquired Companies, taken as a whole, and other than any Contracts entered into by any Acquired Company in the ordinary course of business and non-exclusive licenses received by any Acquired Company with respect to Standard Software;
(xi)   any Contracts which allow a third party to distribute all or a substantial portion of a Company Programming Service or its content on a “white label” or syndication basis;
(xii)   each Contract that is a settlement, conciliation or similar agreement with any Governmental Authority or pursuant to which the Company or its Subsidiaries will have any material outstanding obligation after the date of this Agreement;
(xiii)   any “output” or other overall licensing Contract that pertains to the incoming licensing of a material amount of original library or other audiovisual content for exhibition on one or more Company Programming Services, the termination of which would have a materially adverse impact on the operation of the Company or its Subsidiaries or their ability to program any Company Programming Service;
(xiv)   other than Carriage Agreements entered into in the ordinary course of business, any Contract that materially limits the ability of the Company or any of its Subsidiaries to compete in any line of business or with any Person in any geographic area or during any period of time, or that materially restricts the right of the Company or its Subsidiaries to sell to, license to, or purchase from any Person or which materially limits its ability to distribute any Company Programming Service in any geographic area or during any period of time;
(xv)   any Contracts relating to mortgaging, pledging or otherwise placing any Lien on any material portion of the assets of the Company or the Subsidiaries; and
(xvi)   any other Contract that any of the Acquired Companies is party to that is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K of the Securities Act that has not been so filed.
Each Contract of the type described in this Section 4.09(a), other than this Agreement, is referred to herein as a “Company Material Contract.” True and complete copies of each Company Material Contract (including all material amendments thereto), as of the date of this Agreement, have been made available by the Company to Parent.
(b)   Except as set forth on Section 4.09(b) of the Company Disclosure Letter: (i) each Company Material Contract is a valid, binding and enforceable obligation of the Company or one of its Subsidiaries and, to the Knowledge of the Company, of the other party or parties thereto, in accordance with its terms, subject to the Enforceability Exceptions; (ii) each Company Material Contract is in full force and effect, except to the extent any Company Material Contract expires or terminates in accordance with its terms in the ordinary course of business; (iii) none of the Company or any of its Subsidiaries has received written notice of any violation or default under any Company Material Contract; and (iv) each Acquired Company has in all material respects performed all obligations required to be performed by it under each Company Material Contract, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the Company Balance Sheet Date through the date of this Agreement, no counterparty to a Company Material Contract has notified the Acquired Companies in writing (or, to the Knowledge of the Company, otherwise) that it intends to terminate or not renew a Company Material Contract.
Section 4.10   Compliance with Applicable Laws; Company Licenses; Data Privacy & Security.
(a)   Except with respect to matters set forth on Section 4.10(a) of the Company Disclosure Letter, and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Acquired Companies are, and for the past three (3) years have been, in compliance with all Applicable Laws, (ii) during the past three (3) years no Acquired Company has received any written notice from any Governmental Authority alleging any material noncompliance by such Acquired Company with respect to any such Applicable Law, and (iii) no investigation by any Governmental Authority regarding a violation of any such Applicable Law is pending or, to the Knowledge of the Company, threatened in writing.
(b)   Except as set forth on Section 4.10(b) of the Company Disclosure Letter, the Acquired Companies hold all regulatory permits, approvals, licenses and other authorizations, including franchises and ordinances issued or granted to the Acquired Companies by a Governmental Authority (the “Company Licenses”) that are required for the Acquired Companies to conduct their business, as presently conducted, except where the failure to hold such Company Licenses would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company License is valid and in full force and effect and has not, during the past three (3) years, been suspended, revoked, cancelled or adversely modified, (ii) the Acquired Companies are and during the past three (3) years have been, in compliance with all such Company Licenses and (iii) to the Knowledge of the Company, there are no actions or Proceedings pending or threatened that would reasonably be expected to result in the revocation or termination of any Company License, and during the past three (3) years, there has not been any event, condition or circumstance that would preclude any Company License from being renewed in the ordinary course (to the extent that such Company License is renewable by its terms).

(d)   Each Acquired Company is and during the past four (4) years has been in compliance, in all material respects, with all Privacy Laws, Privacy Policies and contractual obligations relating to data privacy, data security and Personal Information (collectively, “Data Protection Obligations”).
(e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the execution, delivery and performance of this Agreement and the consummation of the Transactions do not and will not (i) conflict with or result in a material violation or breach of any Data Protection Obligations, (ii) require the consent of or provision of notice to any Person concerning such Person’s Personal Information, or (iii) give rise to any right of termination of the Acquired Companies’ rights to own and Process any Personal Information necessary for the operation of the Acquired Companies’ business.
(f)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Acquired Company has implemented and maintains commercially reasonable security measures, plans, procedures, controls, and programs, including a written information security program designed to: (i) monitor and implement adequate administrative, technical, physical and organizational safeguards to protect Personal Information, Company IT Assets, applications, and websites and (ii) protect and maintain the security of any Personal Information collected by or on behalf of the Acquired Companies, Company IT Assets, applications, and websites against any accidental, unlawful or unauthorized access, use, loss, alteration, destruction, compromise or other unauthorized disclosure of, or access or similar incidents (a “Security Incident”).
(g)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, the Acquired Companies have not (i) suffered a Security Incident; (ii) been required to provide notice of a Security Incident to affected individuals under any Data Protection Obligation; or (iii) been the subject of a Proceeding or correspondence, complaint, claim, notice or inquiry from any Person relating to any Security Incident or violation of any Data Protection Obligation.
(h)   For the past five (5) years, the Acquired Companies have complied with all applicable Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any if its Subsidiaries has taken any action that would constitute a violation of any applicable Anti- Corruption Law, including giving, offering, promising or authorizing the provision of anything of value to a Person, directly or indirectly, to secure an improper business advantage. The Acquired Companies have maintained policies and procedures to promote and ensure compliance with all applicable Anti- Corruption Laws.
(i)   Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any of its Subsidiaries is currently, or has been in the past five (5) years: (i) a Sanctioned Person; (ii) organized, resident or located in a Sanctioned Country; (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iv) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws or U.S. anti-boycott Applicable Laws (collectively, “Trade Control Laws”).
(j)   In the past five (5) years, neither the Company nor any of its Subsidiaries has: (i) received from any Governmental Authority or any Person any written notice, inquiry or internal or external allegation; (ii) made any voluntary or involuntary disclosure to a Governmental Authority; or (iii) conducted any internal investigation or audit, in each case of clauses (i) through (iii), concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws or Trade Control Laws.
Section 4.11   Litigation.   Except as set forth on Section 4.11 of the Company Disclosure Letter, during the past three (3) years, there have been no pending or, to the Knowledge of the Company, threatened, lawsuits, actions, suits, claims or other Proceedings at law or in equity or, to the Knowledge of the Company, investigations before or by any Governmental Authority against any Acquired Company or affecting any of its assets or any present or former officer, director, manager or employee of the Company or any of its Subsidiaries (in such individuals’ capacity as such) that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no unsatisfied judgment, Governmental

Order or any open injunction binding upon an Acquired Company or any Acquired Company’s assets or properties which would have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.12   Real Property.
(a)   Section 4.12(a) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all Owned Real Property. As of the date of this Agreement, an Acquired Company has good and valid title to such Owned Real Property in fee (or the equivalent interest in the applicable jurisdiction), subject only to Permitted Liens.
(b)   Section 4.12(b) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all leases relating to Leased Real Property (the “Real Property Leases”). The Company has delivered or made available to Parent, a true, complete and correct copy of each Real Property Lease (including all amendments, renewals, guaranties and other agreements with respect thereto). Except as set forth on Section 4.12(b) of the Company Disclosure Letter or except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, (i) an Acquired Company has a valid leasehold interest in each such Leased Real Property, subject only to Permitted Liens, (ii) an Acquired Company has a legal, valid, binding and enforceable leasehold estate in all Leased Real Property, subject to the Enforceability Exceptions and any Permitted Liens and (iii) no Acquired Company has received any written notice from any lessor of such Leased Real Property of, nor does the Company have Knowledge of the existence of, any breach or default, event or circumstance that, with notice or lapse of time, or both, would constitute a breach or default by the party that is the lessee or lessor of such Leased Real Property. The Owned Real Property and the Leased Real Property comprise all of the real property used, or otherwise related to, the business of the Acquired Companies.
Section 4.13 Intellectual Property.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Acquired Companies (i) exclusively own and possess all right, title and interest to and in the Company IP free and clear of any Liens (other than Permitted Liens) and (ii) have all necessary rights to use the Company IP and In-Licensed IP used in the conduct the business of the Acquired Companies as currently conducted.
(b)   Section 4.13(b) of the Company Disclosure Letter sets forth an accurate and complete list as of the Closing Date of each item of Company Registered IP (or, in the case of domain names, the registrar) that is material to the operation of the Acquired Companies, taken as a whole, together with the jurisdiction where the application, registration or issuance is filed or issued and the applicable application, registration or serial number and the date of such registration or filing. All such Company Registered IP is subsisting, and, to the Knowledge of the Company, valid and enforceable. All necessary registration, maintenance and renewal fees currently due in connection with the material Company Registered IP have been made and all necessary documentation in connection with the material Company Registered IP have been filed with the applicable Governmental Authority to maintain such material Company Registered IP. None of the Company Registered IP is subject to any pending challenge relating to the ownership, use, registrability, patentability, validity or enforceability of the Company Registered IP, excluding challenges that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the operation of the business of the Acquired Companies has not in the last three (3) years and does not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any other Person. No Proceeding is pending or, during the three (3) years prior to the date of this Agreement, has been threatened in writing and remains outstanding against any Acquired Company alleging any infringement, misappropriation or other violation by such Acquired Company of any Intellectual Property Rights of another Person. To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated or is currently infringing, misappropriating or otherwise violating any material Company IP, that is material to the operation of the Acquired Companies, taken as a whole.
(d)   The Acquired Companies have taken commercially reasonable measures designed to protect, safeguard and maintain the confidentiality of its material confidential and proprietary information and data (including the confidentiality and value of any material Company IP which the Acquired Companies holds as a trade secret) (“Confidential Information”), in each case that is material to the operation of the Acquired Companies, taken as a whole. Without limiting the foregoing, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Acquired Company has used and uses commercially reasonable efforts to enforce a policy requiring each employee and contractor of an Acquired Company having access to Confidential Information execute a Contract subjecting such employee or contractor to confidentiality obligations in favor of such Acquired Company.
(e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Persons that have authored, developed or otherwise created any Intellectual Property Rights for or on behalf of any Acquired Company have executed valid and enforceable written agreements pursuant to which such Persons assigns to the applicable Acquired Company exclusive ownership of such Intellectual Property Rights.
(f)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company IT Assets are reasonably sufficient in all material respects for the operation of the business of the Acquired Companies, and (ii) to the Knowledge of the Company, there has not been any unauthorized use, access to, intrusions or breaches of security with respect to the Company IT Assets and the Acquired Companies have implemented and maintain commercially reasonable security, disaster recovery and business continuity plans, procedures and facilities, and take and have taken commercially reasonable steps to safeguard the Company IT Assets. To the Knowledge of the Company, the Acquired Companies take commercially reasonable steps to prevent the introduction of bugs, disabling codes, spyware, Trojan horses, spyware, adware, worms and other malicious code (collectively, “Malicious Code”) into the Company IT Assets that would adversely affect in any material respect the operation, functionality, performance or use of such Company IT Assets.
(g)   No material proprietary Software is included, in whole or in part, in the Company IP.
(h)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Acquired Companies have at all times complied in all material respects with the applicable “safe harbor” provisions of the Online Copyright Infringement Limitation Act and the Digital Millennium Copyright Act.
Section 4.14   Insurance Coverage.   The Company has made available to Parent true and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Acquired Companies (the “Insurance Policies”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and its Subsidiaries maintain insurance, underwritten by financially reputable insurance companies, in such amounts and against such risks as is sufficient to comply with Applicable Law and all Company Material Contracts; (b) each of the Insurance Policies is in full force and effect, all premiums due thereon have been paid in full and the Acquired Companies are in compliance in all respects with the terms and conditions of such Insurance Policies; (c) no event has occurred which, with or without notice or lapse of time or both, would constitute a breach of or default under, or permit the termination of any Insurance Policy, and neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, oral notice, regarding any cancellation or invalidation, premium increase with respect to, or material alteration of coverage under, any Insurance Policy; (d) the Company has filed claims as required under the respective Insurance Policies with insurers with respect to all matters and occurrences for which it has coverage, including those which fall within any self-insured retentions or deductibles; and (e) there are no pending claims submitted by the Company or any of its Subsidiaries as to which coverage has been denied, rejected or disputed by the applicable insurer.
Section 4.15   Tax Matters.   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   all Tax Returns required to be filed by or with respect to an Acquired Company have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct and complete in all respects;
(b)   all Taxes of each Acquired Company (whether or not shown to be due and payable on any such Tax Return) have been timely paid; each Acquired Company has withheld all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, equityholder or other third party;
(c)   no deficiency or assessment for Taxes has been asserted in writing or assessed by any Governmental Authority with respect to any Acquired Company;
(d)   there are no audits or examinations by any Governmental Authority ongoing or pending or, to the Knowledge of the Company, threatened in writing with respect to any Taxes for which any Acquired Company could be liable;
(e)   no Acquired Company has entered into a written agreement waiving or extending any statute of limitations in respect of Taxes with respect to any Acquired Company, and none of the Acquired Companies are currently the beneficiary of extensions of time within which to file any material Tax Returns, other than extensions of time to file Tax Returns obtained in the ordinary course of business;
(f)   there are no Liens for Taxes upon any property or assets of any Acquired Company, except for statutory Liens for Taxes not yet due;
(g)   none of the Acquired Companies have, within the past two (2) years, been a party to any transaction purported or intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code);
(h)   no Acquired Company (i) is a party to, is bound by or has any obligation under any Tax sharing, Tax allocation or Tax indemnity agreement or similar Contract or arrangement, (ii) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than any such group of which the Company is the common parent and the only members of which are and have been the Acquired Companies), or (iii) has any liability for any Tax of any Person (other than an Acquired Company) under Treasury Regulations Section 1.1502-6 (or similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract, or otherwise;
(i)   no Acquired Company will be required to include or accelerate an item of income or gain in, or exclude or defer an item of deduction or loss from, taxable income for any period (or portion thereof) ending on or after the Closing Date as a result of any (i) installment sale, open transaction or other disposition made prior to the Closing, (ii) adjustment under Section 481(a) of the Code (or similar provision of state, local or non-U.S. Law) or change in method of accounting required or initiated before the Closing, (iii) use of an improper method of accounting prior to the Closing, (iv) “closing agreement” as described in Section 7121 of the Code (or similar agreement under state, local or non-U.S. Law), (v) prepaid amount or deferred revenue received or accrued on or prior to the Closing Date, other than amounts received or accrued in the ordinary course of business or (vi) intercompany transaction or excess loss account described in the Treasury Regulations promulgated under Section 1502 of the Code (or similar provision of state, local or non-U.S. Law);
(j)   no Acquired Company has made any election, or will be required to pay any Tax after the Closing, under Section 965 of the Code;
(k)   Section 4.15(k) of the Company Disclosure Letter lists the U.S. federal income tax classification of each Acquired Company (and, if applicable, any local or foreign income tax classification), and other than as set forth on Section 4.15(k) of the Company Disclosure Letter, no entity classification election pursuant to Treasury Regulations Section 301.7701-3 has been filed with respect to any Acquired Company;
(l)   no Acquired Company has been a party to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2);
(m)   the Company is not, and has not been in the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code; and
(n)   the Puerto Rico Tax Decrees are effective and in good standing. The Company and its Subsidiaries are in compliance with the requirements of the Puerto Rico Tax Decrees, and have not received any notice or communication regarding any alleged failure to comply with obligations in connection with the Puerto Rico Tax Decrees. No procedure to consider the revocation of the Puerto Rico Tax Decrees has commenced or been threatened, and, to the Knowledge of the Company, there is no event or circumstance related to the Parent or the Company that would reasonably be expected to prevent or delay approval of the change of control of the Company by the Office of Incentives for Businesses in Puerto Rico with respect to the Puerto Rico Tax Decrees.
Section 4.16   Employees and Employee Benefit Plans.
(a)   Section 4.16(a) of the Company Disclosure Letter sets forth a complete list, as of the date hereof, of each material Plan and each Multiemployer Plan and each Governmental Plan. For purposes of this Agreement, “Plan” shall mean each (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA, whether or not subject to ERISA, and (ii) employment, consulting, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, bonus or other incentive, medical, vision, dental, welfare, post-employment welfare, vacation, paid time off or other compensation or benefit plan, program, policy, agreement or arrangement, in each case, sponsored, maintained or contributed to by the Company or any of its Subsidiaries, required to be sponsored, maintained or contributed to by the Company of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any actual or contingent liability, other than any Multiemployer Plan and any Governmental Plan. The Company has made available to Parent true and complete copies of the following, as applicable, with respect to each material Plan, (A) current plan and trust documents (including all amendments thereto), (B) the most recent summary plan description and all summaries of material modifications thereto, (C) the current determination or opinion letter received from the Internal Revenue Service and (D) the most recent financial statements and annual reports on Form 5500 (including all attachments and schedules thereto).
(b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS or may rely upon a favorable prototype opinion letter from the IRS as to its qualified status, and, to the Knowledge of the Company, nothing has occurred since the date of the latest favorable determination letter or prototype opinion letter, as applicable, that would reasonably be expected to cause the loss of qualification of any such Plan. Each Plan has been established, funded, maintained and administered in accordance with its terms and in compliance in all material respects with ERISA, the Code and other Applicable Laws. All material contributions, premiums and other payments that have become due have been paid on a timely basis with respect to each Plan, Multiemployer Plan or any Governmental Plan or, to the extent not yet due, accrued in accordance with GAAP. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any Subsidiary has incurred (whether or not assessed) any penalty or Tax under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances exist nor have any events occurred that could reasonably be expected to result in the imposition of any such penalties or Taxes.
(c)   Except as set forth in Section 4.16(c) of the Company Disclosure Letter, the Company and its Subsidiaries do not sponsor, maintain or contribute to, and has not, within the past six (6) years, sponsored, maintained or contributed to, or had any liability with respect to, a “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”) or other pension plan subject to Title IV of ERISA or Section 412 of the Code, including as a consequence of at any time having been considered a single employer, with any other Person, under Section 414 of the Code or Section 4001(b) of ERISA. No Plan is or, within the past six (6) years, was a “multiple employer plan” (as such term is defined under Section 413(c) of the Code) or a “multiple employer welfare arrangement” (as such term is defined under Section 3(40) of ERISA).
(d)   Neither the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of its directors, officers, employees or agents has, with respect to any Plan, engaged in or been a party to any fiduciary breach or non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material Tax imposed by Section 4975 of the Code, in each case applicable to the Company or any of its Subsidiaries or any Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation.

(e)   Except as set forth in Section 4.16(e) of the Company Disclosure Letter, no Plan provides for post-employment welfare benefits, other than (i) health care continuation coverage required by Section 4980B of the Code (“COBRA”) or other Applicable Law, with the covered individual paying the full premium cost (except to the extent the Company or its Subsidiaries are required to subsidize such coverages under Applicable Law), or (ii) coverage through the end of the calendar month in which a termination of employment occurs (to the extent expressly permitted under the terms of the related insurance policy).
(f)   Except as set forth in Section 4.16(f) of the Company Disclosure Letter, neither the execution by the Company of this Agreement nor the consummation of the Transactions will (either alone or upon occurrence of any additional or subsequent events): (i) increase the amount of compensation or benefits due, or result in any payment or benefit (whether in cash, property or the vesting of property) becoming due, to any current or former employee, officer, consultant, director or other service provider; (ii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit or require the Company or any Subsidiary to fund amounts due under any Plan; or (iii) give rise to the payment of any amount or provision of any benefit that could, individually or in combination with any other such payment or benefit, result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.
(g)   Each Plan that is, in whole or in part, a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code has at all times been operated in operational and documentary compliance in all material respects with Section 409A of the Code and applicable guidance thereunder. Neither the Company nor any of its Subsidiaries has any obligation to “gross-up” or otherwise indemnify any current or former employee or other service provider for the imposition of Tax, including under Sections 4999 or 409A of the Code.
(h)   Except as would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Knowledge of the Company, threatened Proceeding alleging that the Company or any of its Subsidiaries has engaged in any unfair labor practice under any Law. As of the date of this Agreement, there is no, and in the past three (3) years has not been, any pending or, to the Knowledge of the Company, threatened material labor strike, dispute, walkout, work stoppage, slowdown, lockout, picketing, material grievance, material labor-related arbitration or other material labor dispute against or affecting the Company or any of its Subsidiaries. Except as set forth in Section 4.16(h) of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, nor bound by, any collective bargaining agreement or other similar Contract with any guild, labor union, labor organization or works council (each a “CBA”), and, in the past three (3) years, there have been no labor unions or other organizations representing, or, to the Knowledge of the Company purporting to represent or attempting to represent, any employee of the Company or any of its Subsidiaries. As of the date of this Agreement, to the Knowledge of the Company, in the past three (3) years, there have been no material labor organizing activities with respect to any employees of the Company or any of its Subsidiaries.
(i)   As of the date of this Agreement, neither the Company nor any of its Subsidiaries is party to a settlement agreement with any employee of the Company or any of its Subsidiaries that involves allegations of sexual harassment by any employee of Company or any of its Subsidiaries at the level of Senior Vice President or above and, to the Knowledge of the Company, no such allegations have been made against employees of the Company or any of its Subsidiaries at the level of Senior Vice President or above in the past three (3) years prior to the date of this Agreement.
(j)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries is, and has been during the past three (3) years, in compliance with all Applicable Laws relating to employment, including Laws relating to discrimination, hours of work and the payment of wages or overtime wages, terms and conditions of employment, hiring, background checks, immigration, employment eligibility verification, equal employment opportunity, discrimination, harassment, retaliation, equal pay, unions, labor relations, employee classification, independent contractors, employee health and safety, collective bargaining, workers’ compensation, pay equity, the collection and payment of withholding or social security taxes, termination of employment and notice thereof, and social insurance funds and housing welfare funds (including the obtaining of social security registration certificates and payment of all amounts required to fund such social insurance funds and housing welfare funds).
(k)   In the past three (3) years, neither the Company nor any of its Subsidiaries has: (i) implemented any plant closing or mass layoffs implicating WARN; or (ii) incurred any liability under WARN that remains unsatisfied. No plant closings or mass layoffs implicating WARN are currently planned, or have been announced.
Section 4.17   Environmental Matters.   Except as set forth on Section 4.17 of the Company Disclosure Letter or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Acquired Companies are, and for the past three (3) years have been, in compliance with all Environmental Laws, (b) the Acquired Companies have obtained (and are and have been in compliance with) all Company Licenses required under applicable Environmental Laws to permit the Acquired Companies to operate their assets (including in the manner in which they are now operated and maintained) and to conduct the business of the Acquired Companies (including as currently conducted), (c) no written claims or notices have been received by (or are pending with respect to or, to the Knowledge of the Company, are threatened against) the Company or any of its Subsidiaries alleging violations of or liability under any Environmental Law and (d) there has been no release or disposal of, contamination by, or exposure of any Person to, any Hazardous Substance.
Section 4.18   Required Vote.   Subject to Section 5.07, the Required Company Stockholder Approval is the only vote of the holders of any of the Company Common Stock necessary to adopt this Agreement and approve the Merger and the other Transactions.
Section 4.19   No Brokers.   Except for the Special Committee Financial Advisors, there is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who will be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the Transactions. The Company has disclosed to Parent on Section 4.19 of the Company Disclosure Letter the reasonably estimated fees, as of the date hereof, paid or to be paid by the Company in connection with its engagement of the Special Committee Financial Advisors.
Section 4.20   Related Party Transactions.   As of the date hereof, except for compensation or other employment arrangements in the ordinary course of business and except as disclosed in the Company SEC Documents, in the past three (3) years, there have been no Contracts, transactions or arrangements between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director, officer or employee) thereof or any holder of 5% or more of the shares of Company’s capital stock, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.
Section 4.21   Material Customers and Suppliers.
(a)   Section 4.21(a) of the Company Disclosure Letter sets forth a true and correct list of the Acquired Companies’ Material Customers as of the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Company Balance Sheet Date and until the date hereof, no Acquired Company has received any written or, to the Knowledge of the Company, oral notice from any Material Customer of its intention to terminate or not renew its business relationship with the Acquired Companies or to decrease materially purchasing services or products from or otherwise materially change or modify the terms of its business relationship with the Acquired Companies. As used herein, “Material Customer” means, on a consolidated basis, (i) the Acquired Companies’ top eight (8) distributors based on the dollar amount of total revenue in the United States (including, for the avoidance of doubt, the Commonwealth of Puerto Rico) for the twelve (12)-month period ended December 31, 2021 (calculated on an annualized basis) and (ii) any of the Acquired Companies’ international distributors that have generated at least $250,000 in revenue for the Acquired Companies in respect of any country other than the United States for the twelve (12)-month period ended December 31, 2021.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Company Balance Sheet Date and until the date hereof, (i) no MVPD or other counterparty to a Carriage Agreement has provided notice to the Company or any of its Subsidiaries of any material signal quality issue, dispute or other breach by the Company or any of its Subsidiaries or has failed to respond to a request for carriage required by law or, to the Knowledge of the Company, sought any form of relief from carriage of a Company Programming Service from the FCC, (ii) neither the Company nor any of its Subsidiaries has received any written notice from any MVPD or other counterparty to a Carriage Agreement of such Person’s intention to not to renew or to terminate such Carriage Agreement, or any other notice that could materially and adversely impact the number of subscribers of any Company Programming Service and (iii) neither the Company nor any of its Subsidiaries has received written notice of a petition seeking FCC modification of any Market in which a Company Programming Service is located.
(c)   Section 4.21(c) of the Company Disclosure Letter sets forth a true and correct list of the Acquired Companies’ Material Suppliers as of the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Company Balance Sheet Date and until the date hereof, no Acquired Company has received any written or, to the Knowledge of the Company, oral notice from any Material Supplier of its intention to terminate or not renew its business relationship with the Acquired Companies or to decrease materially providing services or products to or otherwise materially change or modify the terms of its business relationship with the Acquired Companies. As used herein, “Material Supplier” means, on a consolidated basis, the Acquired Companies’ top ten (10) vendors based on the dollar amount of total payments for the twelve (12)-month period ended December 31, 2021 (excluding the Acquired Companies’ professional advisors, insurance providers and payroll service providers).
Section 4.22   FCC Licenses and Regulatory Matters.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof: (i) each FCC License listed in Section 4.22 of the Company Disclosure Letter, which contains a list of all FCC Licenses, is in full force and effect in accordance with its terms, and the FCC Licenses included are all licenses, permits and authorizations that are required from the FCC in order for the Acquired Companies to conduct their current business; (ii) except as set forth in Section 4.22 of the Company Disclosure Letter, none of the Acquired Companies has any applications pending before the FCC relating to the FCC Licenses or the operation of the Acquired Companies’ stations; (iii) the Acquired Companies have completed or caused to be completed the construction of all facilities or changes contemplated by any of the FCC Licenses or construction permits; (iv) there is no outstanding written notice of cancellation, termination, modification or notice of apparent liability or, to the Knowledge of the Company, any threatened cancellation, termination or modification in connection therewith, nor are any of the FCC Licenses subject to any restrictions or conditions that materially impair the business of the Acquired Companies as currently conducted (other than restrictions or conditions generally applicable to FCC Licenses of that type); (v) none of the FCC Licenses is subject to any pending regulatory proceeding (other than those affecting the communications industry generally) or pending administrative or judicial review before the FCC or any other Governmental Authority; and (vi) to the Knowledge of the Company, there has occurred no event, condition or circumstance that, individually or in the aggregate, could reasonably be expected to cause any FCC License to be revoked, suspended, cancelled, terminated or adversely modified, or that would preclude any FCC License from being renewed in the ordinary course and without adverse conditions.
(b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof: (i) the Acquired Companies are in compliance with the Communications Laws; (ii) to the Knowledge of the Company, there is no investigation, notice of apparent liability, violation, forfeiture, adverse judgment or other order or complaint issued by or filed with or before the FCC or any other Governmental Authority, with respect to the Acquired Companies or the broadcast stations the Acquired Companies operate; (iii) the Acquired Companies have duly and timely filed all reports, registrations, applications and other filings which are required to be filed under the Communications Laws, and all such filings were, when made, true, correct and complete in all material respects; (iv) the Acquired Companies have paid all license, regulatory or other fees and charges which they have calculated in good faith as due to any Governmental Authority pursuant to the Communications Laws; and (v) there is no inquiry, claim, action or demand pending or, to the Knowledge of the Company, threatened before any Governmental Authority which questions the amounts paid by the Acquired Companies pursuant to the Communications Laws.

(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof: (i) the transmitting and studio equipment of each station operated pursuant to the FCC Licenses are operating in accordance with the terms and conditions of the FCC Licenses, underlying construction permits and the Communications Laws, (ii) to the Knowledge of the Company, the stations are not causing interference in violation of the Communications Laws to the transmission of any other broadcast station or communications facility and have not received any complaints with respect thereto, and (iii) to the Knowledge of the Company, no other broadcast station or communications facility is causing interference in violation of the Communications Laws to the stations’ transmissions or the public’s reception of such transmissions.
Section 4.23   No Additional Representations or Warranties.   Except as provided in this Article IV or in any certificate to be delivered by the Company in connection with this Agreement, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company, any of its Subsidiaries, or with respect to any other information provided to Parent, each Merger Sub or their respective Affiliates in connection with the Transactions, including the accuracy, completeness or timeliness thereof. Other than claims with respect to fraud, neither the Company nor any other Person will have or be subject to any claim, liabilities or any other obligation to Parent, each Merger Sub or any other Person resulting from the distribution or failure to distribute to Parent or either Merger Sub, or Parent’s or either Merger Sub’s use of, any such information, including any information, documents, projections, estimates, forecasts or other material made available to Parent or either Merger Sub in the electronic data room maintained by the Company for purposes of the Transactions or management presentations in expectation of the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS
Except as set forth in the Parent Disclosure Letter, Parent and each Merger Sub represent and warrant to the Company:
Section 5.01   Corporate Existence and Power.   Each of Parent and each Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all corporate or limited liability company (as applicable) power and authority required to carry on its business as currently conducted, except where the failure to have such power and authority would not reasonably be expected to impair the ability of Parent or either Merger Sub to consummate the Transactions. Each of Parent and each Merger Sub is duly qualified to do business as a foreign corporation or limited liability company (as applicable) and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to materially impair the ability of Parent or either Merger Sub to consummate the Transactions.
Section 5.02   Corporate Authorization.
(a)   Each of Parent and each Merger Sub has all requisite corporate or limited liability company (as applicable) power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by each of Parent and each Merger Sub of this Agreement have been duly and validly authorized by all necessary action on the part of Parent and each Merger Sub (subject, with respect to Merger Sub 1, only to approval by its sole stockholder, which will be effected by written consent immediately following the execution and delivery of this Agreement), and no other corporate or limited liability company (as applicable) proceedings on the part of Parent and each Merger Sub are necessary to authorize the execution and delivery of this Agreement or for each of Parent and each Merger Sub to consummate the Transactions (other than, with respect to the Mergers, the filing of the Certificate of Merger and the LLC Certificate of Merger with the Delaware Secretary of State). Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement has been duly and validly executed and delivered by Parent and each Merger Sub and constitutes the legal, valid and binding obligation of each of Parent and each Merger Sub, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(b)   The board of directors, sole member or similar governing body of each of Parent and each Merger Sub has duly adopted resolutions (i) determining that this Agreement and the Transactions are advisable and in the best interests of Parent, each Merger Sub and their respective stockholders or other equityholders, as applicable, and (ii) adopting this Agreement and the Transactions. Parent, acting in its capacity as the sole stockholder of Merger Sub 1, will immediately after execution and delivery hereof approve and adopt this Agreement.
(c)   No vote of, or consent by, the holders of any Equity Securities of Parent (other than, for the avoidance of doubt, the consent of Parent, as the sole holder of the Equity Securities of Merger Sub 1, to adopt the Agreement) is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions or otherwise required by Parent’s organizational documents, Applicable Law or any Governmental Authority.
Section 5.03   Governmental Authorization.   The execution, delivery and performance by each of Parent and each Merger Sub of this Agreement and the consummation by Parent and each Merger Sub of the Transactions require no action by or in respect of, or filing with, any Governmental Authority other than (a) the filing of the Certificate of Merger and the LLC Certificate of Merger with the Delaware Secretary of State, (b) compliance with and filings or notifications under any applicable requirements of the Antitrust Laws, (c) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, including the filing of the Proxy Statement and the Schedule 13E-3, (d) compliance with any applicable rules of Nasdaq, (e) receipt of the prior consent of the FCC to the Mergers, (f) compliance with and filings or notifications under any applicable Communications Laws and (g) where failure to take any such actions or filings would not reasonably be expected to materially impair or delay the ability of Parent or either Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement.
Section 5.04   Non-Contravention.
(a)   The execution, delivery and performance by each of Parent and each Merger Sub of this Agreement, the consummation by each of Parent or either Merger Sub of the Transactions and the compliance by each of Parent or either Merger Sub with any of the provisions of this Agreement does not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the Governing Documents of Parent or either Merger Sub, (b) assuming the consents, approvals, authorizations and filings referred to in Section 5.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, contravene, conflict with or result in a violation or breach of any Applicable Law or (c) assuming compliance with the matters referred to in Section 5.03, require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any Contract, except in the case of clauses (b) and (c) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation or loss that would not reasonably be expected to, individually or in the aggregate, materially impair or delay the ability of Parent or either Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement.
(b)   Parent is qualified under the Communications Laws to acquire control of the Acquired Companies using the FCC’s “short-form” approval process, no waiver is required under the Communications Laws in order for Parent to acquire such control, and Parent has no reason to believe that the FCC will not approve the FCC Application in the ordinary course. Without limiting the foregoing, immediately after the Closing, (i) Gato will own greater than 50 percent of the voting and equity interests in Parent; (ii) the direct and indirect ownership of Gato will not include changes to the ownership reported by the Acquired Companies previously to the FCC that would require a “long form” approval process; (iii) Peter M. Kern will have ultimate control (as defined by the FCC) of Gato and the Acquired Companies; and (iv) the Acquired Companies, Parent and Gato will be in compliance with the declaratory ruling issued by the FCC to the Acquired Companies and released on November 19, 2019. To the Knowledge of Parent, based on the completion of customary anti-money laundering diligence on the direct or indirect equity or debt investors in Parent and the Merger Subs, no direct or indirect equity or debt investor in Parent or either Merger Sub is: (i) a Sanctioned Person; (ii) organized, resident or located in a Sanctioned Country; (iii) engaged in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iv) otherwise in violation of applicable Trade Control Laws.
Section 5.05   Litigation.   As of the date of this Agreement, there are no pending or threatened lawsuits, actions, suits, claims or other proceedings at law or in equity or investigations before or by any Governmental Authority against Parent or any of its Subsidiaries that would reasonably be expected to materially impair the ability of Parent or either Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement. There is no unsatisfied judgment or any open injunction binding upon Parent or any of its Subsidiaries which would reasonably be expected to materially impair the ability of Parent or either Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement.
Section 5.06   No Brokers.   There is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of any of Parent or its Subsidiaries who will be entitled to any fee or commission from Parent or its Subsidiaries, including each Merger Sub, in connection with the Transactions.
Section 5.07   Ownership of Company Common Stock.
(a)   Other than the Gato Shares and any Equity Securities issued to applicable directors of the Company as equity awards, Parent and each Merger Sub and their respective Subsidiaries and Affiliates do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company except pursuant to this Agreement.
(b)   Except as set forth on Section 5.07 of the Parent Disclosure Letter, the Voting and Support Agreement or the Gato Partnership Agreement, neither Parent nor any of its Affiliates has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (i) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, or (ii) any stockholder of the Company (A) agrees to vote to adopt this Agreement or the Mergers or (B) agrees to vote against, or not to tender its shares of Company Common Stock in, any Acquisition Proposal.
(c)   Other than the Gato Shares and any Equity Securities issued to applicable directors of the Company as equity awards, neither Parent, either Merger Sub nor any “affiliate” or “associate” (as such terms are used in Section 203 of the DGCL) thereof “own” (within the meaning of Section 203 of the DGCL) or have, within the last three (3) years, “owned” any shares of Company Common Stock (or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock).
Section 5.08   Financial Capacity.   Parent has delivered to the Company true and complete copies of (a) the executed equity commitment letter dated as of the date hereof (the “Equity Commitment Letter”) from the Guarantors to provide to Parent on the Closing Date the Equity Financing in cash in an aggregate amount of at least $115,000,000, which Equity Commitment Letter provides that the Company is an express third party beneficiary thereto and (b) the Debt Commitment Letter executed by the Debt Financing Sources party thereto on the date hereof and countersigned by Merger Sub 2. None of the Commitment Letters have been amended or modified prior to the date of this Agreement. The aggregate proceeds of the Debt Financing and the Equity Financing will be sufficient to consummate the Transactions, including (i) the payment of the aggregate Merger Consideration and Option Consideration to which holders of Company Common Stock, Company Options and Company RS Awards will be entitled at the Effective Time pursuant to this Agreement, (ii) the repayment of the Payoff Indebtedness and (iii) the payment of all fees and expenses required to be paid by Parent or either Merger Sub at the Closing in connection with the Transactions. As of the date hereof, the commitments contained in the Commitment Letters have not been withdrawn or rescinded in any respect. As of the date hereof, the Commitment Letters are in full force and effect and, to the Knowledge of each Merger Sub, represent valid, binding and enforceable obligations of Parent (in the case of the Equity Commitment Letter) and the Debt Financing Sources (in the case of the Debt Commitment Letter) (in each case, subject to the Enforceability Exceptions) to provide the financing contemplated thereby subject only to the satisfaction or waiver of the applicable Financing Conditions. Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Financing. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a material breach or default on the part of Parent (in the case of the Equity Commitment Letter) or Merger Sub 2 (in the case of the Debt Commitment Letter), in each case, or any other party thereto under any term of the Commitment Letters which would reasonably be expected to materially impair or adversely affect the Financing. As of the date hereof, each of Parent (in the case of the Equity Commitment Letter) and Merger Sub 2 (in the case of the Debt Commitment Letter) has no reason to believe that it or any other party thereto will be unable to satisfy on a timely basis any term of any of the Commitment Letters. Except as set forth in the Equity Commitment Letter and the Debt Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing other than the Financing Conditions. The only conditions precedent or other contingencies related to the funding of the Debt Financing on the Closing Date that will be required to be satisfied on the Closing Date in order to consummate the Debt Financing contemplated by the Debt Commitment Letter shall be the Financing Conditions contained in the Debt Commitment Letter. As of the date of this Agreement, Parent has no reason to believe that (A) any of the Financing Conditions will not be satisfied or (B) the Financing will not be made available to Parent (in the case of the Equity Commitment Letter) and Merger Sub 2 (in the case of the Debt Commitment Letter) on the Closing Date. Parent and each Merger Sub expressly agree and acknowledge that their obligations hereunder, including Parent’s and each Merger Sub’s obligations to consummate the Mergers, are not subject to, or conditioned on, Parent’s or either Merger Sub’s receipt of financing. Notwithstanding anything to the contrary contained herein, the Company agrees that a breach of the representations and warranties in this Section 5.08 shall not result in the failure of the conditions to the Closing set forth in Section 7.03(a) if, notwithstanding such breach and subject to the satisfaction of the other conditions to Closing set forth in Article VII, Parent and each Merger Sub are willing and able to consummate the Closing on the date the Closing is required to occur hereunder.
Section 5.09   Solvency.   Neither Parent nor either Merger Sub is entering into the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of any Acquired Company. Parent and each Merger Sub, taken as a whole on a consolidated basis, are solvent as of the Closing Date, assuming (a) the truth and accuracy of the representations and warranties contained in Article IV (without giving effect to any “material,” “materiality,” “Company Material Adverse Effect,” “knowledge” or similar qualifiers or exceptions contained therein), (b) that any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared by them in good faith based upon assumptions that were, and continue to be, reasonable, (c) the Company complies in all material respects with its obligations under this Agreement, (d) the Company and its Subsidiaries, taken as a whole, are solvent immediately prior to the Effective Time, and (e) satisfaction of the conditions to Parent and each Merger Sub’s obligation to consummate the Mergers, and each of Parent and the Surviving Corporation will, after giving effect to all of the Transactions, including the payment of any amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses, be solvent at and immediately after the Effective Time. As used in this Section 5.09, the term “solvent” means, with respect to a particular date, that on such date, (i) the sum of the assets, at a fair valuation, of Parent and each Merger Sub and, after the Mergers, Parent and the Surviving Corporation and its Subsidiaries will exceed their debts, (ii) Parent and each Merger Sub, taken as a whole on a consolidated basis, and, after the Mergers, Parent and the Surviving Corporation and its Subsidiaries, taken as a whole on a consolidated basis, have not incurred debts beyond their ability to pay such debts as such debts mature and become absolute, and (iii) Parent and each Merger Sub, taken as a whole on a consolidated basis, and, after the Mergers, Parent and the Surviving Corporation and its Subsidiaries, taken as a whole on a consolidated basis, have sufficient capital and liquidity with which to conduct their business. For purposes of this Section 5.09, “debt” means any liability on a claim, and “claim” means any right to (A) payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (B) an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.
Section 5.10   Ownership of Merger Sub 1; No Prior Activities.   All of the authorized capital stock of Merger Sub 1 consists of 100 shares, par value $0.01 per share, all of which are validly issued and outstanding.

All of the issued and outstanding shares of stock of Merger Sub 1 are, and at the Effective Time will be, owned directly by Parent. Merger Sub 1 was formed solely for the purpose of engaging in the Transactions (as applicable). Except for obligations or liabilities incurred in connection with its formation and the Transactions, Merger Sub 1 has not and will not prior to the Effective Time have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.
Section 5.11   Ownership of Merger Sub 2; No Prior Activities.   All of the issued and outstanding membership interests of Merger Sub 2 are, and at the LLC Merger Effective Time will be, owned directly by Merger Sub 1. Merger Sub 2 was formed solely for the purpose of engaging in the Transactions (as applicable). Except for obligations or liabilities incurred in connection with its formation and the Transactions (including the Debt Financing), Merger Sub 2 has not and will not prior to the LLC Merger Effective Time have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.
Section 5.12   Company Arrangements.   Other than as contemplated by this Agreement, the Voting and Support Agreement and the Confidentiality Agreement, as of the date hereof, none of Parent or either Merger Sub, or their respective executive officers, directors or Affiliates, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or Affiliates of the Company relating in any way to the Transactions or the operations of the Company.
Section 5.13   The Pantaya Transaction.   Other than the Pantaya Transaction Agreement, the Radio Stations Purchase Agreement and that certain letter agreement re: expense reimbursement, dated as of the date hereof, by and between Parent and the Pantaya Transaction Purchaser in substantially the form provided to the Company prior to the date hereof, Parent, each Merger Sub and their respective Affiliates (other than the Acquired Companies) have not entered into any documents, agreements or arrangements relating to the Pantaya Transaction or the Radio Stations Transaction.
Section 5.14   No Additional Representations and Warranties.   Except for the representations and warranties contained in Article IV, Parent and each Merger Sub acknowledge that neither the Company nor any of its Subsidiaries or Representatives makes, and Parent and each Merger Sub acknowledge that they have not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of the Company or any of its Subsidiaries or with respect to any other information provided or made available to Parent or either Merger Sub by or on behalf of any of the Company in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Parent, each Merger Sub or their respective Representatives in certain “data rooms” or management presentations in expectation of the Transactions. Except as provided in this Article V or in any certificate to be delivered by Parent or either Merger Sub in connection with this Agreement, neither Parent, each Merger Sub nor any other Person on behalf of Parent or either Merger Sub makes any express or implied representation or warranty with respect to Parent, each Merger Sub, any of their respective Subsidiaries, or with respect to any other information provided to the Company or its Affiliates in connection with the Transactions, including the accuracy, completeness or timeliness thereof.
ARTICLE VI.
COVENANTS OF THE PARTIES
Section 6.01   Conduct of the Company Pending the Mergers.
(a)   The Company agrees that, from the date of this Agreement until the earlier of the Effective Time or the valid termination of this Agreement in accordance with Section 8.01, except as (i) set forth on Section 6.01(a) of the Company Disclosure Letter, (ii) as required by Applicable Law (including COVID-19 Measures), (iii) expressly required or contemplated by this Agreement (including taking any action in furtherance of the consummation of the Pantaya Transaction) or (iv) otherwise with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, (A) conduct their respective businesses in all material respects in the ordinary course of business, and (B) use their respective commercially reasonable efforts to preserve their goodwill and current relationships with employees, customers, suppliers and other Persons with which the Company or any of its Subsidiaries has material business relations; provided, however, that no action by the

Acquired Companies with respect to matters specifically addressed by any provision of the following sentence shall be deemed a breach of the covenants contained in this sentence unless such action would constitute a breach of such specific provision in the following sentence; provided, further, that the failure by an Acquired Company to take any action prohibited by any clause in the following sentence shall not be deemed to be a breach of the covenants contained in this sentence. Without limiting the foregoing, and as an extension thereof, except (w) as set forth on Section 6.01(a) of the Company Disclosure Letter, (x) as required by Applicable Law (including COVID-19 Measures), (y) expressly required or contemplated by this Agreement (including taking any action in furtherance of the consummation of the Pantaya Transaction), or (z) otherwise with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed, other than with respect to clauses Section 6.01(a)(i), (ii), (iii), (v), (vii), (ix), (xiii), (xiv), (xv), (xvi), (xix) and (xxii) or, with respect to the foregoing, clause (a)(xxiii)), the Company shall not, and shall not permit any of its Subsidiaries to, from the date of this Agreement until the earlier of the Effective Time or the valid termination of this Agreement in accordance with Section 8.01:
(i)   amend the certificate of incorporation, bylaws or other organizational documents of the Acquired Companies (whether by merger, consolidation or otherwise);
(ii)   issue, sell, grant options or rights to purchase or receive, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, any Company Common Stock or other Equity Securities, other than (A) shares of Company Common Stock issuable upon exercise of Company Options outstanding as of the date hereof in accordance with their terms or issued after the date hereof in accordance with the terms of this Agreement or (B) grants of shares of Company Common Stock and Company Options to new hires or in connection with promotions (with the aggregate and individual grant date fair values of such grants not to exceed the amounts set forth on Section 6.01(a) (ii) of the Company Disclosure Letter);
(iii)   establish a record date for, authorize, declare, pay or make any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any Company Common Stock or other Equity Securities of the Company or any of its Subsidiaries;
(iv)   other than in the ordinary course of business, (A) let lapse, modify, materially amend (or, in the case of the Credit Agreement (as defined in the Company Disclosure Letter), amend in any respect), or terminate (excluding terminations or renewals upon expiration of the term thereof in accordance with the terms thereof) any Company Material Contract, (B) enter into any Contract that would be a Company Material Contract or a Real Property Lease if in existence on the date hereof, or (C) waive, amend, release or assign any material rights, claims or benefits under any Company Material Contract or Real Property Lease;
(v)   other than in connection with ordinary course financing arrangements or co-production arrangements relating to Pantaya or the Pantaya Business, sell, assign, transfer, convey, lease or otherwise dispose or create any material Lien on any of the Company’s or its Subsidiaries’ assets or properties, except in the ordinary course of business;
(vi)   except as required by any Plan as in effect on the date of this Agreement or as otherwise permitted by this Agreement, (A) grant any change in control, equity or equity-based awards, or severance, termination or similar pay, to (or amend any such existing arrangement with) any current or former employee, director, officer or other individual service provider of any Acquired Company, except in the case of separation and release agreements entered into in the ordinary course of business with employees who are not “executive officers” of the Company (within the meaning of Rule 3b-7 under the Exchange Act) (collectively, “Executive Officers”) (provided that, for the avoidance of doubt, from and after the date hereof and prior to the Closing, in no event may the Company or its Subsidiaries issue equity, equity based awards or any other benefits referred to in this clause (A) to directors or Executive Officers), (B) modify, extend or enter into any CBA, or recognize or certify any labor union, labor organization, works council or group of employees of the Acquired Companies as the bargaining representative for any employees of the Acquired Companies, except in the case of the extension or renewal of any expired or expiring CBA in the ordinary course of business, (C) except as otherwise permitted by this Section 6.01(a)(vi), establish, enter into, adopt or materially modify, amend or terminate any Plan or any plan, program, policy, agreement or arrangement that would be a Plan if in effect on the date hereof (which, for the avoidance of doubt, excludes offer letters for “at will” employment with employees with total annual compensation less than $250,000 that do not deviate in any material respect from the standard form offer letter previously provided to Parent, do not provide for any severance, change in control or similar benefits, are terminable upon notice without liability and are entered into in the ordinary course of business), (D) accelerate the timing of vesting, payment or funding of, or materially increase, any compensation (including any Company Compensatory Award), bonus, commission or other benefits payable or provided to any current or former employee, director, officer or any individual service provider of any Acquired Company, except for increases in compensation, bonus, commission or other benefits in the ordinary course of business consistent with past practice, or (E) hire or terminate (other than for cause), or send notice of non-renewal of employment or service agreement in respect of, the employment or services of any Executive Officer, director or other individual service provider with total annual compensation greater than $250,000;
(vii)   other than the Mergers contemplated hereby, merge or consolidate any Acquired Company with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any Acquired Company, except with respect to any wholly owned Subsidiary of the Company;
(viii)   make any material loans or material advances of money to any Person (other than for transactions among the Acquired Companies), except for (A) advances to employees or officers of the Acquired Companies for expenses or (B) extensions of credit to customers, in each case, incurred in the ordinary course of business;
(ix)   implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other similar action, to the extent such actions implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws;
(x)   waive or release any material noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;
(xi)   (A) make, change or rescind any entity classification or other material Tax election, file any material amended Tax Return, adopt or change any Tax accounting period or method of Tax accounting that has a material effect on Taxes, enter into any closing agreement or similar agreement with respect to any material Tax liability, settle or compromise any material Tax claim, assessment or other proceeding, surrender any right to claim a material Tax refund, credit or other benefit, trigger or claim any worthless stock deduction for Tax purposes (except as required by applicable Laws), consent to any extension or waiver of the limitation period applicable to any material Tax or Tax Return, or make any voluntary Tax disclosure or Tax amnesty or similar filing with respect to a material amount of Taxes or (B) except as required or permitted by GAAP, change any material accounting principles, methods or practices;
(xii)   split, combine, exchange, subdivide, cancel or reclassify any Equity Securities of the Company or any of its Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Equity Securities of the Company or any of its Subsidiaries, other than ordinary course repurchases in connection with the termination of any employee or service provider;
(xiii)   make or commit to any capital expenditures in excess of $2,000,000 in the aggregate, other than in accordance with the Company’s annual capital expenditures budget made available to Parent;
(xiv)   make or commit to purchase any audiovisual content in excess of 110% of the Company’s annual programming budget made available to Parent without giving effect to the disclosure set forth on Section 6.01(a) (xiv) of the Company Disclosure Letter;
(xv)   make any acquisition (whether by merger, consolidation or acquisition of stock, equity or assets) of any interest in any Person or any division or material assets or properties thereof or any divestiture of any of the Company’s Subsidiaries or any material assets or properties thereof (other than the Pantaya Transaction and the entry into, and the transactions contemplated by, the Radio Stations Transaction Agreement);
(xvi)   incur, issue, become liable for, amend or modify in any material respect the terms of any indebtedness for borrowed money or assume, guarantee or endorse, or otherwise become responsible for or grant any Lien on any assets of the Acquired Companies with respect to, the obligations of any Person for indebtedness (in each case, for the avoidance of doubt, excluding trade payables or obligations issued or assumed as consideration for services or property, including inventory), other than (A) under the Company’s existing revolving credit facility or (B) financing arrangements entered into in the ordinary course of business by Pantaya and its Subsidiaries in connection with productions or developments of Company IP;
(xvii)   sell, assign, transfer, abandon or license any material Company IP, except for (A) such actions taken by any Acquired Company in the ordinary course and (B) expiration of Company Registered IP in accordance with applicable statutory term (or in the case of domain names, applicable registration period);
(xviii)   compromise, settle or agree to settle any claims (A) involving amounts in excess of $500,000 individually or $1,000,000 in the aggregate to the extent such amounts are not covered by any of the Acquired Companies’ insurance policies or (B) (1) with respect to any obligations of criminal wrongdoing, (2) that would impose any material non-monetary obligations on the Company or its Subsidiaries that would continue after the Effective Time or (3) involving an admission of guilt or liability by the Company or any of its Subsidiaries;
(xix)   enter into any new line of business material to the Company and its Subsidiaries, taken as a whole;
(xx)   (A) fail, cancel, reduce, terminate or fail to maintain insurance coverage under material insurance policies (other than (1) replacements thereof providing similar coverage on substantially similar terms and (2) any insurance policy that the Company does not have the ability to unilaterally renew or cannot renew without the consent or action of a Third Party) or (B) fail to file claims in a timely manner as required under the Insurance Policies with respect to all material matters and material occurrences for which it has coverage; provided, that nothing in this Section 6.01(a) (xx) shall restrict or prevent the Company from (and the Company shall not be required to obtain the prior written consent of Parent with respect to) renewing any insurance policy of the Company or its Subsidiaries or agreeing to any increases to insurance premium amounts or other customary costs in connection with such renewals, in each case, in the ordinary course of business or as required in connection with the Transactions or in connection with any contractual obligations;
(xxi)   dispose of (or write-off, other than to the extent required by applicable securities Laws, including without limitation, all rules and regulations promulgated thereunder including Regulation S-K and Regulation S-X) any interest in the joint venture to operate a broadcast television network in Colombia referred to as “Canal 1” or make any contribution or investment (whether in cash or in kind), directly or indirectly, to or in such joint venture;
(xxii)   amend, modify or supplement the Pantaya Transaction Agreement or the Radio Stations Transaction Agreement or waive any rights thereunder or enter into any new documents, agreements or arrangements relating to the Pantaya Transaction or the Radio Stations Transaction; or
(xxiii)   commit, enter into any agreement or otherwise become obligated to take any action prohibited under this Section 6.01(a).
Notwithstanding anything to the contrary in this Agreement any COVID-19 Reasonable Action taken, or omitted to be taken, by any of the Acquired Companies in good faith pursuant to any Applicable Law or any other directive, pronouncement or guideline issued by a Governmental Authority providing for business closures, “sheltering-in-place” or other similar restrictions that relate to or arise out of COVID-19 shall in no event be deemed to constitute a breach of this Section 6.01(a). The Acquired Companies shall, to the extent practicable under the circumstances, notify Parent in writing before taking any COVID-19 Reasonable Action and reasonably consult with Parent with respect thereto.

(b)   Nothing contained in this Agreement shall give Parent, directly or indirectly, any right to control or direct the operations of the Acquired Companies prior to the Closing. Prior to the Closing, each of the Company and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.
Section 6.02   Non-Solicitation.
(a)   Notwithstanding anything to the contrary in this Agreement, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. Eastern time on the day that is 30 calendar days following the date of this Agreement (the “Go-Shop End Date”), the Company, its Subsidiaries, and their respective directors, officers, employees, and other Representatives shall have the right to, directly or indirectly: (i) solicit, initiate, encourage or facilitate any Acquisition Proposals or the making thereof, including by way of furnishing non-public information and other access to any Person pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided that the Company shall provide Parent, substantially concurrently with providing it to any such other Person, any material non-public information with respect to the Company or its Subsidiaries furnished to such other Person which was not previously furnished to Parent, except to the extent providing Parent with such information would violate any Applicable Law to which the Company or any of its Subsidiaries is subject and (ii) enter into, continue or otherwise participate in any discussions or negotiations with respect to any Acquisition Proposal or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any Acquisition Proposal. In no event may the Company or any of its Subsidiaries or any of their Representatives, directly or indirectly, reimburse or pay, or agree to reimburse or pay, the fees, costs or expenses of, or provide or agree to provide any compensation to, any Person or group (or any of its or their Representatives or potential financing sources), whether prior to or after the Go-Shop End Date, who makes an Acquisition Proposal or any other proposal, inquiry or offer.
(b)   Except as otherwise expressly permitted by this Section 6.02 (including with respect to any Exempted Person), the Company shall, and shall cause its Subsidiaries and each of its and their respective directors, officers and employees to, and shall instruct and direct, and use its reasonable best efforts to cause, its other Representatives to:
(i)   from and after the Go-Shop End Date, (A) immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Third Party with respect to an Acquisition Proposal or any inquiry, discussion, offer or request that would reasonably be expected to lead to an Acquisition Proposal, (B) take the necessary steps to promptly inform any Third Parties with whom discussions and negotiations are then occurring or who make an Acquisition Proposal after the execution of this Agreement of the obligations set forth in this Section 6.02(b) and (C) promptly (and in any event within two (2) Business Days after the Go-Shop End Date) request in writing that each Third Party that has executed a confidentiality or similar agreement within the twelve (12) month period immediately preceding the Go-Shop End Date promptly return or destroy all confidential information concerning the Company and its Subsidiaries provided by the Company and its Subsidiaries or Representatives to such Third Party or any of its Representatives with respect thereto and ensure that no such Third Party has any continued access to any physical or electronic data room; and
(ii)   from and after the Go-Shop End Date until the earlier of the date on which the Required Company Stockholder Approval has been obtained or the date, if any, on which this Agreement is validly terminated in accordance with Article VIII, not to, directly or indirectly (A) solicit, initiate, seek, propose or knowingly facilitate, or encourage any inquiry, discussion, offer, announcement or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) enter into, continue, initiate or otherwise participate in any discussions or negotiations with, or furnish any non-public information or data relating to the Acquired Companies to, or afford access to the properties, books, records, officers or personnel of the Acquired Companies to, any Third Party or its Representatives with respect to an Acquisition Proposal or any inquiry, discussion, offer, announcement or request that would reasonably be expected to lead to an Acquisition Proposal (provided that, notwithstanding the foregoing, the Company shall be permitted to grant a waiver of or terminate any “standstill” or similar bona fide agreement or obligation of any Third Party with respect to the Acquired Companies to allow such Third Party to submit an Acquisition Proposal if the Company Special Committee has determined that failure to so waive or terminate would be inconsistent with the

Company’s directors’ fiduciary duties under Applicable Law), (C) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement or Contract with respect to or relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or requiring the Company to abandon, terminate, breach or fail to consummate the Transactions (an “Alternative Acquisition Agreement”), or (D) resolve, commit or agree to do any of the foregoing.
No later than twenty four (24) hours following the Go-Shop End Date, the Company shall notify Parent in writing of the identity of each Exempted Person, together with a copy of the Acquisition Proposal submitted by such Exempted Person and the material terms and conditions of any proposal or offer regarding an Acquisition Proposal (including any amendments or modifications thereof) received from such Exempted Person on or prior to the Go-Shop End Date (which shall include a copy of such proposal or offer), and copies of each Acceptable Confidentiality Agreement entered into on or prior to the Go- Shop End Date. Notwithstanding the commencement of the obligations of the Company under this Section 6.02(b) or Section 6.02(c), from and after the Go- Shop End Date, the Company may continue to engage in the activities described in this Section 6.02(b) and Section 6.02(c) with respect to any Acquisition Proposal submitted by an Exempted Person on or before the Go-Shop End Date until 11:59 p.m. Eastern time on the date on which such Acquisition Proposal expires by its terms, or the Exempted Person has otherwise terminated or withdrawn such Acquisition Proposal (provided that, for the avoidance of doubt, any amended or revised Acquisition Proposal submitted by such Exempted Person shall not be deemed to constitute, in and of itself, an expiration, termination or withdrawal of such previously submitted Acquisition Proposal) or ceased to be an Exempted Person.
(c)   Notwithstanding anything to the contrary contained in Section 6.02(b) (but subject to the Company’s rights with respect to Exempted Persons), but subject to compliance with the other provisions of this Section 6.02, if, after the date of this Agreement and prior to the receipt of the Required Company Stockholder Approval, (i) the Company has received a bona fide written Acquisition Proposal from a Third Party that did not result from a breach of Section 6.02(b) and that is not withdrawn and (ii) the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee determines in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisors), that (A) such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (B) the Company Special Committee determines in good faith, after consultation with outside counsel, that failure to take the actions contemplated by clauses (1) and (2) below would be inconsistent with the directors’ fiduciary duties under Applicable Law, then the Company and its Representatives may, subject to the execution of a customary confidentiality agreement with such Third Party that contains provisions that in the aggregate are no less favorable to the Company than those contained in the Confidentiality Agreement and that does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to Parent required pursuant to this Section 6.02 (each, an “Acceptable Confidentiality Agreement”), (1) furnish non-public information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party, and (2) engage in discussions and negotiations with such Third Party with respect to the Acquisition Proposal; provided that any non-public information concerning the Acquired Companies made available to any Third Party shall, to the extent not previously made available to Parent, be made available to Parent as promptly as reasonably practicable (and in any event within twenty-four (24) hours) after it is made available to such Third Party. Notwithstanding anything to the contrary set forth in this Section 6.02 or elsewhere in this Agreement, the Company, its Subsidiaries and its Representatives may, in any event (without the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee having to make the determination in clause (ii) of the preceding sentence), contact any Third Party to (x) seek to clarify and understand the terms and conditions of any inquiry or proposal made by such Third Party solely to, and only to the extent necessary to, determine whether such inquiry or proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, and (y) inform such Third Party that has made or, to the Knowledge of the Company, is expected to make an Acquisition Proposal of the provisions of this Section 6.02.
(d)   Except as expressly permitted by this Section 6.02(d) or Section 6.02(e), neither the Company Board nor the Company Special Committee, as applicable, shall: (i) withhold, withdraw, modify, amend,

qualify or propose publicly to withhold, withdraw, modify, amend or qualify, in a manner adverse to Parent, the Company Board Recommendation; (ii) fail to include the Company Board Recommendation in the Proxy Statement or fail to publicly recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten (10) Business Days after the commencement of a tender offer providing for such Acquisition Proposal; (iii) authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, or otherwise declare advisable (publicly or otherwise) any Acquisition Proposal; (iv) from and after the Go-Shop End Date, fail to reaffirm publicly the Company Board Recommendation within five (5) Business Days after Parent requests in writing that the Company Board Recommendation be reaffirmed publicly; provided that, other than any reaffirmation following receipt of an Acquisition Proposal, Parent may only request such a reaffirmation on two (2) separate occasions (provided that any such Acquisition Proposal that is modified in any material respect shall be considered a new and separate Acquisition Proposal for purposes of this Section 6.02(d)); (v) make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary ”stop, look and listen” communication by the Company Board (or the Company Special Committee, if applicable) pursuant to Rule 14d-9(f) of the Exchange Act; provided that the Company does not make any recommendation or public statement in connection therewith other than a recommendation against any Acquisition Proposal (any of the actions described in clauses (i) through (v) of this Section 6.02(d), an “Adverse Recommendation Change”); or (vi) authorize, cause or permit the Company to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Required Company Stockholder Approval, but not after, the Company Board (upon the recommendation of the Company Special Committee) shall be permitted, so long as the Company is not in material violation of this Section 6.02 and subject to compliance with Section 6.02(e), (A) to terminate this Agreement to concurrently enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to Section 8.01(h) (in which case the Company shall pay, or cause to be paid, to Parent (or one or more of its designees), the Company Termination Fee prior to or concurrently with such termination) or (B) to effect an Adverse Recommendation Change or Notice of Adverse Recommendation Change in connection with such Superior Proposal.
(e)   The Company Board or the Company Special Committee, as applicable, shall only be entitled to effect an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(h) if, prior to the time the Required Company Stockholder Approval is obtained, but not after:
(i)   (A) the Company has provided, at least four (4) Business Days’ advance written notice (a “Notice of Adverse Recommendation Change”) to Parent that the Company intends to take such action in response to a Superior Proposal pursuant to Section 6.02(d) (it being understood that the delivery of a Notice of Adverse Recommendation Change and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice shall (1) state that the Company has received a bona fide written Acquisition Proposal that has not been withdrawn and that the Company Board or the Company Special Committee, as applicable, has concluded in good faith (after consultation with its financial and outside legal advisors) constitutes a Superior Proposal, (2) include, as applicable, written notice of the material terms of such Superior Proposal which enabled the Company Board or the Company Special Committee, as applicable, to make the determination that the Acquisition Proposal is a Superior Proposal and the identity of the Person who made such Superior Proposal, (3) attach all material documents with respect to such Superior Proposal, including the most current version of the relevant transaction agreement and, if applicable, copies of all relevant documents relating thereto, including any related financing commitments, and (4) state that the Company Board intends to effect an Adverse Recommendation Change or terminate this Agreement pursuant to this Section 6.02(e); (B) during the four (4) Business Day period following the time of Parent’s receipt of the Notice of Adverse Recommendation Change, the Company shall have, and shall have caused its directors, officers, employees and Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement and the Commitment Letters and Guaranty so that such Superior Proposal ceases to constitute a Superior Proposal; and (C) following the end of the four (4) Business Day period described in the preceding clause (B), the Company Board (upon the recommendation of the Company Special Committee) shall have determined in good faith, after consultation with its financial and outside legal advisors (including the Special

Committee Financial Advisors), taking into account any changes to this Agreement and the Commitment Letters and Guaranty irrevocably offered in writing by Parent in response to the Notice of Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Adverse Recommendation Change continues to constitute a Superior Proposal; provided, however, that in the event that the Acquisition Proposal to which this provision applies is thereafter modified in any material respect by the party making such Acquisition Proposal, the Company shall promptly provide written notice of and the material terms with respect to such modified Acquisition Proposal to Parent and shall again comply with this Section 6.02(e) and provide Parent with an additional two (2) Business Days’ notice prior to effecting any Adverse Recommendation Change or effecting a termination pursuant to Section 8.01(h) (and shall do so for each such subsequent amendment or modification); or
(ii)   (A) an Intervening Event has occurred; (B) the Company Board (upon the recommendation of the Company Special Committee) has determined in good faith, after consultation with the Company’s financial and outside legal counsel (including the Special Committee Financial Advisors), that the failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; (C) prior to effecting an Adverse Recommendation Change, the Company Board (or the Company Special Committee, if applicable) has provided, at least four (4) Business Days’ advance written notice (a “Notice of Intervening Event”) to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Intervening Event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes reasonably detailed information describing the Intervening Event and the reasons for the Company taking such action; (D) during such four (4) Business Day period following the time of Parent’s receipt of the Notice of Intervening Event, the Company shall have, and shall have caused its directors, officers, employees and Representatives to, and shall have used reasonable best efforts to cause its other Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, the Commitment Letters and Guaranty in response to such Intervening Event; and (E) following the end of such four (4) Business Day period described in the preceding clause (D), the Company Board (upon the recommendation of the Company Special Committee) shall have determined in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisors), taking into account any changes to this Agreement, the Commitment Letters and Guaranty irrevocably offered in writing by Parent in response to the Notice of Intervening Event, that the failure to make such Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; provided that if the Intervening Event to which this provision applies thereafter changes in any material respect or another Intervening Event occurs, the Company shall provide written notice of such modified or other Intervening Event to Parent and shall again comply with this Section 6.02(e) (ii) and provide Parent with an additional two (2) Business Days’ notice prior to effecting any Adverse Recommendation Change (and shall do so for each such subsequent change or occurrence).
(f)   From and after the Go-Shop End Date until the Effective Time or the date, if any, on which this Agreement is terminated in accordance with Article VIII, (i) as promptly as reasonably practicable (and in any event within twenty-four (24) hours) after (A) receipt of any Acquisition Proposal by or on behalf of the Company or any of its Subsidiaries or Representatives or (B) any request for non-public information or inquiry or any discussions or negotiations are sought to be initiated with, the Company or any of its Subsidiaries or Representatives in connection with a potential Acquisition Proposal, the Company shall provide Parent with written notice, which notice shall include, in the case of clause (A), the identity of the Person making the Acquisition Proposal and the material terms and conditions thereof (including, if applicable, copies of any written documentation constituting the Acquisition Proposal, including proposed Alternative Acquisition Agreements and any related financing commitments), and in the case of clause (B), the identity of the Person seeking such information or discussions or negotiations, and (ii) in the event that any such party modifies its Acquisition Proposal in any material respect, the Company shall provide Parent with written notice within twenty-four (24) hours after receipt of such modified Acquisition Proposal of the fact that such Acquisition Proposal has been modified and the terms of such modification or proposed modification (including, if applicable, copies of any written documentation reflecting such modification or proposed modification). The Company shall keep Parent reasonably informed of the status of the discussions or negotiations referenced in clauses (i) and (ii) above.
(g)   Nothing contained in this Agreement shall prohibit the Company or the Company Board (upon the recommendation of the Company Special Committee), directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s stockholders), or (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d- 9(f) promulgated under the Exchange Act or a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto; provided that the foregoing shall in no way eliminate or modify the effect that any such statement or disclosure would otherwise have under this Agreement.
(h)   Any breach of this Section 6.02 by any director, officer or Subsidiary of any Acquired Company, or any action by any Representative acting on any Acquired Company’s behalf in breach of this Section 6.02, will be deemed to be a breach of this Agreement by the Company.
Section 6.03   Appropriate Action; Consents; Filings.
(a)   The Company, Parent and each Merger Sub shall use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law, including Antitrust Law and the Communications Laws, or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent, each Merger Sub or the Company, or any of their respective Subsidiaries, or to avoid any action or Proceeding by any Governmental Authority (including those in connection with the Antitrust Laws), in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii)(A) as promptly as reasonably practicable after the date hereof, make, and use commercially reasonable efforts to cause its direct or indirect shareholders to make (to the extent required by Applicable Law), all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any applicable Antitrust Laws, (B) as promptly as reasonably practicable, and in any event with ten (10) Business Days after the date hereof, jointly file a “short-form” application with the FCC for consent to the pro forma transfer of control of the FCC Licenses to Parent (the “FCC Application”), (C) jointly file as promptly as reasonably practicable after the date of this Agreement, any other application, notification or the like, required to be filed prior to the Closing under the Communications Laws or other related Applicable Law with respect to the Transactions, and shall comply with any request from the FCC or other Governmental Authority for additional information, documents, filings, or other materials and use commercially reasonable efforts to take, or cause to be taken, all other actions, and to do, or cause to be done, and to assist and cooperate in doing, all things necessary, proper, or advisable under Applicable Law to consummate and make effective the transactions completed hereby, and (D) as promptly as reasonably practicable after the date hereof, make, and use commercially reasonable efforts to cause its direct or indirect equityholders to make (to the extent required by Applicable Law), all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other Applicable Law. The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any Applicable Law in connection with the Transactions.
(b)   Without limiting the generality of anything contained in this Section 6.03, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Proceeding by or before any Governmental Authority with respect to the Mergers or any of the other Transactions; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry, investigation, action or Proceeding; (iii) promptly inform the other parties of any communication to or from any Governmental Authority regarding the approval of the Mergers or any of the other Transactions; (iv) respond as promptly as practicable to any additional requests for information received by any party from any Antitrust Authority any other Governmental Authority with respect to the Transactions or filings contemplated by Section 6.03(a); and (v) use reasonable best efforts to obtain such approvals, consents and clearances as may be necessary, proper or advisable under any Applicable Laws, including any applicable Antitrust Laws. Parent shall take the lead with respect to (w) the scheduling of, and strategic planning for, any meeting with any Governmental Authority under Applicable Law, (x) the making of any filings under Applicable Law, (y) the process for the receipt of any necessary approvals and (z) the resolution of any investigation or other inquiry of any such Governmental Authority. Each party hereto will consult and reasonably cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Mergers or any of the other Transactions. In addition, except as may be prohibited by any Governmental Authority or by Applicable Law, in connection with any such request, inquiry, investigation, action or Proceeding, each party hereto will permit Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry, investigation, action or Proceeding.
(c)   Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent related to any Applicable Law, Parent shall cooperate in good faith with the Governmental Authorities and shall use reasonable best efforts to complete lawfully the Transactions as soon as practicable (but in any event prior to the End Date), which reasonable best efforts shall include taking any and all action reasonably necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Mergers, including (i) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business, and (ii) promptly effecting the disposition, licensing or holding separate of assets or lines of business, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the End Date, in each case of the foregoing (including clauses (i) and (ii)), solely with respect to the Company and its Subsidiaries; provided, however, that Parent shall not be required to take any action, or agree to any condition or limitation if such actions, conditions and limitations, in the aggregate, would or would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, following the Closing. Notwithstanding anything to the contrary in this Agreement, Parent shall be entitled to make additional commitments to, or agreements with, Governmental Authorities to delay the Closing following any commitment to, or agreement with, any Governmental Authority not to close the Transactions before a certain date (but in no event to delay the Closing beyond the End Date) if such delay is reasonably necessary in order to prevent a Governmental Authority from continuing to investigate the Transactions, imposing conditions or remedies with respect to the Transactions or commencing a Proceeding.
(d)   Parent shall be solely responsible for and pay all costs incurred in connection with obtaining any consents or approvals of the type described in this Section 6.03.
(e)   The Company shall (and shall cause its Subsidiaries (including HMTV DTC) and its and their respective employees, advisors and representatives to) use reasonable best efforts to comply with their respective covenants and obligations under the Pantaya Transaction Agreement and cause the closing of the Pantaya Transaction pursuant to the Pantaya Transaction Agreement to occur prior to (but not before the Required Company Stockholder Approval is obtained) or substantially concurrently with the Closing hereunder. Parent shall reimburse the Company for any reasonable, documented in reasonable detail, out-of-pocket third party costs and expenses incurred by the Company or any of its Subsidiaries in connection with the matters contemplated by Section 7.8 of the Pantaya Transaction Agreement; provided that in no event shall the amount payable by Parent pursuant to this Section 6.03(e), when taken together with any amounts payable by Parent pursuant to Section 6.14(c) and Section 8.03(g), exceed, in the aggregate, the Company Expenses Cap.
(f)   Parent shall (and shall cause its Affiliates and its and their respective managers, employees, advisors and representatives to) use reasonable best efforts to cooperate with and assist the Company in connection with obtaining all required consents, licenses, permits, waivers, approvals, authorizations or orders required under any applicable Antitrust Laws for the Pantaya Transaction, to the extent permitted by Law, including by (i) making all necessary filings with respect to the Pantaya Transaction required under the HSR Act and any other Antitrust Law in accordance with the terms of the Pantaya Transaction Agreement within ten (10) Business Days after the date hereof, and thereafter making any other required submissions; (ii) reasonably cooperating with outside antitrust counsel for the Company; (iii) using reasonable best efforts to honor requests by the Company to attend meetings with any applicable Governmental Authorities, including any antitrust agencies; and (iv) responding reasonably promptly to all requests by any Governmental Authorities, including any antitrust agencies for the production of materials, interviews and interrogatories in connection with the Pantaya Transaction.
Section 6.04   Proxy Statement; Company Stockholder Meeting.
(a)   As promptly as reasonably practicable (and in any event within twenty (20) Business Days) following the date of this Agreement, the Company shall use reasonable best efforts to prepare and cause to be filed with the SEC a proxy statement in preliminary form, as required by the Exchange Act, relating to the Company Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) and the Company and Parent shall jointly prepare and file the Schedule 13E-3 with the SEC. Except as contemplated by Section 6.02, the Proxy Statement shall include the Company Board Recommendation with respect to the Mergers. The Proxy Statement shall include all material disclosure relating to the Special Committee Financial Advisors as required by Applicable Law. The Company shall promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC) with respect to the Proxy Statement or Schedule 13E-3 or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement or Schedule 13E-3, and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the parties hereto shall use their commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement or Schedule 13E-3. The Company shall use its commercially reasonable efforts so that the Proxy Statement and Schedule 13E-3 will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Company Stockholder Meeting as promptly as reasonably practicable after the date of this Agreement, and in no event more than ten (10) Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement; provided that the Company shall not be obligated to mail the definitive Proxy Statement or Schedule 13E-3 to the Company’s stockholders prior to the date that is five calendar days after the Go-Shop End Date. Prior to filing or mailing the Proxy Statement or Schedule 13E-3 (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response to the extent permitted by Applicable Law and shall include any such comments reasonably proposed by Parent.
(b)   Parent shall, as promptly as practicable, use reasonable best efforts to furnish to the Company all information concerning Parent and each Merger Sub as may be requested in writing by the Company in connection with the Proxy Statement, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise assist and reasonably cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Parent will, upon written request of the Company, reasonable best efforts to confirm or supplement the information relating to Parent or either Merger Sub supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholder Meeting, such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(c)   In accordance with the Company’s organizational documents and the requirements of Nasdaq, the Company shall use reasonable best efforts to, as promptly as reasonably practicable (but subject to the last sentence of this Section 6.04(c) and the timing contemplated in Section 6.04(a)), (x) conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (including any adjournment or postponement thereof, the “Company Stockholder Meeting”) and (y) mail to the holders of Company Common Stock as of the record date established for the Company Stockholder Meeting a Proxy Statement and all other proxy material (such date, the “Proxy Date”) and if necessary to comply with applicable securities Laws, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection there with, re-solicit proxies. The Company shall use reasonable best efforts to duly call, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable after the Proxy Date (and in no event later than the thirtieth (30th) day following the first mailing of the Proxy Statement to the stockholders of the Company); provided, however, that the Company may postpone, recess or adjourn the Company Stockholder Meeting for up to twenty (20) days (and shall postpone, recess or adjourn the Company Stockholder Meeting at the request of Parent in the event of the following clauses (ii), (iii) or (iv) of this Section 6.04(c)): (i) with the consent of Parent, (ii) for the absence of a quorum, (iii) to solicit additional proxies for the purpose of obtaining the Required Company Stockholder Approval, (iv) after consultation with Parent to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board (acting on the recommendation of the Company Special Committee) has determined in good faith (after consultation with its outside legal counsel) is necessary under Applicable Laws or fiduciary duty and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s stockholders prior to the Company Stockholder Meeting or (v) if the Company has provided a Notice of Adverse Recommendation Change or Notice of Intervening Event to Parent pursuant to Section 6.02(e) and the latest deadline contemplated by Section 6.02(e) in respect of such Notice of Adverse Recommendation Change or Notice of Intervening Event has not been reached. Once the Company has established the record date for the Company Stockholder Meeting, the Company shall not change such record date or establish a different record date without the prior written consent of Parent, unless required to do so by Applicable Law. In the event that the date of the Company Stockholder Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing, it shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new record date for the Company Stockholders Meeting, as so adjourned, postponed or delayed, except as required by Applicable Law. Unless the Company Board (acting on the recommendation of the Company Special Committee) shall have effected an Adverse Recommendation Change, the Company shall use its commercially reasonable efforts to solicit proxies in favor of the adoption of this Agreement and to solicit the Required Company Stockholder Approval. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Company Stockholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Required Company Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Company Stockholder Meeting if this Agreement is validly terminated. Notwithstanding any Adverse Recommendation Change, unless this Agreement is validly terminated pursuant to, and in accordance with, Article VIII, this Agreement shall be submitted to the holders of Company Common Stock for the purpose of obtaining the Required Company Stockholder Approval. Without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (A) the adoption of this Agreement, (B) the stockholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act and (C) adjournment of the Company Stockholder Meeting shall be the only matters (other than procedural matters) which the Company shall propose to be acted on by the holders of Company Common Stock at the Company Stockholder Meeting.
(d)   If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of the Company’s or Parent’s Subsidiaries, or their respective officers or directors, is discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement or Schedule 13E-3, such party shall promptly inform the others. Each of Parent, each Merger Sub and the Company agrees to correct any information provided by it for use in the Proxy Statement or Schedule 13E-3 which shall have become false or misleading.
(e)   The Company covenants and agrees that the Proxy Statement (including the letter to stockholders, notice of meeting and form of proxy and any other document incorporated or referenced therein, in each case including any amendments or supplements thereto) at the date mailed to the Company’s stockholders and at the time of any meeting of the Company’s stockholders to be held in connection with the Mergers or

Schedule 13E-3, when it is filed with the SEC, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation, warranty, covenant or agreement is made by the Company with respect to (i) statements therein relating to Parent and its Affiliates, including each Merger Sub, or based on information supplied by Parent or either Merger Sub for inclusion in the Proxy Statement or (ii) any financial projections or forward- looking statements. The Proxy Statement and Schedule 13E-3 (and any amendment thereof or supplement thereto) will comply as to form in all material respects with the provisions of the Exchange Act and any other applicable federal securities Laws.
(f)   Parent covenants and agrees that the information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement (and any amendment thereof or supplement thereto) will not, at the date mailed to the Company’s stockholders and at the time of the meeting of the Company’s stockholders to be held in connection with the Mergers, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation, warranty, covenant or agreement is made by Parent with respect to (i) statements therein relating to the Company and its Affiliates or based on information supplied by the Company or its Subsidiaries for inclusion in the Proxy Statement or (ii) any financial projections or forward-looking statements.
Section 6.05   Access to Information.   Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Acquired Companies by Third Parties that may be in the Acquired Companies’ possession from time to time, from the date hereof until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Article VIII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and its Representatives and Debt Financing Sources reasonable access, during normal business hours, in such manner as not to interfere in any material respect with the normal operation of the Acquired Companies, to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Acquired Companies, and shall furnish such Persons with existing financial and operating data and other information concerning the affairs of the Acquired Companies as such Persons may reasonably request; provided that such investigation shall only be upon reasonable notice and shall be at Parent’s sole cost and expense; provided, further, that nothing herein shall require the Acquired Companies to disclose any information to Parent or any such Person if such disclosure would, in the reasonable judgment of the Company, (i) cause significant competitive harm to any Acquired Company if the Transactions are not consummated, (ii) violate Applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party, (iii) jeopardize any attorney-client or other legal privilege, in each case, so long as the Company provides Parent written notice of any information so withheld and reasonably cooperates with Parent in seeking to allow disclosure of such information in a manner that is not reasonably likely to violate Applicable Law, breach such confidentiality obligations, cause such competitive harm, breach such confidentiality obligations or jeopardize such attorney-client or other legal privilege or (iv) in light of COVID-19 Reasonable Actions, jeopardize the health and safety of any employee of the Acquired Companies; provided, further, that nothing herein shall authorize Parent or its Representatives to undertake any environmental testing involving sampling of soil, groundwater or building materials, or other similar invasive techniques at any of the Acquired Companies’ properties. All information obtained by Parent, each Merger Sub and their respective Representatives shall be subject to the Confidentiality Agreement. No investigation or access permitted pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty made by the Company hereunder.
Section 6.06   Confidentiality; Public Announcements.   Except as otherwise expressly contemplated by Section 6.02 (and, for the avoidance of doubt, nothing herein shall limit the rights of the Company, the Company Special Committee or the Company Board under Section 6.02), prior to any Adverse Recommendation Change, the Company, Parent and each Merger Sub shall consult with each other before issuing any press release or public announcement with respect to this Agreement or the Transactions, and none of the parties or their Affiliates shall issue any such press release or public announcement prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be necessary to the extent disclosure may (in the opinion of outside counsel) be required by Applicable Law, Governmental Order or applicable stock exchange rule or any listing agreement of any party hereto. Notwithstanding anything to the contrary set forth therein or herein, the parties agree that the Confidentiality Agreement shall continue in full force and effect until the Closing, at which time it shall automatically terminate effective as of the Closing and will be of no further force or effect. Before any document or other written communication prepared by or on behalf of the Company or any of its Subsidiaries to be publicly disclosed, posted or made accessible on the website of the Company (whether in written, video or oral form via webcast, hyperlink or otherwise), that is related to any of the transactions contemplated by this Agreement and, if reviewed by a stockholder of the Company, could reasonably be deemed to constitute a “solicitation” of “proxies” (in each case, as defined in Rule 14a-1 of the Exchange Act) with respect to the Mergers (a “Merger Communication”) is (i) disseminated to any investor, analyst, member of the media, employee, client, customer or other Third Party or otherwise made accessible on the website of the Company or such participant (whether in written, video or oral form via webcast, hyperlink or otherwise), or (ii) utilized by any executive officer, key employee or advisor of the Company or any such participant, as a script in discussions or meetings with any such Third Parties, the Company shall (or shall cause any such participant to) reasonably determine in good faith whether that communication constitutes “soliciting material” that is required to be filed by Rule 14a-6(b) or Rule 14a-12(b) of the Exchange Act and shall promptly inform Parent of such determination. The Company shall (or shall cause any such participant to) give reasonable and good faith consideration to any comments made by Parent and its counsel on any such Merger Communication. Notwithstanding anything to the contrary in this Agreement, Parent may disclose the terms of the Transactions to its direct and indirect equityholders and their respective equityholders and limited partners consistent with customary practice in the private equity industry, so long as the Person to which Parent is disclosing such terms is bound by a customary confidentiality agreement or other similar obligation that would require such Person to keep confidential such terms.
Section 6.07   Indemnification of Officers and Directors.
(a)   From and after the Effective Time, Parent agrees that it shall cause the Surviving Corporation to indemnify and hold harmless each present and former director and officer of the Acquired Companies against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Acquired Companies, as the case may be, would have been permitted under or required by Applicable Law and their respective certificates of incorporation, bylaws, indemnification agreements as in effect on the date of this Agreement and that have been made available to Parent (an “Indemnification Agreement”) or other organizational documents of the Company and its Subsidiaries in effect on the date of this Agreement to indemnify such person. Parent also agrees that it shall cause the Surviving Corporation to promptly advance expenses as incurred by each present and former director and officer of the Acquired Companies to the fullest extent permitted under or required by Applicable Law and the respective certificates of incorporation, bylaws, Indemnification Agreements or equivalent or other organizational and governing documents (collectively, “Governing Documents”) of the Company and its Subsidiaries in effect on the date of this Agreement upon receipt of a written undertaking by such Person or on such Person’s behalf to repay the amount paid or reimbursed if it is ultimately determined that such Person is not permitted to be indemnified under Applicable Law or any such applicable Governing Document. Without limiting the foregoing, Parent shall cause the Surviving Corporation (i) to maintain, for a period of not less than six (6) years from the Effective Time, provisions in the Acquired Companies’ respective Governing Documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Acquired Companies’ former and current officers and directors that are no less favorable to those Persons than the provisions of Applicable Law and the Governing Documents of the Acquired Companies, as applicable, in each case, as of the date of this Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Applicable Law.
(b)   For a period of six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage; provided, however, that (i) the Company may and (if the Company does not) Parent and the Surviving Corporation shall cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining at or prior to the Closing Date a prepaid, non-cancelable six (6)-year “tail” policy (containing terms not less favorable than the terms of such current insurance coverage) with respect to matters existing or occurring at or prior to the Effective Time and (ii) if any Proceeding is asserted or made against those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on or prior to the sixth (6th) year anniversary of the Effective Time, any insurance required to be maintained under this Section 6.07 shall be continued in respect of such claim until the final disposition thereof; provided, further, that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an aggregate or total premium amount in excess of three hundred percent (300%) of the amount per annum the Company paid for such coverage in its last full fiscal year (in which case the maximum amount of coverage with a premium under such threshold shall be obtained).
(c)   Notwithstanding anything contained in this Agreement to the contrary, this Section 6.07 shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.07. In addition, Parent and the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this Section 6.07.
Section 6.08   Section 16 Matters.   Prior to the Effective Time, the Company shall take such actions as are required to cause the disposition of Company Common Stock, Company Options, Company RS Awards or other securities in connection with the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.
Section 6.09   Stockholder Litigation.   The Company shall keep Parent reasonably informed on a current basis regarding any stockholder litigation or similar Proceeding against the Company or its directors or officers relating to the Transactions (the “Merger Litigation”), whether commenced prior to or after the execution and delivery of this Agreement. The Company shall give Parent (a) the right to review and comment on all filings or responses to be made before such filings or responses are made by the Company in connection with the Merger Litigation (and the Company shall in good faith take such comments into account) and (b) the opportunity to participate, at its expense, in the defense or settlement of any such Merger Litigation, and the Company shall not settle, or offer to settle, any such Merger Litigation without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).
Section 6.10   Third Party Consents.   Notwithstanding anything to the contrary in this Agreement, in no event shall the Company or any of its Subsidiaries be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals required in order to consummate the Transactions pursuant to the terms of any Contract or any Company License to which the Company or any of its Subsidiaries is a party. Prior to the Closing, at the written request of Parent, the Company will use its commercially reasonable efforts to obtain consent under any Contract to which the Company or its Subsidiaries is a party to the extent required so that no default (or right of termination) exists or arises thereunder in connection with or as a result of or following the Mergers.
Section 6.11   Notices of Certain Events.   The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (b) any written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with this Agreement or the Transactions, and (c) any Proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement or the Transactions; provided, however, that delivery of any notice pursuant to this Section 6.11 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any party.
Section 6.12   Stock Exchange Delisting.   The Surviving Corporation shall cause the Company’s securities to be de-listed from Nasdaq and de- registered under the Exchange Act as promptly as practicable following the Effective Time in compliance with Applicable Law, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.
Section 6.13   Merger Subs.   Parent will take all actions necessary to (a) cause each Merger Sub to perform its obligations under this Agreement and to consummate the Mergers on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time or the LLC Merger Effective Time, as applicable, each Merger Sub shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement (including, for the avoidance of doubt, with respect to the Debt Financing).
Section 6.14   Financing Cooperation.
(a)   Prior to the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, the Company shall, and shall cause each of its Subsidiaries to, use its commercially reasonable efforts to provide (and cause its Subsidiaries and use its commercially reasonable efforts to cause its and their respective personnel and advisors to provide) such cooperation in connection with the arrangement of the Debt Financing as is reasonably requested by Parent; provided that the Company shall in no event be required to provide (or cause its Subsidiaries or its and their respective personnel and advisors to provide) such assistance that in the good faith judgment of the Company shall unreasonably interfere with its or its Subsidiaries’ business operations in a manner consistent with past practice. Subject to the foregoing, such assistance shall include using commercially reasonable efforts to assist Parent in connection with arranging the Debt Financing, including using commercially reasonable efforts to do the following, each of which shall be at Parent’s written request (which written request may be delivered over email) with reasonable prior notice and at Parent’s sole cost and expense:
(i)   furnish, or cause to be furnished, to Parent the Required Information and assist with the preparation of a customary “public side” and “private side” bank book;
(ii)   furnish such information as is necessary to enable Parent to prepare a pro forma consolidated balance sheet and related pro forma statement of income (or operations) of the Company as of and for the twelve month period ending on the last day of the most recently completed four-fiscal quarter period of the Company ended at least 45 days prior to the Closing Date, in each case, giving effect to the Pantaya Transaction, as if the Pantaya Transaction had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of the statement of income), it being agreed that the preparation of any pro forma financial statements will be the responsibility of Parent and not the Company, and nothing in this clause (ii) shall require the Company to prepare or include information with respect to the Financing; provided that (A) the Company and its Subsidiaries shall only be obligated to deliver such information to the extent such information may be obtained from the books and records of the Company and its Subsidiaries and (B) Parent shall be responsible for timely provision of any post-Closing pro forma cost savings, synergies, capitalization, ownership or other similar pro forma adjustments desired to be incorporated into any pro forma financial information requested by Parent to be delivered by the Company (excluding any information that would customarily be prepared with the cooperation of the Company);
(iii)   upon reasonable prior notice, participate in (including making senior management of the Company available for) a reasonable number of meetings, conference calls and presentations with prospective lenders and sessions with the ratings agencies, and otherwise cooperate with the marketing efforts of the Debt Financing Sources in connection with the Debt Financing and assist Parent in obtaining ratings as contemplated by the Debt Commitment Letter;
(iv)   deliver to Parent the Debt Financing Deliverables;

(v)   (A) facilitate and assist in the preparation, negotiation, execution and delivery of customary Debt Financing Documents, including one or more credit agreements, pledge and security agreements, guarantees, certificates (including a solvency certificate) and other definitive financing documents as may be reasonably requested by Parent (including (1) furnishing all information relating to the Company and its Subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates, (2) furnishing all stock certificates, instruments and any other pledged collateral to the extent held by the Company and its Subsidiaries and (3) assisting each Merger Sub with backstopping or replacing any letters of credit issued for the benefit of any Acquired Company); provided that the foregoing documentation (or, as applicable, the pledge of such pledged collateral) shall be subject to the occurrence of the Closing Date and become effective no earlier than the Closing Date and (B) cooperate in satisfying the conditions precedent set forth in any definitive agreements relating to the Debt Financing to the extent satisfaction thereof requires the cooperation, or is within the control, of the Company, its Subsidiaries or their respective representative; and
(vi)   having an officer of the Company execute a customary authorization letter with respect to the information regarding the Company contained in the confidential bank information memorandum that authorizes distribution of such information to prospective lenders and, with respect to any “public version” of the aforementioned marketing materials with respect to the Company and its Subsidiaries that have been reviewed and commented on by the Company, the lack of material non-public information with respect to the Company and its Subsidiaries therein;
provided that (u) no Acquired Company shall be required to deliver or cause the delivery of any legal opinions, (v) neither the Company nor any of its Affiliates will be required to make any filings with the SEC in connection with the Financing (other than the Proxy Statement and Schedule 13E-3), (w) nothing in this Section 6.14 shall require any such action to the extent it would (I) require the Acquired Companies to agree to pay any fees, reimburse any expenses or give any indemnities, in any case prior to the Closing, for which Parent does not promptly reimburse or indemnify it, as the case may be, under this Agreement or (II) require the Company, any Company Party or their respective Representatives or financing sources to execute, deliver or enter into, or perform any Debt Financing Document, unless such Debt Financing Documents are effective only upon the occurrence of the Closing, (x) no Representative or member of the board of directors (or other similar governing body) of any Acquired Company shall be required to adopt resolutions in respect of the Debt Financing, or execute, deliver or approve any Debt Financing Document, unless (I) such person takes such action in his or her capacity as a member of the board of directors (or other similar governing body) or as a Representative of an Acquired Company after the occurrence of the Closing, (II) any such Debt Financing Document does not contain any representation, warranty or certification that such person believes in good faith not to be true, (III) the effectiveness of such resolutions or Debt Financing Documents are conditioned upon the occurrence of the Closing and (IV) such person believes in good faith that he or she is adequately indemnified or that such execution, delivery or approval does not involve any assumption of personal liability, (y) Financing Related Persons who receive, in connection with the marketing (including the syndication) of the Debt Financing, non-public or confidential material regarding any Acquired Company shall be bound by “click through” confidentiality agreements in accordance with customary market practice and (z) none of the Acquired Companies shall be required to provide any information to the extent it would (I) cause significant competitive harm to any Acquired Company if the Transactions are not consummated, (II) violate Applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party, (III) jeopardize any attorney-client or other legal privilege or (IV) violate any applicable confidentiality obligation of any Acquired Company so long as the Company, to the extent practical in the circumstances, provides Parent written notice of any information so withheld and reasonably cooperates in good faith with Parent in seeking to allow disclosure of such information in a manner that is not reasonably likely to cause such competitive harm, violate Applicable Law or Contract, jeopardize such attorney-client or other legal privilege or violate any such confidentiality obligation.
(b)   The Company shall have the right to review and comment on marketing materials used in connection with the arrangement of the Debt Financing prior to the dissemination of such materials to potential lenders or other counterparties to any proposed financing transaction (or filing with any Governmental Authority); provided that the Company shall communicate in writing its comments, if any, to

Parent and its counsel within a reasonable period of time under the circumstances and consistent with the time accorded to other participants who were asked to review and comment on such marketing materials.
(c)   Parent shall indemnify and hold harmless the Acquired Companies, and each of their respective directors, officers and employees, from and against any and all losses incurred in connection with the Financing or any information, assistance or activities provided in connection therewith, except to the extent arising from (i) any material inaccuracy of any historical information furnished in writing by or on behalf of the Acquired Companies, including financial statements or (ii) the gross negligence, bad faith, willful misconduct or intentional misrepresentation of the Acquired Companies or any of their respective directors, officers, employees or Representatives. Parent shall reimburse the Acquired Companies for any reasonable, documented in reasonable detail, out-of-pocket third party costs and expenses incurred by the Acquired Companies and each of their respective directors, officers and employees in connection with the Financing or such assistance. Notwithstanding anything in this Agreement to the contrary, in no event shall the amount payable by Parent pursuant to this Section 6.14(c), when taken together with any amounts payable by Parent pursuant to Section 6.03(e) and Section 8.03(g), exceed, in the aggregate, the Company Expenses Cap.
(d)   Notwithstanding anything to the contrary herein, it is understood and agreed that the condition precedent set forth in Section 7.02(b), as applied to the Company’s obligations under this Section 6.14, shall be deemed to be satisfied unless the Debt Financing has not been obtained as a direct result of the Company’s Willful Breach of its obligations under this Section 6.14.
(e)   The Company hereby consents to the use of all of its and the Acquired Companies’ logos in connection with the Debt Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage any Acquired Company or the reputation or goodwill of any Acquired Company.
Section 6.15   Financing.
(a)   Prior to the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, Parent shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to arrange and obtain and consummate the Debt Financing on the Closing Date, including using commercially reasonable efforts with respect to the following items: (i) maintaining in effect the Commitment Letters; (ii) satisfying on a timely basis (or, if available, obtaining waivers of) all Financing Conditions applicable to Parent and each Merger Sub (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing); (iii) negotiating, executing and delivering Debt Financing Documents that reflect the terms contained in the Debt Commitment Letter or on such other terms no less favorable to Parent; and (iv) in the event that the conditions set forth in Section 7.01 and Section 7.02 and the Financing Conditions have been, or upon funding would be, satisfied, use commercially reasonable efforts to cause the Debt Financing Sources to fund the full amount of the Debt Financing and the Guarantors to fund the full amount of the Equity Financing.
(b)   Parent shall give the Company prompt notice of any breach or repudiation by any party to any Commitment Letter of which Parent or its Affiliates becomes aware. Without limiting Parent’s other obligations under this Section 6.15, if a Financing Failure Event occurs, Parent shall (i) promptly notify the Company of such Financing Failure Event and the reasons therefor and (ii) use its commercially reasonable efforts to obtain, as promptly as practicable, alternative financing from the original Debt Financing Sources or alternative Debt Financing Sources acceptable to Parent and each Merger Sub (including delivery to the Company of an executed debt commitment letter with respect thereto (including all exhibits, annexes, schedules, term sheets and executed fee letters related thereto (which fee letters may be redacted in a manner consistent with that set forth in the definition of “Debt Commitment Letter” in Section 1.01)), on terms containing no new or additional or expanded conditions to the consummation of such financing (relative to the Financing Conditions) (the “Alternative Debt Financing”); provided that the Parent and each Merger Sub shall not be required to (A) pay any fees in excess of those contemplated by the Debt Commitment Letter or (B) agree to economic terms that are materially less favorable (taken as a whole) than those contemplated by the Debt Commitment Letter as in effect of the date hereof) (in each case of clauses (A) and (B), assuming the full exercise of any “market flex” provisions in the Debt Commitment Letter), in an amount after giving effect to all other sources then available to Parent sufficient to pay the aggregate Merger

Consideration and Option Consideration pursuant to this Agreement, repay the obligations under the Payoff Indebtedness and consummate the other Transactions, as promptly as practicable following the occurrence of such event. Neither Parent nor any of its Affiliates shall, without the prior consent of the Company, amend, modify, supplement, restate, assign, terminate, substitute or replace the Commitment Letters, except for (i) substitutions and replacements pursuant to the immediately preceding sentence and (ii) amendments, amendments and restatements, replacements or modifications (A) to add additional arrangers, lenders, bookrunners and agents as parties to the Debt Commitment Letter and (B) that do not contain new or additional or expanded conditions to the consummation of the Debt Financing (relative to the then-existing Financing Conditions). Upon request by the Company, Parent shall keep the Company informed on a reasonably current basis and in reasonable detail of the status of Parent’s efforts to arrange the Debt Financing. Parent shall not take any action that would reasonably be expected to materially delay or prevent the consummation of the Transactions. Parent and each Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Mergers, are not subject to, or conditioned on, Parent’s or either Merger Sub’s receipt of financing.
(c)   Notwithstanding anything to the contrary contained herein, the Company agrees that a breach of the covenant in this Section 6.15 shall not result in the failure of the conditions to the Closing set forth in Section 7.03(b) if, notwithstanding such breach and subject to the satisfaction of the other conditions to Closing set forth in Article VII, each Merger Sub is willing and able to consummate the Closing on the date the Closing is required to occur hereunder.
Section 6.16   Termination of Payoff Indebtedness.
(a)   At least three (3) Business Days prior to Closing, the Company shall deliver to Parent an executed Payoff Letter in customary form for the indebtedness set forth on Section 6.16(a) of the Company Disclosure Letter (the “Payoff Indebtedness”) and customary Lien releases and other security release and termination documentation (collectively, in form and substance reasonably satisfactory to Parent and its Debt Financing Sources, the “Payoff Documentation”), to allow for the payoff, discharge and termination of such indebtedness and the security interests and guarantees thereto no later than the Closing.
(b)   Contemporaneously with the Closing, each Merger Sub shall pay (or cause to be paid) to the lenders under the Payoff Indebtedness the amount specified in the applicable Payoff Letter with respect thereto (including after giving effect to any per diem amount specified therein, to the extent applicable) in cash in immediately available funds to the bank account(s) specified therein to discharge all obligations of the Acquired Companies outstanding under the Payoff Indebtedness and to terminate the commitments thereunder.
Section 6.17   Resignation of Directors.   At the Closing, except as otherwise may be agreed in writing by Parent, the Company shall use its reasonable best efforts to deliver to Parent the resignation of all of the members of the Company Board who are in office immediately prior to the Effective Time (and to the extent requested by Parent, from any member of the board of directors (or any equivalent governing body) of each Subsidiary of the Company), which resignations shall be effective at the Effective Time.
Section 6.18   Termination of Contracts.   At the Closing, except as otherwise may be agreed in writing by Parent, the Company shall deliver to Parent customary documentary evidence of the termination of the Contracts set forth on Section 6.18 of the Company Disclosure Letter.
Section 6.19   Takeover Statutes.   The parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Mergers or any other Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Mergers and the other transactions contemplated hereby may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute and Section 203 of the DGCL on the Mergers and the Transaction. Unless this Agreement is otherwise terminated pursuant to Section 8.01, no Adverse Recommendation Change shall change, or be deemed to change, the approval of the Company Board or the Company Special Committee for purposes of causing any Takeover Statute to be inapplicable to the Mergers or the other Transactions.

Section 6.20   Employee Matters.
(a)   For a period of one year following the Effective Time (or, if earlier, until the date of termination of the relevant Continuing Employee), the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) provide each Continuing Employee, other than any Continuing Employee covered by a CBA, with target cash compensation and benefits that, taken as a whole, are substantially comparable in the aggregate to the target cash compensation and benefits provided to such Continuing Employee immediately prior to the Effective Time, in each case excluding defined benefit plans and equity-based compensation. Notwithstanding the generality of the foregoing and assuming the Effective Time occurs in calendar year 2022, the base compensation and target cash incentive compensation opportunity will not be decreased for the remainder of calendar year 2022 for any Continuing Employee employed during that period.
(b)   The Surviving Corporation and its Subsidiaries will (and Parent will use reasonable best efforts to cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for all service with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate and vesting and for purposes of vacation accrual and severance pay entitlement to the same extent such service was recognized under such Plan, except that such service need not be credited to the extent that it would result in duplication of coverage or compensation or benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by the Surviving Corporation and its Subsidiaries (such plans, the “New Plans”) to the extent that coverage pursuant to any such New Plan replaces in the plan year in which the Effective Time occurs coverage pursuant to a comparable Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”) and to the extent that the applicable waiting period under the Old Plan had been satisfied or waived at or before the Effective Time; (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, or vision benefits to any Continuing Employee in the plan year in which the Effective Time occurs, the Surviving Corporation will use commercially reasonable efforts to cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents to the same extent such waiting periods, exclusions, and requirements were waived under the corresponding Old Plan, and the Surviving Corporation will for the plan year in which the Effective Time occurs use commercially reasonable efforts to cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan in which the Effective Time occurs and ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the plan year in which the Effective Time occurs as if such amounts had been paid in accordance with such New Plan; and (iii) for the plan year in which the Effective Time occurs credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee in the corresponding Old Plan to the extent permitted by Applicable Law.
(c)   This Section 6.20 will not be deemed to (i) guarantee employment or service for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of their respective Subsidiaries to terminate the employment or service of any Continuing Employee or any other Person at any time and for any or no reason; (ii) require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Plan or any other benefit or compensation plan, program, agreement, Contract, policy or arrangement or prevent the amendment, modification or termination thereof after the Effective Time, subject to compliance with this Section 6.20; (iii) create any third party beneficiary rights in any Person; or (iv) establish, amend or modify any benefit or compensation plan, program, agreement, policy, Contract or arrangement.
Section 6.21   Conduct of Business by Parent Pending the Mergers.   Parent and each Merger Sub covenant and agree that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is validly terminated pursuant to Section 8.01, without the prior written consent of the Company Special Committee (which consent shall not be unreasonably withheld, conditioned or delayed), Parent and each Merger Sub:

(a)   shall not amend or otherwise change, in any material respect, any of Parent’s organizational documents (by merger, consolidation or otherwise);
(b)   shall not, and shall cause their respective Affiliates not to, enter into any new documents, agreements or arrangements relating to the Pantaya Transaction or the Radio Stations Transaction;
(c)   shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if such business competes in any line of business of the Acquired Companies and the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Authority entering a Governmental Order prohibiting the consummation of Transactions, (iii) materially increase the risk of not being able to remove any such Governmental Order on appeal or otherwise or (iv) delay or prevent the consummation of the Transactions;
(d)   shall not permit or agree to permit an direct or indirect debt or equity investment in Parent or the Merger Subs, or permit or agree to permit an increase in, or modify or agree to modify the terms of, an existing direct or indirect or investment in Parent or the Merger Subs, if such new, increased or modified investment would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, the Required Company Stockholder Approval or any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Authority entering a Governmental Order prohibiting the consummation of Transactions, (iii) materially increase the risk of not being able to remove any such Governmental Order on appeal or otherwise or (iv) materially delay or prevent the consummation of the Transactions; and
(e)   shall not prior to the End Date, enter or agree to enter into any definitive agreement for the acquisition of any business or Person or take or agree to take any other action which, in either case, would reasonably be expected to materially interfere with their ability to pay or make available to the Paying Agent and the Company immediately prior to the Effective Time funds sufficient for the satisfaction of all of Parent’s and each Merger Sub’s obligations under this Agreement, including the payment of the aggregate Merger Consideration, any amounts payable pursuant to Section 3.02 and Section 3.05, the payment of all associated costs and expenses, or that otherwise would prevent, materially delay or materially impede the performance by Parent or either Merger Sub of its obligations under this Agreement or the consummation of the Transactions.
Section 6.22   Puerto Rico Tax Decrees.   Prior to the Closing, the Company shall reasonably cooperate with Parent as and to the extent reasonably requested by Parent, to prepare and duly file a request with the Office of Incentives for Businesses in Puerto Rico seeking approval for the change of control of the Company under the Puerto Rico Tax Decrees in connection with the transactions contemplated by this Agreement. For the avoidance of doubt, obtaining such approval shall not be a condition to the Closing, and the failure to obtain such approval shall not be a breach of any term of this Agreement (including for purposes of the conditions to Closing).
ARTICLE VII.
CONDITIONS TO THE TRANSACTION
Section 7.01   Conditions to the Obligations of Each Party.   The respective obligations of the Company, Holdings LLC, Parent and each Merger Sub to consummate the Mergers are subject to the satisfaction (or written waiver by all parties and in the case of the Company, upon the approval of the Company Special Committee, if permissible under Applicable Law and other than the condition set forth in Section 7.01(a), which may not be waived by any party) at or prior to the Effective Time of each of the following conditions:
(a)   Required Company Stockholder Approval.   The Required Company Stockholder Approval shall have been obtained in accordance with Applicable Law and the certificate of incorporation and bylaws of the Company.

(b)   Regulatory Approvals.   Any commitment to, or agreement with, any Governmental Authority not to close the Transactions before a certain date, shall have been terminated or expired. The FCC shall have granted the FCC Application, and such grant shall be effective.
(c)   No Injunction.   The consummation of the Mergers shall not then be enjoined, restrained or prohibited by any Proceeding, Governmental Order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any Governmental Authority. No Law shall have been enacted, issued, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Mergers and shall continue to be in effect.
Section 7.02   Conditions to the Obligations of Parent and Merger Subs.   The obligations of Parent and each Merger Sub to consummate the Mergers are subject to the satisfaction (or written waiver by each of Parent and each Merger Sub, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:
(a)   Representations and Warranties.
(i)   Each of the representations and warranties made by the Company in Section 4.01(a) (Corporate Existence and Power), Section 4.02 (Corporate Authorization) and Section 4.19 (No Brokers) shall be true and correct in all material respects, in each case, at and as of the date hereof and at and as of the Closing as if made at and as of the Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date;
(ii)   Each of the representations and warranties made by the Company in Section 4.05 (Capitalization; Subsidiaries) shall be true and correct in all respects, in each case at and as of the date hereof and at and as of the Closing as if made at and as of the Closing (except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date), in each case except for inaccuracies which would not (1) increase the aggregate Merger Consideration and Option Consideration by more than a de minimis amount and (2) are not otherwise material;
(iii)   The representations and warranties made by the Company in Sections 4.07(a)(i) (No MAE) and 4.18 (Required Vote) shall be true and correct in all respects at and as of the date hereof and at and as of the Closing as if made at and as of the Closing; and
(iv)   Each of the other representations and warranties made by the Company in this Agreement (without giving effect to any references to “Company Material Adverse Effect” or any other materiality or similar qualifications) shall be true and correct in all respects, in each case, at and as of the date hereof and at and as of the Closing as if made at and as of the Closing (except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date), in each case, except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Covenants.   Each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
(c)   No Company Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.
(d)   Company Closing Certificate.   Parent shall have received from the Company a certificate, dated the Closing Date and signed by an authorized officer of the Company, certifying to the effect that the conditions set forth in Sections 7.02(a), 7.02(b) and 7.02(c) have been satisfied.
(e)   Pantaya Transaction.   The closing of the Pantaya Transaction shall have occurred in accordance with the terms of the Pantaya Transaction Agreement or shall be occurring substantially concurrently with the Closing.
(f)   Company FIRPTA Certificate.   Parent shall have received a certificate satisfying the requirements of Treasury Regulation Section 1.1445- 2(c)(3) and a notice addressed to the Internal Revenue Service satisfying the requirements of Treasury Regulation Section 1.897-2(h), in each case, from the Company and executed as of the Closing Date, certifying that interests in the Company are not “United States real property interests” within the meaning of Section 897 of the Code.
Section 7.03   Conditions to the Obligations of the Company and Holdings LLC.   The obligations of the Company and Holdings LLC to consummate the Mergers are subject to the satisfaction (or written waiver by the Company and Holdings LLC, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:
(a)   Representations and Warranties.
(i)   The representations and warranties made by Parent and Merger Sub in Section 5.13 (The Pantaya Transaction) shall be true and correct in all material respects at and as of the date hereof and at and as of the Closing as if made at and as of the Closing; and
(ii)   Each of the other representations and warranties made by Parent and each Merger Sub in this Agreement (without giving effect to any references to materiality qualifications) shall be true and correct in all respects, in each case, at and as of the date hereof and at and as of the Closing as if made at and as of the Closing (except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date), in each case, except where the failure to be so true and correct has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent and each Merger Sub to consummate the Mergers or perform their respective obligations under this Agreement.
(b)   Covenants.   Each of the covenants and obligations that Parent and each Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
(c)   Parent Closing Certificate.   The Company shall have received from Parent a certificate, dated the Closing Date and signed by an authorized officer of Parent, certifying to the effect that the conditions set forth in Sections 7.03(a) and 7.03(b) have been satisfied.
Section 7.04   Frustration of Closing Conditions.   Neither Parent nor either Merger Sub may rely on the failure of any condition set forth in Section 7.01 or Section 7.02 to be satisfied if such failure was primarily caused by the failure of any of Parent or either Merger Sub to perform any of its material obligations under this Agreement. Neither the Company nor Holdings LLC may rely on the failure of any condition set forth in Section 7.01 or Section 7.03 to be satisfied if such failure was primarily caused by the failure of either the Company or Holdings LLC to perform any of its material obligations under this Agreement.
ARTICLE VIII.
TERMINATION
Section 8.01   Termination.   Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Mergers and the other Transactions may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted below), only as follows:
(a)   by mutual written agreement of the Company (upon approval of the Company Special Committee) and Parent;
(b)   by either the Company (upon approval of the Company Special Committee) or Parent, if the Closing shall not have occurred on or before 11:59 p.m. Eastern time on November 9, 2022 (the “End Date”), whether such date is before or after the date of the receipt of Required Company Stockholder Approval; provided, however, if, as of the End Date, all of the conditions set forth in Article VII have been satisfied or waived (other than the conditions set forth in Section 7.01(b) (Regulatory Approvals), Section 7.01(c) (No Injunction) (solely as it relates to Section 7.01(b)) or Section 7.02(e) (Pantaya Transaction) and those conditions that by their nature can only be satisfied at or immediately prior to the Closing), then either Parent or the Company may, by delivering written notice to the other party no later than 5:00 p.m., New York City time, on the End Date, extend the End Date to February 9, 2023 (the “Extension Date”); provided, further, that the right to terminate this Agreement pursuant to this Section 8.01(b) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement or the Pantaya Transaction Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date;
(c)   by either the Company (upon approval of the Company Special Committee) or Parent, if any Governmental Authority shall have issued, promulgated or enacted prior to the Effective Time (i) any Law that prohibits or makes illegal the consummation of the Mergers or (ii) any Governmental Order, decree or ruling permanently enjoining or otherwise prohibiting the consummation of the Mergers, and such Governmental Order, decree or ruling shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(c) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, the issuance of such order, decree or ruling;
(d)   by either the Company (upon approval of the Company Special Committee) or Parent, if the Company Stockholder Meeting (including any adjournments and postponements thereof) shall have been held and the Required Company Stockholder Approval shall not have been obtained;
(e)   by Parent, if (i) there is any breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company, such that the conditions specified in Section 7.02(a) or Section 7.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”),
(f)   Parent shall have delivered written notice to the Company of such Terminating Company Breach, and (iii) such Terminating Company Breach is not capable of cure prior to the End Date (or the Extension Date, as applicable) or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such Terminating Company Breach shall not have been cured during such period (but in no case later than the End Date (or the Extension Date, as applicable)); provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) if Parent or either Merger Sub is then in material breach of any of its material obligations under this Agreement such that the Company has the right to terminate this Agreement pursuant to Section 8.01(f);
(g)   by the Company (upon approval of the Company Special Committee), if (i) there is any breach of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Parent or either Merger Sub, such that the conditions specified in Section 7.03(a) or Section 7.03(c) would not be satisfied at the Closing (a “Terminating Parent Breach”), (ii) the Company shall have delivered written notice to Parent of such Terminating Parent Breach, and (iii) such Terminating Parent Breach is not capable of cure prior to the End Date (or the Extension Date, as applicable) or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such Terminating Parent Breach shall not have been cured during such period (but in no case later than the End Date (or the Extension Date, as applicable)); provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(f) if the Company is then in material breach of any of its material obligations under this Agreement such that Parent has the right to terminate this Agreement pursuant to Section 8.01(e);
(h)   by Parent, if, prior to receipt of the Required Company Stockholder Approval, (i) an Adverse Recommendation Change shall have occurred, (ii) the Company shall have entered into an Alternative Acquisition Agreement or (iii) the Company shall have committed a material and Willful Breach of Section 6.02; provided that Parent’s right to terminate this Agreement pursuant to this Section 8.01(g) shall expire upon receipt of the Required Company Stockholder Approval; (i) by the Company (upon approval from the Company Special Committee), at any time prior to the receipt of the Required Company Stockholder Approval, in order (and as a condition precedent) to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided that, prior to any such termination, (i) the Company Board (or Company Special Committee, as applicable) authorizes the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by, and subject to the terms and conditions of, Section 6.02, (ii) substantially concurrently with the termination of this Agreement, the Company enters into an Alternative Acquisition Agreement providing for such Superior Proposal, (iii) the Company has complied in all material respects with the provisions of Section 6.02 and (iv) the Company pays to Parent (or one or more of its designees) the Company Termination Fee prior to or concurrently with such termination;

(i)   by the Company (upon approval from the Company Special Committee), if (i) the Marketing Period has ended, (ii) all of the conditions set forth in Section 7.01 and Section 7.02 (other than conditions which are to be satisfied by actions taken at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date) have been and continue to be satisfied, (iii) the Company has notified Parent in writing that all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied or, with respect to the conditions set forth in Section 7.02, validly waived (or would be satisfied or validly waived if the Closing were to occur on the date of such notice and other than the condition set forth in Section 7.01(a) which may not be waived by any party), and it stands ready, willing and able to consummate the Mergers at such time, (iv) the Company shall have delivered written notice to Parent at least three (3) Business Days prior to such termination stating that the Company’s intention is to terminate this Agreement pursuant to this Section 8.01(i) and (v) Parent fails to consummate the Closing at the end of such three (3) Business Day period; or
(j)   by either the Company or Parent, if the Pantaya Transaction Agreement has been terminated in accordance with Section 10.1 of the Pantaya Transaction Agreement.
(k)   The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give a written notice of such termination to the other party setting forth the basis on which such party is terminating this Agreement.
Section 8.02   Effect of Termination.   Except as otherwise expressly set forth in this Section 8.02 and Section 8.03, in the event of the valid termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or the Financing Related Persons or any of their respective Affiliates, officers, directors or stockholders, other than (subject to Section 8.03) liability of the Company for fraud or any Willful Breach of this Agreement occurring prior to such termination, or the liability of Parent or either Merger Sub for fraud occurring prior to termination of this Agreement. Notwithstanding anything in this Agreement to the contrary (including, for clarity, anything set forth in this Section 8.02), in no event shall the Parent Parties have any monetary liability or obligation under this Agreement in the event this Agreement is validly terminated pursuant to Section 8.01 (including any monetary liability or obligation pursuant to Section 6.14(c), this Section 8.02 or Section 8.03) in an aggregate amount greater than the sum of (i) the amount of the Parent Termination Fee and (ii) the amount of the Company Expenses Cap (such sum, the “Parent Liability Limit”). Subject to the previous sentence, in determining losses or damages recoverable upon termination by a party hereto for the other party’s breach, the parties hereto acknowledge and agree that such losses and damages shall not be limited to reimbursement of expenses or out-of-pocket costs and may include the benefit of the bargain lost by such party or, in the case of the Company, the holders of Company Common Stock, which shall be deemed to be damages payable to such party. The provisions of Sections 6.03(e), 6.06, 6.14(c), 8.02, 8.03 and Article IX and the Confidentiality Agreement shall survive any termination of this Agreement.
Section 8.03   Expenses; Termination Fee.
(a)   Except as set forth in Section 6.03 and this Section 8.03, each party hereto shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that in the event the Transactions are not consummated, Parent shall pay all fees and expenses in connection with the Debt Financing, regardless of whether such financing fees and expenses were to be incurred by the Company or any of its Subsidiaries; provided, further, that except as set forth in Section 3.02(e), Parent shall bear and timely pay all Transfer Taxes and shall prepare and timely file, at its expense, all Tax Returns and other documentation with respect to such Transfer Taxes.
(b)   Company Termination Fee.   If, but only if, this Agreement is validly terminated:
(i)   (A) by Parent or the Company pursuant to Section 8.01(b) before obtaining the Required Company Stockholder Approval or Section 8.01(d) or by Parent pursuant to Section 8.01(e) and (B) (1) an Acquisition Proposal has been made to the Company after the date hereof and, if public, has not been withdrawn prior to the earlier of (x) the date that is three (3) days prior to the date of the Company Stockholder Meeting (including any adjournments and postponements thereof) and (y) the date of such termination, and (2) within twelve (12) months of the termination of this Agreement, the Company enters into a definitive agreement for the consummation of any Acquisition Proposal and such Acquisition Proposal is subsequently consummated (regardless of whether such consummation occurs within the twelve (12)-month period), then the Company shall pay, or cause to be paid, to Parent (or one or more of its designees) the Company Termination Fee on the date of the consummation of such transaction involving any Acquisition Proposal (provided, however, that, for purposes of this Section 8.03(b)(i), the references to “fifteen percent (15%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);
(ii)   by Parent pursuant to Section 8.01(g), then the Company shall pay, or cause to be paid, to Parent (or one or more of its designees), the Company Termination Fee within five (5) Business Days following such termination;
(iii)   by the Company pursuant to Section 8.01(h), then the Company shall pay, or cause to be paid, to Parent (or one or more of its designees), the Company Termination Fee prior to or substantially concurrently with such termination; or
(iv)   by the Company or Parent pursuant to Section 8.01(d), then the Company shall pay to Parent (or one or more of its designees), by wire transfer of immediately available funds, an amount equal to that required to reimburse Parent, each Merger Sub and their respective Affiliates for all fees and expenses incurred in connection with this Agreement and the Transactions (including all fees and expenses of financing sources, counsel, accountants, investment banks, advisors and consultants to Parent and each Merger Sub) at or prior to the time of such termination, up to $4,375,000 in the aggregate (the “Reimbursement Payment”). If, following the payment of the Reimbursement Payment, the Company Termination Fee becomes payable to Parent, the amount of the Reimbursement Payment actually paid prior to such time shall offset the amount of the Company Termination Fee payable by the Company to Parent.
(c)   Notwithstanding anything to the contrary in this Agreement, but subject to Section 9.02, Parent’s right to receive from the Company the Company Termination Fee and Enforcement Expenses shall, in circumstances in which the Company Termination Fee is owed, constitute the sole and exclusive remedy of Parent and each Merger Sub against (i) the Company and (ii) any of the Company’s former, current and future Affiliates, assignees, stockholders, controlling persons, directors, officers, employees, agents, attorneys and other Representatives (the Persons described in clauses (i) and (ii), collectively, the “Company Parties”) for any breach, loss or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee and such other amounts, if any, referenced in Section 8.03(g), no Person shall have any rights or claims against the Company Parties under this Agreement or otherwise, whether at law or equity, in contract in tort or otherwise, and the Company Parties shall not have any other liability relating to or arising out of this Agreement or the Transaction. If the Company becomes obligated to pay the Company Termination Fee pursuant to Section 8.03(b), upon payment of the Company Termination Fee (and Enforcement Expenses, as applicable), neither the Company nor any Company Party shall have any liability or obligation to Parent or either Merger Sub relating to or arising out of this Agreement or the transactions contemplated hereby. Nothing in this Section 8.03(c) shall in any way expand or be deemed or construed to expand the circumstances in which the Company or any other Company Party may be liable under this Agreement or the Transactions (including the Financing). For the avoidance of doubt, while Parent or either Merger Sub may pursue both a grant of specific performance of the type contemplated by Section 9.02 and the payment of the Company Termination Fee pursuant to Section 8.03(b), as the case may be, under no circumstances shall Parent or either Merger Sub be permitted or entitled to receive both a grant of specific performance of the type contemplated by Section 9.02 and monetary damages, including all or any portion of the Company Termination Fee or Enforcement Expenses.
(d)   Parent Termination Fee.   If, but only if, this Agreement is validly terminated:
(i)   by the Company pursuant to (A) Section 8.01(f) or (B) Section 8.01(i) or (ii) this Agreement is validly terminated by Parent pursuant to Section 8.01(b) at a time when the Company could terminate this Agreement pursuant to (A) Section 8.01(f) (disregarding any notice and cure period set forth therein) or (B) Section 8.01(i) (disregarding any notice and cure period set forth therein), then Parent shall pay, or cause to be paid, to the Company the Parent Termination Fee within five (5) Business Days following such termination; or
(ii)   by Parent or the Company pursuant to Section 8.01(j) as a result of the termination of the Pantaya Transaction Agreement pursuant to Section 10.1(c) thereof (but only if such termination resulted from a Willful Breach by the Pantaya Transaction Purchaser).
(e)   Notwithstanding anything to the contrary in this Agreement (other than Section 6.03(e) and Section 6.14(c)), without limiting the Company’s right to obtain specific performance in accordance with the terms hereof, the Company’s right to receive from Parent the Parent Termination Fee and the Enforcement Expenses shall, in circumstances in which the Parent Termination Fee is owed, constitute the sole and exclusive remedy, whether at law or equity, in contract or in tort or otherwise, of the Company against (i) Parent, (ii) each Merger Sub, (iii) any of Parent’s and each Merger Sub’s former, current and future Affiliates, assignees, stockholders, general and limited partners, controlling persons, directors, officers, employees, agents, attorneys and other Representatives (the Persons described in clauses (i), (ii) and (iii), collectively, the “Parent Parties”) and (iv) any Financing Related Person, in each case for any breach, fraud, loss or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise (in each case, whether such breach is intentional, unintentional, willful or otherwise), and upon payment of the Parent Termination Fee (and the Enforcement Expenses, as applicable) and such other amounts, if any, referenced in Section 8.03(g), no Person shall have any rights or claims against the Parent Parties or any Financing Related Person under this Agreement, the Equity Commitment Letter, the Debt Commitment Letter, the Guaranty or the Transactions or any certificate, document or instrument delivered in connection herewith or therewith, as a result of the failure of the Closing to occur and the Transactions to be consummated or for a breach of (whether such breach is intentional, unintentional, willful or otherwise), or failure to perform or fraud under (in each case, whether such failure to perform is intentional, unintentional, willful or otherwise), this Agreement, the Equity Commitment Letter, the Debt Commitment Letter, the Guaranty or the Transactions or any certificate, document or instrument delivered in connection herewith or therewith, or in respect of any representation made or alleged to have been made in connection herewith or therewith, or otherwise, whether at law or equity, in contract in tort or otherwise (including in the event of fraud or Willful Breach), and the Parent Parties and the Financing Related Persons shall not have any other liability relating to or arising out of this Agreement, the Equity Commitment Letter, the Debt Commitment Letter, the Guaranty or the Transactions, except in respect of the obligations set forth in Section 6.03(e) and Section 6.14(c). If Parent becomes obligated to pay the Parent Termination Fee, upon payment of the Parent Termination Fee, neither Parent nor any Parent Party nor any Financing Related Person shall have any liability or obligation to the Company relating to or arising out of this Agreement, the Equity Commitment Letter, the Debt Commitment Letter or the transactions contemplated thereby, the Guaranty or the Transactions or any certificate, document or instrument delivered in connection herewith or therewith, as a result of the failure of the Closing to occur and the Transactions to be consummated or for a breach of (whether such breach is intentional, unintentional, willful or otherwise), or failure to perform or fraud under (in each case, whether such failure to perform is intentional, unintentional, willful or otherwise), this Agreement, the Equity Commitment Letter, the Debt Commitment Letter or the transactions contemplated thereby, the Guaranty or the Transactions or any certificate, document or instrument delivered in connection herewith or therewith, or in respect of any representation made or alleged to have been made in connection herewith or therewith, other than Enforcement Expenses (as applicable) and in respect of the obligations set forth in Section 6.03(e) and Section 6.14(c). Nothing in this Section 8.03(e) shall in any way expand or be deemed or construed to expand the circumstances in which Parent or any other Parent Party may be liable under this Agreement or the Transaction. For the avoidance of doubt, (x) while the Company may pursue both a grant of specific performance pursuant to and subject to the limitations set forth in Section 9.02 and the payment of the Parent Termination Fee pursuant to Section 8.03(d), as the case may be, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the type contemplated by Section 9.02 that results in the Closing occurring and all or any portion of the Parent Termination Fee and (y) in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of the Parent Parties in the event Parent or either Merger Sub fails to consummate the Transactions or otherwise fails to comply with or breaches any covenant or other obligation or representation and warranty in this

Agreement shall not exceed the Parent Liability Limit. In no event will the Company or any other Company Party seek or obtain, nor will they permit any of their Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Parent Party or any Financing Related Person with respect to this Agreement, the Equity Commitment Letter, the Debt Commitment Letter or the transactions contemplated thereby, the Guaranty or the Transactions (including any breach by any of the Guarantors or Parent Party), the termination of this Agreement, the failure to consummate the Transactions or thereby or any claims, Proceedings or actions under Applicable Laws arising out of any such breach, termination or failure (including in the event of fraud or a Willful Breach), other than from Parent or either Merger Sub to the extent expressly provided for in this Agreement or any of the Guarantors to the extent expressly provided for in the Guaranty, the parties to the Searchlight Letter Agreement or the parties to the Voting and Support Agreement to the extent set forth therein.
(f)   Each of the Company, Parent and each Merger Sub acknowledge and agree that the agreements contained in Section 8.02 and 8.03 are an integral part of the Transactions, and that, without these agreements, neither Parent nor either Merger Sub nor the Company would enter into this Agreement. The Company, Parent and each Merger Sub acknowledge and agree that neither the Company Termination Fee, the Parent Termination Fee nor the Reimbursement Payment is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and each Merger Sub, on the one hand, and the Company, on the other hand, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers. The parties hereto acknowledge and hereby agree that in no event shall (i) the Company be required to pay the Company Termination Fee on more than one occasion or (ii) Parent be required to pay the Parent Termination Fee on more than one occasion.
(g)   Any amounts payable pursuant to Section 8.03(b), Section 8.03(d) or this Section 8.03(g) shall be paid by wire transfer of same day funds in accordance with this Section 8.03 to an account designated in writing by Parent or the Company, as applicable (at least two (2) Business Days prior to the date such fee is to be paid). If the Company or Parent, as applicable, fails to pay when due any amount payable under Section 8.03(b) or Section 8.03(d), as applicable, and in order to collect such amount, Parent or the Company, as applicable, commences a Proceeding that results in a judgment against the Company for the Company Termination Fee, Parent for the Parent Termination Fee or the Reimbursement Payment, as applicable, then such party shall reimburse the other for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such suit (any such amount, the “Enforcement Expenses”); provided that in no event shall (i) the Enforcement Expenses payable by the Company exceed $5,000,000 in the aggregate or (ii) the Enforcement Expenses payable by Parent, when taken together with any amounts payable by Parent pursuant to Section 6.03(e) and Section 6.14(c), exceed, in the aggregate, $5,000,000 (the “Company Expenses Cap”).

ARTICLE IX.
MISCELLANEOUS
Section 9.01   Notices.   All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the U.S. mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by nationally recognized overnight delivery service, or (d) when delivered by email, addressed as follows:
if to Parent or either Merger Sub, to:
c/o Searchlight Capital Partners, L.P.
745 Fifth Avenue, 26th Floor
New York, NY 10151
Attention: Adam Reiss; Nadir Nurmohamed
Email: areiss@searchlightcap.com; nnurmohamed@searchlightcap.com with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
1271 Avenue of the Americas New York, NY 10020
Attention: David Allinson; David Beller
Email: David.Allinson@lw.com; David.Beller@lw.com
if to the Company or Holdings LLC, to:
4000 Ponce de Leon Blvd., Suite 650
Coral Gables, FL 33146
Attention: Alex Tolston
Email: atolston@hemispheretv.com
with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Jeffrey D. Marell
Email: jmarell@paulweiss.com
if to the Company Special Committee, to:
Special Committee of the Board of Directors
of Hemisphere Media Group, Inc.
4000 Ponce de Leon Blvd., Suite 650
Coral Gables, FL 33146
with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Oliver Smith; Darren Schweiger
Email: oliver.smith@davispolk.com; darren.schweiger@davispolk.com or to such other address or electronic mail address for a party as shall be specified in a notice given in accordance with this Section 9.01; provided that any notice received by electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.01 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is one (1) Business Day after such notice would otherwise be deemed to have been received pursuant to this Section 9.01.
Section 9.02   Remedies Cumulative; Specific Performance.
(a)   The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the Transactions). It is accordingly agreed that, subject to Section 9.02(b), the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.
(b)   Notwithstanding the foregoing, it is explicitly agreed that the right of the parties to seek an injunction, specific performance or other equitable remedies in connection with the Company’s enforcing Parent’s and each Merger Sub’s obligations to effect the Closing shall be subject to the following requirements: (i) all conditions in Section 7.01 and Section 7.02 have been and continue to be satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing), (ii) the Debt Financing has been funded or will be funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing is funded, (iii) the Company has irrevocably confirmed in a written notice that (A) the Company is ready, willing and able to consummate the Closing and (B) all of the conditions set forth in Section 7.01 and Section 7.03 have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing) and that if specific performance is granted and the Equity Financing and the Debt Financing are funded, then the Company would take such actions required of it by this Agreement to cause the Closing to occur, and (iv) Parent and each Merger Sub have failed to consummate the Closing prior to the third (3rd) Business Day following the delivery of such confirmation specified in clause (iii) above (it being understood that the conditions to the obligations of Parent and each Merger Sub to consummate the transactions contemplated hereby set forth in Section 7.01 and Section 7.03 (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which shall be capable of being satisfied) shall remain satisfied at the close of business on such third (3rd) Business Day).
Section 9.03   No Survival of Representations and Warranties.   The representations and warranties and covenants and agreements (to the extent such covenant or agreement contemplates or requires performance prior to the Closing) in this Agreement and in any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time or, except as provided in Section 8.02, upon the valid termination of this Agreement pursuant to Section 8.01, as the case may be, except that this Section 9.03 shall not limit any covenant or agreement of the parties which by its terms expressly contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Section 6.07 and Section 6.20 following the Effective Time.
Section 9.04   Amendments and Waivers.
(a)   Any provision of this Agreement may be amended or waived prior to the Effective Time (except for Section 7.01(a), which may not be waived by any party) if, but only if, the Company Special Committee approves of such amendment or waiver and such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that the requirement that the Required Company Stockholder Approval include the Disinterested Stockholder Approval shall not be amended or waived; provided, further, that (i) no amendment or waiver shall be made subsequent to receipt of the Required Company Stockholder Approval or receipt of approval of this Agreement by Parent as the sole stockholder of Merger Sub 1 which amendment or waiver would require further approval of the stockholders of the Company or of the sole stockholder of Merger Sub 1 pursuant to the DGCL or otherwise without such further stockholder approval and (ii) any amendment or waiver with respect to the Company must first be approved by the Company Special Committee. Notwithstanding anything to the contrary contained herein, the Lender Protective Provisions (and any defined term used in any such Lender Protective Provision, to the extent of the application of such defined term to such Lender Protective Provision) and the definitions of “Debt Financing Source,” “Financing Related Person” and “Lender Protective Provisions” contained in this Agreement may not be amended, waived or otherwise modified in any manner that adversely affects any Financing Related Person without the prior written consent of the related and adversely affected Debt Financing Sources.
(b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 9.05   Disclosure Letter References.   The parties hereto agree that any reference on a particular Section of the Company Disclosure Letter or Parent Disclosure Letter, as the case may be, shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenant, as applicable) of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenant, as applicable) is reasonably apparent on the face of such disclosure. Any matter disclosed in any Company SEC Document shall be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent from such disclosure in such Company SEC Document that such disclosure is applicable to such section of the Company Disclosure Letter. The listing of any matter on a party’s Disclosure Letter shall not be deemed to constitute an admission by such party, or to otherwise imply, that any such matter is material. No disclosure in a party’s Disclosure Letter relating to any possible breach or violation by such party of any Contract or Applicable Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in a party’s Disclosure Letter be deemed or interpreted to expand the scope of such party’s representations, warranties or covenants set forth in this Agreement.
Section 9.06   Binding Effect; Benefit; Assignment.
(a)   This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing, (i) the past, present and future officers, directors and employees of the Acquired Companies (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 6.07, (ii) solely from and after the Effective Time, the holders of shares of Company Common Stock shall be intended third-party beneficiaries of, and may enforce, Articles II and III, (iii) the Financing Related Persons shall be intended third-party beneficiaries of, and may enforce, the Lender Protective Provisions, and the rights of the Parent Parties hereunder may be pledged to the Financing Related Persons pursuant to the Debt Financing, (iv) the Parent Parties shall be shall be intended third-party beneficiaries of, and may enforce, Section 8.03(e) and Section 9.13 and (v) the Company Parties shall be shall be intended third-party beneficiaries of, and may enforce, Section 8.03(c).
(b)   Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by operation of Law or otherwise without the prior written consent of the other parties; provided that each of Parent and each Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (i) one or more of its Affiliates at any time (provided that such assignment would not reasonably be expected to delay the Closing or satisfaction of any condition to closing hereunder) and (ii) after the Effective Time, to any Person, provided that, in each case, any assignment by Parent or either Merger Sub shall not relieve Parent or either Merger Sub of its obligations hereunder. Any purported assignment in violation of this Section 9.06(b) shall be null and void.
Section 9.07   Governing Law.   This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of, or related to this Agreement, the Transactions, or the actions of Parent, each Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including as it relates to (a) the interpretation of the definition of Company Material Adverse Effect (and whether or not a Company Material Adverse Effect has occurred) and (b) the determination of whether the Closing has been consummated in accordance with the terms hereof, which will, in each case, be governed by and construed in accordance with the Law of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of Laws thereof), shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Notwithstanding the foregoing, each party hereto agrees that any Proceeding of any kind or description, whether in law or in equity, in contract, tort or otherwise, against any Financing Related Persons in any way relating to this Agreement, the Debt Financing or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Commitment Letter, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any conflict of laws provision thereof that would cause the application of the Laws of another jurisdiction.
Section 9.08   Jurisdiction.   Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any Federal court of the United States of America or other state court located in Delaware, and any appellate court from any appeal thereof, in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in such courts, (b) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Applicable Law, in such Federal or state court located in Delaware, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Court of Chancery of the State of Delaware or such Federal or state court located in Delaware and (d) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Court of Chancery of the State of Delaware or such Federal or state court located in Delaware. Each of the parties hereto agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 9.08 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.01. However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on the other party in any other manner permitted by law. Notwithstanding anything herein to the contrary, each of the parties hereto agrees (i) that any Proceeding of any kind or nature, whether at law or in equity, in contract, tort or otherwise, against a Financing Related Person in connection with this Agreement, the Debt Financing, the Debt Commitment Letter or the transactions contemplated thereby or the Transactions, shall be subject to the exclusive jurisdiction of any state or federal court, in each case, sitting in the Borough of Manhattan, New York, New York and any appellate court thereof and each party hereto submits for itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such courts, (ii) not to bring or permit any of its Affiliates or Representatives to bring or support anyone else in bringing any such action or proceeding in any other courts, (iii) that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, and (iv) to waive and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court.
Section 9.09   Waiver of Jury Trial.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE

COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO (X) THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY AND (Y) ANY FINANCING RELATED PARTY, THE DEBT FINANCING, THE DEBT COMMITMENT LETTER, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE PERFORMANCES OF ANY SERVICES THEREUNDER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.09.
Section 9.10   Counterparts; Effectiveness.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.
Section 9.11   Entire Agreement.   This Agreement, the Searchlight Letter Agreement, the Voting and Support Agreement, the Equity Commitment Letter, the Guaranty, the Confidentiality Agreement and each of the other documents, instruments and agreements delivered in connection with the Transactions, including each of the Exhibits, the Company Disclosure Letter and the Parent Disclosure Letter, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.
Section 9.12   Severability.   If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the fullest extent possible. Notwithstanding the foregoing, the parties intend that the remedies and limitations contained in Section 8.03(f) and Section 8.03(g) be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder or under the Debt Commitment Letter, Equity Commitment Letter or Guaranty.
Section 9.13   Non-Recourse.   This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no other Parent Party (other than the Guarantors solely to the extent set forth in the Guaranty or Equity Commitment Letter or the parties to the Searchlight Letter Agreement or the Voting and Support Agreement in accordance with the terms thereof) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of the Company against Parent or either Merger Sub hereunder, in no event shall the Company or any of its Affiliates, and the Company agrees not to and to cause its Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Parent Party or any other Person (other than Parent, each Merger Sub and, solely to the extent set forth in the Guaranty or Equity Commitment Letter, the Guarantors or the parties to the Searchlight Letter Agreement or the Voting and Support Agreement in accordance with the terms thereof). No Financing Related Person shall have any liability or obligation to the Company, any Company Party (whether in contract or in tort, in law or in equity or otherwise) relating to: (i) this Agreement, the Debt Financing, the Debt Commitment Letter or the transactions contemplated hereunder or thereunder, (ii) the negotiation, execution or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), (iii) any breach or violation of this Agreement or (iv) any failure of the transactions contemplated hereunder to be consummated.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.
HWK PARENT, LLC
By:
/s/ Adam Reiss

Name: Adam Reiss
Title:   Vice President
HWK MERGER SUB 1, INC.
By:
/s/ Adam Reiss

Name: Adam Reiss
Title:   Vice President
HWK MERGER SUB 2, LLC
By:
/s/ Adam Reiss

Name: Adam Reiss
Title:   Vice President
[Signature to Agreement and Plan of Merger]

HEMISPHERE MEDIA GROUP, INC.
By:
/s/ Alan J. Sokol

Name: Alan J. Sokol
Title:   President and Chief Executive Officer
HEMISPHERE MEDIA HOLDINGS, LLC
By:
/s/ Alan J. Sokol

Name: Alan J. Sokol
Title:   President
[Signature to Agreement and Plan of Merger]

Annex B
EXECUTION VERSION
Privileged & Confidential
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”) dated as of May 9, 2022, is entered into by and between Hemisphere Media Group, Inc., a Delaware corporation (the “Company”) and the undersigned stockholders of the Company (each, a “Stockholder” and collectively, the “Stockholders”).
WHEREAS, the board of directors of the Company (the “Company Board”) established a special committee thereof consisting only of independent and disinterested directors (the “Company Special Committee”), and the Company Special Committee has (i) unanimously determined that the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Merger, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders and (ii) recommended that the Company Board adopt resolutions approving, adopting and declaring advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and, subject to the terms and conditions thereof, submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby;
WHEREAS, prior to the execution of this Agreement, the Company Board (acting upon the recommendation of the Company Special Committee) has (i) unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable and in the best interests of the Company and the Disinterested Stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and (iii) subject to the terms and conditions thereof, resolved to submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby;
WHEREAS, concurrently with the execution of this Agreement, the Company, Hemisphere Media Holdings, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (“Holdings LLC”), HWK Parent, LLC, a Delaware limited liability company (“Parent”), HWK Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 1”), and HWK Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub 1, entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”);
WHEREAS, concurrently with the execution of this Agreement, Gato Investments LP entered into that certain Letter Agreement re: Matters Related to Gato Investments LP, dated as of the date hereof and in the form provided to the Company prior to the date hereof (in such form as has been provided to the Company prior to the date hereof, the “Gato Letter Agreement”);
WHEREAS, capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Merger Agreement;
WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner of the number of shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A (such shares of Company Common Stock, together with any other shares of Company Common Stock acquired by such Stockholder or its Affiliates and any additional shares of Company Common Stock that such Stockholder and its Affiliates may acquire record and/or beneficial ownership of after the date hereof (including any shares of Common Stock acquired through the vesting or exercise of Company Compensatory Awards or otherwise) being collectively referred to herein as the “Stockholder Shares”); and
WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required Stockholders to enter into this Agreement, and each Stockholder has agreed and is willing to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.
Agreements of Stockholder.

(a)    Voting.   From the date hereof until the Agreement Termination Date, at any meeting of the stockholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, each Stockholder shall vote (or cause to be voted) all Stockholder Shares or (as appropriate) execute written consents in respect thereof, (i) in favor of the Merger, the Merger Agreement (to the extent required), and the transactions contemplated thereby (the “Supported Matters”) and (ii) against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to prevent or delay the consummation of the Transactions, including the Merger; provided, however, that, in the event the Company terminates the Merger Agreement pursuant to Section 8.01(h) of the Merger Agreement prior to receipt of the Required Company Stockholder Approval and enters into the Alternative Acquisition Agreement providing for a Superior Proposal that gave rise to such termination pursuant to Section 8.01(h) of the Merger Agreement (such Alternative Acquisition Agreement, the “Alternative Agreement”), then at any meeting of the stockholders of the Company however called with respect to the Alternative Agreement (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, in each case prior to Agreement Termination Date, each Stockholder shall vote (or cause to be voted) all Stockholder Shares or (as appropriate) execute written consents in respect thereof, in the same proportion as votes cast (or written consents executed) by the stockholders of the Company other than the Stockholders (such proportion determined without inclusion of the votes cast by the Stockholders) with respect to any matter presented for approval by the Company with respect to such Superior Proposal. Any such vote shall be cast (or consent shall be given) by Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent).
(b)    Proxy.   Each Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, the Company and any Person designated in writing by the Company, each of them individually, with full power of substitution and resubstitution, to vote the Stockholder Shares (in a manner consistent with the Company’s Amended and Restated Certificate of Incorporation) owned by such Stockholder in accordance with Section 1(a) at any meeting of the stockholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, prior to the termination of this Agreement in accordance with Section 3, at which any of the matters described in Section 1(a) is to be considered; provided, however, that such Stockholder’s grant of the proxy contemplated by this Section 1(b) shall be effective if, and only if, such Stockholder fails to be counted as present, to consent or to vote such Stockholder Shares, as applicable, in accordance with this Agreement or has not delivered to the Secretary of the Company at least three (3) business days prior to the meeting at which any of the matters described in Section 1(a) is to be considered a duly executed irrevocable proxy card in form and substance reasonably satisfactory to the Company directing that the Stockholder Shares of such Stockholder be voted in accordance with Section 1(a). This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of the Company to enter into the Merger Agreement and shall be irrevocable prior to the termination of this Agreement in accordance with Section 3, at which time any such proxy shall terminate. Each Stockholder (solely in its capacity as such) shall take such further actions or execute such other instruments as may be necessary to effectuate the intent of this proxy. The Company may terminate this proxy with respect to any such Stockholder at any time at its sole election by written notice provided to such Stockholder.
(c)    Restriction on Transfer; Proxies; Non-Interference; etc.   From the execution of this agreement until the Agreement Termination Date, no Stockholder or its Affiliates shall directly or indirectly, (i), sell, transfer, give, pledge, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, any Stockholder Shares (or any right, title or interest thereto or therein), (ii) deposit any Stockholder Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Stockholder Shares, (iii) take any action that would make any representation or warranty of Stockholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling or delaying Stockholder from performing any of its obligations under this Agreement or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii) of this Section 1(c). Notwithstanding the foregoing (but subject to the following sentence), each Stockholder and its Affiliates may Transfer any or all of its Stockholder Shares to its Affiliates, including, without limitation, to Parent, or in accordance with and pursuant to the Gato Letter Agreement (in any case in a manner consistent with the Company’s Amended and Restated Certificate of Incorporation); provided, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Stockholder Shares or any interest in any of such Shares is or may be transferred shall have executed and delivered to the Company a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement and Exhibit A shall be updated accordingly. Notwithstanding anything to the contrary in this Agreement and without limiting the first sentence of this Section 1(c), in no event prior to the Agreement Termination Date shall the Stockholders cause or permit (i) a Restructuring Event (as defined in the Amended and Restated Agreement of Limited Partnership of Gato Investments LP (as amended as of the date hereof, the “Gato LPA”)) to occur or be initiated (or, if one occurs, the Stockholders shall cause such Restructuring Event to be waived) or (ii) Gato Investments LP to otherwise cease to be the record holder of the Stockholder Shares held by it as of the date hereof and as set forth on Exhibit A hereto, other than by way of a transfer of such shares to Parent, or transfers in accordance with and pursuant to the Gato Letter Agreement.
(d)    Information for Proxy Statement; Publication.   Each Stockholder consents to the Company publishing and disclosing in any filing required under Applicable Law, including the filings contemplated by the Merger Agreement, Stockholder’s identity and ownership of Company Common Stock and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement. Each Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement or any other disclosure document required in connection with the Merger Agreement or the Transactions contemplated thereby (including, without limitation, Schedule 13e-3) the Stockholder’s identity and beneficial ownership of the Shares and the nature of the Stockholder’s commitments under this Agreement to the extent required by applicable Law, provided that any such disclosure in the Proxy Statement or any other filing to or submission with the SEC or any other Governmental Authority (including, without limitation, Form 8-K and Schedule 13E-3) shall, in each instance, be subject to such Stockholder’s prior review and comment (and the Company shall consider any such comments in good faith). Each Stockholder shall not issue any press release or make any other public statement with respect to this Agreement, the Transactions, the Merger Agreement or the transactions contemplated thereby without the prior written consent of the Company (which consent will not be unreasonably withheld, conditioned or delayed), except as may be required by Applicable Law (which includes, for the avoidance of doubt, any filing by Stockholder on Schedule 13D and any other filings required pursuant to applicable securities laws), in which case such Stockholder shall provide the Company with a reasonable opportunity to review and comment on any such press release or public statement prior to it being made.
(e)    Waiver of Appraisal Rights.   Each Stockholder hereby irrevocably and unconditionally waives, and agrees not to exercise, all appraisal rights under Section 262 of the DGCL (and any other appraisal, dissenters’ or similar rights) related to the transactions contemplated by the Merger Agreement with respect to the Stockholder Shares to the fullest extent permitted by Law.
2.
Representations and Warranties of Stockholder.   Each Stockholder hereby represents and warrants to the Company as follows:

(a)    Authority.   Such Stockholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming due and valid authorization, execution and delivery hereof by the Company, constitutes a valid and binding obligation of such Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Enforceability Exceptions.
(b)    Consents and Approvals; No Violations.   Other than filings under the Exchange Act and other than such as, if not made, obtained or given, would not reasonably be expected to prevent or delay the performance by such Stockholder of any of its obligations under this Agreement, no notices, reports or other filings are required to be made by such Stockholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by such Stockholder from, any Governmental Authority or any other person or entity, in connection with the execution and delivery of this Agreement by such Stockholder. The execution, delivery and performance of this Agreement by such Stockholder does not, and the consummation by such Stockholder of the transactions contemplated hereby will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any contract, agreement, arrangement or commitment to which such Stockholder is a party or which is binding on it or its assets and will not result in the creation of any Lien on any of the assets or properties of such Stockholder (other than the Stockholder Shares pursuant to the terms of this Agreement), except for such violations, breaches, defaults, terminations, cancellations, modifications, accelerations or Liens as would not reasonably be expected to prevent or delay the performance by such Stockholder of any of its obligations under this Agreement.
(c)    If the Stockholder is not a natural person, (a) the Stockholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable, and (b) the execution and delivery of this Agreement, the performance of the Stockholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement.
(d)    Ownership of Stockholder Shares.   As of the date of this Agreement, such Stockholder owns, beneficially and of record, all of the Stockholder Shares, free and clear of any proxy, voting restriction, adverse claim or other Lien (other than restrictions under (i) this Agreement, (ii) any Permitted Lien and (iii) U.S. federal and state securities laws). Without limiting the foregoing, as of the date hereof, except for restrictions in favor of the Company pursuant to this Agreement and subject to the terms of the Gato LPA and the Gato Letter Agreement (as defined below), each of the Stockholders has sole voting power and sole power of disposition with respect to all Stockholder Shares, with no restrictions on Stockholder’s rights of voting or disposition pertaining thereto and no Person other than Stockholder has any right to direct or approve the voting or disposition of any Stockholder Shares. As of the date hereof, none of such Stockholder or any of its Subsidiaries owns, beneficially or of record, any securities of the Company other than the Company Common Stock which constitute Stockholder Shares.
(e)    Ownership of Company Common Stock.   Such Stockholder (i) has not acquired after the date of the Merger Agreement any Company Common Stock and does not have as of the date hereof, and will not enter into during the period beginning on the date hereof through and including the Closing Date, any agreement, Contract, understanding, arrangement, or substantial negotiations to acquire any Company Common Stock and (ii) is not, and will not become during the period beginning on the date hereof and ending on the Closing Date, a member of any “coordinating group” (as defined in Section 1.355-7(h)(4) of the U.S. Treasury Regulations) for the purpose of taking any of the actions described in clause (i) of this sentence.
(f)    Brokers.   Except as set forth in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company or any of its respective Subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of Stockholder.
(g)    Affiliates.   As of the date of this Agreement, a true and complete list of the number and class of Stockholder Shares owned by each Stockholder is set forth on Exhibit A hereto.
3.
Termination.   This Agreement shall terminate, and no party hereunder will have any further obligation to the other parties hereto upon and following such termination, on the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, other than a termination pursuant to Section 8.01(h) thereof, (b) if the Merger Agreement is terminated pursuant to Section 8.01(h) thereof, the earliest to occur of the (i) termination of the applicable Alternative Acquisition Agreement and (ii) consummation of the transactions contemplated by such Alternative Acquisition Agreement, and (c) the Effective Time (such earliest date being referred to herein as the “Agreement Termination Date”). Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for any Willful Breach of this Agreement occurring prior to such termination and (ii) the provisions of this Section 3, Section 4 and Section 6 of this Agreement shall survive any termination of this Agreement.
4.
No Legal Action.   Each Stockholder shall not, and shall cause its Representatives and its Affiliates not to, bring, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by the Stockholders (or their performance hereunder solely in the capacity as a stockholder of the Company) breaches any fiduciary duty of the Company Board (or any member thereof) or any duty that each Stockholders has (or may be alleged to have) to the Company or to the other holders of the Company Common Stock; provided, however, that nothing in this Section 4 shall restrict or prohibit the Stockholders, their Representatives or their Affiliates from participating as a defendant or asserting counterclaims or defenses, in any action or proceeding brought or claims asserted against it or any of its Affiliates relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, or from enforcing its rights under this Agreement or the Merger Agreement.

5.
Notice of Certain Events.   During the term of this Agreement, the Stockholders shall notify the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Company Common Stock by the Stockholders after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of which shall be considered Stockholder Shares and be subject to the terms of this Agreement as though owned by such acquiring Stockholder on the date hereof.

6.
Miscellaneous.

(a)    Action in Stockholder Capacity Only.   The parties acknowledge that this Agreement is entered into by each Stockholder solely in its capacity as direct or indirect owner of the Stockholder Shares and that nothing in this Agreement shall in any way restrict or limit the ability of such Stockholder or any Affiliate of such Stockholder who is a director of the Company from taking any action in his capacity as a director of the Company, including the exercise of fiduciary duties to the Company and its Stockholders.
(b)    Expenses.   Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.
(c)    Definition of “Beneficial Ownership”.   For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing, without regard to the 60-day limitation in Rule 13d-3(d)(1)(i).
(d)    Further Assurances.   From time to time, at the request of the Company, and without further consideration, Stockholder shall promptly execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
(e)    Entire Agreement; No Third Party Beneficiaries.   This Agreement, the Merger Agreement, the Gato LPA, the Gato Letter Agreement and each of the documents, instruments and agreements delivered in connection with the Transactions constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights hereunder.

(f)    Assignment; Binding Effect.   Except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 6 shall be null and void.
(g)    Amendments; Waiver.   This Agreement may not be amended or supplemented, except by a written agreement executed by the parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Notwithstanding anything to the contrary herein, no amendment or waiver of any provision of this Agreement and no action shall be taken by or on behalf of the Company under or with respect to this Agreement without first obtaining the approval of the Company Special Committee.
(h)    Severability.   If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
(i)    Counterparts.   This Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.
(j)    Descriptive Headings.   Headings of sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.
(k)    Notices.   All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by facsimile (solely if receipt is confirmed) or email (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), addressed as follows:
if to the Company, to:
Hemisphere Media Group, Inc.
4000 Ponce de Leon Blvd., Suite 650
Coral Gables, FL 33146
Attention: Alex Tolston
Email: atolston@hemispheretv.com
with a copy (which shall not constitute notice) to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Oliver Smith, Darren Schweiger
Email: oliver.smith@davispolk.com; darren.schweiger@davispolk.com if to Parent, to:
c/o Searchlight Capital Partners, L.P.
745 Fifth Avenue, 26th Floor
New York, New York 10151
Attention: Adam Reiss; Nadir Nurmohamed
Email: areiss@searchlightcap.com; nnurmohamed@searchlightcap.com with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: David Allinson; David Beller
Email: David.Allinson@lw.com; David.Beller@lw.com
if to Gato Investments LP, to:
c/o InterMedia Partners, LP
228 Park Avenue South
PMB 67521
New York, NY 10003-1502
Attention: Mark J. Coleman, Esq.
Email: mcoleman@intermediaadvisors.com
with a copy (which shall not constitute notice) to:
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Attention: Andrew W. Ment
Email: ament@cov.com
or to such other address or facsimile number as the parties hereto may from time to time designate in writing.
(l)    Drafting.   The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(m)    Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.
(i)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws thereof.
(ii)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN (INCLUDING ANY LEGAL PROCEEDING AGAINST OR INVOLVING ANY DEBT FINANCING SOURCES OR ANY OF THEIR RESPECTIVE AFFILIATES ARISING OUT OF THE MERGER AGREEMENT OR THE DEBT FINANCING). EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 7(M).

(iii)    The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in clause (iv) below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that remedy of monetary damages would provide an adequate remedy for any such breach.
(iv)    In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any federal court located in the State of Delaware in the event any dispute arises out of this Agreement, the Merger Agreement, the Transactions or any of the other transactions contemplated by the Merger Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement, the Merger Agreement, the Transactions or any of the other transactions contemplated by the Merger Agreement in any court other than any Delaware state court or any federal court sitting in the State of Delaware (except for actions brought to enforce the judgment of any such Delaware court).
(n)    No Ownership Interest.   All rights and ownership of and relating to the Stockholder Shares shall remain vested in and belong to each Stockholder and its Subsidiaries and its Affiliates, and the Company will not have any authority to exercise any power or authority to direct any Stockholder in the voting of any Stockholder Shares, except as otherwise specifically provided herein.
(o)    Non-Recourse.   This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.
HEMISPHERE MEDIA GROUP, INC.
By:
/s/ Alan J. Sokol

Name: Alan J. Sokol
Title: President and Chief Executive Officer

STOCKHOLDER:
GATO INVESTMENTS LP
By:
Gemini Latin Holdings, LLC,
its general partner

By:
/s/ Peter Kern

Name: Peter Kern
Title: Managing Member
[Signature Page to Voting and Support Agreement]

STOCKHOLDER:
HWK PARENT, LLC
By:
/s/ Adam Reiss

Name: Adam Reiss
Title: Vice President
[Signature Page to Voting and Support Agreement]

Exhibit A
Stockholder	Stockholder Shares
Gato Investments LP	15,744,913(1)
HWK Parent, LLC	0(2)

(1)
Expected to transfer these shares to Parent prior to the Closing.

(2)
Expected to be transferred all shares owned by Gato Investments LP prior to the Closing.

Annex C
May 9, 2022
Special Committee of the Board of Directors
Hemisphere Media Group, Inc.
4000 Ponce de Leon Boulevard Suite 650
Coral Gables, FL 33136
Members of the Special Committee:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of Class A common stock, par value $0.0001 per share (“Company Class A Common Stock”) and Class B common stock, par value $0.0001 per share (the “Company Class B Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”), of Hemisphere Media Group, Inc. (the “Company”), other than Gato Investments LP (“Gato”) or the Acquiror or Merger Subs (each as defined below) or any of their respective affiliates (collectively, the “Excluded Holders”), of the Consideration (as defined below) to be received by the holders of Company Common Stock (other than the Excluded Holders) pursuant to the Agreement and Plan of Merger, dated as of May 9, 2022 (the “Agreement”), to be entered into by the Company, Hemisphere Media Holdings, LLC, a wholly owned subsidiary of the Company (“Holdings LLC”), HWK Parent, LLC (the “Acquiror”), HWK Merger Sub 1, Inc. (“Merger Sub 1”), a wholly owned subsidiary of the Acquiror, and HWK Merger Sub 2, LLC, a wholly owned subsidiary of Merger Sub 1 (“Merger Sub 2” and, together with Merger Sub 1, “Merger Subs”).
As more fully described in the Agreement, (i) Merger Sub 1 will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of the Acquiror, (ii) Merger Sub 2 will be merged with and into Holdings LLC (the “LLC Merger”), with Holdings LLC surviving the LLC Merger as a wholly owned subsidiary of the Company, (iii) Gato will contribute all of its shares of Company Class B Common Stock (the “Gato Shares”) to the Acquiror and (iv) each issued and outstanding share of Company Common Stock, including shares underlying restricted stock granted by the Company but excluding any Cancelled Shares, Dissenting Shares (each as defined in the Agreement) and Gato Shares, will be converted into the right to receive $7.00 in cash (the “Consideration”). The transactions described in the immediately preceding sentence are referred to as the “Transaction”. We understand that concurrently with the execution of the Agreement, (i) the Company and Univision Communications, Inc. (“Univision”), a subsidiary of TelevisaUnivision, Inc. (“TelevisaUnivision”), are entering into a Membership Interests Purchase Agreement (the “MIPA”) pursuant to which a subsidiary of Univision will acquire all the membership interests in Pantaya, LLC, a subsidiary of the Company (the “Pantaya Sale”), and (ii) affiliates of the Company and TelevisaUnivision are entering into a Share Purchase Agreement (the “Stations Sale Agreement”) pursuant to which a subsidiary of the Company will indirectly acquire certain ratio stations from TelevisaUnivision and the parties will enter into associated commercial arrangements with respect thereto (the “Stations Sale”).
In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including financial forecasts provided to or discussed with us by the management of the Company; (iii) reviewed information regarding the capitalization of the Company furnished to us by the Company; (iv) conducted discussions with members of the senior management and representatives of the Company concerning the information described in clauses (i) through (iii) of this paragraph, as well as the business and prospects of the Company generally; (v) reviewed the reported prices and trading activity for the Company Class A Common Stock; (vi) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (vii) reviewed the financial terms of certain other transactions that we deemed relevant; (viii) reviewed execution versions of the Agreement, the Voting and Support Agreement and the Guaranty (each as defined in the Agreement), the MIPA and the Stations Sale Agreement; (ix) participated in certain discussions and negotiations among representatives of the Company and the Acquiror and their advisors; and (x) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.

In connection with our analysis and opinion, we have, at your direction, relied on the information supplied to, discussed with or reviewed by us for purposes of this opinion being complete and accurate in all material respects. We have not independently verified any such information (or assumed any responsibility for the independent verification of any of such information). With your consent, we have also relied on the representation of the Company’s management that they are not aware of any facts of circumstances that would make any such information inaccurate or misleading. With your consent, we have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial forecasts referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future performance of the Company. We express no views as to the reasonableness of any financial forecasts or the assumptions on which they are based. In addition, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal.
Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company and does not address any legal, regulatory, tax or accounting matters. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Consideration from a financial point of view to the holders of Company Common Stock (other than Excluded Holders). Without limiting the foregoing, we express no opinion as to the allocation of the Consideration between the Company Class A Common Stock and the Company Class B Common Stock, and we express no opinion as to the value of any voting or similar rights of the Company Class A Common Stock or Company Class B Common Stock. We express no opinion as to any aspect or terms of the Pantaya Sale or the Stations Sale, and we have assumed, with your consent, that the Pantaya Sale and the Stations Sale will be consummated without any waiver or modification that could be material to our analysis. We are not expressing any opinion as to fair value, viability or the solvency of the Company following the closing of the Transaction. In rendering this opinion, we have assumed, with your consent, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, that the representations and warranties of each party set forth in the Agreement are accurate and correct, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed, with your consent, that all governmental, regulatory, or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that could not be material to our analysis.
Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof.
We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We will also receive a fee upon delivery of this opinion. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company, the Acquiror and TelevisaUnivision, and of Grupo Televisa S.A.B. (“Televisa”), a significant shareholder of TelevisaUnivision, and their respective affiliates. We have provided investment banking and other services to Univision unrelated to the Transaction, and currently and in the future may provide such services to the Company, the Acquiror, TelevisaUnivision and Televisa and their respective affiliates and have received and may receive compensation for such services. In the past two years prior to the date hereof, we acted as, among other things, financial advisor to Univision in connection with its sale to a consortium that included the Acquiror in December 2020 and financial advisor to the Company in connection with an acquisition transaction in April 2021.

This opinion is for the use and benefit of the Special Committee for the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Consideration from a financial point of view to the holders of Company Common Stock (other than Excluded Holders). In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of Company Common Stock in the Transaction is fair from a financial point of view to such holders, other than Excluded Holders.
Very truly yours,
MOELIS & COMPANY LLC

Annex D

May 7, 2022
Special Committee of the Board of Directors (the “Special Committee”)
Hemisphere Media Group, Inc.
4000 Ponce de Leon Blvd.
Coral Gables, FL 33146
Members of the Special Committee:
We understand that Hemisphere Media Group, Inc., a Delaware corporation (the “Company”), proposes to enter into an Agreement and Plan of Merger (the “Agreement”), by and among HWK Parent, LLC , a Delaware limited liability company (“Parent”), HWK Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 1”), HWK Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of Merger Sub 1 (“Merger Sub 2”), the Company and Hemisphere Media Holdings, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (“Holdings LLC”), pursuant to which (a) Merger Sub 1 will merge with and into the Company with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), and each issued and outstanding share of Class A common stock and Class B common stock, in each case, par value $0.0001 per share, of the Company (the “Shares”), excluding any Cancelled Shares, any Gato Shares (each of which shall be cancelled and retired without any payment in respect thereof) and any Dissenting Shares (in each case, as defined in the Agreement), shall be cancelled and converted into the right to receive $7.00 in cash (the “Consideration”), without interest and subject to any withholding of taxes required by applicable law and (b) simultaneously with the Merger, Merger Sub 2 will merge with and into Holdings LLC with Holdings LLC surviving as a wholly owned indirect subsidiary of Parent (together with the Merger, the “Transactions”). The terms and conditions of the Transactions are fully set forth in the Agreement.
You have asked us for our opinion as to the fairness, from a financial point of view, to the Disinterested Stockholders (as defined in the Agreement) of the Consideration to be received by such holders in the Merger. In arriving at the opinion set forth below, we have, among other things:
(i)
reviewed certain publicly available information concerning the business, financial condition and operations of the Company;

(ii)
reviewed certain internal information concerning the business, financial condition and operations of the Company prepared and furnished to us by the management of the Company;

(iii)
reviewed certain internal financial analyses, estimates and forecasts relating to the Company, including projections for fiscal years 2023 through 2026, and extrapolations of such projections for fiscal years 2027 through 2031, that were prepared by or at the direction of and approved for our use by the management of the Company (collectively, the “Projections”);

(iv)
held discussions with members of senior management of the Company concerning, among other things, their evaluation of the Transactions and the Company’s business, operating and regulatory environment, financial condition, prospects and strategic objectives;

(v)
reviewed the historical market prices and trading activity for the Company’s shares of Class A common stock;

(vi)
compared certain publicly available financial and stock market data for the Company with similar information for certain other companies that we deemed to be relevant;

(vii)
compared the proposed financial terms of the Transactions with publicly available financial terms of certain other business combinations that we deemed to be relevant;

(viii)
reviewed a draft, dated May 7, 2022 of the Agreement; and

(ix)
performed such other financial studies, analyses and investigations, and considered such other matters, as we deemed necessary or appropriate for purposes of rendering this opinion.

In preparing this opinion, with your consent, we have relied upon and assumed the accuracy and completeness of the foregoing information and all other information discussed with or reviewed by us, without independent verification thereof. We have assumed, with your consent, that the Projections and the assumptions underlying the Projections, and all other financial analyses, estimates and forecasts provided to us by the Company’s management, have been reasonably prepared in accordance with industry practice and represent the Company management’s best currently available estimates and judgments as to the business and operations and future financial performance of the Company. We assume no responsibility for and express no opinion as to the Projections, the assumptions upon which they are based or any other financial analyses, estimates and forecasts provided to us by the Company’s management. We have also assumed that there have been no material changes in the assets, financial condition, results of operations, business or prospects of the Company since the respective dates of the last financial statements made available to us. We have relied, with your consent, on the Company management’s representations and/or projections regarding taxable income, standalone net operating loss utilization and other tax attributes of the Company. We have further relied, with your consent, upon the assurances of the management of the Company that they are not aware of any facts that would make the information and projections provided by them inaccurate, incomplete or misleading. In preparing this opinion, with your consent, we have also relied on, assumed the accuracy and completeness of, the information provided to us by the Company on behalf of the Pantaya Transaction Purchaser (as defined in the Agreement), without independent verification or confirmation thereof, and assumed, with your consent, that the estimates and forecasts included in that information have been reasonably prepared in accordance with industry practice and represent the best currently available estimates and judgments of the management of the Pantaya Transaction Purchaser as to the business and operations and future financial performance of the Radio Station Company (as defined in the Agreement).
We have not been asked to undertake, and have not undertaken, an independent verification of any information provided to or reviewed by us, nor have we been furnished with any such verification and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not conduct a physical inspection of any of the properties or assets of the Company or the Radio Station Company. We did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of the Company or the Radio Station Company, nor have we been furnished with any such evaluations or appraisals, nor have we evaluated the solvency of the Company or the Radio Station Company under any applicable laws.
We also have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respects from the draft reviewed by us and that the consummation of the Transactions will be effected in accordance with the terms and conditions of the Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary regulatory or third party consents and approvals (contractual or otherwise) for the Transactions, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or Parent or the contemplated benefits of the Transactions. We have also assumed that the representations and warranties made by the Company and Parent in the Agreement and any related agreements are and will be true and correct in all respects material to our analysis. We do not express any opinion as to any tax or other consequences that might result from the Transactions, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company obtained such advice as it deemed necessary from qualified professionals. We are not legal, tax or regulatory advisors and have relied upon without independent verification the assessment of the Company and its legal, tax and regulatory advisors with respect to such matters.
In arriving at our opinion, we were not asked to solicit, and did not solicit, interest from any party with respect to any sale, acquisition, business combination or other extraordinary transaction involving the Company or its assets. We have not considered the relative merits of the Transactions as compared to any other business plan or opportunity that might be available to the Company or the effect of any other arrangement in which the Company might engage and our opinion does not address the underlying decision by the Company to engage in the Transactions. We have not been asked to provide, and are not providing, any opinion, assessment or advice regarding the Pantaya Transaction or the transaction contemplated by the Radio Stations Transaction Agreement (as such terms are defined in the Agreement), including as to the fairness to the Company or any other person, from a financial point of view or otherwise, of the consideration payable to or by the Company (or its subsidiaries) in either such transaction, the advisability of either such transaction from the viewpoint of the Company, or the financial or other terms, including timing, of either such transaction. Our opinion is limited to the fairness as of the date hereof, from a financial point of view, to the Disinterested Stockholders of the Consideration to be received by such holders in the Merger, and our opinion does not address any other aspect or implication of the Transactions, the Agreement, or any other agreement or understanding entered into in connection with the Transactions or otherwise. We further express no opinion or view as to the fairness of the Transactions to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transactions. We also express no opinion as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of the Shares or otherwise.
Our opinion is necessarily based upon economic, market, monetary, regulatory and other conditions as they exist and can be evaluated, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We express no opinion as to the prices or trading ranges at which the Shares will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Transactions or as to the impact of the Transactions on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due.
This opinion has been approved by a fairness committee of PJT Partners LP in accordance with established procedures. This opinion is provided to the Special Committee, in its capacity as such, in connection with and for the purposes of its evaluation of the Transactions only and is not a recommendation as to any action the Board of Directors should take with respect to the Transactions or any aspect thereof. This opinion does not constitute a recommendation to any holder of the Shares as to how any stockholder should vote or act with respect to the Transactions or any other matter. This opinion is not to be quoted, referenced, summarized, paraphrased or excerpted, in whole or in part, in any registration statement, prospectus or proxy or information statement, or in any other report, document, release or other written or oral communication prepared, issued or transmitted by the Special Committee, the Board of Directors, or any other committee thereof, or the Company, without our prior written approval. However, a copy of this opinion may be included, in its entirety, as an exhibit to the proxy statement and Schedule 13E-3 required to be filed with the Securities and Exchange Commission and distributed to the Company’s stockholders in connection with the Transactions. Any summary of or reference to this opinion or the analysis performed by us in connection with the rendering of this opinion in such documents shall require our prior written approval.
We are acting as financial advisor to the Special Committee with respect to the Transactions and will receive a fee from the Company for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon the consummation of the Transactions. In addition, the Company has agreed to reimburse us for out-of-pocket expenses and to indemnify us for certain liabilities arising out of the performance of such services (including the rendering of this opinion).
In the ordinary course of our and our affiliates’ businesses, we and our affiliates may provide investment banking and other financial services to the Company, Parent or their respective affiliates and may receive compensation for the rendering of these services. During the two years preceding the date of this opinion, we and certain of our affiliates are advising or have advised, through our restructuring and special situations group, a group of creditors that included an affiliate of Parent, for which we received fees that were paid by the debtor of those creditors.
*         *         *

Based on and subject to the foregoing, we are of the opinion, as investment bankers, that, as of the date hereof, the Consideration to be received by the Disinterested Stockholders in the Merger is fair to such holders from a financial point of view.
Very truly yours,
PJT Partners LP

Annex E
SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
§262 Appraisal rights
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §255, §256, §257, §258, §263 or §264 of this title:

(1)
Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to §251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided, that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in §251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 or §267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
[Repealed.]

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.
(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided, that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to §228, §251(h), §253, or §267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to §251(h) of this title, within the later of the consummation of the offer contemplated by §251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided, that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to §251(h) of this title, later than the later of the consummation of the offer contemplated by §251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to §251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in §251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in §251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to §253 or §267 of this title.
(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 pm Eastern time on ___, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1 (866) 894-0536 Use any touch-tone telephone to transmit your voting instructions up until 11:59 pm Eastern time on ___, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D57962-S30763 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. HEMISPHERE MEDIA GROUP, INC The Board of Directors recommends you vote FOR Proposals 1, 2 and 3. 1.To approve and adopt the Agreement and Plan of Merger, dated as of May 9, 2022 (as amended from time to time, the “Merger Agreement”) by and among Hemisphere Media Group, Inc. (“Hemisphere”), Hemisphere Media Holdings, LLC, a limited liability company organized under the laws of Delaware and wholly owned indirect subsidiary of Hemisphere (“Holdings LLC”), HWK Parent, LLC, a limited liability company organized under the laws of Delaware (“Parent”), HWK Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 1”), and HWK Merger Sub 2, LLC, a limited liability company organized under the laws of Delaware and a wholly owned subsidiary of Merger Sub 1 (“Merger Sub 2”) pursuant to which (a) Merger Sub 1 will merge with and into Hemisphere, with Hemisphere as the surviving corporation (the “Merger”) and (b) simultaneously with the Merger, Merger Sub 2 will merge with and into Holdings LLC, with Holdings LLC as the surviving company (the “LLC Merger” and, together with the Merger, the “Mergers”) (the “Merger Agreement Proposal”). 2.To approve by a non-binding, advisory vote certain compensation arrangements for Hemisphere’s named executive officers in connection with the Mergers. 3.To approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Signature (Joint Owners)

ADMITTANCE PASS 2022 SPECIAL MEETING OF STOCKHOLDERS Hemisphere Media Group, Inc. ___, 2022 11:00 a.m. Eastern time 1285 Avenue of the Americas, New York, NY 10019 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. HEMISPHERE MEDIA GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2022 Special Meeting of Stockholders You are cordially invited to attend the Special Meeting of Stockholders of Hemisphere Media Group, Inc. on ___, 2022, at 1285 Avenue of the Americas, New York, NY 10019. The meeting will begin at 11:00 a.m. Eastern time. Admission is limited to stockholders and guests of Hemisphere Media Group, Inc. This ticket will admit you and should be presented at the meeting to expedite registration. To avoid delays, please arrive early and present this ticket. The stockholder(s) hereby appoint(s) Alan J. Sokol, Craig D. Fischer and Alex J. Tolston, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and Class B Common Stock of Hemisphere Media Group, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 a.m. Eastern time on ___, 2022, at 1285 Avenue of the Americas, New York, NY 10019 and any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side